Exhibit 2.1

Execution Version

ASSET PURCHASE AGREEMENT

BETWEEN

MGX EQUIPMENT SERVICES, LLC,

THE MANITOWOC COMPANY, INC.

(solely pursuant to Section 11.16 hereto),

AND

H&E EQUIPMENT SERVICES, INC.

July 19, 2021

TABLE OF CONTENTS

iii

Exhibits

Exhibit 9.2(a)	-	Bill of Sale and Assignment and Assumption Agreement
Exhibit 9.2(b)	-	Noncompetition Agreement
Exhibit 9.2(c)	-	Lease Agreements
Exhibit 9.2(d)	-	Transition Services Agreement

iv

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is effective as of July 19, 2021 between MGX Equipment Services, LLC, a Delaware limited liability company (“Buyer”), The Manitowoc Company, Inc., a Wisconsin corporation (solely pursuant to Section 11.16 hereto), and H&E Equipment Services, Inc., a Delaware corporation (“Seller”). Capitalized terms used but not otherwise defined in this Agreement shall have the meaning set forth in Section 11.17.

WHEREAS, Seller is engaged in the business of the assembly, marketing, lease, sale, service and repair of new and used cranes, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Business”); and

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, substantially all of the assets of the Business upon the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants set forth in this Agreement, the Parties agree as follows:

Article 1
PURCHASE AND SALE

Section 1.1Purchased Assets. Upon the terms set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all right, title and interest of Seller in and to all of the following assets, properties and rights (collectively, the “Purchased Assets”), free and clear of all Encumbrances other than Permitted Encumbrances:

(a)all fixtures and other real property interests comprising or located at the Exclusive Business Real Property and owned by Seller;

(b)all tangible personal property, including all tools, tooling, supplies, computers, office furnishings, vehicles, and equipment, (i) used or held for use by Seller exclusively in connection with the Business, (ii) located at the Exclusive Business Real Property or (iii) set forth on Section 1.1(b) of the Disclosure Schedule;

(c)all cranes and boom trucks leased or held for lease to other persons, including the cranes and boom trucks set forth on Section 1.1(c) of the Disclosure Schedule (collectively, the “Rental Fleet”);

(d)all (I) cranes and boom trucks (other than those that constitute a portion of the Rental Fleet), and (II) related attachments, parts, accessories and equipment, in the case of both clauses (I) and (II), that are (i) held for sale by Seller, (ii) located at the Exclusive Business Real Property or (iii) set forth on Section 1.1(d) of the Disclosure Schedule (collectively, “Business Inventory”);

(e)all accounts receivable (including unbilled receivables), drafts and other rights to payment to the extent arising from the Business, and the full benefit of all security for such accounts (collectively, the “Business Receivables”);

(f)all rights in, to and under (i) all Contracts described in Section 3.9, of the Disclosure Schedule other than as a result of subclause (f), (h), (k), (l) or (m) of Section 3.9, (ii) all other Contracts entered into by Seller in the conduct of the Business in the Ordinary Course that, if in existence as of the date of this Agreement, are of the type required to be disclosed in Section 3.9 of the Disclosure Schedule as a result of subclause (b), (c), (d) or (e) of Section 3.9 but either are not disclosed solely because they either fall below the minimum threshold amount or term of the disclosures required by the terms of Section 3.9 to be set forth in Section 3.9 of the Disclosure Schedule or were entered into by Seller after the date of this Agreement, (iii) those Contracts that Seller did not disclose in Section 3.9 of the Disclosure Schedule in breach of this Agreement (other than as a result of subclause (f), (h), (k), (l) or (m) of Section 3.9) if Buyer delivers written notice to Seller indicating that Buyer will accept Seller’s rights in and assume Seller’s obligations under such Contracts, in each of the cases described in subclauses (i), (ii) and (iii) above, only such Contracts which are used by Seller exclusively for (x) the conduct of the Business, (y) the occupancy or use of the Exclusive Business Real Property or (Z) the ownership or use of the Purchased Assets, and other than the Excluded Contracts (the Contracts described in subclauses (i), (ii) and (iii) above, other than the Excluded Contracts, collectively, the “Assigned Contracts”);

(g)all rights in, to and under trade secrets, confidential information, processes, techniques, data and other Intellectual Property that is used or held for use by Seller exclusively in connection with the Business;

(h)all Permits, including Environmental Permits, that are transferable under applicable Law and held by Seller exclusively for (i) the conduct of the Business as currently conducted, (ii) the occupancy or use of the Exclusive Business Real Property or (iii) the ownership or use of the Purchased Assets, including those Permits marked with an asterisk in Section 3.12(d) of the Disclosure Schedule (collectively, the “Transferred Permits”);

(i)all rights to any Actions available to or being pursued by Seller to the extent related to the Business, the Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise, except, for the avoidance of doubt, to the extent related to any Excluded Liability or Excluded Asset;

(j)all prepaid expenses, credits, advance payments, claims, pre-paid security, pending refunds, rights of recovery, rights of set-off, rights of recoupment and pre-paid deposits to the extent related to the Business, the Purchased Assets or the Assumed Liabilities;

(k)all rights under warranties, indemnities and similar rights against third parties to the extent related to the Business, the Purchased Assets or the Assumed Liabilities,

except, for the avoidance of doubt, to the extent related to any Excluded Liability or Excluded Asset;

(l)all advertising material, lease or sales literature, promotional literature, catalogs and related material used or held for use by Seller exclusively in connection with the Business;

(m)to the extent transferable under applicable Law, originals or, where originals are not available, copies of (i) all books and records, including strategic plans, lease or sale price lists, records and data, books of account, ledgers and general, financial and accounting records, maintenance files, customer lists, supplier lists, production data and quality control records and procedures (“Books and Records”), in each case to the extent exclusively related to the Business, the Purchased Assets or the Assumed Liabilities (including, for the avoidance of doubt, records containing the service history of Products/Services that remain stored on Seller’s legacy enterprise resource planning or business management systems), except to the extent not reasonably separable from the Excluded Assets, and (ii) the Books and Records listed in Section 1.1(m) of the Disclosure Schedule;

(n)all goodwill and the going concern value of the Business; and

(o)to the extent not otherwise described in this Section 1.1, all assets, properties and rights owned, used or held for use, or that arise, exclusively in connection with the Business, except, for the avoidance of doubt, the Excluded Assets listed in subclauses (a)-(j) of Section 1.2.

Section 1.2Excluded Assets. Notwithstanding Section 1.1 or anything herein to the contrary, Seller shall retain, and shall not sell, convey, assign, transfer or deliver to Buyer, and Buyer shall not purchase or acquire from Seller hereunder, any assets, properties or rights of Seller other than the Purchased Assets (collectively, the “Excluded Assets”). Without limiting the foregoing, the Excluded Assets shall include the following assets, properties and rights of Seller:

(a)any rights in or to the franchise of Seller to be a corporation or its certificate of incorporation, bylaws and other records relating to its legal existence and capitalization;

(b)any Equity Interests of Seller or of any corporation, limited liability company, partnership or other entity in which Seller owns any Equity Interests;

(c)any cash, certificates of deposit and other bank deposits, treasury bills or similar fixed-income investments, short-term investments or other cash equivalents of Seller;

(d)any bank account of Seller;

(e)any rights of Seller in, to or under any Contracts other than the Assigned Contracts, it being understood that all Collective Bargaining Agreements constitute Excluded Assets;

(f)any rights of Seller in connection with, or any assets of, any Benefit Plan, including any rights under any Contract or Insurance Policy that pertains to the creation, administration or funding of any Benefit Plan;

(g)any Permits held by Seller, other than the Transferred Permits;

(h)any rights of Seller in, to or under any Business Insurance Policy;

(i)any rights that accrue to Seller under this Agreement and the Ancillary Documents; or

(j)any rights of Seller with respect to Tax deposits, Tax prepayments or similar Tax assets.

Section 1.3Assumed Liabilities. Upon the terms set forth in this Agreement, at the Closing, Buyer shall assume and agree to pay, perform and discharge, as and when due, the following, and only the following, Liabilities of Seller (the “Assumed Liabilities”):

(a)those Liabilities of Seller that constitute Current Liabilities reflected or reserved against on the face of the Final Closing Statement, but only in the amounts so reflected or reserved;

(b)those Liabilities of Seller under and pursuant to the Assigned Contracts and Transferred Permits, but only to the extent such Liabilities do not arise from or relate to (i) any breach of any Assigned Contract or Transferred Permit prior to the Closing, (ii) any event, circumstance or condition existing prior to the Closing that, with or without notice or lapse of time or both, would constitute or result in a breach of any Assigned Contract or Transferred Permit or (iii) any violation of Law, tort or infringement by Seller prior to the Closing (it being understood, without limitation, that those Liabilities of Seller relating to (i) service warranties are governed by subclause (a) above, and not this subclause (b) and (ii) product warranties are governed by subclause (a) above and (c) below, and not this subclause (b));

(c)those Liabilities of Seller arising from product liability claims initiated against Seller by a third party after the date of this Agreement, in each case, with respect to goods used in the Business that were manufactured by The Manitowoc Company, Inc. or any of its Subsidiaries (including any such goods that constitute cranes, boom trucks, and related equipment, attachments, parts and accessories) that were defective at the time The Manitowoc Company, Inc. or its Subsidiaries delivered such goods to or on behalf of the Business (regardless of whether such Liabilities arise prior to, on or after the Closing Date); provided, however, that this subclause (c) shall not include any Liabilities of Seller arising under or as a result of any Contract, warranty or other act or omission of Seller; and

(d)all Liabilities of Seller to the extent arising out of the conduct or operation of the Business, or the ownership of the Purchased Assets, by Buyer or its Affiliates following the Closing.

Buyer shall pay, perform and discharge, as and when due, all Assumed Liabilities. Buyer’s assumption of and agreement to pay, perform and discharge, as and when due, the Assumed Liabilities shall not prohibit Buyer from contesting with any third party the amount, validity or enforceability of any of the Assumed Liabilities.

Section 1.4Excluded Liabilities. Except as and to the extent specifically set forth in Section 1.3, Buyer is not assuming, and Seller shall not be deemed to have assigned or otherwise transferred to Buyer, any Liabilities of Seller. Seller shall not be deemed to have assigned or otherwise transferred to Buyer, any Excluded Liabilities. Seller shall pay, perform and discharge, or cause to be paid, performed and discharged, as and when due, all Excluded Liabilities. Such agreement shall not prohibit Seller or its Subsidiaries from contesting with any third party the amount, validity or enforceability of any of such Excluded Liabilities.

Section 1.5Third Party Consents. Notwithstanding anything to the contrary in this Agreement, no assets of Seller, including Contracts, that otherwise would constitute Purchased Assets shall be deemed sold, transferred or assigned to Buyer pursuant to this Agreement if the attempted sale, transfer or assignment thereof to Buyer without the consent or approval of any third party would be ineffective, would constitute a breach of contract or a violation of any Law or Governmental Order (assuming compliance with applicable Regulatory Laws) or would in any other way adversely affect the rights of Seller (or Buyer as transferee or assignee) if such consent or approval is not obtained at or prior to the Closing. In such case, if the Closing occurs and to the extent legally permissible: (a) the beneficial interest in or to such assets (collectively, the “Beneficial Rights”) shall in any event pass at the Closing to Buyer under this Agreement; and (b) pending such consent or approval, Buyer shall discharge the obligations of Seller under such Beneficial Rights (except to the extent such obligations constitute Excluded Liabilities) as agent for Seller, and Seller shall act as Buyer’s agent in the receipt of any benefits, rights or interest received from the Beneficial Rights. After the Closing, Seller and Buyer shall use their commercially reasonable efforts to obtain and secure all consents and approvals reasonably necessary to effect the legal and valid sale, transfer or assignment of the assets underlying the Beneficial Rights to Buyer without any adverse change in any of the material terms or conditions of such assets; provided that (a) neither Seller nor Buyer shall be required to pay any consideration or compromise any rights not otherwise required by this Agreement to be compromised for any such consent or approval and (b) neither Seller nor Buyer shall be required to undertake efforts to seek or obtain those consents and approvals described in Section 3.3 of the Disclosure Schedule but omitted from Section 9.2(f) of the Disclosure Schedule. Pending the completion of such sale, transfer or assignment of the assets underlying the Beneficial Rights, Seller and Buyer shall reasonably cooperate in any other reasonable arrangement designed to provide for Buyer the benefits of such assets (including those assets that are the subject of those consents and approvals described in Section 3.3 of the Disclosure Schedule but omitted from Section 9.2(f) of the Disclosure Schedule), including enforcement at the cost and for the account of Buyer of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise, and to provide for Buyer to discharge any Liability of Seller under such assets to the extent such Liability does not constitute an Excluded Liability. Except as otherwise set forth in this Section 1.5, Seller shall not have any liability to Buyer or its Affiliates arising out of or relating to the failure to obtain any such consent or approval (for the avoidance of doubt, this sentence does not operate to waive any rights Buyer may otherwise have under this Agreement arising from a breach of any representation or warranty of Seller set forth in Article 3 of this Agreement or a breach of any covenant of Seller set forth in Article 5).

Article 2
PURCHASE PRICE; PAYMENT

Section 2.1Asset Value. As used in this Agreement, “Asset Value” shall mean (a) $130,000,000 (b) plus the amount, if any, by which the Net Working Capital as reflected on the Estimated Closing Statement, the Preliminary Closing Statement or the Final Closing Statement (as applicable) is greater than $39,200,000 or minus the amount, if any, by which the Net Working Capital as reflected on the Estimated Closing Statement, the Preliminary Closing Statement or the Final Closing Statement (as applicable) is less than $39,200,000, (c) plus the amount, if any, by which the Rental Fleet Net Book Value as reflected on the Estimated Closing Statement, the Preliminary Closing Statement or the Final Closing Statement (as applicable) is greater than $37,281,877 or minus the amount, if any, by which the Rental Fleet Net Book Value as reflected on the Estimated Closing Statement, the Preliminary Closing Statement or the Final Closing Statement (as applicable) is less than $37,281,877.

Section 2.2Purchase Price. The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall be (a) the assumption of the Assumed Liabilities and (b) an amount equal to the Asset Value as reflected on the Final Closing Statement.

Section 2.3Payment. The Purchase Price shall be paid as follows:

(a)Assumption of Assumed Liabilities. At the Closing, the Parties shall execute and deliver the Bill of Sale and Assignment and Assumption Agreement, pursuant to which, among other things, Buyer will assume the Assumed Liabilities in accordance with this Agreement.

(b)Payment of Closing Date Amount. At the Closing, Buyer shall pay in cash to Seller (in accordance with Section 2.6 (Method of Payment)) an amount equal to the Asset Value as set forth on the Estimated Closing Statement.

(c)Payment of Final Adjustment Amount. On or before the fifth Business Day following the determination of the Final Closing Statement (the “Settlement Date”):

(i)if the Final Adjustment Amount is a positive number, then Buyer shall pay in cash (in accordance with Section 2.6 (Method of Payment)) an amount equal to the Final Adjustment Amount to Seller; or

(ii)if the Final Adjustment Amount is a negative number, then Seller shall pay in cash (in accordance with Section 2.6 (Method of Payment)) an amount equal to the absolute value of the Final Adjustment Amount to Buyer.

Section 2.4Determination of Final Adjustment Amount.

(a)Closing Statement. As used in this Agreement, “Closing Statement” shall mean as of a specified time (i) a statement of Net Working Capital (including the calculation thereof) and (ii) a statement of the Rental Fleet Net Book Value (including a calculation thereof). The Parties agree that the accounts included in each Closing Statement shall be prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a basis consistent with historical practices (subject to the adjustments, if any, necessary to present the Business on a standalone basis) and used in the preparation of the Reference Closing Statement.

(b)Estimated Closing Statement. At least five Business Days prior to the anticipated Closing Date, Seller shall deliver to Buyer a schedule that sets forth Seller’s reasonable, good faith estimate of the Closing Statement as of 12:01 am on the Closing Date, together with a calculation of the Asset Value based thereon (the “Estimated Closing Statement”). Seller shall, as promptly as practicable, provide Buyer and its representatives with reasonable access to all books, records and personnel reasonably necessary for Buyer to review the Estimated Closing Statement (including all books and records that Seller utilized in preparing the Estimated Closing Statement and all personnel that were involved in preparing the Estimated Closing Statement) and shall consider in good faith any adjustment to the Estimated Closing Statement that Buyer proposes in good faith. If Seller and Buyer are unable to reach agreement on any proposed changes to the Estimated Closing Statement, the Estimated Closing Statement (and the components thereof) as proposed by Seller shall control for purposes of the payment described in Section 2.3(b) but the same shall not (i) limit or otherwise affect Buyer’s remedies under this Agreement or otherwise or (ii) constitute an acknowledgement by Buyer of the accuracy of the Estimated Closing Statement (or the components thereof) as proposed by Seller.

(c)Preliminary Closing Statement. Within 90 days after the Closing Date, Buyer shall prepare and deliver to Seller a Closing Statement as of 12:01 am on the Closing Date, together with a calculation of the Asset Value based thereon and the Proposed Adjustment Amount (the “Preliminary Closing Statement”). If, for any reason, Buyer fails to deliver the Preliminary Closing Statement within 90 days after the Closing Date, then the Estimated Closing Statement shall be considered for all purposes of this Agreement as the Preliminary Closing Statement, from which Seller will have all of its rights under this Section 2.4 with respect thereto, including the right to dispute the calculations set forth therein in accordance with the provisions set forth in Section 2.4(d) mutatis mutandis.

(d)Statement Objection. Within 30 days after Buyer provides Seller with the Preliminary Closing Statement (such period of time, the “Review Period”), Seller shall complete its review of the Preliminary Closing Statement; provided that, and without limiting any other remedy Seller may have for breach of Section 2.4(g), if Seller provides written notice to Buyer of information requests in compliance with Section 2.4(g) on or prior to the tenth calendar day of the Review Period (any such written requests, the “Information Request(s)”), in no event shall the Review Period expire prior to ten calendar days after delivery of all information requested in the Information Requests. Seller may object to the content of the Preliminary Closing Statement, but only on the basis that the amounts reflected in the Preliminary Closing Statement were not determined in accordance with Section 2.4(a) and Section 2.4(c) or were determined based on mathematical, clerical or similar error. Seller shall make any such objection on or prior to the end of the Review Period by providing Buyer with a written notice setting forth in reasonable detail a description of the basis of the objection and the adjustments to the Preliminary Closing Statement that Seller believes should be made (a “Statement Objection”).

(e)Dispute Resolution. If Seller timely provides Buyer with a Statement Objection, then Buyer and Seller shall promptly attempt in good faith to resolve any dispute or disagreement relating to the Preliminary Closing Statement (the “Statement Dispute”). If Buyer and Seller are unable to resolve the Statement Dispute within 30 days after the timely delivery of the Statement Objection, then, at any time thereafter, either Buyer or Seller may elect to have the Statement Dispute resolved by KPMG International Limited or another nationally recognized firm of independent public accountants as to which Buyer and Seller mutually agree (the “CPA Firm”). The CPA Firm shall, acting as an expert and not as an arbitrator, determine on the basis of the standards expressly set forth in this Agreement, and only with respect to the remaining accounting related differences so submitted to the CPA Firm (and not by independent review), whether and to what extent, if any, the amounts reflected in the Preliminary Closing Statement require adjustment. In connection with the engagement of the CPA Firm, Buyer and Seller shall execute reasonable engagement letters and supply such other documents and information as the CPA Firm reasonably requires or as such Party reasonably deems appropriate. The CPA Firm shall be instructed to use every reasonable effort to perform its services within 15 days after submission of the Statement Dispute to it and, in any case, as soon as practicable after such submission. In resolving the Statement Dispute, the CPA Firm (i) shall utilize the criteria set forth in Section 2.4(a) and Section 2.4(c) and (ii) shall not assign a value to any item greater than the greatest value for such item claimed by Buyer or Seller, or less than the smallest value for such item claimed by Buyer or Seller, as set forth in the Preliminary Closing Statement or the Statement Objection. The CPA firm will deliver to Buyer and Seller a written determination (including a work sheet setting forth all material calculations and corresponding explanations used in arriving at such determination and to be based solely on information provided to the CPA Firm by Buyer and Seller) and, absent fraud or manifest error, the CPA Firm’s determination of the Statement Dispute shall be final, conclusive and binding upon the Parties. All fees and expenses of the CPA Firm in connection with the services provided pursuant to this Section 2.4(e) shall be borne by Buyer and Seller in such amount(s) as the CPA Firm shall determine based on the proportion that the aggregate amount of disputed items submitted to the CPA Firm that is unsuccessfully disputed by Buyer or Seller bears to the total amount of such disputed items so referred to the CPA Firm for resolution.

(f)Confidentiality. All information that Buyer makes available to Seller pursuant to this Section 2.4, including as reflected in the Preliminary Closing Statement, shall be subject to Section 4(a) of the Noncompetition Agreement.

(g)Access.  Subject to Section 2.4(f), after the Closing and until the Final Closing Statement has been determined to be final in accordance with this Section 2.4, Buyer shall, and shall cause its Affiliates to, provide Seller and its Representatives as promptly as practicable, reasonable access to the books and records, to the extent that such books and records and work papers relate to the Closing Statement or to historical financial information relating to the Closing Statement, all as Seller may reasonably request for the purpose of investigating, reviewing and/or disputing the Preliminary Closing Statement, provided that such access does not interfere with the normal business operation of Buyer. Buyer shall use commercially reasonable efforts to provide, and shall cause its Affiliates to use commercially reasonable efforts to provide, to Seller reasonable access to their respective employees as Seller shall reasonably request in connection with its review of the Preliminary Closing Statement, and Buyer and Seller shall otherwise cooperate with each other to arrive at a final determination of the Final Closing Statement in accordance with this Section 2.4.

Section 2.5Other Adjustments. Except to the extent of any reserve therefor reflected in Net Working Capital as set forth in the Final Closing Statement:

(a)In respect of the Business Real Property, real estate Taxes and annual installments of special assessments payable therewith that are payable in the year in which the Closing occurs shall be prorated between Seller and Buyer as of the Closing Date. If the amount of real estate Taxes for the current year is not known as of the Closing, then prorations shall initially be based on the amount of real estate taxes for the immediately prior year, and subsequently adjusted at the time such amounts are finally determined.

Section 2.6Method of Payment. All cash payments under Section 2.3 shall be made by wire transfer of immediately available funds to an account that the recipient, at least 48 hours prior to the time for payment specified under this Agreement, has designated in writing to the other Party.

Section 2.7Withholding. Notwithstanding anything to the contrary in this Agreement, Buyer shall have the right to deduct and withhold from any payments to be made under this Agreement any amounts that Buyer is required by applicable Law to deduct and withhold. Buyer shall timely pay any such deducted and withheld amounts to the applicable Governmental Authority. To the extent that amounts are so deducted, withheld and paid to the appropriate Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been delivered and paid to Seller. Buyer shall provide Seller with no less than one Business Day’s notice of its intent to withhold any amounts pursuant to this Section 2.7.

Article 3
REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to execute and deliver this Agreement, Seller makes the following representations and warranties to Buyer:

Section 3.1Due Organization and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, operate and lease its assets, to carry on its business as and where such is currently conducted, to execute and deliver this Agreement and the Ancillary Documents to be executed and delivered by Seller pursuant hereto and to carry out the transactions contemplated hereby and thereby. Seller is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the character of the assets owned or leased by it, or the nature of its business, makes such licensing or qualification necessary, except for where such failure to be so licensed, qualified or in good standing is not, and would not reasonably be expected to be, materially adverse to the Business taken as a whole. Section 3.1 of the Disclosure Schedule sets forth a correct and complete list of the jurisdictions in which Seller is duly licensed or qualified to do business as a foreign corporation as a result of its ownership, occupancy or operation of the Business, the Business Real Property or the Purchased Assets.

Section 3.2Authority. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to be executed and delivered by Seller pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller. No other or further corporate act or proceeding on the part of Seller (including its shareholders and directors) is necessary to authorize the execution, delivery or performance of this Agreement or the Ancillary Documents to be executed and delivered by Seller pursuant hereto or the consummation by Seller of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, each of the Ancillary Documents to be executed and delivered by Seller pursuant hereto will constitute (assuming the due authority, execution and delivery by the other parties thereto), valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium Laws and similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies (regardless of whether enforcement is sought in a proceeding at Law or in equity).

Section 3.3No Violation. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to be executed and delivered by Seller pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, bylaws or other organizational documents of Seller; (a) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business, the Business Real Property or the Purchased Assets (assuming compliance with applicable Regulatory Laws); (a) except as set forth in Section 3.3 of the Disclosure Schedule, require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration, termination, modification or cancellation of or create in any Person the right to accelerate, terminate, modify or cancel all or any portion of any Assigned Contract or any Transferred Permit; or (a) result in the creation or imposition of any Encumbrance other than Permitted Encumbrances on any of the Purchased Assets, in each case, except as set forth in Section 3.3 of the Disclosure Schedule and, in the case of clauses (b), (c) and (d), except as would not reasonably be expected to be material to the Business taken as a whole. Assuming compliance with the HSR Act and except (i) to the extent filings are required by the Exchange Act or (ii) as would not reasonably be expected to be material to the Business taken as a whole, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority (including with respect to any Regulatory Laws) is required by or with respect to Seller in connection with the execution, delivery or performance of this Agreement or any of the Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby.

Section 3.4Title to and Condition, Sufficiency and Identification of Assets.

(a)Title. Seller has good and marketable fee title to (or, as applicable, a valid and subsisting leasehold interest or license rights in) all of the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances. Except for those assets that are subject to the personal property leases set forth in Section 3.9 of the Disclosure Schedule or personal property leases that would otherwise not be required to be disclosed under Section 3.9, Seller has good and marketable fee title to all of the Purchased Assets. At the Closing, Buyer will receive good and marketable fee title to (or, as applicable, a valid and subsisting leasehold interest or license rights in) all of the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

(b)Condition.

(i)The real property included in the Business Real Property is structurally sound. The real and tangible personal property included in the Purchased Assets (other than the Rental Fleet) are in good operating condition and repair, subject to normal wear and tear, are free from defect, and are adequate for the uses to which they are currently being put, except, in each case, as would not individually or in the aggregate be material to the Business. None of such real and tangible personal property is in need of (or in the course of receiving) maintenance, repair or replacement, except for ordinary, routine maintenance and repair that would not individually or in the aggregate, be material to the Business.

(ii)Each material asset included within the Rental Fleet is in good operating condition and repair, subject to normal wear and tear, is free from material defect, is adequate for the uses to which it is currently being put, is not subject to a product or service warranty claim (other than product improvement programs, factory campaigns, fix-on-failure, safety issues, recalls and similar bulletins or communications, in each case, which are not material to the Business taken as a whole). No material asset included within the Rental Fleet is in need of (or is in the course of receiving) maintenance, repair or replacement, other than maintenance, repair or replacement in the Ordinary Course.

(c)Sufficiency. Except as otherwise set forth in Section 3.4(c) of the Disclosure Schedule, the Purchased Assets, together with the Lease Agreements and services provided in the Transition Services Agreement, (a) are sufficient to enable Buyer to conduct the Business in a manner consistent, in all material respects, with the manner in which the Business was conducted by Seller on the date of this Agreement and during the 12-month period immediately preceding the date of this Agreement, and (b) other than Business Inventory sold by Seller in the Ordinary Course, will constitute all of the rights, property and assets used in or necessary to conduct the Business, in all material respects, as conducted by Seller on the date of this Agreement and during the 12-month period immediately preceding the date of this Agreement. Except for Business Inventory sold by Seller in the Ordinary Course, Seller has all assets, properties and rights, tangible and intangible (including Intellectual Property and Rental Fleet assets, properties and rights), that Seller used, held for use or acquired for use in connection with the Business from the date of this Agreement through the Closing Date, except as would not be material to the Business taken as a whole.

(d)Identity, Location, Etc. Section 3.4(d) of the Disclosure Schedule sets forth a correct and complete list of the following information:

(i)as of July 14, 2021 (A) the serial number or other identification mark of each crane and boom truck, and each attachment and part related to such cranes and boom trucks, that, if the Closing occurred on the date of this Agreement, would comprise a portion of the Rental Fleet, (B) the physical location of each such asset and (C) any lease, purchase agreement or other Contract to which each such asset is subject; and

(ii)as of July 16, 2021 (A) the serial number or other identification mark of each other item of tangible personal property with a book value greater than $100,000 that, if the Closing occurred on the date of this Agreement, would comprise a portion of the Purchased Assets and (B) the physical location of each such item of tangible personal property.

Section 3.5Financial Matters. Section 3.5 of the Disclosure Schedule contains correct and complete copies of (i) an unaudited statement of assets acquired and liabilities assumed as of December 31, 2020 (the “Statement of Assets and Liabilities”) and (ii) an unaudited statement of revenue and direct expenses of the Business for the twelve months ended March 31, 2021. Such Statement of Assets and Liabilities and revenue and direct expenses of the Business for the twelve months ended March 31, 2021 (A) have been derived from Seller’s books and records, (B) reflect accounts that have been prepared in accordance with GAAP applied on a consistent basis, (C) are prepared in good faith in accordance with the historical accounting principles, practices, methodologies and policies of Seller with respect to the Business applied on a consistent basis, subject to the adjustments, if any, necessary to present the Business on a standalone basis and with the books and records of the Business, and (D) fairly present, in all material respects, the assets acquired, liabilities assumed and revenues and direct expenses of the Business as of the dates and for the periods indicated.

Section 3.6Business Receivables.  All Business Receivables (a) arose out of arm’s length transactions made in the Ordinary Course, (b) are the valid and legally binding obligations of the Persons obligated to pay such amounts, and (c) except as would not be material to the Business, are not subject to any counterclaim or setoff or in dispute.

Section 3.7Business Inventory; Rental Fleet.

(a)All Business Inventory reflected on the Statement of Assets and Liabilities (i) was valued thereon in accordance with GAAP at the lower of cost (on a specific identification basis with respect to cranes and boom trucks comprising Business Inventory, and on an average cost basis with respect to other Business Inventory) or net realizable value, and (ii) consists of a quality and quantity usable and saleable in the Ordinary Course, except for slow-moving, damaged or obsolete items (all of which have been written down to net realizable value or for which adequate reserves have been provided and all intercompany profit or other mark-up has been eliminated). All Business Inventory purchased since the date of the Statement of Assets and Liabilities consists of a quality and quantity usable and saleable in the Ordinary Course and is valued in accordance of GAAP at the lower of cost or net realizable value. All Business Inventory is located at, or is in transit to or from, the Business Real Property.

(b)The Rental Fleet reflected on the Statement of Assets and Liabilities (i) was valued thereon in accordance with GAAP on a consistent basis and (ii) consists of a quality and quantity useable and leasable in the Ordinary Course, except for slow-moving, damaged or obsolete items (in which case the expected future undiscounted cash flows for the assets are estimated to be less than the carrying amount of the specific asset and the asset value is valued at the lower amount in accordance with historical practice). The Rental Fleet purchased since the date of the Statement of Assets and Liabilities consists of a quality and quantity usable and leasable in the Ordinary Course and was valued in accordance with GAAP applied on a consistent basis.  Other than those portions of the Rental Fleet that are in the possession of third parties that are party to Assigned Contracts providing for the lease of the Rental Fleet by Seller to such third parties, the Rental Fleet is located at, or is in transit to or from, the Business Real Property.

Section 3.8Real Property.  Section 3.8 of the Disclosure Schedule sets forth a correct and complete list of all real property that Seller owns, leases, uses or occupies in connection with the conduct of the Business (the “Business Real Property”), including whether each parcel of Business Real Property is owned or leased and identifying the current owner thereof. Seller has not leased, subleased, licensed or otherwise granted any Person the right to use or occupy the Business Real Property or any portion thereof. Seller has not collaterally assigned or granted any security interest in any lease or other Contract relating to the Business Real Property or any interest therein. Except as set forth in Section 3.8 of the Disclosure Schedule, Seller has not mortgaged or granted any securities interest in any Business Real Property owned by Seller. Since January 1, 2015, Seller has not received written notice of any violation in any material respect of any zoning ordinance, Law or unrecorded restrictions, covenants or agreements relating to the occupancy or use of the Business Real Property, that has not been resolved, without any ongoing monetary or injunctive obligations on the Seller or the

Business Real Property. Each parcel of the Business Real Property has access that is sufficient for Seller’s conduct of the Business as now conducted by Seller on such parcel. To Seller’s Knowledge, all electric, gas, water, sewage, communications and other utilities necessary to conduct the Business on the Business Real Property are sufficient for the normal operations of the Business as now conducted by Seller on such parcel.

Section 3.9Material Contracts. Section 3.9 of the Disclosure Schedule sets forth a correct and complete list, as of the date hereof, of each of the following types of Contracts (x) by which any of the Purchased Assets is bound or affected or (y) to which Seller is party or bound in connection with the administration, operation or ownership of the Business, the Purchased Assets or the Assumed Liabilities (each, a “Material Contract”):

(a)any Contract relating to the ownership, lease, use or occupancy of real property;

(b)any Contract relating to the ownership, lease or use of personal property by Seller that provides for future payments by Seller in excess of $250,000 in the aggregate or a term that, absent early termination by Seller, will continue for more than 12 months after the Closing Date;

(c)any Contract relating to the sale of personal property (including cranes, boom trucks and related attachments, equipment, parts and accessories) or services by Seller that provides for future payments to Seller in excess of $250,000 in the aggregate or a term that, absent early termination by Seller, will continue for more than 12 months after the Closing Date;

(d)any Contract relating to the lease of personal property (including cranes, boom trucks and related attachments, equipment, parts and accessories) by Seller that provides for future payments to Seller in excess of $250,000 in the aggregate or a term that, absent early termination by Seller, will continue for more than 12 months after the Closing Date;

(e)any Contract with a supplier, licensor or other Person that provides for future payments by Seller in excess of $250,000 in the aggregate or a term that, absent early termination by Seller, will continue for more than 12 months after the Closing Date;

(f)any Contract relating to Business Indebtedness;

(g)except as would otherwise constitute a Benefit Plan, any Contract with a Signing Date Business Employee or a consultant or other independent contractor that, in each case, provides for future liability for payment of compensation (including bonuses) in excess of $250,000 in the aggregate (whether contingent or otherwise);

(h)any labor agreement, collective bargaining agreement, or other labor-related Contract with any labor union, labor organization or works council, group of employees or employee representative (the “Collective Bargaining Agreements”);

(i)any Contract with any Governmental Authority (other than Contracts for the service, sale or lease by Seller to any Governmental Authority of cranes, boom trucks and related attachments, equipment, parts and accessories in the Ordinary Course);

(j)any joint venture, partnership, strategic alliance or similar Contract;

(k)any power of attorney or proxy;

(l)any Contract guaranteeing the payment or performance of any Person, any Contract agreeing to indemnify any Person (except under Contracts executed in the Ordinary Course), any surety Contract and any Contract containing provisions whereby Seller agrees to be contingently or secondarily liable for the obligations of any Person;

(m)any Contract (i) prohibiting or restricting Seller (or, by its terms, any Affiliate of Seller) from competing in any aspect of the Business, from conducting the Business in any geographical area, or from soliciting customers or employees in connection with the Business, or otherwise restricting Seller (or, by its terms, any Affiliate of Seller) from carrying on any aspect of the Business anywhere in the world, (ii) that by its terms requires that there be a minimum number of employees of Seller (or, by its terms, any Affiliate of Seller) or that such employees of Seller (or, by its terms, any Affiliate of Seller) be at any specific geographic location, (iii) containing any “most favored nation,” “most favored customer” or similar provisions or (iv) granting any type of exclusive rights to any Person;

(n)any consulting, development, joint development or similar Contract relating to, or any Contract requiring the assignment of any interest in, any Intellectual Property used in the Business;

(o)any material distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, sales representative, market research, marketing consulting or advertising Contract; and

(p)any Contract for the sale of any of the Business Real Property or the Purchased Assets or the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Business Real Property or the Purchased Assets (other than the sale of Business Inventory in the Ordinary Course).

Seller has made available to Buyer a correct and complete copy of each Material Contract, including all schedules, exhibits, amendments and supplements thereto. No party to any Material Contract has given written notice of termination, non-renewal or proposed amendment of such Material Contract that remains pending.

Section 3.10Assigned Contracts. Each Assigned Contract is in full force and effect and is a valid and binding agreement enforceable against Seller and, to Seller’s Knowledge, the other party or parties thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium Laws or similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies (regardless of whether enforcement is sought in a proceeding at Law or in equity). Neither Seller nor, to Seller’s Knowledge, any other Person is in default or breach in any material respect under any Assigned Contract, nor has any event or omission occurred that, through the passage of time or the giving of notice, or both, would constitute a default or breach in any material respect thereunder, give rise to an automatic termination or right of discretionary termination thereof, result in the acceleration or modification of rights or obligations thereunder or result in the creation of any Encumbrance (other than Permitted Encumbrances) on any of the Purchased Assets.

Section 3.11Absence of Certain Changes. Except as set forth in Section 3.11 of the Disclosure Schedule, from the date of the Statement of Assets and Liabilities until the date of this Agreement, (a) Seller has conducted the Business in the Ordinary Course and (b) there has not been: (i) any Material Adverse Effect; (ii) any material damage or destruction, whether or not covered by insurance, relating to or affecting the Business, the Business Real Property or the Purchased Assets, or (iii) any action or omission by Seller that would have required the consent of Buyer under Section 5.1(b)(i)-(xii) if such action or omission occurred after the date of this Agreement.

Section 3.12Compliance with Laws; Permits.

(a)General. Seller is and, since January 1, 2015, has been in compliance with all Laws applicable to the conduct of the Business, the occupancy or use of the Business Real Property or the ownership or use of the Purchased Assets except for instances of noncompliance where neither the costs and penalties associated with noncompliance nor the costs associated with rectifying the noncompliance, individually or in the aggregate, would reasonably be expected to be materially adverse to the Business taken as a whole. Since January 1, 2018, Seller has not received written notice of any violation or alleged violation of any such Laws, except where neither the costs and penalties associated with noncompliance nor the costs associated with rectifying the noncompliance, individually or in the aggregate, would reasonably be expected to be materially adverse to the Business taken as a whole. Since January 1, 2015, all reports, filings and other instruments required to be filed by or on behalf of Seller with any Governmental Authority in respect of the Business, the Business Real Property or the Purchased Assets have been filed, except for failures to file which would not reasonably be expected to be materially adverse to the Business taken as a whole, and, when filed, were correct and complete in all material respects.

(b)Questionable Payments. Neither Seller nor any director, officer, employee, agent, or other Person associated with or acting on behalf of Seller in connection with the Business is an official, agent, or employee of any Governmental Authority or political party or a candidate for any political office. In respect of the Business, Seller is and, since January 1, 2015, has been in compliance with all applicable anti-bribery, anti-corruption and similar Laws. In respect of the Business, neither Seller nor any director, officer, employee, agent, or other Person associated with or acting on behalf of Seller has, since January 1, 2015, directly or indirectly, (i) used any funds of Seller for unlawful contributions, unlawful gifts, unlawful entertainment, or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from funds of Seller, (iii) made any payments or gifts to any governmental officials out of funds of Seller (but excluding payments to governmental agencies in amounts legally due and owing by Seller), (iv) established or maintained any unlawful fund of monies or other assets of Seller, (v) made any fraudulent entry on the books or records of Seller, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback, or other unlawful payment to any Person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business for Seller, to obtain special concessions for Seller, or to pay for favorable treatment for business secured or to pay for special concessions already obtained for Seller.

(c)Foreign Asset Control Regulations, Etc. In respect of the Business, since January 1, 2015, Seller has not engaged in any dealings or transactions with any sanctioned Person located in any country that is subject to any form of economic or trade sanctions under any applicable Laws or Governmental Orders (“Sanctions”) in violation of Sanctions. To Seller’s Knowledge, since January 1, 2015, no customer has purchased any Products/Services with an intent to export such Products/Services to any sanctioned entity or Person located in any country that is subject to Sanctions in violation of Sanctions. To Seller’s Knowledge, since January 1, 2015, no customer exported any Products/Services to any sanctioned Person located in any country that is subject to Sanctions in violation of Sanctions. In respect of the Business, since January 1, 2015, Seller has not exported any goods, services or technology contrary to applicable Laws or Governmental Orders. Since January 1, 2015, Seller has not engaged in any dealings or transactions with any Person that purchased or used the Products/Services in connection with nuclear, military, national defense, or similar purposes contrary to applicable Laws or Governmental Orders.

(d)Permits. Seller has all material Permits required for the conduct of the Business, the occupancy or use of the Business Real Property or the ownership or use of the Purchased Assets as currently conducted. All such material Permits, including their respective dates of issuance and expiration (except for the dates of issuance and expiration of the Permits listed on Section 3.12(d)(i) of the Disclosure Schedule), are, as of the date hereof, set forth in Section 3.12(d) of the Disclosure Schedule, are in full force and effect and will not be affected or made subject to any loss, limitation or obligation to reapply as a result of the consummation of the transactions contemplated by this Agreement. Seller is and, since January 1, 2015, has been in compliance with all such Permits except for instances of noncompliance where neither the costs and penalties associated with noncompliance nor the costs associated with rectifying the noncompliance, individually or in the aggregate, would reasonably be expected to be materially adverse to the Business taken as a whole.

Section 3.13Legal Proceedings; Governmental Orders.

(a)Legal Proceedings. Except as set forth in Section 3.13(a) of the Disclosure Schedule, there are no Actions pending or threatened in writing against Seller, any of its Subsidiaries or, to Seller’s Knowledge, any of their respective directors or officers (in such capacity) (i) relating to or affecting the Business, the Business Real Property or the Purchased Assets (including of the type described in Section 1.3(c)) that would reasonably be expected to be material to the Business taken as a whole, or (i) that would reasonably be expected to prevent, enjoin or otherwise materially delay the transactions contemplated by this Agreement.

(b)Governmental Orders. Except as set forth in Section 3.13(b) of the Disclosure Schedule, there are no outstanding Governmental Orders against Seller, and no unsatisfied judgments, penalties or awards against the Business, the Business Real Property or the Purchased Assets. Seller is in compliance in all material respects with the terms of each Governmental Order set forth in Section 3.13(b) of the Disclosure Schedule. To Seller’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to constitute a violation of any such Governmental Order.

Section 3.14Environmental Matters.  Except as set forth in Section 3.14 of the Disclosure Schedule and except as would not reasonably be expected to be material to the Business taken as a whole:

(a)Seller is and, since January 1, 2015, has been in compliance with all Environmental Laws applicable to the conduct of the Business, the occupancy or use of the Business Real Property or the ownership or use of the Purchased Assets, except for any past violations for which Seller is not subject to any current Liability and cannot become subject to any future Liability;

(b) Seller has not received from any Person, with respect to the Business, the Business Real Property or the Purchased Assets, any Environmental Notice or Environmental Claim or any written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved or is the source of ongoing obligations or requirements;

(c)there has been no Release of Hazardous Substances by Seller or by any other Person, in contravention of Environmental Law with respect to the Business, the Business Real Property or the Purchased Assets, and Seller has not received an Environmental Notice alleging that a Release of Hazardous Substances has occurred in connection with the Business, the Business Real Property or the Purchased Assets that would reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Seller, except, in either case, for Releases of Hazardous Substances that have been resolved in full and for which Seller cannot become subject to any future Liability;

(d)Seller has obtained and is and, since January 1, 2015, has been in compliance with all Environmental Permits necessary for the conduct of the Business as currently conducted or the ownership, lease, operation or use of the Business Real Property and the Purchased Assets, except for any past violations for which Seller is not subject to any current Liability and cannot become subject to any future Liability. All such Environmental Permits, including their respective dates of issuance and expiration (except for the dates of issuance and expiration of the Environmental Permits listed on Section 3.14(d)(i) of the Disclosure Schedule), are set forth in Section 3.14(d) of the Disclosure Schedule, and are in full force and effect and will not be affected or made subject to any loss, limitation or obligation to reapply as a result of the consummation of the transaction contemplated by this Agreement. Any such Environmental Permits that are Transferred Permits and require the consent of, notice to or other action by any Governmental Authority are identified in Section 3.14(d) of the Disclosure Schedule;

(e)there are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that would reasonably be expected to interfere with or prevent compliance or continued compliance by the Business, the Business Real Property or the Purchased Assets with all Environmental Laws or give rise to any Liability under Environmental Laws;

(f)Seller does not own or operate, and has never owned or operated any underground storage tanks at the Business Real Property;

(g)To Seller’s Knowledge, none of the Business Real Property has been proposed for listing on the National Priorities List (or CERCLIS) under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601, et seq. or any similar state list;

(h)Seller has not retained or assumed, by Contract or operation of Law, any Liabilities of third parties under any Environmental Law in connection with the Business, the Business Real Property or the Purchased Assets; and

(i)Seller has made available to Buyer true and complete copies of all non-privileged environmental audits, studies, reports, and other similar documents in the possession or control of Seller, relating to the Business, the Business Real Property or the Purchased Assets bearing on compliance with Environmental Laws.

The representations and warranties in this Section 3.14 are Seller’s only representations and warranties with respect to matters related to Environmental Law or Hazardous Substances.

Section 3.15Tax Matters. Except as set forth in Section 3.15 of the Disclosure Schedule: (a) all Tax Returns with respect to the Business, the Business Real Property or the Purchased Assets required to be filed by Seller have been, or will be, timely filed, and such Tax Returns are, or will be, true and complete in all respects and prepared in substantial compliance with all applicable Laws and regulations; (b) all Taxes with respect to the Business, the Business Real Property or the Purchased Assets that are due and owing by Seller or any of its Affiliates (whether or not shown on any Tax Return) have been, or will be, timely paid by Seller; (c) Seller has withheld and paid each Tax required to have been withheld and paid with respect to the Business, the Business Real Property or the Purchased Assets in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party having dealings with Seller and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed; (d) with respect to the Business, the Business Real Property or the Purchased Assets, Seller is not party to any Action by any taxing authority and, to the Seller’s Knowledge, no such Action is threatened by any taxing authority; (e) there are no Encumbrances for Taxes owed by Seller upon any of the Business

Real Property or the Purchased Assets nor, to the Seller’s Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes owed by Seller on any of the Business Real Property or the Purchased Assets (other than for current Taxes not yet due and payable or Permitted Encumbrances); (f) Seller has not been awarded or otherwise received any Tax incentive, credit or other Tax benefit with respect to the Business, the Business Real Property or the Purchased Assets pursuant to any Contract, application to, or certification by any Government Authority; (g) none of Seller, the Business, the Business Real Property or the Purchased Assets is subject to any continuing operational requirement or other obligation with respect to the receipt, retention or reimbursement of any Tax incentive, credit or other Tax benefit awarded to or otherwise received by Seller with respect to the Business, the Business Real Property or the Purchased Assets; (h) Seller has collected all sale, value added or use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Authority (or has timely and properly collected and maintained all resale certificates, exemption certificates, and other documentation required to qualify for any exemption from the collection or payment of sales or use Taxes imposed or due in connection with the business of Seller; and (i) none of the Purchased Assets consists of an equity interest that is treated, for federal income tax purposes, as either a corporation or a partnership.

Section 3.16Labor Matters.

(a)Employees; Compensation. Section 3.16(a) of the Disclosure Schedule sets forth as of July 16, 2021 (i) a correct and complete list of all individuals who are employees of the Business (“Signing Date Business Employees”), including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following, as of the date hereof: (A) name; (B) title or position (including whether full-time or part-time); (C) hire or retention date; (D) current annual base salary or hourly wage rate; (E) any commission, bonus or other incentive-based compensation paid or payable to such employee during the current calendar year; and (F) identification if employee is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized; and (ii) a correct and complete list of individuals who are independent contractors of the Business including (A) name; (B) name of entity to whom payment is made for services (including EIN number); (C) current payment terms; (D) identification of whether a current W-9 is on file with Seller for payee; and (E) brief description of the services provided by the independent contractor. All compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors and consultants of the Business for services performed that is due and owing has been paid in full (other than compensation payable following the Closing in accordance with Ordinary Course payroll practices), and, except as set forth on Section 3.17(a) of the Disclosure Schedule and for the Collective Bargaining Agreement, there are no outstanding agreements, understandings or commitments of Seller or any of its Affiliates with respect to any such compensation, commissions, bonuses or fees.

(b)Organization and Compliance. Except as stated in Section 3.16(b) of the Disclosure Schedule, no employees of the Business are represented by any labor union, labor organization or works council with respect to their employment or other relationship with Seller, and, to Seller’s Knowledge, no union organizing activity is pending or threatened relating to employees of the Business. There is no unfair labor practice charge or complaint pending or, to Seller’s Knowledge, threatened against Seller in connection with the Business.

There is no labor strike, slowdown, stoppage, walkout, lockout or other labor-related dispute pending or threatened against or affecting Seller in connection with the Business. There are no administrative charges or court complaints pending or, to Seller’s Knowledge, threatened, before any Governmental Authority against Seller in connection with the Business concerning alleged employment discrimination, wage and/or hour violation, retaliation, safety or health violation or otherwise by or on behalf of any employee or independent contractor of the Business. The Seller has not received any written notice regarding any pending or threatened audits or investigations by any Governmental Authority with respect to Seller in connection with the Business concerning an employee-related matter, pay or benefits that would reasonably be expected to be material to the Business taken as a whole.

Section 3.17Employee Benefit Plans.

(a)Disclosure. Section 3.17(a) of the Disclosure Schedule sets forth a correct and complete list of each material benefit, retirement, employment, consulting, compensation, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, welfare and fringe-benefit and other agreement, plan, policy or program (including all “employee benefit plans,” as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”)) in effect and covering one or more current or former employees, independent contractors or consultants of the Business or the beneficiaries or dependents of any such Persons, in each case, (i) to which Seller or any of its ERISA Affiliates is a party, (i) that is maintained, sponsored, contributed to or required to be maintained, sponsored or contributed to by Seller or any of its ERISA Affiliates or (i) under which Seller or any of its ERISA Affiliates has any Liability for any premiums, contributions or benefits (each, a “Benefit Plan”).

(b)Delivery of Documents. With respect to each Benefit Plan, to the extent applicable, Seller has made available to Buyer a correct and complete copy of (i) the plan document or other governing Contract and any amendments thereto or a description of any unwritten plan, (ii) the most recently distributed summary plan description and (iii) each trust or other funding Contract, custodial Contract, administrative Contract, investment policy, insurance policy and other Contracts material to the Benefit Plan.

(c)Multiemployer, Multiple Employer and Funded Plans. Except as set forth in Section 3.17(c) of the Disclosure Schedule, none of the Benefit Plans is a “multiemployer plan,” as defined in Section 4001(a)(3) of ERISA (a “Multiemployer Plan”), or a plan that has two or more contributing sponsors at least two of whom are not under common control within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and neither Seller nor any of its ERISA Affiliates contributes or has an obligation to contribute to, or has any Liability with respect to, any such Multiemployer Plan or Multiple Employer Plan. With respect to each Benefit Plan that is a Multiemployer Plan: (i) no withdrawal liability under Title IV of ERISA has been or is reasonably expected to be incurred by Seller or any of its ERISA Affiliates, other than liabilities that have previously been satisfied in full; (ii) the amount of the withdrawal liability that would be due to each such Multiemployer Plan if a complete withdrawal occurred as of the most recent valuation date occurring immediately prior to the Closing Date is set forth in Section 3.17(c) of the Disclosure Schedule; (iii) neither Seller nor, to Seller’s Knowledge, any of its ERISA Affiliates has received notice of any intent to terminate such plan, that a minimum funding waiver has been requested, or that increased contributions are or will be due; (iv) except as set forth in Section 3.17(c) of the Disclosure Schedule, neither Seller nor any of its ERISA Affiliates has received notice that such Multiemployer Plan is in “critical” or “endangered” status as described in Section 432 of the Code; (v) neither Seller nor any of its ERISA Affiliates has engaged in a transaction described in Section 4069 of ERISA; and (vi) neither Seller nor any of its ERISA Affiliates is subject to the provisions of Section 4204 of ERISA. Except as set forth in Section 3.17(c) of the Disclosure Schedule, none of the Benefit Plans is or ever has been a plan subject to Title IV of ERISA or Section 412 of the Code, and neither Seller nor any Person who could be considered a single employer with Seller with respect to employees, independent contractors and consultants of the Business has any Liability, contingent or otherwise, with respect to a plan subject to Title IV of ERISA or Section 412 of the Code. No Benefit Plan provides medical or dental benefits with respect to current or former employees, independent contractors and consultants of the Business beyond their termination of employment, other than (i) coverage mandated by Sections 601 et seq. of ERISA and 4980B(f) of the Code or similar state Law, (ii) conversion rights required by state insurance Law or (iii) extension of coverage to the end of the month in which termination occurs pursuant to the terms of the Benefit Plan. No Benefit Plan is a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(d)Compliance. Except as set forth in Section 3.17(d) of the Disclosure Schedule, with respect to current and former employees, independent contractors and consultants of the Business: (i) each Benefit Plan is in compliance in form and operation with its own terms and applicable Law in all material respects; (ii) there is no material Action pending (other than routine claims for benefits being reviewed pursuant to the plan’s internal claim and approval process) or, to Seller’s Knowledge, threatened with respect to any Benefit Plan or against the assets of any Benefit Plan nor has there been in the past three years any material dispute with or investigation by any Governmental Authority with respect to any Benefit Plan; (iii) each Benefit Plan intended to be qualified under Section 401(a) of the Code is covered by a favorable IRS determination letter (issued with respect to its most recently completed remedial amendment period) as to the tax-qualified status of the plan and trust as to form or is a prototype entitled to rely on an opinion letter; (iv) all material contributions and payments due from Seller to date with respect to any Benefit Plan have been made; (v) except as would not reasonably be expected to result in material liability for the Business, Seller and its Subsidiaries have at all relevant times properly classified each provider of services to the Business as an employee, temporary employee or independent contractor for all purposes relating to each Benefit Plan and Law for which such classification would be relevant; and (vi) no act or omission has occurred and no condition exists with respect to any Benefit Plan that would reasonably be expected to subject Seller, Buyer or any of their Affiliates to any material fine, penalty or excise Tax or other Liability imposed under ERISA, the Code or other applicable Law, including Code Section 4980H.

(e)Certain Payments. None of the execution and delivery of this Agreement, the approval of the transactions contemplated hereby or the consummation of the transactions contemplated hereby (whether alone or in connection with any other event where such other event would not alone have the same effect) will trigger severance, increased compensation or benefits, acceleration of payment or vesting of benefits, or the funding of any trusts, in respect of any current or former employees, independent contractors and consultants of the Business. No Benefit Plan provides any participant with any right to be grossed up, indemnified or otherwise reimbursed for any fine, penalty or Tax related to any such Benefit Plan. Neither Seller nor any of its Affiliates is party to any arrangement that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign law) or any obligation to withhold Taxes pursuant to Section 4999 of the Code (or any corresponding or similar provision of state, local or foreign law) in connection with the transactions contemplated by this Agreement,

(f)No Other Binding Commitments. Seller has not any announced plan or legally binding commitment to create any additional Benefit Plans or to amend or modify any existing Benefit Plans.

Section 3.18Intellectual Property. Except as set forth in Section 3.18 of the Disclosure Schedule, Seller does not own any patents, registered copyrights, registered trademarks, domain names or similar Intellectual Property used or necessary to conduct the Business as currently conducted by Seller. Seller does not pay any royalties or other consideration for the right to use any Intellectual Property of others used or necessary for the conduct of the Business. To conduct the Business as currently conducted, Seller does not require any Intellectual Property that Seller does not already own or license. To Seller’s Knowledge, there is no pending infringement or misappropriation by others of Intellectual Property owned or used by Seller and used in connection with the Business. The conduct of the Business as currently conducted by Seller does not infringe on or misappropriate any Intellectual Property of others. Seller has maintained the confidentiality of the Intellectual Property included in the Purchased Assets to the extent necessary to maintain all proprietary rights therein.

Section 3.19Product Warranty and Product Liability. Section 3.19(a) of the Disclosure Schedule contains a correct and complete copy of Seller’s standard warranty or warranties for the sale, lease or service of Products/Services and all warranties provided by Seller to customers of the Business that are currently in effect (excluding warranties implied by applicable Law) are, except as set forth in Section 3.19(b) of the Disclosure Schedule, substantially similar in all material respects to such standard warranties. Except as set forth in Section 3.19(c) of the Disclosure Schedule, there are no pending warranty claims against Seller involving the Business, and, since January 1, 2016, Seller has not made voluntary concessions or payments exceeding $50,000, individually, not charged to warranty expense as an accommodation to customers that have claimed that a Product/Service is defective or nonconforming. None of the Products/Services manufactured by any Person (other than Buyer and its Affiliates) is the subject of any replacement, field fix, retrofit, modification or recall campaign that would reasonably be expected to be material to the Business.

Section 3.20Major Customers and Suppliers.

(a)Major Customers. Section 3.20(a) of the Disclosure Schedule sets forth a correct and complete list of the 20 largest customers of the Business (taken as a whole) for each of fiscal years ended December 31, 2019 and 2020 (determined on the basis of the total dollar amount of sales) showing the total dollar amount of revenues received from each such customer during each such year. Since January 1, 2019, no customer set forth in Section 3.20(a) of the Disclosure Schedule has notified Seller in writing that it intends to stop, materially decrease the volume of, or otherwise materially and adversely change its relationship with the Business with respect to the purchasing or leasing goods or services of the Business. Since January 1, 2019, Seller has not given, paid or received (or agreed to give, pay or receive) any material discount, volume rebate, allowance, commission payment or the like (whether or not legally binding) to or from any customer set forth in Section 3.20(a) of the Disclosure Schedule in connection with the Business.

(b)Major Suppliers. Section 3.20(b) of the Disclosure Schedule sets forth a correct and complete list of the 20 largest suppliers to the Business (taken as a whole) for each of fiscal years ended December 31, 2019 and 2020 (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during each such year. Since January 1, 2019, no supplier set forth in Section 3.20(b) of the Disclosure Schedule has notified Seller in writing that it intends to stop, materially decrease the volume of, or otherwise materially and adversely change its relationship with the Business with respect to the goods or services that it provides to the Business. Since January 1, 2019, Seller has not given, paid or received (or agreed to give, pay or receive) any material discount, volume rebate, allowance, commission payment or the like (whether or not legally binding) to or from any supplier set forth in Section 3.20(b) of the Disclosure Schedule in connection with the Business.

Section 3.21Certain Relationships to Seller. Section 3.21 of the Disclosure Schedule sets forth a correct and complete list of all Liabilities and Contracts between Seller and any Subsidiary of Seller that relate to the Business, the Business Real Property, the Purchased Assets or the Assumed Liabilities. Neither Seller nor any Subsidiary of Seller has any direct or indirect interest in any Person that does business with the Business or is competitive with the Business.  No Subsidiary of Seller has any direct or indirect ownership or leasehold interest in any material asset, property or right used by Seller in the Business. Without limitation, except as set forth in Section 3.21 of the Disclosure Schedule, no Subsidiary of Seller provides goods or services to Seller with respect to the Business.

Section 3.22Insurance. Section 3.22 of the Disclosure Schedule sets forth a true and complete list of all material policies or binders of insurance maintained by Seller or any of its Subsidiaries with respect to the Business, the Business Real Property, the Purchased Assets or the Assumed Liabilities (a) that are currently in effect or (b) that are occurrence-based liability insurance policies that have been in effect at any time since January 1, 2016 (the “Business Insurance Policies”). Section 3.22 of the Disclosure Schedule also contains, as of the date hereof, (i) a list of all pending claims with respect to the Business Insurance Policies that would reasonably be expected to reduce any limit of liability by more than $50,000 and (ii) identification of all occurrence-based liability Business Insurance Policies under which any limit of liability has been reduced by more than 50%. To Seller’s Knowledge, Seller has duly and timely made all material claims that it has been entitled to make under the Business Insurance Policies with respect to the Business, the Business Real Property, the Purchased Assets or the Assumed Liabilities. There are no claims related to the Business, the Business Real Property, the Purchased Assets or the Assumed Liabilities pending under any such Business Insurance Policies as to which coverage has been denied or disputed or in respect of which there is an outstanding reservation of rights. Since January 1, 2016, all products liability and general liability Business Insurance Policies have been “occurrence” policies and not “claims made” policies. All such Business Insurance Policies are valid, outstanding and enforceable policies and the premiums for them have been fully paid by the Seller and do not provide for any retrospective premium adjustment or other loss sharing arrangement.

Section 3.23Pandemic. No party to any Assigned Contract has provided written notice to Seller of force majeure or that it is or will be hindered or delayed in performing its obligations under such Assigned Contract, in each case, due to the Pandemic, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Business taken as a whole. Seller has not applied for or obtained any benefit pursuant to any Law enacted, or any Governmental Order issued, in connection with the Pandemic. Except as set forth in Section 3.23 of the Disclosure Schedule, Seller has not furloughed, terminated, or reduced hours or wages, benefits or compensation of any employees of the Business in connection with the Pandemic. Seller has (i) not deferred any payroll tax obligations (including those imposed by Section 3101(a) and 3201 of the Code) pursuant to or in connection with the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any Governmental Authority (including IRS Notice 2020-65), and (ii) not sought and do not intend to seek (nor have any of their Affiliates sought or intends to seek) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the Coronavirus Aid, Relief and Economic Security Act, (Pub. L. No. 116-136), as amended, and the guidance, rules and regulations promulgated thereunder.

Section 3.24No Brokers or Finders. None of Seller or any of its Subsidiaries has any Liability to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 3.25Disclaimer of Other Representations and Warranties.  Except as expressly set forth in this Article 3, the certificates delivered pursuant to Section 7.1(a), Section 7.1(b) and Section 7.1(c) and the Ancillary Documents (and except in connection with business dealings unrelated to the transactions contemplated by this Agreement), neither Seller, any of its Subsidiaries or any of their respective officers, employees, agents or representatives (in such capacity) makes or has made any representation or warranty, express or implied, at law or in equity, with respect to Seller, its Subsidiaries, the Business, the Purchased Assets, the Assumed Liabilities or the Business Real Property or the past, present or future condition of any of the assets, liabilities or operations, or the past, current or future profitability or performance, individually or in the aggregate, of the Business, the Purchased Assets, the Assumed Liabilities, the Business Real Property or any other matter, and Seller specifically disclaims any such other representations or warranties.

Article 4
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to execute and deliver this Agreement, Buyer makes the following representations and warranties to Seller:

Section 4.1Due Organization and Power. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite limited liability company power and authority to own, operate and lease its assets, to carry on its business as and where such is currently conducted, to execute and deliver this Agreement and the Ancillary Documents to be executed and delivered by Buyer pursuant hereto and to carry out the transactions contemplated hereby and thereby.

Section 4.2Authority. The execution and delivery by Buyer of this Agreement and the Ancillary Documents to be executed and delivered by Buyer pursuant hereto and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by Buyer. No other or further limited liability company act or proceeding on the part of Buyer (including its sole member) is necessary to authorize this Agreement or the Ancillary Documents to be executed and delivered by Buyer pursuant hereto or the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, each of the Ancillary Documents executed by Buyer pursuant hereto will constitute (assuming the due authority, execution and delivery by the other parties thereto), valid and binding agreements of Buyer, enforceable against Buyer in all material respects in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium Laws and similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies (regardless of whether enforcement is sought in a proceeding at Law or in equity).

Section 4.3No Violation. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the organizational documents of Buyer; or (a) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer (assuming compliance with applicable Regulatory Laws); or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that with or without notice or lapse of time or both, would constitute a default under, result in the acceleration, termination, modification or cancellation of or create in any Person the right to accelerate, terminate, modify or cancel all or any portion of any material Contract to which Buyer or any of its Affiliates is a party or any of their respective assets or properties are bound, with such exceptions, in the case of subclause (b) or (c), as would not prevent or delay beyond the Termination Date Buyer’s consummation of the transactions contemplated by this Agreement or any Ancillary Document to which Buyer or any of its Affiliates is a party. Assuming compliance with the HSR Act and except to the extent required by applicable the Exchange Act, no material consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority (including with respect to any Regulatory Laws) is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Documents to which Buyer is party and the consummation of the transactions contemplated hereby and thereby.

Section 4.4No Brokers or Finders. None of Buyer or any of its Affiliates has any Liability to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 4.5Solvency. Immediately after giving effect to the Closing and any transactions related thereto or incurred in connection therewith, Buyer will be able to pay its debts as they become due and will own property which has a fair saleable value greater than the amounts required to pay the probable liability of its debts (including a reasonable estimate of the amount of all known contingent liabilities) as such debts mature and become absolute. Immediately after giving effect to the Closing (and any transactions related thereto or incurred in connection therewith), Buyer will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. Buyer is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency Law or liquidating all or a material portion of its property. No transfer of property is being made, and no obligation is being incurred, in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud creditors of Buyer.

Section 4.6Financing. Buyer has, and will have prior to and at the Closing, sufficient cash, available committed lines of credit or other sources of immediately available funds to enable Buyer to make payment of the Purchase Price at the Closing. Buyer acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, neither the availability of financing nor the consummation of any financing transaction shall be a condition to the obligation of Buyer to consummate the transactions contemplated by this Agreement or the Ancillary Documents.

Section 4.7Legal Proceedings. There are no Actions pending against or, to the Buyer’s Knowledge, threatened against Buyer, any of its Affiliates or, to Buyer’s Knowledge, any of their respective directors or officers (in such capacity), in each case, that would reasonably be expected to prevent, enjoin or otherwise materially delay Buyer’s consummation of the transactions contemplated by this Agreement.

Section 4.8No Reliance. Buyer acknowledges and agrees that (i) Buyer is relying on the representations and warranties set forth in Article 3, the certificates delivered pursuant to Section 7.1(a), Section 7.1(b) and Section 7.1(c) and the Ancillary Documents and (ii) except in connection with business dealings unrelated to the transactions contemplated by this Agreement, neither Seller, any of its Subsidiaries or any of their respective officers, employees, agents or representatives (in such capacity) makes or has made any other representation or warranty, express or implied, at law or in equity, with respect to Seller, its Subsidiaries, the Business, the Purchased Assets, the Assumed Liabilities or the Business Real Property or the past, present or future condition of any of the assets, liabilities or operations, or the past, current or future profitability or performance, individually or in the aggregate, of the Business, the Purchased Assets, the Assumed Liabilities, the Business Real Property or any other matter, and Seller specifically disclaims any such other representations or warranties.

Article 5
COVENANTS PRIOR TO THE CLOSING

Section 5.1Conduct of Business.

(a)Ordinary Course. Except (x) as expressly required by this Agreement, (y) to the extent required by applicable Law or (z) with the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date of this Agreement and continuing until the earlier of the Closing and termination of this Agreement in accordance with Article 10, Seller shall (i) conduct the Business in the Ordinary Course in all material respects, (ii) use commercially reasonable efforts to preserve intact the Business (including its properties, assets, rights, employees and goodwill) and the existing business relations that are utilized in the conduct of the Business, in each case, in the Ordinary Course, (iii) use, maintain and repair all of the assets of the Business in the Ordinary Course, and (iv) cause the Rental Fleet to remain compliant with all service, product improvement and similar bulletins or communications (including all product improvement programs).

(b)Restricted Actions. Except (x) as expressly required by this Agreement, (y) to the extent required by applicable Law or (z) with the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), during the period commencing on the date of this Agreement and continuing until the earlier of the Closing and termination of this Agreement in accordance with Article 10, Seller shall not:

(i)except as required under applicable Law or the terms of any Benefit Plan existing as of the date of this Agreement, (A) increase in any manner the compensation, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any of the employees, independent contractors or consultants of the Business, other than increases in wages and salaries the Ordinary Course that do not exceed 3% individually or 5% in the aggregate, (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any Benefit Plan for the benefit of any employees, independent contractors or consultants of the Business (or newly hired employees), (C) accelerate the vesting of or lapsing of restrictions with respect to employees, independent contractors or consultants of the Business in regard to any stock-based compensation or other long-term incentive compensation under any Benefit Plan, (D) grant any new awards under any Benefit Plan to employees, independent contractors or consultants of the Business, (E) amend or modify any outstanding award under any Benefit Plan to employees, independent contractors or consultants of the Business, (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, or (G) hire or engage any new employees, independent contractors or consultants of the Business or terminate (or layoff or furlough) the employment or engagement, other than for cause, of any employees, independent contractors or consultants of the Business if the applicable employee or consultant will receive or receives annual base compensation in excess of $100,000;

(ii)sell, transfer, lease, license, abandon, cancel or otherwise dispose of assets, properties or rights that, but for any such disposition, would constitute Purchased Assets, except for (A) the sale of the Business Inventory, the lease of the Rental Fleet or the sale of obsolete assets, in each case, in the Ordinary Course and (B) the expiration or, if applicable, termination for convenience by the counterparty of any Contract in accordance with its terms;

(iii)(A) enter into any Contract that, if in effect on the date hereof would constitute a Material Contract, other than entry into any Contract of the type described in subclause (c) or (d) of Section 3.9 in the Ordinary Course, or (B) materially amend or terminate any Material Contract or any Contract that, if in effect on the date hereof, would constitute a Material Contract;

(iv)engage in promotional sales, leases or discounts with customers that have or would reasonably be expected to have the effect of accelerating to pre-Closing periods sales or rentals that would otherwise be expected to occur in post-Closing periods, except for volume-based discounts in the Ordinary Course;

(v)permit any of the Purchased Assets to be subject to any Encumbrance other than a Permitted Encumbrance;

(vi)acquire (A) by merging or consolidating with, or by purchasing any portion of the Equity Interests or any material portion of the assets of, or by any other manner, any entity engaged in any aspect of the Business or (B) any material assets that would constitute Purchased Assets, other than the purchase of Business Inventory or Rental Fleet in the Ordinary Course;

(vii)(A) pay, discharge, waive or satisfy any Liabilities of the Business except in the Ordinary Course or in accordance with their terms or (B) settle or compromise any material Action affecting the Business, other than any settlement payable solely in cash which payment obligation is either paid prior to Closing Date or is an Excluded Liability;

(viii)grant credit to any customer of the Business on terms or in amounts materially more favorable than those that have been extended to such customer in the past, effect any other material change in the terms of any credit heretofore extended by Seller in respect of the Business or effect any other material change of Seller’s policies or practices with respect to the granting of credit in respect of the Business;

(ix)make or commit to make any capital expenditures if the results thereof would constitute Purchased Assets, other than (A) as reflected in the current capital expenditure budget of the Business, a correct and complete copy of which has been made available to Buyer prior to the date of this Agreement, or (B) capital expenditures paid prior to the Closing Date in the Ordinary Course;

(x)implement or adopt any material change in accounting principles, practices or methods affecting the Business, except to the extent required by GAAP, or any change in cash management, billing and collection, inventory purchase processes of the Business;

(xi)adopt a plan of liquidation or resolution affecting the Business, the Business Real Property or the Purchased Assets; or

(xii)enter into any Contract (or legally commit or agree) to do any of the foregoing.

Section 5.2Access to Information.

(a)General. Subject to applicable Law, upon reasonable advance written notice from Buyer to Seller, Seller shall afford Buyer and its directors, managers, officers, employees, agents, consultants and other representatives, including attorneys, accountants and other advisors (collectively, “Representatives”), reasonable access, during normal business hours throughout the period from the date of this Agreement until the earlier to occur of the Closing and the termination of this Agreement in accordance with Article 10, to the employees, independent contractors, consultants, properties, books and records of the Business so that they may have the opportunity to make such investigations of the Business as they reasonably desire; provided that, in each case, such access may be limited to the extent, due to the Pandemic (taking into account any “shelter-in-place” or similar order issued by a Governmental Authority), such access would reasonably be expected to jeopardize the health and safety of any employee of Seller; provided that no such access shall be granted for, and Buyer and its Representatives shall not conduct, any environmental sampling (including environmental sampling of any ambient air (indoor or outdoor), surface water, groundwater, land surface, soil, soil gas, sediment or subsurface strata, or building component, structure, facility or fixture). Without limitation, during such time period, Seller shall cause its employees, independent contractors or consultants to furnish such additional financial and operating data and other information, and respond to such inquiries, regarding the Business as Buyer reasonably requests from time to time. All information provided pursuant to this Section 5.2(a) shall be governed by the Confidentiality Agreement (to the extent such information constitutes “Confidential Information” thereunder), which shall continue in full force and effect in accordance with its terms until Closing.

(b)Operational Updates. Prior to the earlier to occur of the Closing and the termination of this Agreement in accordance with Article 10, upon reasonable advance written notice from Buyer to Seller, Seller shall make itself available during normal business hours to confer with one or more Representatives of Buyer to (i) report operational matters of materiality affecting the Business and the general status of ongoing operations of the Business and (ii) discuss (and in good faith assist Buyer in formulating) Buyer’s plans for conducting the combined operations of Buyer and its Affiliates, together with the Business, after the Closing.

(c)Exceptions. Notwithstanding the foregoing, this Section 5.2 shall not require Seller to (i) provide access to any employees, independent contractors, consultants, properties or books and records to the extent they do not pertain to the Business, (ii) provide access to or to disclose information that, if disclosed, would result in a violation of any applicable Law or Governmental Order or any binding Contract executed prior to the date of this Agreement or jeopardize any attorney-client, work-product protection or other legal privilege or (iii) provide access to or disclose information that Seller reasonably believes is competitively sensitive. Seller shall use its reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

Section 5.3Efforts to Consummate; Cooperation.

(a)Further Actions. Prior to the Closing, each Party shall cooperate with and assist the other Party, and shall use reasonable best efforts, to, subject to the terms and conditions of this Agreement, promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents listed on Section 5.3(a)(i) of the Disclosure Schedule and (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations listed on Section 5.3(a)(ii) of the Disclosure Schedule, provided that, without first obtaining the written approval of Buyer, no Assigned Contract shall be amended in order to obtain any such consent, approval or authorization. In addition to the provisions of Section 5.5, Seller shall use commercially reasonable efforts to provide Buyer, at Buyer’s sole cost and expense, with such assistance as Buyer may reasonably request with respect to Buyer’s efforts to implement the Software Systems prior to the Closing Date. Buyer and Seller shall each make an appropriate filing pursuant to the HSR Act with respect to the transactions contemplated hereby within ten Business Days after the date of this Agreement. Buyer and Seller shall each be responsible for paying 50% of all filing fees payable to any Governmental Authority under any applicable Regulatory Law, including the HSR Act.

(b)Certain Filings. In furtherance and not in limitation of Section 5.3(a), the Parties shall, and shall cause their respective Affiliates to, use reasonable best efforts to: (i) cooperate in all respects with each other in connection with any filing, submission, investigation, action, requests for additional information and documentary material, or inquiry in connection with the transactions contemplated by this Agreement, (ii) promptly inform the other Party of any material substantive communication received by such Party or its Affiliate from, or given by such Party or its Affiliate to, any Governmental Authority and of any material substantive communication received or given in connection with any proceeding by a private party, in each case, in connection with the transactions contemplated by this Agreement, (iii) afford the other Party the right to review in advance, and, to the extent practicable, consult the other Party on and consider in good faith the views of such other Party in connection with, drafts of any substantive filing, or written materials to be submitted to any Governmental Authority or, in connection with any proceeding by a private party, any other Person, in connection with the transactions contemplated by this Agreement, (iv) make available to the other Party copies of all filings, notices and other written communications submitted or made by such Party or its Affiliates to any Governmental Authority, or received from any Governmental Authority, in connection with the transactions contemplated by this Agreement, and (v) to the extent practicable, consult with the other Party in advance of any substantive meeting, discussion, telephone call or conference with any Governmental Authority or, in connection with any proceeding by a private party, with any other Person and, to the extent not expressly prohibited by the Governmental Authority or Person, give the other Party the opportunity to attend and participate, in each case, in connection with any of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, neither the Buyer nor any of its Affiliates shall have any obligation to (a) litigate, defend or otherwise contest any judicial, administrative or other legal proceeding challenging any transactions contemplated by this Agreement or (b) enter into or offer to enter into any consent decree, hold separate order, trust or other agreement that would require the divestiture, sale, license, transfer, assignment, imposition of any limitation on the ability to freely conduct business or other disposition of assets or businesses of either the Buyer, the Seller, the Business or their respective Affiliates. For the avoidance of doubt, Seller and its Affiliates shall not, except with the prior written consent of Buyer, publicly or before any Governmental Authority or other third party, offer, suggest, propose or negotiate, or commit to or effect, any divestiture, sale, license, transfer, assignment, imposition of any limitation on the ability to freely conduct business or other disposition of assets or businesses of a type described in this Section 5.3(b). With regard to any sharing of information between the Parties as described above, (A) any disclosure of information shall be done in a manner consistent with applicable Law, (B) information may be withheld as necessary to address reasonable attorney-client privilege or similar concerns, (C) a Party may, as it deems advisable or necessary, reasonably designate any confidential or competitively sensitive information as for “outside counsel only,” (D) materials provided to a Party or its counsel may be redacted to remove references concerning the valuation for the transactions contemplated by this Agreement or material that the Party reasonably deems irrelevant to the transactions contemplated by this Agreement, and (E) no Party shall be obligated to provide to the other Party any portion of its notification filing under any applicable Regulatory Law, including the HSR Act, that is not customarily furnished to another party in connection with such filings.

(c)Burdensome Terms and Conditions. Notwithstanding anything to the contrary, neither Buyer nor any of its Affiliates shall be required to grant a license in respect of, or to dispose or hold separate, or to agree to grant a license, dispose of, hold separate or restrict its ownership or operation of, all or any portion of the business or assets of Buyer and its Affiliates, including, for this purpose, the Business and the Purchased Assets to be acquired pursuant to this Agreement, for any reason or purpose.

Section 5.4Acquisition Proposals. Prior to the earlier of the Closing or termination of this Agreement in accordance with Article 10, Seller shall not, and shall cause its Subsidiaries and its and their Representatives not to, directly or indirectly, (a) solicit, initiate, make, knowingly encourage or knowingly facilitate the making of, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or would reasonably be expected to lead to, any Acquisition Proposal, (b) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Buyer) in connection with any Acquisition Proposal or (c) enter into any agreement, letter of intent, agreement-in-principle, acquisition agreement or other instrument contemplating or otherwise relating to any Acquisition Proposal.

Section 5.5Software Systems.

(a)Assistance. Seller acknowledges that (a) prior to that certain Letter of Intent, dated December 17, 2020, between The Manitowoc Company, Inc. and Seller, Buyer did not own, license or otherwise utilize the type of material requirements planning (MRP) and enterprise resource planning (ERP) software systems that are necessary to permit Buyer to operate the Business (the “Software Systems”), (b) Buyer has incurred, and will continue to incur additional, substantial time, effort and expense to obtain and implement the Software Systems prior to the Closing Date, (c) Buyer’s efforts and expenditures to obtain and implement the Software Systems prior to the Closing Date will continue after the date of this Agreement, and (d) Buyer cannot complete its efforts to obtain and implement the Software Systems prior to the Closing Date without considerable assistance from Seller. Accordingly, Seller agrees to provide Buyer with the assistance and services described in Section 5.5(a) of the Disclosure Schedule in accordance therewith.

(b)Expense Reimbursement.

(i)Seller shall reimburse Buyer for 50% of all fees that Buyer and its Affiliates have paid and/or remain obligated to pay to e-Emphasys with respect to the Software Systems if (A) Seller breaches any of its obligations to provide the Support Services in accordance with the provisions of Section 5.5(a) (and Section 5.5(a) of the Disclosure Schedule), (B) Seller does not cure such breach within such cure period as determined pursuant to Section 5.5(a) of the Disclosure Schedule after written notice thereof, and (C) the Closing Date does not occur on or before November 1, 2021(but occurs on or before January 1, 2022), except if such failure to occur is the result of Buyer exercising its right to delay the Closing by providing a Closing Delay Notice to Seller. If a reimbursement is payable pursuant to the immediately foregoing sentence, such reimbursement shall be due within five Business Days after Buyer provides Seller written notice (including reasonable documentation) of the fees that Buyer and its Affiliates have paid and/or remain obligated to pay to e-Emphasys with respect to the Software Systems.

(ii)Seller shall reimburse Buyer for 100% of all fees that Buyer and its Affiliates have paid and/or remain obligated to pay to e-Emphasys with respect to the Software Systems if (A) Seller breaches any of its obligations to provide the Support Services in accordance with the provisions of Section 5.5(a) (and Section 5.5(a) of the Disclosure Schedule), (B) Seller does not cure such breach within such cure period as determined pursuant to Section 5.5(a) of the Disclosure Schedule after written notice thereof, and (C) the Closing Date does not occur on or before January 1, 2022, except if such failure to occur is the result of Buyer exercising its right to delay the Closing by providing a Closing Delay Notice to Seller. If a reimbursement is payable pursuant to the immediately foregoing sentence, such reimbursement shall be due (net of any previous reimbursement for the same costs under subclause (i) above) within five Business Days after Buyer provides Seller written notice (including reasonable documentation) of the fees that Buyer and its Affiliates have paid and/or remain obligated to pay to e-Emphasys with respect to the Software Systems.

Section 5.6Estoppel Certificates.  Prior to the Closing, with respect to each parcel of Business Real Property that Seller leases, Seller shall use commercially reasonable efforts to obtain an estoppel certificate, in form and substance reasonably acceptable to Buyer, duly executed by the landlord under each such lease, and Seller shall deliver each estoppel certificate so obtained to Buyer at the Closing.

Article 6
CERTAIN ADDITIONAL COVENANTS

Section 6.1Access to Information; Cooperation.

(a)Access to Information. After the Closing, subject to applicable Law and entry into customary confidentiality undertakings, upon reasonable advance written request, each Party shall afford the other Party and its Representatives, during normal business hours, reasonable access to the books, records and other information in such Party’s possession or control relating to the Business, the Business Real Property, the Purchased Assets or the Assumed Liabilities with respect to periods prior to the Closing, and the right to make copies and extracts therefrom at its expense, to the extent such access is reasonably required by the requesting Party for a proper business purpose.

(b)Cooperation. After the Closing, each Party shall cooperate, as and to the extent reasonably requested by the other Party, in connection with (i) the filing of Tax Returns relating to the Business, the Business Real Property, the Purchased Assets or the Assumed Liabilities and (ii) any Action (including insurance claims) brought by or against any third party in connection with (A) any transaction contemplated by this Agreement or (B) any fact or condition relating to the Business, the Business Real Property, the Purchased Assets or the Assumed Liabilities. After the Closing, as and to the extent Buyer reasonably requests, Seller shall use its commercially reasonable efforts to obtain from any Person any certificate or other document that may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on Buyer and/or in respect of the transactions contemplated by this Agreement. The requesting Party shall reimburse the cooperating Party for its actual reasonable out-of-pocket costs relating to its cooperation under this Section 6.1(b).

(c)Adversarial Proceedings. Notwithstanding the provisions of this Section 6.1, although the existence of a Dispute or other adversarial proceeding between the Parties shall not abrogate or suspend the provisions of this Section 6.1, as to such records or other information directly pertinent to such Dispute or other adversarial proceeding, the Parties may not utilize this Section 6.1 but rather, absent agreement, must utilize the rules of discovery.

Section 6.2Employee Matters.

(a)Employment. Those employees of Seller identified as Signing Date Business Employees in Section 3.16(a) of the Disclosure Schedule and any other employees of Seller that, during the period occurring after the date of this Agreement and prior to Closing, are identified as employees of the Business in a written instrument executed and delivered by the Seller to Buyer (which employees shall thereafter constitute Signing Date Business Employees for purposes of this Section 6.2(a) and Sections 5.1, 11.1 and 11.12), in each case, who are in active employment status as of the Closing (collectively, the “Active Transferred Employees”) shall cease their employment status with Seller as of the Closing Date and, at least seven days prior to the Closing Date (to be effective upon the Closing Date), Buyer shall offer employment to all Active Transferred Employees on terms and conditions that will provide such Active Transferred Employees, for a period of at least 12 months following the Closing, salary (or wage level) and cash bonus opportunity that are no less favorable than the salary (or wage level) and cash bonus opportunity provided by Seller immediately prior to the Closing and other employee benefits terms that are substantially comparable, in the aggregate, to the employee benefits that were provided to such Active Transferred Employee by Seller immediately prior to the Closing (other than any defined benefit pension, equity compensation and retiree welfare benefits and any accommodation described in Section 6.2(c) and provided the Active Transferred Employees remain employed with Buyer). Prior to the Closing Date, Seller shall cooperate with Buyer to facilitate Buyer’s communication of the offer of employment and related terms to the Active Transferred Employees and other applicable Persons such as any applicable collective bargaining representative, as Buyer reasonably requests.  For purposes of this Section 6.2(a), the term “active employment status” includes any individual not actively at work due to illness, short-term disability or sick leave, authorized leave of absence, layoff for lack of work or service in the Armed Forces of the United States but does not include any individual not actively at work due to retirement, resignation, permanent dismissal or long-term disability. In addition, Buyer shall extend an employment offer to any employees of Seller identified as Signing Date Business Employees in Section 3.16(a) of the Disclosure Schedule who are not Active Transferred Employees in accordance with the foregoing provisions of this Section 6.2(a) (collectively, the “Non-Active Transferred Employees”) but who have a right (as described in Section 3.16(a) of the Disclosure Schedule) to return to employment under the applicable policies of Seller or pursuant to any applicable Law or Governmental Order at the time such employees are eligible to return to work or additional employment in the applicable job classification is deemed warranted by Buyer. If any Non-Active Transferred Employee is employed by Buyer pursuant to the preceding sentence, then such Non-Active Transferred Employee shall become an Active Transferred Employee for purposes of this Agreement as of the date of such employment. Notwithstanding anything to the contrary in this Agreement, nothing herein shall require Buyer to continue the employment of any “at will” employee for any period or to provide salary or wage continuation in the event such employment is terminated.

(b)Retained Responsibilities. Except as otherwise expressly contemplated by this Agreement, Seller shall be or remain solely responsible, and Buyer shall have no obligations whatsoever, for the following: (i) any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of the Business (or beneficiary or dependent thereof), including hourly pay, commission, bonus, salary, fringe, pension or profit sharing benefits or severance pay for or with respect to any period relating to the service with Seller or its Affiliates at any time on or prior to the Closing Date; (ii) all claims for medical, dental, life insurance, health accident or disability benefits

(including under any Benefit Plan) brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of the Business or the spouses, dependents or beneficiaries thereof, which claims relate to events occurring or otherwise accrued on or prior to the Closing Date; and (iii) all worker’s compensation claims of any current or former employees, officers, directors, independent contractors or consultants of the Business which relate to events occurring on or prior to the Closing Date. Seller shall pay, or cause to be paid, all amounts described in this Section 6.2(b) to the appropriate Persons as and when due.

(c)Certain Accommodations. Prior to the Closing, Seller shall, or shall cause one or more of its Affiliates to, provide the following to each Active Transferred Employee, and ensure that any Benefit Plan is amended accordingly, if needed: (i) a pro-rata annual cash bonus through the Closing Date under the applicable annual bonus plan of Seller or its Affiliates, payable as if the target goals had been achieved and without reduction for any subjective adjustments; (ii) full vesting under any qualified or nonqualified retirement plan; (iii) waiver of any requirement to be employed on the last day of the plan year or to have completed a minimum number of hours of service (or any other similar requirement) in order to be eligible to receive any type of employer contribution under any qualified or nonqualified retirement plan; and (iv) pro-rata vesting through the Closing Date under any Seller equity-based awards, calculated as if any applicable performance goals have been achieved at the greater of the target level or the trend level through the Closing Date. To the extent that an Active Transferred Employee is entitled to be paid for any accrued or earned but unused vacation time, sick time and other paid time off benefits as of the Closing (giving effect to the termination of their employment as described in Section 6.2(a)), Seller shall discharge the Liability for such payment in respect thereof.

(d)Termination Benefits. If any action on the part of Seller on or prior to the Closing Date or the consummation of the transactions contemplated by this Agreement shall result in any Liability (other than an Assumed Liability or a Liability arising as a result of Buyer’s breach of this Agreement) for severance payments or other employment termination benefits pursuant to any plan, program or agreement of Seller, then such Liability shall be the sole responsibility of, and shall be paid by, Seller; provided that any Liability for severance payments as described in Section 6.2(d) of the Disclosure Schedule resulting from Buyer’s failure to extend an offer of employment to an Active Transferred Employee in breach of this Agreement shall be the sole responsibility of, and shall be paid by, Buyer.

(e)Payroll Tax. The Parties agree that, with respect to Active Transferred Employees who accept employment with Buyer as of the Closing Date, (i) Seller and Buyer respectively meet the definition of “predecessor” and “successor” as defined in Revenue Procedure 2004-53, (ii) for purposes of reporting employee compensation to the IRS on Forms W-2 and W-3 for the calendar year in which the Closing Date occurs, Seller and Buyer shall utilize the “Alternate Procedure” described in Section 5 of Revenue Procedure 2004-53 and (iii) for purposes of reporting employee compensation for Federal Insurance Contributions Act purposes for the calendar year within which the Closing Date occurs, Seller meets the definition of “predecessor” and Buyer meets the definition of “successor” as defined in the IRS

Regulation Section 31.3121(a)(1)-(b). Seller shall supply Buyer, with respect to all Active Transferred Employees, all cumulative payroll information for the calendar year in which the Closing Date occurs as of the Closing Date. Each Party shall cooperate in good faith to adopt, or to cause to be adopted, similar procedures under applicable state, municipal, county, local or other Laws.

(f)Consent to Employment. For all purposes, Seller consents to Buyer’s employment of all Active Transferred Employees that Buyer employs on or after the Closing Date.

(g)COBRA. For the maximum period that a “qualified beneficiary” (as defined in Section 4980B(g)(1) of the Code and Section 607(3) of ERISA) is eligible to elect COBRA continuation coverage with respect to events occurring on or prior to the Closing Date, Seller shall maintain COBRA continuation coverage under any Benefit Plan that is a group health plan and shall provide COBRA continuation coverage for any “qualified beneficiary” who elects such coverage and pays the required premiums for such coverage. Seller shall retain responsibility for, and shall satisfy, any claims made pursuant to such COBRA coverage and any related administrative costs.

(h)Service Credit.  Each Active Transferred Employee shall, to the extent reasonably practicable, be given credit for all service with Seller or the Business and their respective predecessors (to the extent such Active Transferred Employees would have received such credit under Seller’s employee benefit plans or arrangements) under any employee benefit plans or arrangements of Buyer and its Affiliates, including any such plans providing vacation, sick pay, severance and retirement benefits maintained by Buyer and its Affiliates in which such Active Transferred Employees participate for purposes of eligibility, vesting and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits); provided that the foregoing shall not be construed to require crediting of service that would result in a duplication of benefits.

(i)Waiver of Pre-Existing Conditions; Crediting of Deductibles.  Buyer shall use commercially reasonable efforts to cause (i) the waiver of all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Active Transferred Employees under any welfare benefit plans of Buyer and its Affiliates to the extent that such conditions, exclusions or waiting periods would not apply under the Benefit Plans, and (ii) for the plan year in which the Closing Date occurs (or, if later, in the calendar year in which Active Transferred Employees and their dependents commence participation in the applicable Buyer welfare plans), the crediting of each Active Transferred Employee with any co-payments, deductibles and out-of-pocket maximums paid prior to participation in such welfare plans in satisfying any applicable co-payment, deductible or out-of-pocket requirements thereunder.

(j)401(k) Plan Rollovers.  Buyer agrees to cause Buyer’s 401(k) plan to accept a “direct rollover” to Buyer’s 401(k) plan of each Active Transferred Employee’s account balances (including promissory notes evidencing all outstanding loans) under the

Sellers’ 401(k) plans if such rollover is elected in accordance with applicable Law by such Active Transferred Employee.

(k)Flexible Spending Accounts.  Buyer agrees to cause Buyer’s flexible spending reimbursement account plan (“Buyer’s Flex Plan”) to accept a spin-off of the flexible spending reimbursement accounts from Seller’s flexible spending reimbursement account plan (“Seller’s Cafeteria Plan”) and to honor and continue through the end of the calendar year in which the Closing Date occurs the elections made by each Active Transferred Employee under the Seller’s Cafeteria Plan in respect of the flexible spending reimbursement accounts that are in effect immediately prior to the Closing Date. As soon as practicable following the Closing Date, Seller shall cause to be transferred from the Seller’s Cafeteria Plan to Buyer’s Flex Plan the excess of the aggregate accumulated contributions to the flexible spending reimbursement accounts made prior to the Closing Date during the year in which the Closing Date occurs by Active Transferred Employees over the aggregate reimbursement payouts made prior to the Closing Date for such year from such accounts prior to the Closing Date to the Active Transferred Employees. If the aggregate reimbursement payouts from the flexible spending reimbursement accounts made prior to the Closing Date during the year in which the Closing Date occurs made to Active Transferred Employees exceed the aggregate accumulated contributions to such accounts prior to the Closing Date for such year by the Active Transferred Employees, Buyer shall cause such excess to be transferred to Seller as soon as practicable following the Closing Date. On and after the Closing Date, Buyer shall assume and be solely responsible for all claims for reimbursement by Active Transferred Employees under the flexible spending reimbursement accounts of Seller’s Cafeteria Plan, whether incurred prior to, on or after the Closing Date, that have not been paid in full as of the Closing Date.

(l)No Additional Rights.  Nothing in this Agreement, express or implied, shall (i) confer upon any employee of any Seller or any of its Affiliates, or any representative of any such employee, any rights or remedies, including any right to employment or continued employment for any period or terms of employment, for any nature whatsoever, or (ii) be interpreted to prevent or restrict the Buyer or any of its Affiliates from modifying or terminating the employment or terms of employment of any Active Transferred Employee, including the amendment or termination of any employee benefit or compensation plan, program or arrangement, after the Closing.

Section 6.3Tax Matters.

(a)Purchase Price Allocation. Buyer shall prepare and deliver to Seller, within 60 days following the final determination of the Preliminary Closing Statement, Buyer’s determination of the allocation of the Purchase Price (plus other relevant items) among the Purchased Assets (the “Proposed Allocation”). Seller shall, within 30 days following its receipt of the Proposed Allocation, accept or reject the Proposed Allocation. If Seller disagrees with the Proposed Allocation, then Seller shall provide Buyer with written notice of such dispute and any reason therefor within such 30-day period. If Seller fails to notify Buyer of a dispute within such 30-day period, Seller shall be deemed to agree with the Proposed Allocation. If there is a dispute, then Buyer and Seller shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the Parties and their respective Affiliates. If Seller and Buyer are unable to reach a resolution with such effect within 30 days after the receipt by Buyer of Seller’s written notice of dispute, then Seller and Buyer shall submit the items remaining in dispute for resolution to the CPA Firm, who shall resolve the dispute in accordance with the provisions of Section 2.4(e). Any determination pursuant to this Section 6.3(a) shall be final, conclusive and binding on the Parties and their respective Affiliates with respect to such items in the Proposed Allocation, absent fraud or manifest error or a subsequent adjustment to the Purchase Price. The cost of the CPA Firm shall be split evenly between Buyer and Seller. Each Party agrees to report the transactions contemplated by this Agreement, for all applicable Tax purposes (including the preparation of Internal Revenue Service Form 8594) in all applicable jurisdictions, in accordance with such allocation and to not take a position to the contrary on a Tax Return or in any audit or proceeding unless pursuant to a “determination” as that term is used in Code Section 1313(a) or as otherwise required by applicable Law. All payments pursuant to Section 2.3(c) or Article 8 shall be treated as adjustments to the Purchase Price, unless otherwise required by applicable Law.

(b)Transfer Taxes. Buyer and Seller shall each bear 50% of all sales, use, documentary stamp, transfer, registration and other Taxes, together with all recording expenses and notarial fees, attributable to, imposed upon or arising from the transactions contemplated by this Agreement. Seller shall prepare all Tax Returns with respect to such Taxes, and the Parties shall cooperate with the filing of such Tax Returns. Seller shall cause to be executed and delivered to Buyer such certificates or forms as may be necessary and appropriate to establish an exemption from (or otherwise reduce) such Taxes, to the extent Buyer reasonably requests.

Section 6.4Customer and Supplier Information. At the Closing, Seller shall provide Buyer with a written list of all customers and suppliers of the Business since January 1, 2018, it being understood that such list shall include the following information to the extent known by Seller: company name, point of contact(s) name(s), point of contact(s) title(s) and point of contact phone number, email and addresses (the “Customer/Supplier List”). Buyer and its Affiliates may use or license the Customer/Supplier List and the information included on the Customer/Supplier List in the ordinary course of its business.

Section 6.5Seller Name. Within 180 days after the Closing Date, Buyer shall remove or permanently cover the name “H&E Equipment Services” and any corporate symbols or logos related thereto from the signs, cranes and other materials constituting the Purchased Assets (provided, however, that, if any such materials are in the possession of any Person other than Buyer on the Closing Date, Buyer’s obligations to remove or cover under this Section 6.5 with respect to such materials shall be suspended until Buyer regains unrestricted possession thereof). From and after the Closing, Buyer shall not, directly or indirectly, use in any manner, including in signage, corporate letterhead, business cards, internet websites, marketing material or the like, or on any other material, and shall not register or own or seek to register or own, in connection with its conduct of the Business or otherwise, anywhere in the world, the name “H&E Equipment Services” or any corporate symbols or logos related thereto; provided, however, that, notwithstanding the foregoing, (i) Buyer shall, subject to compliance with the first sentence of this Section 6.5, be permitted to use the Purchased Assets (excluding any letterhead, business cards, marketing material and the like that bears the name “H&E Equipment Services” or any corporate symbols or logos related thereto), and (ii) nothing in this Section 6.5 shall prohibit Buyer and its Affiliates from using Seller’s name in reference to the history of the Business in the Ordinary Course; provided that any such use of Seller’s name is made in accordance with Section 11.1 and the terms and conditions of the Noncompetition Agreement.

Section 6.6Unemployment Compensation. Upon Buyer’s request, Seller shall reasonably cooperate with Buyer in efforts to obtain the transfer of Seller’s portion of the unemployment compensation funds applicable to Active Transferred Employees in each jurisdiction in which Seller contributes to such funds, to the extent Buyer desires to transfer and assume such amounts. In connection therewith, Seller shall execute such documents as Buyer reasonably requests to effect such transfer.

Section 6.7Other Warranty. After the Closing, Buyer shall notify Seller of its receipt of any claim asserting warranty obligations arising from or involving goods or services provided by Seller to a customer of the Business prior to Closing, other than warranty obligations of The Manitowoc Company, Inc. or its Subsidiaries (collectively, “Other Warranty”). Buyer and Seller shall negotiate in good faith as to the reasonable administration, satisfaction and discharge of any Liability arising from any Other Warranty. Whether or not Buyer and Seller agree as to the reasonable administration, satisfaction and discharge of any Liability arising from any Other Warranty, (a) Buyer shall administer, satisfy and discharge any Other Warranty in good faith and (b) Seller shall pay to Buyer and its Affiliates an amount equal to all reasonable and documented expenses incurred by Buyer and its Affiliates in connection with the administration, satisfaction and/or discharge of any Other Warranty (provided that, in each case, Buyer and its Affiliates shall provide a quantity and quality of service consistent with the past practice of the Business and not otherwise in excess of what is reasonably appropriate to administer, satisfy and/or discharge such Other Warranty), plus 15%. With respect to amounts payable by Seller, Buyer may bill Seller, by directing an invoice to Seller, at any time and from time to time for any payment described in this Section 6.7, and Seller shall pay such invoices within 60 days after receipt. For the avoidance of doubt and notwithstanding anything to the contrary herein, this Section 6.7 shall not apply to any warranty obligations expressly assumed by Buyer pursuant to Section 1.3.

Section 6.8Further Agreements.

(a)Wrong Pockets Assets. If, at any time after Closing, Seller (or any of its Subsidiaries), on the one hand, or Buyer (or any of its Affiliates), on the other hand, shall receive or otherwise possess any interest in, to or under any Contracts, rights or other interests or assets that, in accordance with the terms of this Agreement, should belong to Buyer (or its Affiliates) or Seller (or its Subsidiaries), respectively (collectively, “Wrong Pocket Assets”), then (i) such Person with possession of the Wrong Pocket Asset shall provide the other Party with prompt written notice thereof and (ii) upon such other Party’s request, such Person with possession of the Wrong Pocket Asset shall promptly transfer or assign, or cause its Subsidiary or Affiliate, as applicable, to transfer or assign such Wrong Pocket Assets to the other Party or its designee as and to the extent necessary to give effect to the terms of this Agreement.

Notwithstanding the foregoing, this Section 6.8(a) shall not limit or otherwise affect the remedies available under this Agreement to Seller or Buyer for any breach of any representation, warranty or covenant.

(b)Certain Communications. In the event that, following the Closing, Buyer receives any mail addressed to Seller, Seller authorizes Buyer to open such mail solely for purposes of confirming whether the contents of such communications are intended for Buyer or Seller (subject to the provisions of this Section 6.8(b)). In the event that, following the Closing, Seller receives any mail addressed to Buyer, Buyer authorizes Seller to open such mail solely for purposes of confirming whether the contents of such communications are intended for Buyer or Seller (subject to the provisions of this Section 6.8(b)). Seller shall promptly deliver to Buyer any mail or other communication received by Seller on or after the Closing Date relating to the Business, the Purchased Assets or the Assumed Liabilities, provided that Seller may retain a copy of such mail or other communication if and to the extent such mail or other communication relates to the Excluded Assets or Excluded Liabilities. Buyer shall promptly deliver to Seller any mail or other communication received by Buyer on or after the Closing Date relating to the Excluded Assets or Excluded Liabilities, provided that Buyer may retain a copy of such mail or other communication if and to the extent such mail or other communication relates to the Business, the Purchased Assets or the Assumed Liabilities. Each Party shall undertake commercially reasonable efforts to ensure that third parties direct mail and other communications to the proper Party or Parties after the Closing.

(c)Wrong Pockets Cash.  On or after the Closing Date, if Seller receives any checks or other funds on account of or in respect of the Business, the Purchased Assets or the Assumed Liabilities (that, for the avoidance of doubt, are not Excluded Assets), then Seller shall not cash such checks or deposit such funds into Seller’s account, and Seller shall cause such checks or funds to be promptly forwarded to Buyer (properly endorsed for deposit by Buyer). On and after the Closing Date, if Buyer receives any checks or other funds on account of or in respect of the Excluded Assets or Excluded Liabilities (that, for the avoidance of doubt, are not Purchased Assets), then Buyer shall not cash such checks or deposit such funds into its account, and Buyer shall promptly forward such checks or funds to Seller (properly endorsed for deposit by Seller).

Section 6.9Further Assurances. From time to time after the date of this Agreement, upon request of a Party and without further consideration, the other Party shall, subject to the other terms and conditions of this Agreement, execute and deliver to the requesting Party such documents and take such action as the requesting Party reasonably requests as may be reasonably necessary to consummate more effectively the intent and purpose of this Agreement and the transactions contemplated by this Agreement.

Section 6.10Insurance. In the event that the Closing occurs and there shall exist or occur any acts, facts, circumstances or omissions, whether known or unknown at the Closing, relating to the Business and that is an Assumed Liability in respect of which Seller or its Affiliates may reasonably be entitled to coverage in respect of the Business under the insurance policies of Seller and Buyer is not entitled to coverage under any of the insurance policies of Buyer (the “Pre-Closing

Occurrences”), (i) Buyer shall promptly give notice to Seller and (ii) at Buyer’s request, Seller and its Affiliates shall (A) use commercially reasonable efforts to promptly report any and all Pre-Closing Occurrences and collect any amounts payable under any relevant insurance policies in connection therewith and (B) remit such amounts, if any (calculated net of any deductibles and collection costs incurred in collecting such recovery), to Buyer promptly following receipt thereof.

Article 7
CONDITIONS PRECEDENT TO CLOSING

Section 7.1Conditions Precedent to Obligations of Buyer. The obligations of Buyer to be performed at or after the Closing (including the obligation to consummate the Closing) under this Agreement shall be subject to the satisfaction (or written waiver by Buyer) at or prior to the Closing of each of the following conditions:

(a)(i) each of the representations and warranties made by Seller in Article 3 of this Agreement, other than the Seller Fundamental Representations and the representation and warranty in Section 3.11(b)(i) (No Material Adverse Effect), shall be true and correct in all respects (disregarding all materiality qualifications and exceptions contained therein, including qualifications and exceptions relating to materiality, materially adverse to the Business or Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except (A) to the extent such representations and warranties are made as of a specific date, in which case, such representations and warranties shall be true and correct only as of such date, and (B) for failures of such representations and warranties to be so true and correct that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) each of the Seller Fundamental Representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except to the extent such representations and warranties are made as of a specific date, in which case, such representations and warranties shall be true and correct in all material respects only as of such date; and (iii) the representation and warranty set forth in Section 3.11(b)(i) (No Material Adverse Effect) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though such representation and warranty was made or given on and as of the Closing Date; and an authorized officer of Seller shall have delivered to Buyer a certificate dated the Closing Date confirming that the foregoing conditions have been satisfied;

(b)Seller shall have performed or caused to be performed in all material respects, and complied with in all material respects, all covenants (other than the Support Services described in Section 5.5(a) of the Disclosure Schedule) required by this Agreement to be performed or complied with by Seller prior to or at the Closing; and an authorized officer of Seller shall have delivered to Buyer a certificate dated the Closing Date confirming that the foregoing conditions have been satisfied;

(c)no Material Adverse Effect shall have occurred after the date of this Agreement; and an authorized officer of Seller shall have delivered to Buyer a certificate dated the Closing Date confirming that the foregoing condition has been satisfied;

(d)Seller shall have delivered to Buyer all of the documents required to be delivered to Buyer at Closing pursuant to Section 9.2;

(e)no Law or Governmental Order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated, adopted, issued or enforced by any Governmental Authority of competent jurisdiction that is then in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(f)no unresolved Action by a Governmental Authority of competent jurisdiction shall have been commenced against Buyer, Seller or any of their respective Affiliates to restrain or prohibit the consummation of the transactions contemplated by this Agreement;

(g)all waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated; and

(h)Seller shall have performed all of the Support Services described in Section 5.5(a) of the Disclosure Schedule in accordance therewith.

Section 7.2Conditions Precedent to Obligations of Seller. The obligations of Seller to be performed at or after the Closing (including the obligation to consummate the Closing) under this Agreement shall be subject to the satisfaction (or written waiver by Seller) at or prior to the Closing of each of the following conditions:

(a)(i) each of the representations and warranties made by Buyer in Article 4 of this Agreement, other than the Buyer Fundamental Representations, shall be true and correct in all respects (disregarding all materiality qualifications and exceptions contained therein) as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except (A) to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct as of such date, and (B) for failures of such representations and warranties to be true and correct that would not, individually or in the aggregate, result in a material adverse effect on Buyer’s ability to execute, deliver or perform this Agreement or any Ancillary Document, or to consummate the transactions contemplated hereby or thereby by the Termination Date; (ii) the Buyer Fundamental Representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except to the extent such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects only as of such date; and an authorized officer of Buyer shall have delivered to Seller a certificate dated as of the Closing Date confirming that the foregoing conditions have been satisfied;

(b)Buyer shall have performed in all material respects, and complied with in all material respects, all covenants required by this Agreement to be performed or complied with by Buyer prior to or at the Closing; and an authorized officer of Buyer shall have delivered to Seller a certificate dated as of the Closing Date confirming that the foregoing conditions have been satisfied;

(c)Buyer shall have delivered to Seller all of the documents required to be delivered to Seller at Closing pursuant to Section 9.3;

(d)no Law or Governmental Order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated, adopted, issued or enforced by any Governmental Authority of competent jurisdiction that is then in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(e)no unresolved Action by a Governmental Authority of competent jurisdiction shall have been commenced against Buyer, Seller or any of their respective Affiliates to restrain or prohibit the consummation of the transactions contemplated by this Agreement; and

(f)all waiting periods applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or terminated.

Section 7.3Frustration of Closing Conditions. Neither Party may rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.3.

Article 8
INDEMNIFICATION

Section 8.1By Seller. From and after the Closing, upon the terms set forth in this Article 8, Seller shall indemnify and hold harmless Buyer and its Affiliates, and their respective directors, managers, officers, employees, agents and other representatives in such capacity (collectively, the “Buyer Indemnified Parties”), from and against all Losses imposed upon or incurred by any Buyer Indemnified Party arising out of or resulting from (a) any breach of any representation or warranty of Seller contained in Article 3, it being understood that this subclause (a) shall include within its scope any breach as of the date hereof as well as any breach as of the Closing as if the applicable representation or warranty was made as of the Closing (except in the case of any representation or warranty that is made as of a specific date, in which case the breach of such representation or warranty as of such date), (b) any breach of any covenant of Seller set forth in or made pursuant to this Agreement, or (c) any of the Excluded Assets or Excluded Liabilities.

Section 8.2By Buyer. From and after the Closing, upon the terms set forth in this Article 8, Buyer shall indemnify and hold harmless Seller and its Subsidiaries, and their respective directors, managers, officers, employees, agents and other representatives in such capacity (collectively, the “Seller Indemnified Parties”), from and against all Losses imposed upon or incurred by any Seller Indemnified Party arising out of or resulting from (a) any breach of any representation or warranty of Buyer contained in Article 4, it being understood that this subclause (a) shall include within its scope any breach as of the date hereof as well as any breach as of the Closing as if the applicable representation or warranty was made as of the Closing (except in the case of any representation or warranty that is made as of a specific date, in which case the breach of such representation or warranty as of such date), (b) any breach of any covenant of Buyer set forth in or made pursuant to this Agreement or (c) any of the Assumed Liabilities.

Section 8.3Claim Notices. Any Buyer Indemnified Party or Seller Indemnified Party seeking to be indemnified under Article 8 (the “Indemnified Party”) shall provide the Party from whom such indemnification is sought hereunder (the “Indemnifying Party”) written notice (a “Claim Notice”) thereof promptly after the Indemnified Party has knowledge of the claim (including a third party asserting a claim) for which indemnification may be available (a “Claim”). Such notice shall contain, with respect to each Claim, the following information to the extent then known and readily quantifiable: (a) a description of the material underlying facts and information; (b) the amount of Losses; (c) the basis for indemnification hereunder; and (d) if such claim is a Third Party Claim, copies of the service or other notice or complaint in respect thereof from such third party. Failure to give such prompt notice of a Claim hereunder shall not affect the Indemnifying Party’s obligations hereunder, except to the extent the Indemnifying Party is actually and materially adversely prejudiced by such failure or except if such notice is given after the applicable survival date set forth in Section 8.6.

Section 8.4Indemnification of Third Party Losses. Except as otherwise provided in Section 8.11, the following provisions shall apply to any Claim subject to indemnification that is litigation, arbitration or mediation filed or instituted by, or the making of any other Action by, any Person that is not a Party or an Affiliate of a Party, including any Governmental Authority (a “Third Party Claim”):

(a)Right to Defend.

(i)If a Third Party Claim is made against an Indemnified Party, then the Indemnifying Party shall have the right to assume the defense of the Third Party Claim with nationally-recognized counsel of the Indemnifying Party’s choice, reasonably satisfactory to the Indemnified Party, so long as the Indemnifying Party notifies the Indemnified Party, within 30 days after the Indemnified Party has given notice of the Third Party Claim, that (x) the Indemnifying Party is assuming and conducting the defense of the Third Party Claim and, (y) other than with respect to Excluded Environmental Liabilities and alleged breaches of Section 3.14 hereof, the Indemnifying Party is irrevocably agreeing that it shall provide indemnification with respect to all related Losses hereunder (subject to the limitations contained in this Article 8, to the extent applicable). Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party shall not have the right to direct the defense of any Third Party Claim, and the Indemnified Party (or, as applicable, the insurer under the

R&W Policy) shall be entitled to have control over the defense or settlement of (subject to the limitations contained in this Article 8, to the extent applicable) any Third Party Claim, if (1) the Third Party Claim seeks non-monetary relief, (2) the Third Party Claim involves criminal allegations against a Buyer Indemnified Party, (3) the Third Party Claim involves claims by a Governmental Authority and is material and adverse to the Indemnified Party or any of its Affiliates (except for Third Party Claims with respect to Taxes or claims brought by a Governmental Authority with respect to Taxes), (4) the Third Party Claim involves a claim to which the Indemnified Party reasonably believes an adverse determination would be materially detrimental or injurious to the Indemnified Party or any of its Affiliates, (5) a court of competent jurisdiction rules that the Indemnifying Party failed or is failing to vigorously defend the Third Party Claim, (6) assumption of the defense of such Third Party Claim by Seller would be in violation of the terms of the R&W Policy (only in the case of a Third Party Claim for which Buyer seeks recovery under the R&W Policy) or (7) it is reasonably likely that the amount of Losses arising from such Third Party Claim will exceed the amount the Indemnified Party will be entitled to recover under this Article 8 as a result of the limitations contained in this Article 8.

(ii)If the Indemnifying Party fails (or is not entitled) to give notice to the Indemnified Party that it is assuming the defense of any Third Party Claim within 30 days after receipt of the applicable Claim Notice or if, after giving such notice, the Indemnifying Party is not entitled to direct the defense of such Third Party Claim pursuant to Section 8.4(a), then the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense of the Third Party Claim.

(iii)Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any Liability with respect to, settle, compromise or discharge such Third Party Claim, without the Indemnifying Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed) unless the Indemnifying Party shall not be subject to any indemnification obligation hereunder with respect thereto and such admission, settlement, compromise or discharge (1) would not impose any mandatory obligations on or an injunction or other equitable relief upon the Indemnifying Party and (2) would not reasonably be expected to interfere with or adversely affect the current or future business operations or assets of the Indemnifying Party or any of its Affiliates, and (3) would not result in the finding or admission of any violation of Law or Governmental Order by the Indemnifying Party.

(b)Defense. So long as the conditions set forth in Section 8.4(a)(i) for the Indemnifying Party to assume the defense of a Third Party Claim are and remain satisfied and the Indemnifying Party is vigorously defending such Third Party Claim, the Indemnifying Party may conduct the defense of the Third Party Claim to the extent permitted by this Agreement. The Indemnified Party may retain separate co-counsel at its sole cost and expense to represent it in connection with the Third Party Claim, and the Indemnifying Party shall cooperate, and cause the counsel selected by the Indemnifying Party to cooperate, with such co-counsel in connection with the response, defense and settlement of the Third Party Claim and any related suit or proceeding. If there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate, as advised in writing by outside counsel to the Indemnified Party, for the same counsel to represent both the Indemnified Party and the

Indemnifying Party, then the Indemnified Party shall be entitled to retain one separate counsel in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, which counsel shall be reasonably acceptable to the Indemnifying Party, at the expense of the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), admit any Liability with respect to, settle, compromise or discharge the Third Party Claim if the admission, settlement, compromise or discharge (i) imposes anything, including the imposition of an injunction or other equitable relief upon the Indemnified Party, other than monetary damages fully indemnified and paid by the Indemnifying Party, (ii) does or would reasonably be expected to interfere with or adversely affect the business, operations or assets of the Indemnified Party or any of its Affiliates, (iii) does not include an unconditional provision whereby the plaintiff or claimant in the matter completely and unconditionally releases the Indemnified Party and its Affiliates from all Liability with respect to such matter, with prejudice, (iv) involves Taxes or (v) would result in the finding or admission of any violation of Law or Governmental Order by the Indemnified Party. With respect to the defense of any Third Party Claim, the party responsible for the defense of the Third Party Claim shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of such claim, including all settlement negotiations and offers and shall: (A) conduct the defense of the Third Party Claim actively and vigorously and keep the other Party fully informed of material developments in the Third Party Claim at all stages thereof, (B) promptly submit to the other Party copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or filed in connection therewith, (C) permit the other Party and its counsel to confer on the conduct of the defense thereof, and (D) permit the other Party and its counsel an opportunity to review and comment on, which comments the Indemnifying Party shall reasonably consider, all legal papers to be submitted prior to their submission.

Section 8.5Payment. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 8. Upon judgment, determination, settlement or compromise of any Third Party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by the Indemnified Party, the amount so determined by judgment, determination, settlement or compromise and all other Losses of the Indemnified Party with respect thereto. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal.

Section 8.6Limitations on Indemnification. The Parties, intending to modify any applicable statute of limitations, agree:

(a)Time Limitation. No claim or action shall be brought under subclause (b) of Section 8.1 or of Section 8.2 for breach of a covenant set forth in this Agreement to the extent that such covenant, by its terms, applies or is to be performed prior to Closing after the 12-month anniversary of the Closing Date. No claim or action shall be brought under subclause

(a) of Section 8.1 or of Section 8.2 for breach of a representation or warranty after the one-year anniversary of the Closing Date. Notwithstanding the foregoing:

(i)any Claim brought for breach of any Fundamental Representation may be brought at any time until the sixth anniversary of the Closing Date;

(ii)any Claim made by an Indemnified Party by delivering a Claim Notice in good faith prior to the expiration of the applicable survival period for such Claim shall be preserved despite the subsequent expiration of such survival period;

(iii)if any act, omission, disclosure or failure to disclose shall form the basis for a Claim for breach of more than one representation or warranty and such claims have different periods of survival hereunder, then the expiration of the survival period of one Claim shall not affect an Indemnified Party’s right to make a Claim based on the breach of a representation or warranty still surviving; and

(iv)notwithstanding anything to the contrary herein, Seller’s obligation to indemnify the Buyer Indemnified Parties under Section 8.1(c) for Excluded Environmental Liabilities shall survive only until the date set forth on Section 8.6(a)(iv) of the Disclosure Schedule, after which no claim or action shall be brought under Section 8.1(c) for Excluded Environmental Liabilities.

(b)De Minimis Claim Threshold; Deductible Limitation. Except with respect to Claims for breaches of any Fundamental Representation (as to which the limitation set forth in this Section 8.6(b) shall not apply), an Indemnified Party shall not be entitled to indemnification under this Article 8 (i) for any individual Claim for the breach of a representation and/or warranty unless the Losses with respect thereto exceed $25,000, at which point the full amount of the Losses shall be taken into account and (ii) for Losses with respect to breaches of representations and/or warranties unless the aggregate amount of all Losses related to any and all breaches of representations and/or warranties (but for this Section 8.6(b)(ii)) exceeds on a cumulative basis an amount equal to Six Hundred Fifty Thousand Dollars ($650,000) (the “Deductible”), at which point, the Indemnifying Party, subject to the other provisions of this Section 8.6, shall indemnify the Indemnified Party for such Losses, but only to the extent such Losses exceed the Deductible.

(c)Amount Limitation. Except with respect to Claims for breaches of any Fundamental Representation, the aggregate amount of all Losses paid by an Indemnifying Party under this Article 8 with respect to breaches of representations and/or warranties shall not exceed Six Hundred Fifty Thousand Dollars ($650,000).  The aggregate amount of all Losses paid by an Indemnifying Party under this Article 8 with respect to breaches of representations and warranties, in the aggregate shall not exceed the amount of the Purchase Price.

(d)Insurance Offset.  The obligation of any Indemnifying Party to indemnify an Indemnified Party for Losses under this Article 8 for breaches of representations and warranties shall be reduced by the amount of insurance proceeds actually received by the Indemnified Party from third party insurers (including the R&W Policy) with respect to such Losses (but no such proceeds shall reduce Losses arising as the result of a deductible or retention under any such insurance policy). The Indemnified Party shall use commercially reasonable efforts to make and pursue reasonable claims against third party insurers with respect to such Losses, provided that the Indemnified Party shall not be required to commence or otherwise participate in any litigation, arbitration, mediation or similar legal proceeding in respect of any such claims.

(e)Mitigation Offset.  An Indemnifying Party shall not have liability for Losses under this Article 8 for breaches of representations and warranties to the extent such Losses arise due to the Indemnified Party’s failure to mitigate such Losses in accordance with applicable Law.

(f)Source of Recovery. With respect to any claim for indemnification for Losses under Section 8.1 for breaches of representations and warranties, Buyer shall first seek recourse for such Losses from and against the R&W Policy to the extent the R&W Policy provides therefor. To the extent Buyer is unable to recover such Losses from and against the R&W Policy, Buyer shall be entitled to obtain indemnification from Seller pursuant to the terms and subject to the limitations of this Article 8. Notwithstanding anything in this Agreement to the contrary, Buyer may submit a Claim against Seller, as described in Section Section 8.3, for the purpose of reserving its rights to bring such Claim prior to the expiration of the applicable survival period set forth in Section 8.6(a).

(g)General. The limitations set forth in this Section 8.6 shall not limit the obligation of a Party to provide indemnification from and against Losses arising from any breach of a covenant (other than pursuant to Section 8.6(a)), even if such breach also constitutes a breach of a representation or warranty.

Section 8.7Materiality Qualifiers. The Parties agree that, for purposes of this Article 8, in determining whether any representation or warranty set forth in this Agreement (other than (i) the representation and warranty set forth in subclause (b)(i) of Section 3.11, second sentence of Section 3.12, Section 3.17(a), and first sentence of Section 3.22, or (ii) in the name of defined terms and their respective definitions) has been breached and for purposes of determining the amount of Losses resulting therefrom, any and all “Material Adverse Effect,” “in all material respects,” “materiality,” “materially adverse to the Business” and similar exceptions and qualifiers set forth in any such representation or warranty shall be disregarded.

Section 8.8No Waiver. The consummation of the transactions contemplated by this Agreement shall not constitute a waiver by a Party of its rights to indemnification hereunder. No representation, warranty or covenant set forth in this Agreement or in any schedule or exhibit attached hereto or any document or instrument executed and delivered pursuant hereto shall merge into the deeds, bill of sale, assignments, documents, agreements and instruments to be delivered at the Closing.

Section 8.9Exclusive Remedy. From and after the Closing, the indemnification provisions in this Article 8 shall be the sole and exclusive remedies available to the Parties with respect to all claims arising out of relating to the negotiation, execution or performance of this Agreement, other than with respect to (a) claims for Fraud, (b) any covenant to the extent requiring performance at or after the Closing, or (c) claims for specific performance and other equitable relief (including, for the avoidance of doubt, to consummate the Closing in accordance with the terms of this Agreement), it being agreed that all other entitlements, remedies and recourse, whether in contract, tort or otherwise, with respect to such Losses, are expressly waived and released by the Parties to the fullest extent permitted by applicable Law.

Section 8.10R&W Policy. Notwithstanding anything to the contrary (including Section 8.9), nothing in this Agreement shall limit, restrict or otherwise impair the terms, conditions and coverage provided under the R&W Policy nor shall the terms of this Agreement limit a Buyer Indemnified Party’s right to receive payment, make a claim or otherwise seek coverage or recourse under the R&W Policy. The R&W Policy shall exclude, and the insurer under the R&W Policy shall waive and agree not to pursue, any rights of subrogation against Seller or any Representative of Seller, other than with respect to a claim for Fraud in accordance with the terms and conditions of this Agreement. With respect to the premium (including the underwriting fees and surplus lines Taxes) for the R&W Policy, Seller shall pay 50% plus $50,000, and the Buyer shall pay for the remainder.

Section 8.11Environmental Matters.

(a)To the extent that Seller requires access to the Exclusive Business Real Property after Closing in order to resolve an Excluded Liability, (i) Seller shall provide at least five Business Days’ notice to Buyer prior to the proposed entry onto the Exclusive Business Real Property, unless Seller is required by Environmental Law or Governmental Authority to access such property prior to the expiration of such notice period, in which case, Seller shall provide reasonable advance notice, (ii) Seller and its contractors shall perform all work in compliance in all material respects with applicable Law and all applicable Lease Agreements, (iii) Seller and its contractors shall provide evidence of insurance reasonably satisfactory to Buyer relating to such work, (iv) Seller shall not unreasonably disrupt the operations of the Business and (v) Seller shall restore all impacted areas of the Exclusive Business Real Property in all material respects to the condition that existed prior to Seller’s work.

(b)Seller shall have no obligation to indemnify, defend or hold harmless any Buyer Indemnified Parties under Section 8.1 from and against any Losses for Excluded Environmental Liabilities or otherwise arising from or related to Hazardous Substances: (i) to the extent arising from or related to Non-Permitted Testing; or (ii) to the extent such Losses result or arise from the Exacerbation after the Closing Date of the presence, Release or exposure to Hazardous Substances which first occurred prior to the Closing Date.

(c)Notwithstanding anything herein to the contrary, in the event that any Response Action is required to be conducted in connection with a claim for indemnification under this Article 8, then as a condition to such indemnification obligation, the Indemnifying Party shall be entitled to elect, in its sole discretion, to perform such Response Action. The party performing the Response Action subject to indemnification shall afford the Non-Performing Party Meaningful Participation Rights. If the Seller is the performing party, Buyer shall provide reasonable access to Seller to perform the Response Actions at any Business Real Property, provided Seller complies with Section 8.11(a) hereof.

Article 9
CLOSING

Section 9.1Closing Date; Location. Unless this Agreement shall have been terminated pursuant to Section 10.1, and provided that the conditions set forth in Article 7 are satisfied or waived, the closing with respect to the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., local time, on the third (3rd) Business Day after the satisfaction or waiver of all of the conditions set forth in Article 7, other than conditions that, by their nature, will be satisfied at the Closing (but subject to the satisfaction or waiver of those conditions at the Closing), or such other location, time and date as the Parties mutually agree in writing. Notwithstanding the foregoing, in the event that Buyer is obligated to consummate the Closing pursuant to the foregoing sentence on or prior to December 1, 2021 (the “Originally Scheduled Closing Date”), but Buyer wishes to delay the Closing to a later date, Buyer may delay the Closing by providing Seller with written notice at least one Business Day prior to the Originally Scheduled Closing Date (the “Closing Delay Notice”) setting forth Buyer’s election to delay the Closing to December 1, 2021 (or such earlier date as Buyer shall subsequently elect on not less than five (5) Business Days prior written notice thereof). If, within three (3) Business Days after receipt of the Closing Delay Notice, Seller provides Buyer with certificates of the type described in Section 7.1(a), Section 7.1(b) and Section 7.1(c) as of the Originally Scheduled Closing Date, then (a) the conditions set forth in Section 7.1(a) and Section 7.1(b) shall cease to apply to the extent of acts or omissions occurring prior to the Originally Scheduled Closing Date (provided that the conditions set forth in Section 7.1(a) and Section 7.1(b) shall continue to apply to the extent of acts or omissions occurring on or after the Originally Scheduled Closing Date), and (b) the condition set forth in Section 7.1(c) shall be irrevocably waived. The Parties intend that the Closing shall be effected, to the extent practicable, by conference call, the electronic delivery of documents and, if applicable, the prior physical exchange of certificates and certain other documents and instruments to be held in escrow by outside counsel to the recipient Party pending authorization by the delivering Party (or its outside counsel) of their release at Closing. The actual date of the Closing is referred to as the “Closing Date,” and, if the Closing occurs, the Closing shall be deemed to have become effective as of 12:01 a.m., Central Time, on the Closing Date.

Section 9.2Documents to be Delivered by Seller. At the Closing, Seller shall deliver to Buyer the following documents:

(a)a bill of sale and assignment and assumption agreement, in the form attached hereto as Exhibit 9.2(a), duly executed by Seller (the “Bill of Sale and Assignment and Assumption Agreement”);

(b)a noncompetition, nonsolicitation and confidentiality agreement, in the form attached hereto as Exhibit 9.2(b), duly executed by Seller (the “Noncompetition Agreement”);

(c)lease or sublease agreements between Buyer and Seller, in the forms attached hereto as Exhibit 9.2(c) (collectively, the “Lease Agreements”), duly executed by Seller;

(d)a transition services agreement, in the form attached hereto as Exhibit 9.2(d) (the “Transition Services Agreement”), duly executed by Seller;

(e)releases, UCC termination statements and other documents that are necessary to release or terminate (i) the Encumbrances listed in Section 9.2(e) of the Disclosure Schedule and (ii) any material Encumbrances (other than Permitted Encumbrances) affecting any material Purchased Assets arising after the date of this Agreement and prior to the Closing;

(f)the consents listed in Section 9.2(f) of the Disclosure Schedule;

(g)with respect to each parcel of Business Real Property that Seller leases, a consent to assignment (or sublease or license) as set forth in Section 9.2(g) of the Disclosure Schedule from the landlord under such lease, duly executed by the applicable landlord;

(h)the Customer/Supplier List;

(i)a properly executed IRS Form W-9 of Seller; and

(j)the certificates described in Section 7.1(a), Section 7.1(b) and Section 7.1(c) (as supplemented as described in Section 9.1).

Section 9.3Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Seller the following documents:

(a)the Bill of Sale and Assignment and Assumption Agreement, duly executed by Buyer;

(b)the Noncompetition Agreement, duly executed by Buyer;

(c)the Lease Agreements, duly executed by Buyer;

(d)the Transition Services Agreement, duly executed by Buyer; and

(e)the certificates described in Section 7.2(a) and Section 7.2(b).

Article 10
TERMINATION

Section 10.1General. This Agreement may be terminated at any time prior to the Closing only as follows:

(a)by mutual written agreement of Buyer and Seller;

(b)by Buyer or Seller, by giving written notice of such termination to the other, if (i) a Law shall have been enacted, entered or promulgated prohibiting the consummation of the transactions contemplated hereby on the terms contemplated by this Agreement or (ii) a Governmental Order shall have been enacted, entered, promulgated or issued by a Governmental Authority restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement on the terms set forth in this Agreement and such Governmental Order shall have become final and non-appealable;

(c)by Buyer or Seller, by giving written notice of such termination to the other, if the Closing shall not have occurred on or prior to December 31, 2021 (the “Termination Date”); provided that, if Buyer exercises its right under Section 9.1 to delay the Originally Scheduled Closing Date, then the Termination Date shall be extended by the same number of days as the Originally Scheduled Closing Date was delayed; provided, further, that (i) the Termination Date shall be subject to an extension of 90 days if the Closing shall not have occurred on or prior to the Termination Date, by either Buyer or Seller by giving written notice to the other if, at the Termination Date, all of the conditions set forth in Article 7 are satisfied or waived (other than those that by their nature are to be satisfied at the Closing, provided that such conditions are capable of being satisfied at the Closing if the Closing were to occur on the date of such notice for extension), except for the conditions set forth in Section 7.1(h), Section 7.1(g) and/or Section 7.2(f) (and, if as a result of, relating or pursuant to a Regulatory Law, Section 7.1(e) and/or Section 7.2(d)), and (ii) the right to terminate this Agreement pursuant this Section 10.1(c) shall not be available to a Party that has breached in any material respect its obligations under this Agreement in any manner that shall have caused the failure of the transactions contemplated hereby to be consummated on or before the Termination Date;

(d)by Seller if all of the following shall have occurred: (i) Buyer shall have breached or failed to perform in any material respect any of its representations, warranties or covenants set forth in this Agreement, (ii) such breach or failure to perform would result in any condition set forth in Section 7.2 to not be satisfied and (iii) such breach or failure to perform is incapable of being cured by Buyer prior to the date that is 30 days after receipt of written notice thereof or, if such breach or failure to perform is capable of being so cured, Buyer shall not have cured such breach or failure to perform within 30 days after receipt of written notice thereof; provided, however, that Seller may not terminate this Agreement pursuant to this Section 10.1(d) at any time during which Seller is in material breach of this Agreement; or

(e)by Buyer if all of the following shall have occurred: (i) Seller shall have breached or failed to perform in any material respect any of its representations, warranties or covenants set forth in this Agreement, (ii) such breach or failure to perform would result in any condition set forth in Section 7.1 to not be satisfied and (iii) such breach or failure to perform is incapable of being cured by Seller prior to the date that is 30 days after receipt of written notice thereof or, if such breach or failure to perform is capable of being so cured, Seller shall not have cured such breach or failure to perform within 30 days after receipt of written notice thereof; provided, however, that Buyer may not terminate this Agreement pursuant to this Section 10.1(e) at any time during which Buyer is in material breach of this Agreement.

Section 10.2Effect of Termination

. If this Agreement is duly terminated as provided in Section 10.1, then this Agreement shall forthwith become wholly void and of no further force and effect, and there shall be no liability under this Agreement on the part of the Parties; provided, however, that (a) the provisions of Section 5.5(b) (Expense Reimbursement), this Section 10.2, and Article 11 shall survive any termination of this Agreement and remain in full force and effect and (b) termination shall not relieve a Party from liabilities for Losses of the other Party as a result of any Fraud or any Willful Breach prior to such termination (it being acknowledged and agreed by the Parties that failure to consummate the Closing by a Party that was obligated to do so after satisfaction or waiver of the conditions set forth in Article 7 pursuant to the terms of this Agreement shall be deemed a Willful Breach hereunder). Notwithstanding the foregoing, the Confidentiality Agreement shall survive any termination of this Agreement in accordance with its terms.

Article 11
MISCELLANEOUS

Section 11.1Publicity. Each Party agrees that, prior to the Closing, no public release or announcement relating to the transactions contemplated by this Agreement shall be issued or made by or on behalf of such Party or any of its Affiliates without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as such release or announcement may, in the reasonable judgment of the releasing Party or its Affiliates, be required by Law or any rule or regulation of any securities exchange on which securities of the releasing Party or its Affiliates are listed, in which case, the Party required to make (or whose Affiliate is required to make) the release or announcement shall, to the extent practicable, deliver a draft of such announcement to the other Party and allow the other Party reasonable time to comment on such release or announcement in advance of such issuance which comments shall be considered in good faith by the releasing Party. Notwithstanding anything to the contrary herein and without complying with the preceding sentence, each Party may make any public statement regarding the transactions contemplated by this Agreement in response to questions from analysts and those attending industry conferences, in each case to the extent (and only to such extent) that such statements are not inconsistent with the previous press releases, public disclosures or public statements made by the Parties in accordance herewith. For the avoidance of doubt, in no event shall the foregoing be construed to restrict or prevent (a) Buyer or its Affiliates from making announcements or communications to Transferred Business Employees to the extent required in accordance with and subject to the terms of this Agreement or (b) The Manitowoc Company, Inc. or Seller from making any required filings pursuant to the Exchange Act.

Section 11.2Expenses. Except to the extent otherwise expressly set forth in this Agreement, each Party shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated by this Agreement, including all claims for brokerage commissions or finder’s fees arising as a result of the retention, employment or other use of any broker or finder by such Party, any of such Party’s Affiliates or any of their respective directors, managers, officers, employees or agents with respect to the transactions contemplated by this Agreement.

Section 11.3Bulk Transfer Laws. Each Party hereby waives compliance by the other Party with the provisions of any bulk transfer Law, bulk sales Law or similar Law of any jurisdiction with respect to the transactions contemplated by this Agreement, it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Laws of any jurisdiction shall be treated as Excluded Liabilities.

Section 11.4Disclosure Schedule.

(a)The sections and subsections of the Disclosure Schedule correspond to the sections and subsections of this Agreement.

(b)Notwithstanding the foregoing, the disclosure of any matter, or reference to any Contract, in a section or subsection of the Disclosure Schedule shall be deemed to be a disclosure of such matter or Contract with respect to each other section or subsection of this Agreement to which it applies to the extent that the relevance of such disclosure to such other section or subsection of this Agreement is readily apparent to a reasonable person on the face of the disclosure. The disclosure of any matter, or reference to any Contract, in the Disclosure Schedule shall not be deemed to constitute an admission by Seller or Buyer or to otherwise imply that any such matter or Contract is material for the purposes of this Agreement. In particular, (a) certain matters may be disclosed in the Disclosure Schedule that may not be required to be disclosed because of certain minimum thresholds or materiality standards set forth in this Agreement, (b) the disclosure of any such matter does not mean that it meets or surpasses any such minimum thresholds, (c) no disclosure in the Disclosure Schedule relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of such matters in the Disclosure Schedule be deemed or interpreted to vary, change or alter the language of the representations and warranties set forth in this Agreement or expand or narrow the scope of any of the representations and warranties set forth in this Agreement. Each section of the Disclosure Schedule is qualified in its entirety by reference to the specific provisions of this Agreement and does not constitute, and shall not be construed as constituting, representations, warranties or covenants of Seller, Buyer or their Affiliates, except as and to the extent provided in this Agreement. Matters reflected in the Disclosure Schedule are not necessarily limited to matters or Contracts required by this Agreement to be disclosed in the Disclosure Schedule. This Section 11.4(b) shall not apply to Section 1.1(m), Section 5.3(a), Section 5.5(a), Section 6.2(d), Section 8.6(a)(iv), Section 9.2(f), Section 9.2(g), and Section 11.14-1 of the Disclosure Schedule.

(c)The section headings in the Disclosure Schedule are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any information disclosed therein or any provision of this Agreement. All attachments to the Disclosure Schedule are incorporated by reference into the section of the Disclosure Schedule in which they are referenced.

Section 11.5Assignment. No Party shall assign, transfer or encumber this Agreement, or its rights or obligations hereunder, in whole or in part, voluntarily or by operation of Law (including by virtue of a merger or similar transaction), without the prior written consent of the other Party, and any attempted assignment, transfer or encumbrance without such consent shall be void and without effect.

Section 11.6Parties in Interest. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and permitted assigns. Except for the provisions of Section 8.1 (Indemnification By Seller), and Section 8.2 (Indemnification by Buyer) (and the related provisions of Article 8 (Indemnification)), nothing in this Agreement, express or implied, shall confer any rights or remedies upon any Person other than the Parties and their respective permitted successors and permitted assigns. Without limitation, nothing in this Agreement, express or implied, shall confer upon any Person any right relating in any way to employment or terms of employment with Buyer or any of its Affiliates.

Section 11.7Law Governing Agreement; Consent to Jurisdiction; No Jury Trial.

(a)This Agreement and all matters arising from, or relating to, this Agreement (whether in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. Each Party stipulates that, if there is any dispute or disagreement between or among any of the Parties as to the interpretation of any provision of, or the performance of obligations under, this Agreement (a “Dispute”), such Dispute shall be commenced and prosecuted in its entirety in, and each Party consents to the exclusive jurisdiction and proper venue of, the Delaware Court of Chancery (unless such court lacks subject matter jurisdiction, in which case, in any state or federal court located in the State of Delaware). Each Party consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of their present or future domiciles or by any other reason. The Parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries. Each Party agrees that service of process on such Party as provided in Section 11.11 shall be deemed effective service of process on such Party.

(b)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY ANCILLARY DOCUMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ANCILLARY DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY DOCUMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY MAKES

THIS WAIVER VOLUNTARILY AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH ANCILLARY DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.8Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, then all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to, and shall modify, this Agreement in order to carry out the original intent and purpose of such invalid or unenforceable provision as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 11.9Amendment. This Agreement may be amended or supplemented only pursuant to a written instrument executed and delivered by the Parties.

Section 11.10Waiver. No waiver by a Party of any of the provisions of this Agreement shall be effective unless expressly set forth in a written instrument executed by the Party so waiving. Except to the extent set forth in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of a Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties or covenants set forth herein and in any documents delivered or to be delivered pursuant hereto and in connection with the Closing hereunder. The waiver by a Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 11.11Notice. All notices, consents, waivers, agreements, requests, demands and other communications under this Agreement shall be given in writing and shall be deemed effective or to have been duly given and made and shall be deemed to have been received (a) when served by personal delivery upon the party for whom it is intended, (b) on the date of receipt if sent by a nationally recognized private overnight courier service, (c) on the date sent by email, with confirmation of transmission, if sent before 5:00 p.m. on a Business Day at the location of the recipient, and on the next Business Day if not sent before 5:00 p.m. at the location of the recipient on a Business Day or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the address for such party set forth below, or such other address as may be designated in writing in a notice given in accordance with this Section 11.11 by such Party:

(a)If to Seller, to:

H&E Equipment Services

7500 Pecue Ln

Baton Rouge, LA 70809

Attention: Corporate Counsel

Email: jberry@he-equipment.com

(with a copy to)

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Attention: Derek Winokur

Email: derek.winokur@dechert.com

(b)If to Buyer, to:

The Manitowoc Company, Inc.

11270 West Park Place, Suite 1000

Milwaukee, Wisconsin 53224

Attention: Thomas L. Doerr, Jr.

Email: thomas.doerr@manitowoc.com

(with a copy to)

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Bryan S. Schultz

Email: brschultz@foley.com

or to such other Person or address as a Party shall have specified by notice in writing to the other Party in accordance with this Section 11.11. Rejection or refusal to accept such notice, request or other communication, or the inability to deliver such notice, request or other communication because of changed address for which no notice was given, shall be deemed to be receipt of such notice, request or communication as of the date of such rejection, refusal or inability to deliver.

Section 11.12Entire Agreement. This Agreement (including the exhibits and schedules attached hereto) supersedes all prior agreements, and constitutes (together with the Ancillary Documents and the Confidentiality Agreement) a complete and exclusive statement of the terms of the agreement, between the Parties with respect to the subject matter of this Agreement. The

Confidentiality Agreement shall cease to have any effect with respect to Purchased Assets and Transferred Business Employees as of the Closing. In the event and to the extent that there shall be an inconsistency or conflict between the provisions of this Agreement and any Ancillary Document or the Confidentiality Agreement, this Agreement shall prevail. There have been and are no representations, warranties or covenants between the Parties relating to the subject matter of this Agreement other than those set forth or provided for in this Agreement or any Ancillary Document.

Section 11.13Interpretative Provisions. For purposes of this Agreement, (a) the words “including” and “include” shall be deemed to be followed by the words “without limitation,” and (b) the words “herein,” “hereof,” “hereby,” “hereto” or “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement; (ii) to an agreement, instrument or other document shall mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute shall mean such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Schedules and Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each of the Parties confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. This Agreement may be executed by signatures exchanged via electronic means and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Notwithstanding anything to the contrary herein, all payments required to be made hereunder, or as a result of a breach or violation hereof, shall be made in United States Dollars.

Section 11.14Equitable Relief. The Parties agree that if any of the provisions of this Agreement were not to be performed by any Party as required by their specific terms or were to be otherwise breached, irreparable damage will occur to the non-breaching Party and no adequate remedy at Law would exist and damages would be difficult to determine, and that each Party shall be entitled to an injunction or injunctions to prevent breaches, and to specific performance of the terms, of this Agreement (including causing the transactions contemplated by this Agreement to be consummated on the terms and subject to the conditions set forth in this Agreement) without posting any bond and without proving that monetary damages would be inadequate, in addition to any other remedy at Law or equity. No Party shall oppose, argue, contend or otherwise be permitted to raise as a defense that an adequate remedy at Law exists or that specific performance or equitable or injunctive relief is inappropriate or unavailable. If a party to this Agreement institutes an Action for injunctive relief or specific performance and a court of competent jurisdiction does not award injunctive relief or specific performance to such party in a judgment in accordance with this Section 11.14, then such party may institute an Action for monetary damages. The prevailing party in any Action arising under this Section 11.14 shall be entitled to reimbursement of fees, costs and expenses.

Section 11.15No Setoff. There shall be no right of setoff or counterclaim with respect to any claim, debt or obligation, against payments to any of the Parties under this Agreement or the Ancillary Documents.

Section 11.16Guarantee.  The Manitowoc Company, Inc., a Wisconsin corporation, hereby absolutely, irrevocably and unconditionally, guarantees to the Seller as a primary obligor and not merely as surety, the performance of all of the Buyer’s obligations hereunder in accordance with the terms of this Agreement (the “Guarantee”), provided that such Guarantee shall terminate following Closing (including, for the avoidance of doubt, payment in full of all amounts required to be paid by Buyer to Seller at the Closing pursuant to Section 2.3(b)).

Section 11.17Definitions. For purposes of this Agreement, the term:

“Acquisition Proposal” shall mean (a) any proposal or offer to acquire in any manner, directly or indirectly, a material portion of the assets of the Business, including any Business Real Property, or (b) any proposal or offer for any other transaction that would prevent or impair in a material respect the transactions contemplated by this Agreement; provided, in each of (a) or (b), other than any such transaction with Buyer or any of its Affiliates. An Acquisition Proposal shall not include any sale or possible sale or other disposition of assets or equity of Seller in which the assets of the Business do not constitute the majority of the assets being transferred (directly or indirectly) in connection with such transaction.

“Action” shall mean any complaint, action, suit, proceeding, litigation, arbitration, mediation or other alternate dispute resolution procedure, demand, disclosed investigation or claim, whether civil, criminal or administrative.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ancillary Documents” shall mean any agreement, instrument or document required to be delivered at the Closing pursuant to Section 9.2 or Section 9.3 or that is otherwise executed, or required to be executed, by Buyer or Seller in furtherance of the consummation of the transactions contemplated by this Agreement.

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by Law to be closed.

“Business Indebtedness” shall mean (a) all obligations of Seller for bank or other third-party indebtedness for borrowed money, including, for this purpose, all obligations under any bank credit agreement, capitalized lease, financing agreement, installment sale agreement, currency hedging, and other financing, hedging or credit agreement, in each case, with respect to the Business, the Business Real Property or the Purchased Assets and (b) all obligations of Seller with respect to which there is an Encumbrance, other than a Permitted Encumbrance, upon any of the Purchased Assets.

“Buyer Fundamental Representations” shall mean the representations and warranties set forth in Section 4.1 (Due Organization and Power) and Section 4.2 (Authority).

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Contracts” shall mean all legally binding contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures and other agreements.

“Confidentiality Agreement” shall mean that certain Mutual Confidentiality Agreement, dated November 12, 2018, by and between Seller and The Manitowoc Company, Inc., as amended December 1, 2020, restated, supplemented or otherwise modified from time to time.

“Current Assets” shall mean those assets of Seller consisting of the line items reflected on the unaudited balance sheet portion of the Reference Closing Statement.

“Current Liabilities” shall mean those liabilities of Seller consisting of the line items reflected on the unaudited balance sheet portion of the Reference Closing Statement.

“Disclosure Schedule” shall mean the Disclosure Schedule delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

“Encumbrance” shall mean any mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, conditions, reservations, encroachments, hypothecations, equities, restrictions, rights-of-way, exceptions, limitations, charges, possibilities of reversion, rights of refusal or encumbrances of any nature whatsoever.

“Environmental Claim” shall mean any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging Liability of whatever kind or nature (including Liability for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) any presence, Release of, or exposure to, any Hazardous Substances; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” shall mean any applicable Law, including common law, and any applicable Governmental Order or Contract with any Governmental Authority, (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety (from exposure to Hazardous Substances), or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata), or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substances.

“Environmental Notice” shall mean any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” shall mean any Permit required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Equity Interests” shall mean (a) any partnership interests, (b) any membership interests or units, (c) any shares of capital stock, (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity, (e) any subscriptions, calls, warrants, options, or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire membership interests or units, capital stock, or any other equity securities, (f) any securities convertible into or exercisable or exchangeable for partnership interests, membership interests or units, capital stock, or any other equity securities or (g) any other interest classified as an equity security of a Person.

“ERISA Affiliate” shall mean all employers (whether or not incorporated) that would be treated together with Seller or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Exacerbation” shall mean the worsening of a condition by negligent, reckless or willful action.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Contracts” shall mean the Contracts disclosed, or required to be disclosed, in Section 3.9 of the Disclosure Schedule as a result of subclause (f), (h), (k), (l) or (m) of Section 3.9.

“Excluded Environmental Liabilities” shall have the meaning set forth in the definition of “Excluded Liabilities.”

“Excluded Liabilities” shall mean all Liabilities (x) of or against Seller or any of its Subsidiaries or (y) of or against the Business, the Business Real Property or to the Purchased Assets to the extent arising out of or relating to matters occurring prior to Closing, in each of the cases described in subclauses (x) and (y), other than the Liabilities of Seller that are assumed by Buyer pursuant to the express terms of Section 1.3. Without limitation, “Excluded Liabilities” shall include all of the following Liabilities of or against Seller:

(a)any Liability for Business Indebtedness as of the Closing;

(b)any Liability (other than any Liability assumed by Buyer pursuant to the express terms of Section 1.3(c)) in the nature of product liability to the extent arising out of matters occurring prior to Closing, including any Liability for claims made for injury to person, damage to property or other damage arising from, caused by or arising out of the sale, delivery, lease or license of any product, or the performance of any service, in each case by Seller (or any of its predecessors) to the extent prior to Closing, and any Liability arising from, caused by or arising out of any defective or insufficient warnings, labeling or instructions contained on or provided in connection with any such products or services to the extent occurring prior to Closing;

(c)any Liability (other than any Liability assumed by Buyer pursuant to the express terms of Section 1.3(c)) arising from, caused by or arising out of any obligation to implement any replacement, modification or recall campaign with respect to any product that was sold, delivered, leased or licensed, or any service that was performed, in each case by Seller (or any of its predecessors) prior to Closing;

(d)any Liability arising out of any Action to the extent with respect to the operation of the Business prior to Closing (other than any Liability assumed by Buyer pursuant to the express terms of Section 1.3(a) or Section 1.3(c));

(e)any Liability for any breach of or failure to perform prior to Closing any Contract, including any breach due to the assignment of the Assigned Contracts in breach thereof;

(f)any Liability to the current or former Subsidiaries of Seller arising prior to Closing (it being understood, for the avoidance of doubt, Excluded Liabilities do not include Liabilities under this Agreement or any Ancillary Agreement);

(g)except for any Liability expressly assumed by Buyer and its Affiliates under Section 6.2(d), any Liability (i) under, incident to or in connection with any Benefit Plan, (ii) relating to or arising out of any action or practice in connection with the employment or termination of employment of any Persons currently or formerly employed or seeking to be employed by Seller, (iii) arising at any time under, incident to or in connection with any Multiemployer Plan, including any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA, or (iv) that is or may be imposed on Seller or any Affiliate of Seller due to such entity’s status as an ERISA Affiliate of any other entity;

(h)any Liability arising under Environmental Law or related to any Hazardous Substance, including (i) Environmental Claims and Liabilities arising from or related to Environmental Notices and (ii) Environmental Claims and Liabilities arising out of, related to or incurred in connection with any pollution, threat to the environment, exposure to or manufacture, processing, distribution, use, treatment, generation, transport or handling, disposal, emission, discharge, storage or release of Hazardous Substance to the extent such Liability (A) is related in any way to Seller’s, or any previous owner’s or operator’s, ownership, operation or occupancy of the Business, the Business Real Property or the Purchased Assets (whether owned, leased or otherwise held or utilized), including any failure to comply with any Environmental Laws, and (B) occurs or arises due to conditions or circumstances that existed, or were caused, on or before the Closing Date, whether or not known by Buyer, including any

Environmental Claims (“Excluded Environmental Liabilities”); provided, however, that Excluded Environmental Liabilities shall include Environmental Claims and Environmental Liabilities relating to: (i) compliance with environmental Permits to the extent noncompliance continues after Closing, provided that Buyer has exercised reasonable diligence to identify and resolve such noncompliance within a reasonable time after Closing, but in no event longer than 90 days; and (ii) a latent Release of Hazardous Substances that began prior to the Closing Date that continues after Closing through no negligence or lack of reasonable diligence by Buyer (taking into consideration Section 8.11(b) hereof such that Buyer’s failure to engage in Non-Permitted Testing shall not be deemed to be negligence or lack of reasonable diligence);

(i)any Liability for Taxes, including income, transfer, sales, use and other Taxes arising in connection with the consummation of the transactions contemplated by this Agreement and unpaid Taxes of any Person under Reg. 1.1502-6 (or any similar provision of state, local or other Law) as transferee or successor, by Contract or otherwise based on the transactions contemplated by this Agreement;

(j)any Liability for any pre-Closing violation of, or failure to comply with, Laws, Permits or Governmental Orders of the Seller; and

(k)any Liability that any Person seeks to impose upon Buyer by virtue of any theory of successor liability based on the transactions contemplated by this Agreement, including Liabilities relating to environmental matters, any Benefit Plan, product liability, Taxes, labor and employment matters, COBRA, ERISA or the Code, or as a result of a failure to comply with any bulk transfer Law, bulk sales Law or similar Law.

“Exclusive Business Real Property” shall mean the real property described as Items 3, 4, 5, 6, and 7 in Section 3.8 of the Disclosure Schedule.

“Final Adjustment Amount” shall mean an amount (which may be a positive or negative number) equal to the Asset Value as reflected on the Final Closing Statement minus the Asset Value as reflected on the Estimated Closing Statement.

“Final Closing Statement” shall mean, as applicable, (a) the Preliminary Closing Statement if (i) no Statement Objection relating to the Preliminary Closing Statement is delivered to Buyer during the Review Period or (ii) Buyer and Seller so agree in writing, or (b) the Preliminary Closing Statement, as adjusted by (i) the written agreement of Buyer and Seller and/or (ii) the CPA Firm in accordance with Section 2.4(e).

“Fraud” shall mean, with respect to any Party to this Agreement, a claim by another Party against such first Party for its actual and intentional fraud under Delaware common law with respect to the transactions contemplated by this Agreement, including the making of representations and warranties pursuant to Article 3 (in the case of Seller) or Article 4 (in the case of Buyer); provided such actual and intentional fraud of such Party shall only be deemed to exist if such Party makes a knowing and intentional misrepresentation of a material fact with respect to the making of a representation in Article 3 or Article 4, as the case may be, with the intent that the other party rely on such fact, coupled with damages caused by such other party’s reasonable detrimental reliance on such fact under the circumstances.

“Fundamental Representations” shall mean the Buyer Fundamental Representations and the Specified Representations.

“Governmental Authority” shall mean any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” shall mean any temporary, preliminary or permanent order, writ, judgment, injunction, ruling, assessment, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Substance” shall mean (i) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation or polychlorinated biphenyls (PCBs), and per- and polyfluoroalkyl substances, perfluorooctanoic acid and perfluorooctane sulfonate; (ii) any chemical or other material or substance that is now regulated, classified or defined as or included in the definition of “hazardous substance,” “hazardous waste,” “hazardous material,” “extremely hazardous substance,” “restricted hazardous waste,” “toxic substance,” “toxic pollutant,” “pollutant” or “contaminant” under any Environmental Law, or any similar denomination intended to classify substance by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law; or (iii) any other chemical or other material, waste or substance, exposure to which is now prohibited, limited or regulated by or under any Environmental Law because of its hazardous or toxic properties. The term “Hazardous Substance” shall not include any virus, including without limitation the SARS-CoV-2 virus or any mutation or variation thereof.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Intellectual Property” any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents, patent applications, utility models and design rights; (b) trademarks, service marks, brands, and other indicia of source or origin and all registrations, applications for registration, and renewals of, any of the foregoing; (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing; (d) internet domain names, social media accounts and all associated web addresses, URLs and websites and all content and data thereon or relating thereto; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein; (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

“IRS” shall mean the Internal Revenue Service.

“Knowledge” (a) when used with respect to Seller, shall mean the actual knowledge, after due inquiry, of the following individuals: Brad Barber; John Engquist; and Leslie Magee; and (b) when used with respect to Buyer, shall mean the actual knowledge, after due inquiry, of the following individuals: Aaron Ravenscroft; David Antoniuk; and Thomas Doerr, Jr.

“Law” shall mean any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law promulgated, enforced or entered by any Governmental Authority.

“Liability” or “Liabilities” shall mean any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

“Losses” shall mean and include: (a) all Liabilities, (b) all losses, damages, judgments, awards, penalties and settlements, (c) all demands, claims, suits, actions, causes of action, proceedings and assessments and (d) reasonable and documented out-of-pocket costs and expenses (including prejudgment interest in any litigated or arbitrated matter and other interest, court costs and fees and expenses of attorneys, consultants and expert witnesses) of investigating, defending or asserting any of the foregoing or of enforcing this Agreement; provided that “Losses” shall not include any punitive damages except to the extent such damages are paid or payable to third parties.

“Material Adverse Effect” shall mean any change, event, development, condition, occurrence or combination of changes, events, developments, conditions or occurrences (each, a “Change”) that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (x) the assets, Liabilities, results of operations or financial condition of the Business, taken as a whole or (y) the ability of Seller to consummate the transactions contemplated by this Agreement or any Ancillary Document by the Termination Date; provided that, in the case of subclause (x), none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect: (a) the failure of the Business to meet projections, forecasts or budgets for any period (for the avoidance of doubt, any underlying cause for any such failure shall not be excluded by this subclause (a) unless otherwise excluded by any of the other clauses of this proviso); or (b) any Change arising from (i) the economy in general, or changes in the securities, syndicated loan, credit or financial markets in general, (ii) the general conditions in the industry in which the Business operates (including industries of customers and suppliers of the Business), (iii) an act of civil unrest, terrorism, sabotage or an outbreak or escalation of war (whether declared or not declared) or any natural disasters (including hurricanes, floods, tornados, tsunamis, earthquakes, global health conditions (including any pandemic, epidemic, or disease outbreak) or other acts of God), (iv)

changes or proposed changes in applicable Law or GAAP or the enforcement thereof, in each case, after the date of this Agreement (v) the announcement of the transactions contemplated by this Agreement (including, for the avoidance of doubt, any loss of employees or customers, any cancellation of or delay in customer orders or renewals, or any disruption in supplier, distributor or similar relationships, in each case, to the extent a result thereof, (vi) the Pandemic or the related responses of Governmental Entities with respect thereto, (vii) any action taken by Buyer or any of its Affiliates with respect to the transactions contemplated hereby, or (viii) actions or omissions of Seller that are required by the express terms of this Agreement or are consented to by Buyer in writing; provided, further, that any Change referred to in clause (b)(i), (ii), (iii), (iv) or (v) may be taken into account in determining whether there is or would reasonably be expected to be a Material Adverse Effect to the extent such effect or change has a materially disproportionate adverse effect on the Business, taken as a whole, as compared to other participants in the industry in which the Business operates. For the avoidance of doubt, if and to the extent, prior to Closing, there occurs an adverse change with respect to items disclosed by Seller on the Disclosure Schedule, the extent of such change may be taken into account in determining whether there is or would reasonably be expected to be a Material Adverse Effect.

“Meaningful Participation Rights” shall mean the right of the party not performing required Response Actions (“Non-Performing Party”) to have meaningful input in any action, meeting, decision or other activity with respect to any Response Action and includes without limitation: (a) the reasonable opportunity to review and comment on initial, new or materially revised plans for investigating and managing the Response Action and on submissions to Government Authorities or third parties prior to submission; (b) the good faith consideration of and reasonable attempt to respond to and incorporate reasonable comments from the Non-Performing Party, (c) the receipt of notification from the party performing the required Response Actions prior to the commencement or performance of any material Response Action except in cases of emergency, for which notice shall be provided as soon as reasonably possible, (d) the right to be kept reasonably informed of the progress of any Response Action and provided copies of any final reports addressing proposed or completed Response Action (including any final status reports of work in progress or other final reports), (e) the receipt of reasonable prior notice and an opportunity to participate in negotiations, meetings and discussions with any Governmental Authority or third party regarding the Response Action and (f) the right to consent to any settlement, which shall not be unreasonably delayed or denied.

“Net Working Capital” shall mean an amount equal to the total book value of the Current Assets minus the total book value of the Current Liabilities, as reflected on the Estimated Closing Statement or the Final Closing Statement, as applicable.

“Non-Permitted Testing” shall mean any and all environmental sampling, testing and analyses of the ambient air (indoor or outdoor), surface water, groundwater, land surface, soil, soil gas, sediment, or subsurface strata, or of any building component, structure, facility or fixture, that: (i) is not required to achieve compliance with Environmental Laws or required by a Governmental Authority with jurisdiction; or (ii) is conducted by, on behalf of, or at the recommendation of Buyer in whole or in part for the purposes of discovering or triggering a claim pursuant to Section 8.1(a) hereof, and Buyer has not received any written notice from a Governmental Authority or third party threatening a potential Environmental Claim against Buyer related to the subject of such sampling, testing and analysis.  “Non-Permitted Testing” shall not include environmental sampling, testing and analyses completed by or on behalf of Buyer that (i) is consistent with the Ordinary Course; or (ii) that is expressly required by the Lease Agreements; or (iii) is a reasonable response to a condition or event, not disclosed to or otherwise known by the Buyer on or prior to the Closing Date, that presents an imminent and substantial endangerment to human health or the environment.

“Non-Performing Party” shall have the meaning set forth in the definition of “Meaningful Participation Rights.”

“Ordinary Course” shall mean actions or inactions in the ordinary course of business of Seller with respect to its ownership and operation of the Business and the Purchased Assets, consistent with past custom and practice in light of the circumstances prevailing at the time to the extent such past custom and practice does not violate any applicable Law or Governmental Order; provided that any actions or inactions that are reasonably prudent or reasonably necessary to mitigate the effects of the Pandemic or to comply with applicable Law or Governmental Order, including in connection with or in response to the Pandemic, shall, in each case, be considered to have been taken in the Ordinary Course.

“Pandemic” shall mean the outbreak of the disease, commonly known as COVID-19, caused by the SARS-CoV-2 virus (or any mutation or variation thereof).

“Parties” shall mean Buyer and Seller.

“Permits” shall mean all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” shall mean (a) Encumbrances for Taxes not yet due or that are being contested in good faith by appropriate proceedings (and that have been sufficiently reflected or reserved against on the face of the Statement of Assets and Liabilities and the Final Closing Statement, as applicable), (b) easements, encroachments, rights of way and similar Encumbrances of public record, none of which interfere with the conduct of the Business as currently conducted or adversely affect the use or marketability of any Business Real Property or Purchased Assets, (c) mechanic’s, carriers’, workmen’s, repairmen’s, lessor’s, materialmen’s and similar Encumbrances arising in the Ordinary Course that have been sufficiently reflected or reserved against on the face of the Statement of Assets and Liabilities and the Final Closing Statement, as applicable or (d) minor imperfections of title incurred in the Ordinary Course that would not materially impair the value, or interfere with the ownership, use or transfer, of the Purchased Assets.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a Governmental Authority.

“Products/Services” shall mean all products or services currently or at any time previously sold by Seller, or by any predecessor of Seller, or that have borne a trademark of Seller, in each case, in the conduct of the Business.

“Proposed Adjustment Amount” shall mean an amount (which may be a positive or negative number) equal to the Asset Value as reflected on the Preliminary Closing Statement minus the Asset Value as reflected on the Estimated Closing Statement.

“Reference Closing Statement” shall mean the Closing Statement attached as Section 11.14-1 of the Disclosure Schedule.

“Regulatory Law” shall mean any Law that is designed or intended to prohibit, restrict or regulate (a) foreign investment or (b) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition (including the HSR Act, and similar Laws).

“Release” shall mean any release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Rental Fleet Net Book Value” shall mean the gross value of the Rental Fleet as of the Closing Date, which shall be calculated as follows: (a) with respect to Rental Fleet assets as of Closing that were owned by Seller as of March 31, 2021, the net book value of each such asset as of March 31, 2021 in accordance with GAAP as set forth on the Statement of Rental Fleet (as set forth on the Reference Closing Statement (and, for the avoidance of doubt, not taking into account any depreciation of such asset from and after March 31, 2021) and (b) with respect to Rental Fleet assets as of the Closing that were acquired by Seller after March 31, 2021, the original acquisition cost of each such asset.

“Response Actions” shall mean any investigation, remediation or other response actions with respect to Hazardous Substances.

“R&W Policy” shall mean that certain buyer’s-side Representations and Warranties Insurance Policy Number 8063301 issued by Gemini Insurance Company c/o Berkeley Transaction, a division of Berkley Professional Liability (the “R&W Carrier”) to Buyer in effect as of the date hereof.

“Seller Fundamental Representations” shall mean the representations and warranties made in or pursuant to Section 3.1 and Section 3.2.

“Specified Representations” shall mean the Seller Fundamental Representations and the representations and warranties made in or pursuant to (i) Section 3.4(a), (ii) the first sentence of Section 3.4(c), and (iii) Section 3.24.

“Taxes” shall mean national, state, provincial, municipal, local or foreign taxes, charges, levies, or other similar assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, single business, unincorporated business, value added, capital stock, production, business and occupation, disability, FICA, employment, payroll, license, estimated, escheat, unclaimed property, stamp, custom duties, environmental, severance or withholding taxes, or any other tax or other like assessment or charge of any kind whatsoever, imposed by any Governmental Authority, including any interest and penalties (civil or criminal) on or additions to any such taxes, whether disputed or not, and shall include any transferee liability in respect of taxes, or any liability in respect of taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof having the power to govern or elect members of the applicable governing body of such entity is at the time owned or controlled, directly or indirectly, by that Person or one or more subsidiaries of that Person or a combination thereof; and the term “Subsidiary” with respect to any Person shall include all Subsidiaries of each Subsidiary of such Person.

“Tax Return” shall mean any return, declaration, report, estimate, claim for refund, or information return or statement relating to, or required to be filed in connection with, any Taxes, including any schedule, form, attachment or amendment.

“Willful Breach” shall mean a material breach of any representation, warranty covenant or agreement made by Buyer or Seller in this Agreement that is the consequence of an act or failure to act by such breaching party with the knowledge that the taking of such action or failure to take such action would cause a material breach of this Agreement.

[The next page is the signature page.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Asset Purchase Agreement as of the day and year first written above.

MGX EQUIPMENT SERVICES, LLC

By:	/s/ Aaron H. Ravenscroft
Name:	Aaron H. Ravenscroft
Title:	President

H&E EQUIPMENT SERVICES, INC.

By:	/s/ Bradley W. Barber
Name:	Bradley W. Barber
Title:	Chief Executive Officer

For purposes of the Guarantee pursuant to Section 11.16:

THE MANITOWOC COMPANY, INC.

By:	/s/ Aaron H. Ravenscroft
Name:	Aaron H. Ravenscroft
Title:	President and Chief Executive Officer

INDEX OF DEFINED TERMS

Defined TermPage

Acquisition Proposal	60
Action	60
Active Transferred Employees	35
Affiliate	60
Agreement	1
Ancillary Documents	60
Asset Value	6
Assigned Contracts	2
Assumed Liabilities	4
Beneficial Rights	5
Benefit Plan	21
Bill of Sale and Assignment and Assumption Agreement	51
Books and Records	3
Business	1
Business Day	60
Business Indebtedness	60
Business Insurance Policies	24
Business Inventory	1
Business Real Property	13
Business Receivables	2
Buyer	1
Buyer Fundamental Representations	61
Buyer Indemnified Parties	44
Buyer’s Flex Plan	38
Claim	45
Claim Notice	45
Closing	51
Closing Date	51
Closing Delay Notice	51
Closing Statement	7
COBRA	61
Code	61

Collective Bargaining Agreements	14
Contracts	61
CPA Firm	8
Current Assets	61
Current Liabilities	61
Customer/Supplier List	39
Deductible	48
Disclosure Schedule	61
Dispute	56
Encumbrance	61
Environmental Claim	61
Environmental Law	61
Environmental Notice	62
Environmental Permit	62
Equity Interests	62
ERISA	21
ERISA Affiliate	62
Estimated Closing Statement	7
Exacerbation	62
Exchange Act	62
Excluded Assets	3
Excluded Contracts	62
Excluded Environmental Liabilities	62
Excluded Liabilities	62
Exclusive Business Real Property	64
Final Adjustment Amount	64
Final Closing Statement	64
Fraud	64
Fundamental Representations	65
Governmental Authority	65
Governmental Order	65
Guarantee	60
Hazardous Substance	65
HSR Act	65

Indemnified Party	45
Indemnifying Party	45
Intellectual Property	65
IRS	66
Knowledge	66
Law	66
Lease Agreements	52
Liabilities	66
Liability	66
Losses	66
Material Adverse Effect	66
Material Contract	14
Meaningful Participation Rights	67
Net Working Capital	67
Non-Active Transferred Employees	35
Noncompetition Agreement	51
Non-Performing Party	68
Non-Permitted Testing	67
Ordinary Course	68
Originally Scheduled Closing Date	51
Pandemic	68
Parties	68
Permits	68
Permitted Encumbrances	68
Person	68
Preliminary Closing Statement	7
Products/Services	68
Proposed Adjustment Amount	69
Proposed Allocation	38
Purchase Price	6
Purchased Assets	1
R&W Carrier	69
R&W Policy	69
Reference Closing Statement	69

Regulatory Law	69
Release	69
Rental Fleet	1
Rental Fleet Net Book Value	69
Representatives	30
Response Actions	69
Review Period	7
Sanctions	17
Seller	1
Seller Fundamental Representations	69
Seller Indemnified Parties	45
Seller’s Cafeteria Plan	38
Settlement Date	6
Software Systems	33
Specified Representations	69
Statement Dispute	8
Statement Objection	8
Subsidiary	70
Tax Return	70
Taxes	69
Termination Date	53
Third Party Claim	45
Transferred Business Employees	20
Transferred Permits	2
Transition Services Agreement	52
Willful Breach	70
Wrong Pocket Assets	40

EXHIBIT 9.2(a)

FORM OF BILL OF SALE AND

ASSIGNMENT AND ASSUMPTION AGREEMENT

See attached.

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

This BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is dated as of [•], 2021, by and between MGX Equipment Services, LLC, a Delaware limited liability company (“Buyer”), and H&E Equipment Services, Inc., a Delaware corporation (“Seller”). The parties hereto are sometimes referred to herein as the “Parties”, and each as a “Party”.

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of [•], 2021 (as amended, supplemented, modified or extended from time to time, the “Purchase Agreement”); and

WHEREAS, this Agreement is executed and delivered pursuant to the terms of the Purchase Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and intending to be legally bound hereby, Seller and Buyer hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1.Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

ARTICLE 2

SALE; ASSIGNMENT AND ASSUMPTION

Section 2.1.For value received, upon the terms and subject to the conditions of the Purchase Agreement, Seller hereby sells, assigns, grants, conveys, transfers, and delivers to Buyer, and Buyer hereby purchases and acquires from Seller, all right, title and interest of Seller in and to all of the Purchased Assets (including, without limitation, the Assigned Contracts), free and clear of all Encumbrances other than Permitted Encumbrances.  For the avoidance of doubt, the Purchased Assets include all tangible and intangible assets that constitute Purchased Assets.

Section 2.2.Upon the terms and subject to the conditions of the Purchase Agreement, Buyer hereby assumes and agrees to pay, perform and discharge, as and when due, the Assumed Liabilities.

Section 2.3.The parties acknowledge and agree that, other than the Purchased Assets and Assumed Liabilities, none of Seller’s assets or obligations are being transferred, assigned or assumed pursuant to this Agreement.

Section 2.4.Notwithstanding anything to the contrary contained herein, the Excluded Assets and the Excluded Liabilities are not intended to and shall not be sold, assigned, conveyed, transferred, delivered or set over to Buyer.

4815-4581-2719.5

27962896

ARTICLE 3

MISCELLANEOUS

Section 3.1.Purchase Agreement.  The provisions of this Agreement are subject, in all respects, to the terms and conditions of the Purchase Agreement, including, without limitation, all of the covenants, representations and warranties contained therein, all of which shall survive the execution and delivery of this Agreement to the extent indicated in the Purchase Agreement.  Nothing contained in this Agreement shall be deemed to modify, amend or supersede any of the terms or conditions of the Purchase Agreement.  In the event of any conflict or inconsistency between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall prevail.

Section 3.2.Further Assurances.  Each Party shall execute and deliver, at the reasonable request of the other Party, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 3.3.Assignment.  No Party shall assign, transfer or encumber this Agreement, or its rights or obligations hereunder, in whole or in part, voluntarily or by operation of Law (including by virtue of a merger or similar transaction), without the prior written consent of the other Party, and any attempted assignment, transfer or encumbrance without such consent shall be void and without effect.

Section 3.4.Parties in Interest. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer any rights or remedies upon any Person other than the Parties and their respective permitted successors and permitted assigns.

Section 3.5.Severability.  If any provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, then all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to, and shall modify, this Agreement in order to carry out the original intent and purpose of such invalid or unenforceable provision as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 3.6.Amendment.  This Agreement may be amended or supplemented only pursuant to a written instrument executed and delivered by the Parties.

Section 3.7.Notices. All notices, consents, waivers, agreements, requests, demands and other communications under this Agreement shall be given in writing and shall be deemed effective or to have been duly given and made and shall be deemed to have been received (a) when served by personal delivery upon the party for whom it is intended, (b) on the date of receipt if sent by a nationally recognized private overnight courier service, (c) on the date sent by email, with confirmation of transmission, if sent before 5:00 p.m. on a Business Day at the location of the recipient, and on the next Business Day if not sent before 5:00 p.m. at the location of the recipient on a Business Day or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the address for such party set forth

2

below, or such other address as may be designated in writing in a notice given in accordance with this Section 3.7 by such Party:

If to Seller, to:

H&E Equipment Services

7500 Pecue Ln

Baton Rouge, LA 70809

Attention: Corporate Counsel

Email: jberry@he-equipment.com

(with a copy to)

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Attention: Derek Winokur

Email: derek.winokur@dechert.com

If to Buyer, to:

The Manitowoc Company, Inc.

11270 West Park Place, Suite 1000

Milwaukee, Wisconsin 53224

Attention: Thomas L. Doerr, Jr.

Email: thomas.doerr@manitowoc.com

(with a copy to)

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Bryan S. Schultz

Email: brschultz@foley.com

or to such other Person or address as a Party shall have specified by notice in writing to the other Party in accordance with this Section 3.7. Rejection or refusal to accept such notice, request or other communication, or the inability to deliver such notice, request or other communication because of changed address for which no notice was given, shall be deemed to be receipt of such notice, request or communication as of the date of such rejection, refusal or inability to deliver.

Section 3.8.Law Governing Agreement; Consent to Jurisdiction; No Jury Trial.

(a)This Agreement and all matters arising from, or relating to, this Agreement (whether in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. Each Party stipulates that, if there is any dispute or disagreement between or among any of the Parties as to the interpretation of any provision of, or the performance of obligations under, this Agreement (a “Dispute”), such Dispute shall be commenced and prosecuted in its entirety in, and each Party consents to the exclusive jurisdiction and proper venue of, the Delaware Court of Chancery (unless such court lacks subject matter jurisdiction, in which case, in any state or federal court located in the State

3

of Delaware). Each Party consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of their present or future domiciles or by any other reason. The Parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries. Each Party agrees that service of process on such Party as provided in Section 3.7 shall be deemed effective service of process on such Party.

(b)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE PURCHASE AGREEMENT, OR ANY ANCILLARY DOCUMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PURCHASE AGREEMENT, OR ANY ANCILLARY DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE PURCHASE AGREEMENT, OR ANY ANCILLARY DOCUMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH ANCILLARY DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 3.9.Counterparts.  This Agreement may be executed by signatures exchanged via electronic means and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first written above.

MGX EQUIPMENT SERVICES, LLC

By:
Name:
Title:

[Signature page to Bill of Sale and Assignment and Assumption Agreement]

H&E EQUIPMENT SERVICES, INC.

By:
Name:
Title:

EXHIBIT 9.2(b)

FORM OF NONCOMPETITION AGREEMENT

See attached.

NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY AGREEMENT

THIS NONCOMPETITION, NONSOLICITATION AND CONFIDENTIALITY AGREEMENT (this “Agreement”) is effective as of [__________] between MGX Equipment Services, LLC, a Delaware limited liability company (“Buyer”), The Manitowoc Company, Inc., a Wisconsin corporation (“Parent”), and H&E Equipment Services, Inc., a Delaware corporation (“Seller”).

WHEREAS, Seller is engaged in the business of the assembly, marketing, lease, sale, service and repair of new and used cranes, boom trucks, and related attachments, parts, accessories and equipment (collectively, the “Divested Business”);

WHEREAS, Seller and Buyer are party to that certain Asset Purchase Agreement, dated as of July 19, 2021 (as amended from time to time, the “Purchase Agreement”), pursuant to which, on the date of this Agreement, Buyer is purchasing all right, title and interest of Seller in and to the assets used or held for use in the conduct of the Divested Business on the terms and conditions set forth in the Purchase Agreement;

WHEREAS, following the consummation of the transactions contemplated by the Purchase Agreement, Buyer and its Affiliates will operate the Divested Business, which is highly competitive;

WHEREAS, in light of, among other things, Seller’s intimate knowledge of the Divested Business and relationships with the customers, suppliers, employees and others having business dealings with the Divested Business, Seller’s competition with the Divested Business within a reasonable period of time after the date of this Agreement, or Seller’s disclosure or use of Confidential Information after the date of this Agreement, would cause Buyer and its Affiliates to suffer significant and irreparable damage, including damage resulting from a significant decrease in the value of the Divested Business; and

WHEREAS, as a material condition to the consummation of the transactions contemplated by the Purchase Agreement, Buyer has required that Seller execute and deliver this Agreement.

NOW, THEREFORE, as an inducement to Buyer to consummate the transactions contemplated by the Purchase Agreement and to preserve the goodwill associated with the Divested Business, in consideration of the covenants set forth in this Agreement and Seller’s receipt of substantial consideration as a result of the transactions contemplated by the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.Noncompetition.  For a period of five (5) years after the date of this Agreement (the “Restricted Period”), Seller shall not, and Seller shall cause its Subsidiaries not to, directly or indirectly, own, manage, control, operate or engage in, in any manner, any aspect of the Divested Business anywhere in the United States or serve as a distributor, dealer, reseller or sales representative with respect to carry deck cranes or boom trucks, in each case, with a capacity of 20 tons or less (collectively, the “Divested Competitive Business”) including owning any security in any entity engaged in the Divested Competitive Business; provided, however, that, the foregoing shall not prohibit the ownership of less than 5.0% of the securities of any corporation or other entity that is listed

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on a national securities exchange. Notwithstanding the foregoing, nothing in this Section 1 shall prohibit the Seller or its Subsidiaries from (a) acquiring for purposes of leasing, leasing, and then disposing of such previously leased, carry deck cranes and boom trucks, in each case, with a capacity of 20 tons or less, so long as neither Seller nor any of its Subsidiaries serve as a distributor, dealer, reseller or sales representative with respect thereto (the “Specified Permitted Divested Business”), (b) continuing to engage in its business (other than a Divested Competitive Business) as conducted prior to the date hereof, or (c) directly or indirectly (x) acquiring an entity that operates a Divested Competitive Business so long as such entity has not, on average over the past three years (determined based on the three most recent available annual financial statements of such entity), derived more than 25% of its annual gross revenue from operating the Divested Competitive Business (the “Seller After Acquired Business”) and (y) operating and disposing of the Divested Competitive Business of the Seller After Acquired Business; provided that Seller and its Subsidiaries shall dispose or otherwise cease their operation of the Divested Competitive Business (other than the Specified Permitted Divested Business) of the Seller After Acquired Business within eighteen (18) months of the date of the acquisition of the Seller After Acquired Business.

2.Divested Business Nonsolicitation.  During the Restricted Period, Seller shall not, and Seller shall cause its Subsidiaries not to, directly or indirectly, (a) solicit or knowingly induce, encourage or influence any Person providing goods, rights or services to the Divested Business to terminate or diminish its relationship with the Divested Business or (b) solicit or knowingly induce, encourage or influence any Customer to cease being a customer of the Divested Business or otherwise adversely change its business relationship with respect thereto. For the avoidance of doubt, this is not intended to, nor shall it, restrict Seller’s right to engage in the activities described in clauses (a)-(c) of Section 1 to the extent permitted by Section 1.

3.Employee Nonsolicitation.  During the Restricted Period, Seller shall not, and Seller shall cause its Subsidiaries not to, directly or indirectly, solicit, knowingly induce, or otherwise offer employment or engagement as an independent contractor to, or engage in discussions regarding employment or engagement as an independent contractor with, any Transferred Business Employee (as defined in the Purchase Agreement), or knowingly assist any third party with respect to any of the foregoing, unless such Person has been separated from his or her employment or other relationship with Buyer and each of its Affiliates for a period of 12 consecutive months. Notwithstanding the foregoing, nothing in this Section 3 shall prohibit Seller or any of its Subsidiaries from (x) any general solicitation for employment (including in newspapers or magazines, over the internet, by any search or employment agency or any open job fair) if not specifically directed towards employees of the Divested Business (the “General Employment Solicitation”), (y) hiring any Transferred Business Employee who responds to any General Employment Solicitation or (z) hiring or soliciting to hire any Transferred Business Employee whose employment was terminated by Buyer or its Affiliates prior to any solicitation-related activities of Seller and its Subsidiaries in violation of this Agreement.

4.Confidential Information.

(a)From and after the date of this Agreement, Seller shall not, and Seller shall cause its Subsidiaries not to, directly or indirectly, disclose any Confidential Information to any Person other than Buyer and its Affiliates, or use any Confidential Information for any purpose, except to the extent reasonably necessary or appropriate (i) to enforce Seller’s rights under the Purchase Agreement or any other written agreement between Seller or any of its Subsidiaries, on one hand, and Buyer or any of its Affiliates, on the other hand, (ii) to comply with the express terms of a written request by Buyer, or (iii) to comply with the reporting

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requirements of the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended.  Notwithstanding the foregoing, Seller may disclose Confidential Information at such times, (a) to Seller’s Subsidiaries, and Seller’s or Seller’s Subsidiaries respective directors, officers, employees, agents, debt financing sources, counsel, advisors or other representatives, including outside legal counsel, accountants, financial advisors and insurers (each of the foregoing in this clause (a), a “Representative”), in each case, on a confidential basis for a reasonable business purpose (which shall not include any activity relating to a Divested Competitive Business) and subject to restrictions consistent with the previous sentence, or (b) otherwise, in such manner and to the extent such disclosure is required by applicable law, provided that (except as otherwise permitted in the prior sentence) Seller (A) provides Buyer with prior written notice thereof to permit Buyer to seek a protective order or other appropriate remedy, (B) limits such disclosure to what is required and (C) attempts to preserve the confidentiality of any Confidential Information so disclosed. If, at any time after the date of this Agreement, Seller discovers that Seller or any of its Subsidiaries is in possession of any records containing any Confidential Information, Seller shall not, and Seller shall cause its Subsidiaries not to, assert a waiver or loss of confidential or privileged status of the information based upon such possession or discovery.

(b)From and after the date of this Agreement, Parent shall not, and Parent shall cause its Subsidiaries not to, directly or indirectly, disclose any Seller Proprietary Information to any Person other than Seller and its Subsidiaries and its and their respective Representatives, or use any Seller Propriety Information for any purpose, except to the extent reasonably necessary or appropriate (i) to enforce Parent’s or its Subsidiary’s rights under the Purchase Agreement or any other written agreement between Parent or any of its Subsidiaries, on one hand, and Seller or any of its Subsidiaries, on the other hand, (ii) to comply with the express terms of a written request by Seller, or (iv) to comply with the reporting requirements of the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended.  Notwithstanding the foregoing, Parent may disclose Seller Proprietary Information at such times, (a) to Parent’s Affiliates, and Parent’s or Parent’s Affiliates’ respective Representatives, in each case, on a confidential basis, or (b) otherwise, in such manner and to the extent such disclosure is required by applicable law, provided that (except as otherwise permitted in the prior sentence) Parent (A) provides Seller with prior written notice thereof to permit Seller to seek a protective order or other appropriate remedy, (B) limits such disclosure to what is required and (C) attempts to preserve the confidentiality of any Seller Proprietary Information so disclosed. If, at any time after the date of this Agreement, Parent discovers that Parent or any of its Subsidiaries is in possession of any records containing any Seller Proprietary Information, Parent shall not, and Parent shall cause its Subsidiaries not to, assert a waiver or loss of confidential or privileged status of the information based upon such possession or discovery.

5.Non-Disparagement.

(a)During the Restricted Period, Seller shall not, and Seller shall cause its Subsidiaries not to, at any time during the Restricted Period, directly or directly, make or publish any public statement that is disparaging to Buyer or any of its Affiliates (including in respect of the Divested Business), with the intent to cause harm to Buyer or any of its Affiliates (including in respect of the Divested Business).

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(b)During the Restricted Period, Parent shall not, and Parent shall cause its Subsidiaries not to, at any time during the Restricted Period, directly or directly, make or publish any public statement that is disparaging to Seller or any of its Subsidiaries, with the intent to cause harm to the Seller or any of its Subsidiaries.

Notwithstanding anything to the contrary contained herein, nothing contained in this Section 5 shall prohibit Buyer and its Affiliates, or Seller and its Subsidiaries, from making any disclosures or statements that are truthful, reasonably believed to be truthful, genuine or otherwise in good faith: (a) in connection with any request or requirement of any regulatory, self-regulatory or governmental entity or in connection with the requirements of any law, rules of any securities exchange, regulation or legal proceeding or as otherwise legally compelled (including pursuant to a deposition, interrogatory, subpoena, civil investigation or similar process); (b) in connection with the enforcement of any legal rights or defenses under this Agreement, the Purchase Agreement, the other agreements executed and delivered in connection with the Purchase Agreement or in connection with the transactions contemplated hereunder or thereunder; or (c) to deny false statements made by others.

6.Acknowledgements.

(a)Seller acknowledges and agrees that (a) Seller is familiar with the trade secrets of the Divested Business and other Confidential Information, which, if disclosed or used in violation of this Agreement, could unfairly and inappropriately assist in competition against the Divested Business, (b) this Agreement was a material inducement to Buyer to consummate the transactions contemplated by the Purchase Agreement and to perform its obligations thereunder, (c) Buyer would not obtain the benefit of the bargain relative to the Purchase Agreement as specifically negotiated by the parties if Seller breaches this Agreement, and (d) to ensure Buyer that the Divested Business will retain its value, it is necessary that Seller comply with this Agreement.  Seller also acknowledges and agrees that the consideration paid (or payable) pursuant to the Purchase Agreement is adequate consideration for Seller’s execution, delivery and performance of this Agreement and that such consideration does not constitute, and will not be construed to constitute, any type of limitation on the rights and remedies (including the amount of monetary damages) available to Buyer and its Affiliates in the event of any breach or threatened breach of this Agreement by Seller.  Seller further acknowledges and agrees that the restrictions set forth in this Agreement are reasonable and necessary to protect the legitimate business interests of Buyer and its Affiliates and that any breach of this Agreement by Seller will result in immediate irreparable injury to Buyer and its Affiliates for which a remedy at law could be inadequate.  Accordingly, Seller acknowledges and agrees that Buyer and its Affiliates will be entitled to temporary or permanent injunctive or other equitable relief (without being obligated to post a bond or other collateral) against Seller in the event of any breach or threatened breach of this Agreement by Seller, in addition to any other remedy that may be available to Buyer and its Affiliates whether at law or in equity.  Seller further acknowledges and agrees that it will not challenge the reasonableness of any of the provisions of this Agreement. Seller understands and agrees that the covenants set forth in this Agreement are in addition to, and not in lieu of, any existing, contemporaneous or future restrictive covenants or similar obligations set forth in any other agreements between Seller or any of its Subsidiaries, on the one hand, and Buyer or any of its Affiliates, on the other hand.

(b)Buyer and Parent acknowledge and agree that (a) this Agreement was a material inducement to Seller to consummate the transactions contemplated by the Purchase

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Agreement and to perform its obligations thereunder, (b) Seller would not obtain the benefit of the bargain relative to the Purchase Agreement as specifically negotiated by the parties if Parent or Buyer breaches this Agreement, and (c) to ensure Seller that the Seller-Retained Business will retain its value, it is necessary that Buyer and Parent comply with this Agreement.  Buyer and Parent also acknowledge and agree that the Divested Business transferred to Buyer pursuant to the Purchase Agreement is adequate consideration for Buyer’s and Parent’s execution, delivery and performance of this Agreement and that such consideration does not constitute, and will not be construed to constitute, any type of limitation on the rights and remedies (including the amount of monetary damages) available to Seller and its Subsidiaries in the event of any breach or threatened breach of this Agreement by Buyer or Parent.  Buyer and Parent further acknowledge and agree that the restrictions set forth in this Agreement are reasonable and necessary to protect the legitimate business interests of Seller and its Subsidiaries and that any breach of this Agreement by Buyer or Parent may result in immediate irreparable injury to Seller and its Subsidiaries for which a remedy at law could be inadequate.  Accordingly, Buyer and Parent acknowledge and agree that Seller and its Subsidiaries will be entitled to temporary or permanent injunctive or other equitable relief (without being obligated to post a bond or other collateral) against Buyer or Parent, as applicable, in the event of any breach or threatened breach of this Agreement by Buyer or Parent, in addition to any other remedy that may be available to Seller and its Subsidiaries whether at law or in equity.  Buyer and Parent further acknowledge and agree that each will not challenge the reasonableness of any of the provisions of this Agreement. Buyer and Parent understand and agree that the covenants set forth in this Agreement are in addition to, and not in lieu of, any existing, contemporaneous or future restrictive covenants or similar obligations set forth in any other agreements between Buyer, Parent or any of their respective Subsidiaries, on the one hand, and Seller or any of its Subsidiaries, on the other hand.

7.Indemnification.  Seller shall indemnify and hold harmless Buyer and its Affiliates, and Buyer shall indemnify and hold harmless Seller and its Subsidiaries, and each of their respective directors, managers, officers, employees, agents and other representatives, from and against all losses, damages, liabilities, costs and expenses (including court costs and fees and expenses of attorneys, consultants and expert witnesses) incurred or suffered by any such Person, directly or indirectly, by reason of or resulting from any breach of this Agreement by Seller or Buyer, in each case in accordance with the terms and conditions of Article VIII of the Purchase Agreement.

8.Definitions.  For purposes of this Agreement, the term:

(a)“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(b)“Confidential Information” means all ideas, information, knowledge and discoveries, whether or not patentable, trademarkable or copyrightable, to the extent related to the Divested Business or the Purchased Assets (as defined in the Purchase Agreement), that are not generally known or generally available to the public, including product specifications, methods, equipment, compositions, technology, patents, know-how, inventions, improvements, designs, business plans, marketing plans, cost and pricing information, internal memoranda, formula, development programs, sales (or lease) methods, customer, supplier and licensee lists, mailing lists, customer usages and requirements, computer programs, information constituting “trade secrets” under applicable law and other

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confidential technical or business information and data.  Notwithstanding the foregoing, the term “Confidential Information” shall not mean or include information (i) to the extent related to the Seller Retained Business, or (ii) that is or becomes generally available to the public other than as a result of a disclosure by Seller, any of its Subsidiaries or any of their respective Representatives in violation of this Agreement.

(c)“Customer” means any Person who purchased or rented any goods or services of the Divested Business within the two-year period immediately preceding the date of this Agreement.

(d)“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a Governmental Authority (as defined in the Purchase Agreement).

(e)“Seller Proprietary Information” shall mean all ideas, information, knowledge and discoveries, whether or not patentable, trademarkable or copyrightable, to the extent both related to the Seller-Retained Business and known to the Active Transferred Employees (as defined in the Purchase Agreement) that become employees of Buyer, that are not generally known or generally available to the public, including product specifications, methods, equipment, compositions, technology, patents, know-how, inventions, improvements, designs, business plans, marketing plans, cost and pricing information, internal memoranda, formula, development programs, sales (or lease) methods, customer, supplier and licensee lists, mailing lists, customer usages and requirements, computer programs, information constituting “trade secrets” under applicable law and other confidential technical or business information and data.  Notwithstanding the foregoing, the term “Seller Proprietary Information” shall not mean or include information (i) to the extent related to the Divested Business, or (ii) that is or becomes generally available to the public other than as a result of a disclosure by the Parent or any of its Subsidiaries or its or their respective Representatives in violation of this Agreement.

(f)“Seller-Retained Business” shall mean the business of Seller and its Subsidiaries as of, but immediately after giving effect to, the Closing (as defined in the Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.

(g)“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof having the power to govern or elect members of the applicable governing body of such entity is at the time owned or controlled, directly or indirectly, by that Person or one or more subsidiaries of that Person or a combination thereof; and the term “Subsidiary” with respect to any Person shall include all Subsidiaries of each Subsidiary of such Person.

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9.Miscellaneous.

(a)Severability.  If any court of competent jurisdiction determines that the provisions of this Agreement, including the provisions set forth in Section 1, Section 2, Section 3, Section 4 and Section 5, are illegal or excessively broad as to duration, geographical scope or activity, then such provisions shall be construed so that the remaining provisions of this Agreement shall not be affected, but shall remain in full force and effect, and any such illegal or excessively broad provisions shall be deemed, without further action on the part of any Person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in the applicable jurisdiction.

(b)Assignment.  Neither party shall assign, transfer or encumber this Agreement, or its rights or obligations hereunder, in whole or in part, voluntarily or by operation of law (including by virtue of a merger or similar transaction), without the prior written consent of the other party, and any attempted assignment, transfer or encumbrance without such consent shall be void and without effect.

(c)Parties in Interest.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns. Except for the provisions of Article 7 (Indemnification), nothing in this Agreement, express or implied, shall confer any rights or remedies upon any Person other than the parties and their respective permitted successors and permitted assigns.

(d)Waiver.  No waiver by any party of any of the provisions of this Agreement shall be effective unless expressly set forth in a written instrument executed and delivered by the party so waiving.  Except to the extent set forth in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of a party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties or covenants set forth in this Agreement.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(e)Law Governing Agreement; Consent to Jurisdiction; No Jury Trial.

(i)This Agreement and all matters arising from, or relating to, this Agreement (whether in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. Each party stipulates that, if there is any dispute or disagreement between or among any of the parties as to the interpretation of any provision of, or the performance of obligations under, this Agreement (a “Dispute”), such Dispute shall be commenced and prosecuted in its entirety in, and each party consents to the exclusive jurisdiction and proper venue of, the Delaware Court of Chancery (unless such court lacks subject matter jurisdiction, in which case, in any state or federal court located in the State of Delaware). Each party consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of their present or future domiciles or by any other reason. The parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and

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countries. Process in any such Dispute may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.11 of the Purchase Agreement shall be deemed effective service of process on such party.

(ii)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY ANCILLARY DOCUMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ANCILLARY DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY DOCUMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH ANCILLARY DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f)Amendment.  This Agreement may be amended or supplemented only pursuant to a written instrument executed and delivered by the parties.

(g)Entire Agreement.  This Agreement, together with the Purchase Agreement and the other agreements executed and delivered in connection with the Purchase Agreement (the “Transaction Agreements”), supersede all prior agreements, and constitutes a complete and exclusive statement of the terms of such agreements, between the parties with respect to its subject matter.  There have been and are no representations, warranties or covenants relating to the subject matter of the Transaction Agreements by or between the parties other than those set forth or provided for in the Transaction Agreements.  Notwithstanding the foregoing, the provisions of this Agreement are cumulative and in addition to, and not in limitation of, any provisions of the Purchase Agreement or the Transaction Agreements.  Accordingly, nothing in this Agreement shall be deemed to have terminated, modified or affected in any way the provisions of the Purchase Agreement or the Transaction Agreements.

(h)Interpretive Provisions.  For purposes of this Agreement, the words “including” and “include” shall be deemed to be followed by the words “without limitation,” and the words “herein,” “hereof,” “hereby,” “hereto” or “hereunder” refer to this Agreement as a whole.  Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, each of the parties confirms that both it and its counsel have reviewed, negotiated

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and adopted this Agreement as the joint agreement and understanding of the parties. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. This Agreement may be executed by signatures exchanged via electronic means and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Notwithstanding anything to the contrary herein, all payments required to be made hereunder, or as a result of a breach or violation hereof, shall be made in United States Dollars.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Noncompetition, Nonsolicitation and Confidentiality Agreement on the day and year first above written.

MGX Equipment Services, LLC

By:
Name:
Title:

THE MANITOWOC COMPANY, INC.

By:
Name:
Title:

H&E EQUIPMENT SERVICES, INC.

By:
Name:
Title:

EXHIBIT 9.2(c)

FORM OF LEASE AGREEMENTS

See attached.

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is dated and effective as of _____________, 2021 (the “Effective Date”), by and between H&E Equipment Services, Inc., a Delaware corporation (“Landlord”), and MGX Equipment Services, LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord is the owner of the real property located at 70502 Pecue Lane, Baton Rouge, LA  70809 (the “Premises”); and

WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to rent from Landlord, a portion of the Premises containing approximately (i) 1 acre of yard space, and 2 bays of shop space, as shown on Exhibit A-1 attached hereto, (ii) 1,470 square feet of parts space, 2 offices and 6 cubicles, as shown on Exhibit A-2 attached hereto, and (iii) the use of the warehouse space and equipment listed on Exhibit A-3 (collectively, the “Leased Premises”), on and subject to the terms herein set forth.

NOW, THEREFORE, in consideration of the terms and provisions hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, IT IS AGREED AS FOLLOWS:

1.Demise.  Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Leased Premises, upon the terms, covenants and conditions set forth herein.  In addition, Tenant shall have the right to use, in common with Landlord, those common driveways, sidewalks, walkways, elevators and other areas providing access to the Leased Premises, and such areas available for shared use, including, without limitation, training rooms, lunch rooms, conference rooms, and restrooms.  The shared space shall include 0.13 acres of yard space depicted on Exhibit A-1.  Tenant shall have the right to use 11 parking spaces, consisting of 9 employee parking spaces and 2 parking spaces for visitors.

2.Term.  The term of this Lease (the “Term”) shall be for a period of two (2) years commencing on the Effective Date (the “Commencement Date”), and ending at 11:59 p.m. on the day immediately preceding the second anniversary of the Commencement Date (the “Expiration Date”), unless extended or sooner terminated as provided in this Lease.

a.Early Termination.  Tenant shall have the right to terminate this Lease upon six (6) months’ prior written notice to Landlord.

b.Renewal Rights.  Tenant shall have the right to extend the Term of this Lease for one (1) period of one (1) year (the “Initial Renewal Term”), upon at least ninety (90) days’ prior written notice to Landlord.  The rent during the Initial Renewal Term shall be 125% of the rent in effect on the last day of the initial Term.  After the Initial Rental Term, Tenant shall have the right to extend the Term of this Lease for one (1) additional period of six (6) months (the “Second Renewal Term”), upon at least ninety (90) days’ prior written notice to

Landlord.  The rent during the Second Renewal Term shall be 200% of the rent in effect on the last day of the Initial Renewal Term.

3.Gross Rent.  During the Term, Tenant shall pay Landlord a monthly rent in the amount of $15,828.00 per month, payable in advance, without demand, notice or offset, commencing on the Commencement Date and on or before the first day of each month thereafter during the Term.  Rent shall be paid by wire transfer or ACH transfer in accordance with payment instructions provided by Landlord. Rent shall be prorated for any partial months occurring during the Term hereof.  This Lease is and shall be a “gross” lease and any costs and expenses in connection with, arising out of, or with respect to the Leased Premises not specifically stated herein as the responsibility of Tenant shall be the sole responsibility of Landlord and Landlord shall be liable therefor, including, without limitation, use of the compressed air system, all maintenance and repair costs, utility expenses, property insurance and real estate taxes. In addition to and not in limitation of any other remedies for non-payment of rent or other charges, any payment of rent or other charges not received within ten (10) calendar days after the date it is due shall bear interest from the due date until paid at a rate equal to the lesser of (a) the prime commercial rate being published in the Wall Street Journal on the date due plus two percent (2%) per annum or (b) the highest rate permitted by applicable law.  In addition, Tenant shall be obligated to reimburse Landlord for any costs of collection (including reasonable attorney’s fees) in connection with such unpaid amounts. All of Tenant’s obligations to pay all rental or monies due in or under this Lease shall survive the expiration or earlier termination of this Lease.

4.Shared Equipment.  During the Term, Tenant shall have the right to use the equipment listed on Exhibit B attached hereto (the “Shared Equipment”) at no additional charge.  Landlord and Tenant agree to use good faith efforts to allocate usage of the Shared Equipment to accommodate the business operations of Landlord and Tenant.  The Shared Equipment shall remain the property of Landlord and will remain at the Premises at the expiration of the Term. Tenant will be liable for environmental impacts to the extent caused by or during its use of Shared Equipment.  Landlord is responsible for all maintenance and repairs of any Shared Equipment unless any repair or replacement is caused by the acts, omissions or negligence of Tenant, its agents, contractors or employees.

5.Possession; Condition.  Landlord covenants and agrees to deliver exclusive possession of the entire Leased Premises to Tenant on the Commencement Date. Tenant acknowledges that it has inspected the Leased Premises and agrees to accept possession of the Leased Premises in its “As-Is/Where Is/With All Faults” condition, without any obligation on the part of Landlord to make any alterations, decorations, installations or improvements. Tenant acknowledges that Landlord has made no representations with respect to the Leased Premises or the Premises.  Notwithstanding the foregoing, nothing in this Lease shall be deemed to release, limit or waive any representations or warranties of Landlord set forth in that certain Asset Purchase Agreement, by and among MGX Equipment Services, LLC and Landlord, dated [●], 2021 (the “Asset Purchase Agreement”).

6.Maintenance.

a.Maintenance and Surrender by Tenant.  During the Term, Tenant shall, at its sole cost and expense, maintain and repair, or arrange for the maintenance and repair

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of, the Leased Premises in good condition and repair, reasonable wear and tear and damage by casualty excepted, and shall keep the Leased Premises in neat and clean condition.  Tenant shall be responsible for the cost of any repairs or replacements to the Premises required due to the acts, omissions or negligence of Tenant, its agents, contractors or employees.  Upon the expiration of the Lease Term, or upon any earlier termination of Tenant’s right to possession: (i) subject to Landlord’s obligations pursuant to Section 6(b) below, Tenant shall surrender the Leased Premises in good condition and repair, ordinary wear and tear excepted and (ii) Tenant shall remove its equipment, trade fixtures and other personal property from the Leased Premises.  Tenant shall be liable to Landlord for the cost of repairing any damage caused to the Leased Premises by reason of any such removal.

b.Maintenance by Landlord.  Landlord shall maintain and repair, or arrange for the maintenance and repair of, the remainder of the Premises (i.e., the Premises less the Leased Premises) and the Shared Equipment (subject to Section 5 above) in good condition and repair, including but not limited to the maintenance and repair of any concrete pits utilized by Tenant and located at the Premises; provided, however, that Tenant shall be responsible at its sole cost and expense for the repair of any damage to such concrete pits to the extent caused by Tenant’s use thereof. If Landlord is required to make repairs or replacements to the Premises or the Shared Equipment by reason of Tenant’s acts, omissions or negligence, Landlord may make such repairs or replacements without liability to Tenant for any loss or damage that may occur to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof (provided that Landlord will use commercially reasonable efforts to minimize interruptions to Tenant’s business operations).  Upon completion thereof, Tenant shall reimburse Landlord’s reasonable costs for making such repairs or replacements upon presentation of a bill thereof, as additional rent.

7.Alterations.  Tenant shall not make additions, alterations, improvements or changes (collectively, “Alterations”) in or to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided, however, that (a) no Alterations shall be undertaken until Tenant shall have procured and paid for all necessary permits and authorizations of all municipal departments and governmental authorities having jurisdiction over the Leased Premises, (b) any Alterations permitted hereunder shall be completed promptly, in a good and workmanlike manner, and in compliance with all governmental requirements and rating bureau recommendations, and (c) Landlord shall have the right to require that any such Alterations be removed and/or the Leased Premises restored upon the expiration or earlier termination of the Term. Tenant shall be liable to Landlord for the cost of repairing any damage caused to the Leased Premises by reason of any such removal and/or restoration.

8.Use of Premises.  Tenant may use the Leased Premises only for the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Divested Business”), other machinery and equipment in Tenant’s product or service lines from time to time (other than product or service lines included in the Seller-Retained Business), and uses ancillary thereto (the “Permitted Use”). “Seller-Retained Business” means the business of Landlord and its Subsidiaries (as defined in the Asset Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Asset Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.  Tenant shall not use the Leased Premises, permit anything to be done in or about the Leased Premises or bring or keep anything

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on the Leased Premises that may:  (a) constitute a public or private nuisance or waste; or (b) materially increase the cost of or invalidate any insurance now or hereafter carried by Landlord on the Premises or the Shared Equipment.

9.Laws and Permits.

a.Compliance by Tenant:  Tenant shall comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof (collectively, “Laws”) related to Tenant’s use of the Leased Premises. Subject to Section 17(e) with respect to environmental permits, Tenant shall obtain and maintain at all times during the Term all licenses and permits required for Tenant to conduct or operate its business in and upon the Leased Premises which are required by any applicable governmental body or agency having jurisdiction over the Leased Premises and shall pay the fee or charge imposed for issuance of such license or permit. Landlord shall use commercially reasonable efforts to cooperate with Tenant in connection with such permits, including, without limitation, using commercially reasonable efforts to provide any information in Landlord’s possession that is reasonably requested by Tenant and necessary for Tenant to obtain and maintain such permits.

b.Compliance by Landlord. Landlord shall comply with all Laws related to the Premises and Landlord’s use of the Premises and shall comply with any orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs and alterations applicable to the Premises.  Landlord shall be responsible for any violations of Laws (other than violations of Environmental Law) (i) existing as of the Commencement Date, or (ii) not related to Tenant’s activities or operations on the Leased Premises.

10.Intentionally Deleted.

11.Insurance.

a.Landlord.  Landlord shall maintain throughout the Term, property insurance covering the Premises and all alterations and fixtures attached thereto, providing protection on a full replacement cost basis against losses caused by fire and other hazards insured under a “special perils” form, or equivalent insurance policy.

b.Tenant.  Tenant, at its expense, shall maintain at all times during the Term, or any renewal, extension, or holding over thereof, a policy or policies of commercial general liability insurance, insuring Tenant against all claims for personal injury, including death, and property damage, in the amount of not less than $2,000,000 per occurrence, $5,000,000 general aggregate.  Such policy or policies of insurance shall contain a provision for not less than thirty (30) days’ prior written notice to Landlord in the event of cancellation or material modification of the terms and conditions thereof and a certificate of insurance in conformity with these terms shall be delivered to Landlord upon request. Tenant shall name Landlord as an additional insured on each such insurance policy.

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c.Waiver of Subrogation.  Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured under policies of insurance covering such property as required hereunder (or, if a party hereto shall fail to carry the insurance required hereunder, this release shall apply to any loss or damage that would have been covered under such insurance policies had they been carried by the party responsible therefor), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

12.Indemnity.

a.Mutual Indemnity. Each of Landlord and Tenant shall and hereby does indemnify, hold harmless and defend the other party from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) incurred in connection with loss of life, personal injury or damage to property arising in, on or about the Premises, to the extent the same arises from or out of the negligence or willful misconduct of such indemnifying party, its agents, contractors or employees first occurring on or after the Commencement Date.

b.Landlord Indemnity.  Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) arising out of the condition, use or occupancy of the Premises by Landlord prior to the Commencement Date; provided, however, that this Subsection 12.b shall not apply to environmental matters.

13.Casualty.  If, during the Term, the Leased Premises are totally or partially damaged or destroyed by fire or other casualty, either Landlord or, if such damage or destruction was not caused by the gross negligence or willful misconduct of Tenant, its agents, contractors or employees, Tenant may elect to terminate this Lease upon giving notice of such election in writing to the other party within forty-five (45) days after the occurrence of the event causing the damage.  If the Lease is not so terminated, Landlord shall rebuild the damaged areas of the Leased Premises with due diligence, provided that Landlord shall have no responsibility to rebuild or restore any alterations or improvements constructed or installed by Tenant or damaged by the gross negligence or willful misconduct of Tenant, its agents, contractors or employees.  If the casualty or the repairing or rebuilding shall render the Leased Premises untenantable in whole or in part and the damage or destruction was not caused by the gross negligence or willful misconduct of Tenant, its agents, contractors or employees, the monthly rent shall be proportionally abated from the date when the damage occurred until the date when the Premises have been restored by Landlord, said proportion to be computed on the basis that the area of the portion of the Leased Premises rendered untenantable and not occupied by Tenant bears to the total area of the Leased Premises.

14.Condemnation.  If, during the Term, the entire Leased Premises shall be taken by any public or quasi-public authority under its power of condemnation or eminent domain (or is sold under threat thereof), then this Lease shall terminate and be of no further force and effect as of the date possession shall be taken by the acquiring authority or as of the date of sale.  If any part of the Leased Premises shall be so taken as to render the remainder thereof unsuitable for the

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continued conduct of Tenant’s activities on the Leased Premises, then Landlord or Tenant may elect, by written notice given to the other party within forty-five (45) days after the date of such taking, to terminate this Lease.  If this Lease shall terminate or be terminated, then the rental and all other amounts payable by Tenant under this Lease shall, if and as necessary, be prorated to the date possession is taken by the acquiring authority.  In the event of any condemnation, the proceeds of any condemnation award shall be the sole property of Landlord, provided that nothing contained in this Lease shall be construed to preclude Tenant from prosecuting a separate claim directly against the condemning authority in such condemnation proceedings for relocation payments.

15.Default.

a.Default by Tenant.  It shall be an event of default hereunder by Tenant if Tenant:  (i) fails to pay any amount due under this Lease within five (5) business days after written notice from Landlord; provided that Landlord shall not be required to deliver more than two (2) written notices to Tenant in any twelve (12) month-period; or (ii) fails to perform any of its other obligations under this Lease within thirty (30) days after written notice by Landlord to Tenant setting forth such failure, unless such default is of a type that cannot be reasonably cured within thirty (30) days, then Tenant shall have a reasonable time to accomplish the cure, provided Tenant proceeds with due diligence to do so.  If an event of default by Tenant occurs, then Landlord shall have the right, but not the obligation, in addition to all other remedies at law or in equity, to cure such Tenant’s default under the Lease and Tenant shall be responsible for all reasonable costs and expenses incurred by Landlord in connection therewith and Tenant shall pay all such amounts within thirty (30) days after demand therefor.

b.Default by Landlord.  It shall be an event of default by Landlord hereunder if Landlord fails in the performance of any of its obligations under this Lease within thirty (30) days after written notice by Tenant to Landlord setting forth such failure, unless such default is of a type that cannot be reasonably cured within thirty (30) days, then Landlord shall have a reasonable time to accomplish the cure, provided Landlord proceeds with due diligence to do so.  If an event of default by Landlord occurs, then Tenant shall have the right, but not the obligation, in addition to all other remedies at law or in equity, to cure such Landlord’s default under this Lease (provided, however, that if any such default results in an emergency situation or a material disruption to Tenant’s business operations that lasts for at least five (5) consecutive days, then Tenant, after making reasonable efforts to notify Landlord, shall have the right, but not the obligation, to immediately commence to cure such default without waiting for the passage of any notice or cure period) and Landlord shall be responsible for all reasonable costs and expenses incurred by Tenant in connection therewith and Landlord shall pay all such amounts within fifteen (15) days after written demand therefor.

16.Quiet Enjoyment.  Landlord covenants and agrees that, so long as Tenant shall duly and punctually perform and observe all of its obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Leased Premises without any hindrance or molestation.

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17.Environmental Provisions.

a.Compliance with Environmental Laws.  Tenant, at Tenant’s expense, shall comply with all applicable federal, state and local laws, rules, regulations, requirements, permits or ordinances pertaining to protection of the environment (including, without limitation, air and water quality), Hazardous Materials (as defined below), waste disposal, air emissions and other environmental matters (“Environmental Laws”) with respect to Tenant’s use and occupancy of the Leased Premises.  As used in this Lease, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste, including, without limitation, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, and such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including, without limitation, petroleum and petroleum byproducts, mold, asbestos and polychlorinated biphenyls (PCBs).

b.Use of Hazardous Material by Tenant. Tenant agrees that, during the term of this Lease, Tenant shall not use, generate, manufacture, produce, process, treat, store or dispose of any Hazardous Materials on, at, under or from the Premises, except: (i) as specifically disclosed to and first approved by Landlord in writing, which approval shall not be unreasonably withheld; and (ii) for the use of a Hazardous Material in a limited quantity necessary for the operation or maintenance of equipment in the ordinary course of the business of Tenant, including cleaners, cleaning supplies and other materials used for normal and routine maintenance of real property like the Premises or for treating, cleaning, coating, lubricating or servicing equipment or other assets or inventory of Tenant on the Premises or (iii) the maintenance of a reasonable inventory for sale of a Hazardous Material which is typically sold in the ordinary course of the Divested Business. Tenant shall not install any underground storage tanks at the Premises.

c.Indemnification by Tenant.  Tenant shall and hereby does indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, reasonable attorneys’ fees, consultant fees and expert fees) to the extent arising from:  (i) the presence of Hazardous Material on the Leased Premises or the Premises caused or permitted by Tenant, or its agents, contractors, employees, customers, invitees or licensees, that results in the release of any Hazardous Material on, under or from the Leased Premises or the Premises in violation of Environmental Law or that requires investigation or remediation under Environmental Law; (ii) the violation of Environmental Law by Tenant or its agents, contractors,  employees, customers, invitees or licensees that occurs on or following the Commencement Date; (iii) the breach by Tenant or its agents, contractors, employees, customers, invitees or licensees of the provisions of Section 17 of this Lease that occurs on or following the Commencement Date.   Without limiting the foregoing, if the presence of any Hazardous Material on the Leased Premises or the Premises solely caused or permitted by Tenant results in any contamination of the Leased Premises or the Premises, Tenant shall promptly take all actions required under applicable law to investigate and remediate such contamination; provided that Landlord’s reasonable approval of such actions shall first be obtained, which approval shall not be unreasonably withheld.  The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

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d.Indemnification by Landlord.  Landlord, at Landlord’s expense, shall comply with all applicable Environmental Laws with respect to Landlord’s use and occupancy of the Premises.  Landlord shall and hereby does indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, reasonable attorneys’ fees, consultant fees and expert fees) to the extent arising from any of the following first occurring after the Commencement Date:  (i) non-compliance by Landlord or its or its agents, contractors,  employees, customers, invitees or licensees with applicable Environmental Laws with respect to Landlord’s use and occupancy of the Premises; or (2) the release on, under or from the Premises of Hazardous Materials to the environment by Landlord or its agents, contractors,  employees, customers, invitees or licensees.  Landlord shall be solely responsible for the maintenance and repair of any concrete pits on the Premises, provided, however, that Tenant shall be responsible at its sole cost and expense for the repair of any damage to such concrete pits to the extent caused by Tenant’s use thereof..  The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

e.Existing Environmental Matters & Waiver of Claims.  Notwithstanding any provision of this Section 17 or any other provision of this Lease, Landlord shall have no obligation or liability pursuant to this Lease for any violation of Environmental Law that occurred or existed on or prior to the Commencement Date or any environmental conditions existing at, on or under the Premises as of the Commencement Date since such matters are the subject of an indemnity from Landlord or its affiliates pursuant to that Asset Purchase Agreement, by and among MGX Equipment Services, LLC and H&E Equipment Services, Inc., dated [●], 2021 (the “Asset Purchase Agreement”) (the “Existing Environmental Matters”) and nothing in this Lease shall abrogate, abridge, amend, enlarge or otherwise modify the obligation or liability of Landlord or its affiliates for and related to the Existing Environmental Matters pursuant to the Asset Purchase Agreement or otherwise.  Tenant agrees that its sole and exclusive remedy concerning Existing Environmental Matters will be the indemnification provided in the Asset Purchase Agreement and hereby waives any and all claims, liabilities, damages, losses, warranties, debts, obligations, costs, expenses, demands and causes of action of any kind or nature (including but not limited to known, unknown, foreseen, unforeseen, fixed, contingent, matured or unmatured) that it has or may in the future have against Landlord or its affiliates related in any way to the Existing Environmental Matters and arising pursuant to contract, statute, common law or otherwise, except for the indemnification provided in the Asset Purchase Agreement.

f.Environmental Permits and Reporting.  Tenant shall obtain and operate in compliance with all permits, licenses and approvals required by applicable Environmental Law (including, without limitation, with respect to air, wastewater discharge or stormwater discharge, and hazardous waste disposal) for Tenant’s operations at the Leased Premises (the “Environmental Permits”).  Landlord shall use commercially reasonable efforts to cooperate with Tenant in connection with such permits, including, without limitation, using commercially reasonable efforts to provide any information in Landlord’s possession that is reasonably requested by Tenant and necessary for Tenant to obtain and maintain such permits.  Where applicable law does not allow Tenant to obtain and operate pursuant to its own Environmental Permit or where Landlord and Tenant otherwise agree, the parties hereto shall operate pursuant to a shared Environmental Permit (“Shared Environmental Permit”) obtained by Landlord.  Tenant and Landlord shall each be responsible for their respective compliance with

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such Shared Environmental Permit.  Tenant shall keep and provide Landlord with timely and reasonable access to all records related to its operations subject to any Shared Environmental Permit necessary for Landlord to comply with such Shared Environmental Permit, including the filing of periodic compliance reports and similar documents with governmental entities.  Tenant shall pay a proportional fee or charge imposed for issuance or maintenance of such Shared Environmental Permits.

g.Notices.  Tenant shall immediately notify Landlord of any of the following and provide Landlord with all related documents: (i) any correspondence or communication from any governmental entity regarding the application of Environmental Laws to the Premises or Tenant's operation at the Premises (including any Environmental Permits); (ii) any change in Tenant's operations on the Premises that will change or has the potential to change Tenant's obligations or liabilities under any Environmental Laws; or (iii) material releases, discharges or spills in any form, of any and all Hazardous Material at, on, under or about the Premises in violation of Environmental Law or that could reasonably be expected to require notice to any governmental entity, investigation or remediation under Environmental Law.

h.Right of Entry.  Landlord shall have the right to enter the Leased Premises upon reasonable notice to Tenant for the purpose of conducting an environmental audit or assessment to assure that the Leased Premises is in compliance with all applicable Environmental Laws and this Lease.  Landlord agrees to use commercially reasonable efforts not to disturb Tenant during such inspection.

i.The provisions of this Section 17 shall be the only provisions of this Lease applicable to matters related to Environmental Law or Hazardous Materials.

18.Assignment and Subletting. Tenant shall not, directly or indirectly, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, change of control or otherwise, or sublet the Leased Premises or any part thereof, or permit the use of the Leased Premises by any persons other than Tenant, its employees, invitees, and clients.

19.Landlord’s Right of Access. Landlord reserves for itself and its agents and employees the right to enter the Leased Premises at all reasonable times during (except in the case of an emergency) business hours on business days (upon two business days’ prior written notice, except telephonic notice may be required, if practicable, in the case of emergency), and, except in an emergency, with a representative of Tenant present (if one is made available), to inspect the Leased Premises, and to determine whether Tenant is complying with its obligations under this Lease; provided, however, Landlord shall not exercise any right to access unless Landlord has a reasonable basis for a belief that Tenant is not in compliance with its obligations under this Lease in a manner that would affect Landlord. Landlord shall minimize interference with Tenant’s use of the Leased Premises in connection with the exercise of such right hereunder.

20.No Liens. Tenant shall keep the Leased Premises free and clear of all liens, including, without limitation, liens arising out of any work performed, materials furnished or

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obligations incurred by or on behalf of Tenant. Such obligation may be fulfilled by Tenant paying money to have liens removed or posting a bond or establishing a title indemnity account.

21.No Holdovers. Tenant understands that under no circumstances can Tenant holdover in the Leased Premises.  Tenant agrees that time shall be of the essence with respect to Tenant’s obligation to surrender possession of the Leased Premises to Landlord upon the expiration or earlier termination of this Lease, and further agrees that if Tenant does not promptly surrender possession of the Leased Premises to Landlord upon such expiration or earlier termination, Landlord, in addition to any other rights and remedies Landlord may have against Tenant for such holding over, the rent shall be 200% of the rent specified in Section 4.  Landlord shall be entitled to bring summary proceedings against Tenant, and Tenant agrees to reimburse Landlord for all Landlord’s damages sustained by reason of such holding over.

22.Landlord Lien Waiver.  Landlord waives any lien which shall otherwise exist in Tenant’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises (the “Tenant Personal Property”), and Landlord agrees to execute from time-to-time reasonable waivers in favor of Tenant’s lender providing financing for the Tenant Personal Property.

23.Miscellaneous.

a.Notices.  Notices and other communications with respect to this Lease or the Leased Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with receipt requested, by recognized national or local courier service with confirmation of receipt requested, or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Tenant, to: The Manitowoc Company, Inc. 11270 West Park Place, Suite 1000 Milwaukee, Wisconsin 53224 Attention: Thomas L. Doerr, Jr. Email: thomas.doerr@manitowoc.com	With a copy to: Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Bryan S. Schultz Email: brschultz@foley.com
If to Landlord, to: H&E Equipment Services 7500 Pecue Ln Baton Rouge, LA 70809 Attention: Corporate Counsel Email: jberry@he-equipment.com	With a copy to: Dechert LLP 1095 Avenue of the Americas New York, NY 10036 Attention: Derek Winokur Email: derek.winokur@dechert.com

b.Governing Law; Headings.  This Lease shall be interpreted in accordance with, and governed by, the internal laws of the State where the Leased Premises are located without giving effect to conflict of laws principles. The topical headings of the paragraphs herein are for convenience only and do not define, limit or construe the content thereof.

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c.Relationship of Parties.  The relationship of Landlord and Tenant created by this Lease shall not constitute or be construed as a partnership, principal‑agent relationship, joint venture or other cooperative enterprise.

d.Entire Agreement.  This Lease and the Asset Purchase Agreement contain all agreements of the parties with respect to the leasing of the Leased Premises and supersedes all previous negotiations and communications.

e.Severability.  If any provision of this Lease is proven to be illegal or unenforceable, it shall be deemed modified to the minimum extent and for the minimum amount of time necessary to eliminate the illegality or unenforceability.  If the intent of any provision of this Lease so indicates, the parties’ respective obligations under the provision shall survive expiration or earlier termination of the Lease.

f.Binding Effect; Amendment.  This Lease, and all of the terms, conditions and covenants herein contained, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither this Lease nor any of the terms, conditions or covenants herein may be modified or amended, except by a written agreement duly executed and delivered by both Landlord and Tenant.

g.Time of Essence. Time is of the essence of this Lease and each of its provisions.

h.Authority.  Each party warrants that it has the power and authority to enter into this Lease, and shall furnish to the other on reasonable demand evidence of this power and authority.

i.Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and any signatures to counterparts may be delivered by electronic transmission and shall have the same force and effect as original signatures

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first set forth above.

LANDLORD:
H&E Equipment Services, Inc., a Delaware corporation

By:
Name:
Title:

TENANT:
MGX Equipment Services, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A-1

DEPICTION OF YARD AND SHOP SPACE

QTY	Description
1	Allocated Yard Space in acres
2	Service Bays (Access to three OH doors)
3	Overhead Door (2 Work Bays)
0.13	Shared Space Acres
1,470	Parts warehouse in Sq. Ft.
11	Parking Spots (Shared Spaces)
	9-Employees
	2-Visitors Shared

1 Acre of Yard Space
2Bays
Shared Space
7502 Pecue Ln, Baton Rouge, LA 70809
Pecue Ln
Pecue Ln

EXHIBIT A-2

DEPICTION OF OFFICE SPACE

Parts Warehouse Area

15x20
2 cube
Office
2
cube
Office
12x36
2
cube
Shared 15x45

EXHIBIT A-3

WAREHOUSE SPACE

•	5 Vidmar Cabinets (180"x X 4')
•	12 shelves (18"x36")
•	1 parts rack (201" x 48")

EXHIBIT B

SHARED EQUIPMENT

•	Wash Bays
•	Overhead Cranes
•	Hydraulic presses
•	Portable Loading Docs
•	Forklifts
•	Office Equipment
•	Conference Room Equipment

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is dated and effective as of _____________, 2021 (the “Effective Date”), by and between H&E Equipment Services, Inc., a Delaware corporation (“Landlord”), and MGX Equipment Services, LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord is the owner of the real property located at 4010 South 22nd Street, Phoenix, AZ  85040 (the “Premises”); and

WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to rent from Landlord, a portion of the Premises containing approximately (i) 1.17 acres of yard space, 2 bays of shop space, as depicted on Exhibit A-1 attached hereto, (ii) 2 offices and 6 cubicles on the first floor of the building, as depicted on Exhibit A-2 attached hereto, and (iii) 1,640 square feet of warehouse space and use of the equipment listed on Exhibit A-3 attached hereto (collectively, the Leased Premises”), on and subject to the terms herein set forth.

NOW, THEREFORE, in consideration of the terms and provisions hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, IT IS AGREED AS FOLLOWS:

1.Demise.  Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Leased Premises, upon the terms, covenants and conditions set forth herein.  In addition, Tenant shall have the right to use, in common with Landlord, those common driveways, sidewalks, walkways, elevators and other areas providing access to the Leased Premises, and such areas available for shared use, including, without limitation, training rooms, lunch rooms, conference rooms, and restrooms.  The shared space shall include 0.08 acres of yard space depicted on Exhibit A-1.  Tenant shall have the right to use 25 parking spaces, consisting of 21 employee parking spaces and 4 parking spaces for visitors.

2.Term.  The term of this Lease (the “Term”) shall be for a period of two (2) years commencing on the Effective Date (the “Commencement Date”), and ending at 11:59 p.m. on the day immediately preceding the second anniversary of the Commencement Date (the “Expiration Date”), unless extended or sooner terminated as provided in this Lease.

a.Early Termination.  Tenant shall have the right to terminate this Lease upon six (6) months’ prior written notice to Landlord.

b.Renewal Rights.  Tenant shall have the right to extend the Term of this Lease for one (1) period of one (1) year (the “Initial Renewal Term”), upon at least ninety (90) days’ prior written notice to Landlord.  The rent during the Initial Renewal Term shall be 125% of the rent in effect on the last day of the initial Term.  After the Initial Rental Term, Tenant shall have the right to extend the Term of this Lease for one (1) additional period of six (6) months (the “Second Renewal Term”), upon at least ninety (90) days’ prior written notice to

Landlord.  The rent during the Second Renewal Term shall be 200% of the rent in effect on the last day of the Initial Renewal Term.

3.Gross Rent.  During the Term, Tenant shall pay Landlord a monthly rent in the amount of $14,231.00 per month, payable in advance, without demand, notice or offset, commencing on the Commencement Date and on or before the first day of each month thereafter during the Term.  Rent shall be paid by wire transfer or ACH transfer in accordance with payment instructions provided by Landlord. Rent shall be prorated for any partial months occurring during the Term hereof.  This Lease is and shall be a “gross” lease and any costs and expenses in connection with, arising out of, or with respect to the Leased Premises not specifically stated herein as the responsibility of Tenant shall be the sole responsibility of Landlord and Landlord shall be liable therefor, including, without limitation, use of the compressed air system, all maintenance and repair costs, utility expenses, property insurance and real estate taxes. In addition to and not in limitation of any other remedies for non-payment of rent or other charges, any payment of rent or other charges not received within ten (10) calendar days after the date it is due shall bear interest from the due date until paid at a rate equal to the lesser of (a) the prime commercial rate being published in the Wall Street Journal on the date due plus two percent (2%) per annum or (b) the highest rate permitted by applicable law.  In addition, Tenant shall be obligated to reimburse Landlord for any costs of collection (including reasonable attorney’s fees) in connection with such unpaid amounts. All of Tenant’s obligations to pay all rental or monies due in or under this Lease shall survive the expiration or earlier termination of this Lease.

4.Shared Equipment.  During the Term, Tenant shall have the right to use the equipment listed on Exhibit B attached hereto (the “Shared Equipment”) at no additional charge.  Landlord and Tenant agree to use good faith efforts to allocate usage of the Shared Equipment to accommodate the business operations of Landlord and Tenant.  The Shared Equipment shall remain the property of Landlord and will remain at the Premises at the expiration of the Term. Tenant will be liable for environmental impacts to the extent caused by or during its use of Shared Equipment.  Landlord is responsible for all maintenance and repairs of any Shared Equipment unless any repair or replacement is caused by the acts, omissions or negligence of Tenant, its agents, contractors or employees.

5.Possession; Condition.  Landlord covenants and agrees to deliver exclusive possession of the entire Leased Premises to Tenant on the Commencement Date. Tenant acknowledges that it has inspected the Leased Premises and agrees to accept possession of the Leased Premises in its “As-Is/Where Is/With All Faults” condition, without any obligation on the part of Landlord to make any alterations, decorations, installations or improvements. Tenant acknowledges that Landlord has made no representations with respect to the Leased Premises or the Premises.  Notwithstanding the foregoing, nothing in this Lease shall be deemed to release, limit or waive any representations or warranties of Landlord set forth in that certain Asset Purchase Agreement, by and among MGX Equipment Services, LLC and Landlord, dated [●], 2021 (the “Asset Purchase Agreement”).

6.Maintenance.

a.Maintenance and Surrender by Tenant.  During the Term, Tenant shall, at its sole cost and expense, maintain and repair, or arrange for the maintenance and repair

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of, the Leased Premises in good condition and repair, reasonable wear and tear and damage by casualty excepted, and shall keep the Leased Premises in neat and clean condition.  Tenant shall be responsible for the cost of any repairs or replacements to the Premises required due to the acts, omissions or negligence of Tenant, its agents, contractors or employees.  Upon the expiration of the Lease Term, or upon any earlier termination of Tenant’s right to possession: (i) subject to Landlord’s obligations pursuant to Section 6(b) below, Tenant shall surrender the Leased Premises in good condition and repair, ordinary wear and tear excepted and (ii) Tenant shall remove its equipment, trade fixtures and other personal property from the Leased Premises.  Tenant shall be liable to Landlord for the cost of repairing any damage caused to the Leased Premises by reason of any such removal.

b.Maintenance by Landlord.  Landlord shall maintain and repair, or arrange for the maintenance and repair of, the remainder of the Premises (i.e., the Premises less the Leased Premises) and the Shared Equipment (subject to Section 5 above) in good condition and repair, including but not limited to the maintenance and repair of any concrete pits utilized by Tenant and located at the Premises; provided, however, that Tenant shall be responsible at its sole cost and expense for the repair of any damage to such concrete pits to the extent caused by Tenant’s use thereof. If Landlord is required to make repairs or replacements to the Premises or the Shared Equipment by reason of Tenant’s acts, omissions or negligence, Landlord may make such repairs or replacements without liability to Tenant for any loss or damage that may occur to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof (provided that Landlord will use commercially reasonable efforts to minimize interruptions to Tenant’s business operations).  Upon completion thereof, Tenant shall reimburse Landlord’s reasonable costs for making such repairs or replacements upon presentation of a bill thereof, as additional rent.

7.Alterations.  Tenant shall not make additions, alterations, improvements or changes (collectively, “Alterations”) in or to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided, however, that (a) no Alterations shall be undertaken until Tenant shall have procured and paid for all necessary permits and authorizations of all municipal departments and governmental authorities having jurisdiction over the Leased Premises, (b) any Alterations permitted hereunder shall be completed promptly, in a good and workmanlike manner, and in compliance with all governmental requirements and rating bureau recommendations, and (c) Landlord shall have the right to require that any such Alterations be removed and/or the Leased Premises restored upon the expiration or earlier termination of the Term. Tenant shall be liable to Landlord for the cost of repairing any damage caused to the Leased Premises by reason of any such removal and/or restoration.

8.Use of Premises.  Tenant may use the Leased Premises only for the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Divested Business”), other machinery and equipment in Tenant’s product or service lines from time to time (other than product or service lines included in the Seller-Retained Business), and uses ancillary thereto (the “Permitted Use”). “Seller-Retained Business” means the business of Landlord and its Subsidiaries (as defined in the Asset Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Asset Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.  Tenant shall not use the Leased Premises, permit anything to be done in or about the Leased Premises or bring or keep anything

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on the Leased Premises that may:  (a) constitute a public or private nuisance or waste; or (b) materially increase the cost of or invalidate any insurance now or hereafter carried by Landlord on the Premises or the Shared Equipment.

9.Laws and Permits.

a.Compliance by Tenant:  Tenant shall comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof (collectively, “Laws”) related to Tenant’s use of the Leased Premises. Subject to Section 17(e) with respect to environmental permits, Tenant shall obtain and maintain at all times during the Term all licenses and permits required for Tenant to conduct or operate its business in and upon the Leased Premises which are required by any applicable governmental body or agency having jurisdiction over the Leased Premises and shall pay the fee or charge imposed for issuance of such license or permit. Landlord shall use commercially reasonable efforts to cooperate with Tenant in connection with such permits, including, without limitation, using commercially reasonable efforts to provide any information in Landlord’s possession that is reasonably requested by Tenant and necessary for Tenant to obtain and maintain such permits.

b.Compliance by Landlord. Landlord shall comply with all Laws related to the Premises and Landlord’s use of the Premises and shall comply with any orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs and alterations applicable to the Premises.  Landlord shall be responsible for any violations of Laws (other than violations of Environmental Law) (i) existing as of the Commencement Date, or (ii) not related to Tenant’s activities or operations on the Leased Premises.

10.Intentionally Deleted.

11.Insurance.

a.Landlord.  Landlord shall maintain throughout the Term, property insurance covering the Premises and all alterations and fixtures attached thereto, providing protection on a full replacement cost basis against losses caused by fire and other hazards insured under a “special perils” form, or equivalent insurance policy.

b.Tenant.  Tenant, at its expense, shall maintain at all times during the Term, or any renewal, extension, or holding over thereof, a policy or policies of commercial general liability insurance, insuring Tenant against all claims for personal injury, including death, and property damage, in the amount of not less than $2,000,000 per occurrence, $5,000,000 general aggregate.  Such policy or policies of insurance shall contain a provision for not less than thirty (30) days’ prior written notice to Landlord in the event of cancellation or material modification of the terms and conditions thereof and a certificate of insurance in conformity with these terms shall be delivered to Landlord upon request. Tenant shall name Landlord as an additional insured on each such insurance policy.

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c.Waiver of Subrogation.  Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured under policies of insurance covering such property as required hereunder (or, if a party hereto shall fail to carry the insurance required hereunder, this release shall apply to any loss or damage that would have been covered under such insurance policies had they been carried by the party responsible therefor), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

12.Indemnity.

a.Mutual Indemnity. Each of Landlord and Tenant shall and hereby does indemnify, hold harmless and defend the other party from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) incurred in connection with loss of life, personal injury or damage to property arising in, on or about the Premises, to the extent the same arises from or out of the negligence or willful misconduct of such indemnifying party, its agents, contractors or employees first occurring on or after the Commencement Date.

b.Landlord Indemnity.  Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) arising out of the condition, use or occupancy of the Premises by Landlord prior to the Commencement Date; provided, however, that this Subsection 12.b shall not apply to environmental matters.

13.Casualty.  If, during the Term, the Leased Premises are totally or partially damaged or destroyed by fire or other casualty, either Landlord or, if such damage or destruction was not caused by the gross negligence or willful misconduct of Tenant, its agents, contractors or employees, Tenant may elect to terminate this Lease upon giving notice of such election in writing to the other party within forty-five (45) days after the occurrence of the event causing the damage.  If the Lease is not so terminated, Landlord shall rebuild the damaged areas of the Leased Premises with due diligence, provided that Landlord shall have no responsibility to rebuild or restore any alterations or improvements constructed or installed by Tenant or damaged by the gross negligence or willful misconduct of Tenant, its agents, contractors or employees.  If the casualty or the repairing or rebuilding shall render the Leased Premises untenantable in whole or in part and the damage or destruction was not caused by the gross negligence or willful misconduct of Tenant, its agents, contractors or employees, the monthly rent shall be proportionally abated from the date when the damage occurred until the date when the Premises have been restored by Landlord, said proportion to be computed on the basis that the area of the portion of the Leased Premises rendered untenantable and not occupied by Tenant bears to the total area of the Leased Premises.

14.Condemnation.  If, during the Term, the entire Leased Premises shall be taken by any public or quasi-public authority under its power of condemnation or eminent domain (or is sold under threat thereof), then this Lease shall terminate and be of no further force and effect as of the date possession shall be taken by the acquiring authority or as of the date of sale.  If any part of the Leased Premises shall be so taken as to render the remainder thereof unsuitable for the

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continued conduct of Tenant’s activities on the Leased Premises, then Landlord or Tenant may elect, by written notice given to the other party within forty-five (45) days after the date of such taking, to terminate this Lease.  If this Lease shall terminate or be terminated, then the rental and all other amounts payable by Tenant under this Lease shall, if and as necessary, be prorated to the date possession is taken by the acquiring authority.  In the event of any condemnation, the proceeds of any condemnation award shall be the sole property of Landlord, provided that nothing contained in this Lease shall be construed to preclude Tenant from prosecuting a separate claim directly against the condemning authority in such condemnation proceedings for relocation payments.

15.Default.

a.Default by Tenant.  It shall be an event of default hereunder by Tenant if Tenant:  (i) fails to pay any amount due under this Lease within five (5) business days after written notice from Landlord; provided that Landlord shall not be required to deliver more than two (2) written notices to Tenant in any twelve (12) month-period; or (ii) fails to perform any of its other obligations under this Lease within thirty (30) days after written notice by Landlord to Tenant setting forth such failure, unless such default is of a type that cannot be reasonably cured within thirty (30) days, then Tenant shall have a reasonable time to accomplish the cure, provided Tenant proceeds with due diligence to do so.  If an event of default by Tenant occurs, then Landlord shall have the right, but not the obligation, in addition to all other remedies at law or in equity, to cure such Tenant’s default under the Lease and Tenant shall be responsible for all reasonable costs and expenses incurred by Landlord in connection therewith and Tenant shall pay all such amounts within thirty (30) days after demand therefor.

b.Default by Landlord.  It shall be an event of default by Landlord hereunder if Landlord fails in the performance of any of its obligations under this Lease within thirty (30) days after written notice by Tenant to Landlord setting forth such failure, unless such default is of a type that cannot be reasonably cured within thirty (30) days, then Landlord shall have a reasonable time to accomplish the cure, provided Landlord proceeds with due diligence to do so.  If an event of default by Landlord occurs, then Tenant shall have the right, but not the obligation, in addition to all other remedies at law or in equity, to cure such Landlord’s default under this Lease (provided, however, that if any such default results in an emergency situation or a material disruption to Tenant’s business operations that lasts for at least five (5) consecutive days, then Tenant, after making reasonable efforts to notify Landlord, shall have the right, but not the obligation, to immediately commence to cure such default without waiting for the passage of any notice or cure period) and Landlord shall be responsible for all reasonable costs and expenses incurred by Tenant in connection therewith and Landlord shall pay all such amounts within fifteen (15) days after written demand therefor.

16.Quiet Enjoyment.  Landlord covenants and agrees that, so long as Tenant shall duly and punctually perform and observe all of its obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Leased Premises without any hindrance or molestation.

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17.Environmental Provisions.

a.Compliance with Environmental Laws.  Tenant, at Tenant’s expense, shall comply with all applicable federal, state and local laws, rules, regulations, requirements, permits or ordinances pertaining to protection of the environment (including, without limitation, air and water quality), Hazardous Materials (as defined below), waste disposal, air emissions and other environmental matters (“Environmental Laws”) with respect to Tenant’s use and occupancy of the Leased Premises.  As used in this Lease, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste, including, without limitation, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, and such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including, without limitation, petroleum and petroleum byproducts, mold, asbestos and polychlorinated biphenyls (PCBs).

b.Use of Hazardous Material by Tenant. Tenant agrees that, during the term of this Lease, Tenant shall not use, generate, manufacture, produce, process, treat, store or dispose of any Hazardous Materials on, at, under or from the Premises, except: (i) as specifically disclosed to and first approved by Landlord in writing, which approval shall not be unreasonably withheld; and (ii) for the use of a Hazardous Material in a limited quantity necessary for the operation or maintenance of equipment in the ordinary course of the business of Tenant, including cleaners, cleaning supplies and other materials used for normal and routine maintenance of real property like the Premises or for treating, cleaning, coating, lubricating or servicing equipment or other assets or inventory of Tenant on the Premises or (iii) the maintenance of a reasonable inventory for sale of a Hazardous Material which is typically sold in the ordinary course of the Divested Business. Tenant shall not install any underground storage tanks at the Premises.

c.Indemnification by Tenant.  Tenant shall and hereby does indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, reasonable attorneys’ fees, consultant fees and expert fees) to the extent arising from:  (i) the presence of Hazardous Material on the Leased Premises or the Premises caused or permitted by Tenant, or its agents, contractors, employees, customers, invitees or licensees, that results in the release of any Hazardous Material on, under or from the Leased Premises or the Premises in violation of Environmental Law or that requires investigation or remediation under Environmental Law; (ii) the violation of Environmental Law by Tenant or its agents, contractors,  employees, customers, invitees or licensees that occurs on or following the Commencement Date; (iii) the breach by Tenant or its agents, contractors, employees, customers, invitees or licensees of the provisions of Section 17 of this Lease that occurs on or following the Commencement Date.   Without limiting the foregoing, if the presence of any Hazardous Material on the Leased Premises or the Premises solely caused or permitted by Tenant results in any contamination of the Leased Premises or the Premises, Tenant shall promptly take all actions required under applicable law to investigate and remediate such contamination; provided that Landlord’s reasonable approval of such actions shall first be obtained, which approval shall not be unreasonably withheld.  The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

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d.Indemnification by Landlord.  Landlord, at Landlord’s expense, shall comply with all applicable Environmental Laws with respect to Landlord’s use and occupancy of the Premises.  Landlord shall and hereby does indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, reasonable attorneys’ fees, consultant fees and expert fees) to the extent arising from any of the following first occurring after the Commencement Date:  (i) non-compliance by Landlord or its or its agents, contractors,  employees, customers, invitees or licensees with applicable Environmental Laws with respect to Landlord’s use and occupancy of the Premises; or (2) the release on, under or from the Premises of Hazardous Materials to the environment by Landlord or its agents, contractors,  employees, customers, invitees or licensees.  Landlord shall be solely responsible for the maintenance and repair of any concrete pits on the Premises, provided, however, that Tenant shall be responsible at its sole cost and expense for the repair of any damage to such concrete pits to the extent caused by Tenant’s use thereof..  The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

e.Existing Environmental Matters & Waiver of Claims.  Notwithstanding any provision of this Section 17 or any other provision of this Lease, Landlord shall have no obligation or liability pursuant to this Lease for any violation of Environmental Law that occurred or existed on or prior to the Commencement Date or any environmental conditions existing at, on or under the Premises as of the Commencement Date since such matters are the subject of an indemnity from Landlord or its affiliates pursuant to that Asset Purchase Agreement, by and among MGX Equipment Services, LLC and H&E Equipment Services, Inc., dated [●], 2021 (the “Asset Purchase Agreement”) (the “Existing Environmental Matters”) and nothing in this Lease shall abrogate, abridge, amend, enlarge or otherwise modify the obligation or liability of Landlord or its affiliates for and related to the Existing Environmental Matters pursuant to the Asset Purchase Agreement or otherwise.  Tenant agrees that its sole and exclusive remedy concerning Existing Environmental Matters will be the indemnification provided in the Asset Purchase Agreement and hereby waives any and all claims, liabilities, damages, losses, warranties, debts, obligations, costs, expenses, demands and causes of action of any kind or nature (including but not limited to known, unknown, foreseen, unforeseen, fixed, contingent, matured or unmatured) that it has or may in the future have against Landlord or its affiliates related in any way to the Existing Environmental Matters and arising pursuant to contract, statute, common law or otherwise, except for the indemnification provided in the Asset Purchase Agreement.

f.Environmental Permits and Reporting.  Tenant shall obtain and operate in compliance with all permits, licenses and approvals required by applicable Environmental Law (including, without limitation, with respect to air, wastewater discharge or stormwater discharge, and hazardous waste disposal) for Tenant’s operations at the Leased Premises (the “Environmental Permits”).  Landlord shall use commercially reasonable efforts to cooperate with Tenant in connection with such permits, including, without limitation, using commercially reasonable efforts to provide any information in Landlord’s possession that is reasonably requested by Tenant and necessary for Tenant to obtain and maintain such permits.  Where applicable law does not allow Tenant to obtain and operate pursuant to its own Environmental Permit or where Landlord and Tenant otherwise agree, the parties hereto shall operate pursuant to a shared Environmental Permit (“Shared Environmental Permit”) obtained by Landlord.  Tenant and Landlord shall each be responsible for their respective compliance with

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such Shared Environmental Permit.  Tenant shall keep and provide Landlord with timely and reasonable access to all records related to its operations subject to any Shared Environmental Permit necessary for Landlord to comply with such Shared Environmental Permit, including the filing of periodic compliance reports and similar documents with governmental entities.  Tenant shall pay a proportional fee or charge imposed for issuance or maintenance of such Shared Environmental Permits.

g.Notices.  Tenant shall immediately notify Landlord of any of the following and provide Landlord with all related documents: (i) any correspondence or communication from any governmental entity regarding the application of Environmental Laws to the Premises or Tenant's operation at the Premises (including any Environmental Permits); (ii) any change in Tenant's operations on the Premises that will change or has the potential to change Tenant's obligations or liabilities under any Environmental Laws; or (iii) material releases, discharges or spills in any form, of any and all Hazardous Material at, on, under or about the Premises in violation of Environmental Law or that could reasonably be expected to require notice to any governmental entity, investigation or remediation under Environmental Law.

h.Right of Entry.  Landlord shall have the right to enter the Leased Premises upon reasonable notice to Tenant for the purpose of conducting an environmental audit or assessment to assure that the Leased Premises is in compliance with all applicable Environmental Laws and this Lease.  Landlord agrees to use commercially reasonable efforts not to disturb Tenant during such inspection.

i.The provisions of this Section 17 shall be the only provisions of this Lease applicable to matters related to Environmental Law or Hazardous Materials.

18.Assignment and Subletting. Tenant shall not, directly or indirectly, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, change of control or otherwise, or sublet the Leased Premises or any part thereof, or permit the use of the Leased Premises by any persons other than Tenant, its employees, invitees, and clients.

19.Landlord’s Right of Access. Landlord reserves for itself and its agents and employees the right to enter the Leased Premises at all reasonable times during (except in the case of an emergency) business hours on business days (upon two business days’ prior written notice, except telephonic notice may be required, if practicable, in the case of emergency), and, except in an emergency, with a representative of Tenant present (if one is made available), to inspect the Leased Premises, and to determine whether Tenant is complying with its obligations under this Lease; provided, however, Landlord shall not exercise any right to access unless Landlord has a reasonable basis for a belief that Tenant is not in compliance with its obligations under this Lease in a manner that would affect Landlord. Landlord shall minimize interference with Tenant’s use of the Leased Premises in connection with the exercise of such right hereunder.

20.No Liens. Tenant shall keep the Leased Premises free and clear of all liens, including, without limitation, liens arising out of any work performed, materials furnished or

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obligations incurred by or on behalf of Tenant. Such obligation may be fulfilled by Tenant paying money to have liens removed or posting a bond or establishing a title indemnity account.

21.No Holdovers. Tenant understands that under no circumstances can Tenant holdover in the Leased Premises.  Tenant agrees that time shall be of the essence with respect to Tenant’s obligation to surrender possession of the Leased Premises to Landlord upon the expiration or earlier termination of this Lease, and further agrees that if Tenant does not promptly surrender possession of the Leased Premises to Landlord upon such expiration or earlier termination, Landlord, in addition to any other rights and remedies Landlord may have against Tenant for such holding over, the rent shall be 200% of the rent specified in Section 4.  Landlord shall be entitled to bring summary proceedings against Tenant, and Tenant agrees to reimburse Landlord for all Landlord’s damages sustained by reason of such holding over.

22.Landlord Lien Waiver.  Landlord waives any lien which shall otherwise exist in Tenant’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises (the “Tenant Personal Property”), and Landlord agrees to execute from time-to-time reasonable waivers in favor of Tenant’s lender providing financing for the Tenant Personal Property.

23.Miscellaneous.

a.Notices.  Notices and other communications with respect to this Lease or the Leased Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with receipt requested, by recognized national or local courier service with confirmation of receipt requested, or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Tenant, to: The Manitowoc Company, Inc. 11270 West Park Place, Suite 1000 Milwaukee, Wisconsin 53224 Attention: Thomas L. Doerr, Jr. Email: thomas.doerr@manitowoc.com	With a copy to: Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Bryan S. Schultz Email: brschultz@foley.com
If to Landlord, to: H&E Equipment Services 7500 Pecue Ln Baton Rouge, LA 70809 Attention: Corporate Counsel Email: jberry@he-equipment.com	With a copy to: Dechert LLP 1095 Avenue of the Americas New York, NY 10036 Attention: Derek Winokur Email: derek.winokur@dechert.com

b.Governing Law; Headings.  This Lease shall be interpreted in accordance with, and governed by, the internal laws of the State where the Leased Premises are located without giving effect to conflict of laws principles. The topical headings of the paragraphs herein are for convenience only and do not define, limit or construe the content thereof.

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c.Relationship of Parties.  The relationship of Landlord and Tenant created by this Lease shall not constitute or be construed as a partnership, principal‑agent relationship, joint venture or other cooperative enterprise.

d.Entire Agreement.  This Lease and the Asset Purchase Agreement contain all agreements of the parties with respect to the leasing of the Leased Premises and supersedes all previous negotiations and communications.

e.Severability.  If any provision of this Lease is proven to be illegal or unenforceable, it shall be deemed modified to the minimum extent and for the minimum amount of time necessary to eliminate the illegality or unenforceability.  If the intent of any provision of this Lease so indicates, the parties’ respective obligations under the provision shall survive expiration or earlier termination of the Lease.

f.Binding Effect; Amendment.  This Lease, and all of the terms, conditions and covenants herein contained, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither this Lease nor any of the terms, conditions or covenants herein may be modified or amended, except by a written agreement duly executed and delivered by both Landlord and Tenant.

g.Time of Essence. Time is of the essence of this Lease and each of its provisions.

h.Authority.  Each party warrants that it has the power and authority to enter into this Lease, and shall furnish to the other on reasonable demand evidence of this power and authority.

i.Counterparts.  This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and any signatures to counterparts may be delivered by electronic transmission and shall have the same force and effect as original signatures

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first set forth above.

LANDLORD:
H&E Equipment Services, Inc., a Delaware corporation

By:
Name:
Title:

TENANT:
MGX Equipment Services, LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A-1

DEPICTION OF YARD AND SHOP SPACE

4010 South 22nd Street
Air Support, Inc
S 22nd St
E Jones Ave
E Jones Ave
E Jones
Sherwin-Williams
Spray Source
Yard Space
2 Bays

QTY	Description
1.17	Allocated Yard Space in acres
2	Using currently Supplied offices
2	Overhead Door
0.08	Shared Space Acres
1,640	Inside Parts Warehouse in Sq. Ft.
25	Parking Spots (Shared Spaces)
	21-Employees
	4-Visitors Shared

EXHIBIT A-2

DEPICTION OF OFFICE SPACE

EXHIBIT A-3

WAREHOUSE SPACE

•	18 Vidmars Cabinets (180" x 4')
•	2 racks (201' x 48")
•	2 shelves (approx. 36" x 71")

Parts Space of
1,640 Sq. Ft.
SHOP
1ST FLOOR FURNITURE PLAN

EXHIBIT B

SHARED EQUIPMENT

•	Wash Bays
•	Overhead Cranes
•	Welders
•	Hydraulic presses
•	Portable Loading Docs
•	Forklifts
•	Office Equipment
•	Conference Room Equipment

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made as of ___________, 2021 (the “Effective Date”), by and between H&E Equipment Services, Inc., a Delaware corporation (“Assignor”) and MGX Equipment Services, LLC, a Delaware limited liability company (“Assignee”).

recitals:

A.By Lease Agreement, dated as of July 15, 2010, by and between C&C Iron Works, L.L.C. (predecessor-in-interest to TWH Investments, LLC, predecessor-in-interest to Delta Southern Resource, L.L.C. (“Landlord”)) and Assignor, as amended by that certain First Amendment to the Lease Agreement, dated as of September 26, 2017, and as amended by that certain Rent Adjustment Letter, dated as of January 17, 2019, and as assigned by that certain Assignment and Assumption of Leases, dated as of December 23, 2019, by and between TWH Investments, LLC, as assignor, and Landlord, as assignee (collectively, the “Lease”), Landlord leased to Assignor certain premises located at 2617 Engineers Road, Belle Chasse, LA (the “Premises”), as more specifically described in the Lease. Capitalized terms used and not defined herein shall have the meanings set forth in the Lease.

B.Assignor and Assignee are parties to the Asset Purchase Agreement dated ___________ (the “Purchase Agreement”), pursuant to which Assignor has agreed to assign the Lease to Assignee and Assignee has agreed to assume the Lease from Assignor.

C.In connection with the Purchase Agreement, Assignor desires to assign, and Assignee desires to assume, the Lease, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Assignor does hereby assign, sell, transfer, convey, and set over to Assignee all of its right, title, and interest in and to the Lease, and the Premises for the balance of the term of the Lease (including any extensions and renewals thereof), including, without limitation, all rights related to options to extend or renew such Lease, options purchase and options to terminate, if any, and Assignor’s interest, if any, in any easements, appurtenances and other rights in favor of or benefitting the Premises.

2.Assignee hereby accepts and assumes all of the obligations, responsibilities, and liabilities which accrue under the Lease on or after the Effective Date, and agrees to perform said obligations and responsibilities according to their terms, covenants, and conditions.

3.[As of the Effective Date, Assignor shall have no obligations, responsibilities, and/or liabilities under the Lease and Assignor shall not remain liable to perform in accordance with any provision therein with the same force and effect as though the Effective Date was the expiration date under the Lease.]

OR

[Assignee shall not amend, modify or supplement the Lease to expand the Premises or to extend the term of the Lease or amend, modify or supplement the Lease in any other manner whatsoever which would increase the obligations or liabilities of “Tenant” thereunder without the prior written consent of Assignor to be granted or withheld in Assignor’s sole and absolute discretion.]

4.Assignee shall pay the Rent due and owing to Landlord under the Lease from and after the Effective Date. Assignor shall remain liable for payment of all Rent owed under the Lease and attributable to the period before the Effective Date. Assignor shall be entitled to receive any refunds, credits or other amounts owed by Landlord to the tenant under the Lease and attributable to the period before the Effective Date and Assignee shall pay any such amounts to Assignor upon receipt of cash or credit from Landlord.  On the Effective Date, Assignee shall pay to Assignor the amount of Rent paid by Assignor to Landlord for the period on and after the Effective Date through the end of the month for the month in which the Effective Date occurs.  As used herein, “Rent” means Base Rent and any other amounts due and payable under the Lease.

5.Assignee hereby indemnifies and agrees to protect, defend and hold Assignor harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignor in connection with the Lease and first arising and accruing on or after the Effective Date.  Assignor hereby indemnifies and agrees to protect, defend and hold Assignee harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignee in connection with the Lease and first arising or accruing before the Effective Date. The provisions of this Section shall survive the termination of the Lease.

6.Assignee shall deliver to Landlord certificates of insurance evidencing the insurance required by the Lease on or before the Effective Date.

7.Upon Assignee’s execution hereof, Assignee shall pay the sum of $30,000.00 to Assignor, which amount is equal to the Deposit under the Lease. As of the Effective Date, Assignor assigns all of its right, title and interest in and to the Deposit under the Lease to Assignee.

8.Subject to the provisions of the Lease, Assignee acknowledges and agrees that Assignee may use the Premises only for the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Divested Business”), other machinery and equipment in Assignee’s product or service lines from time to time (other than product or service lines included in the Seller-Retained Business), and uses ancillary thereto. “Seller-Retained Business” means the business of Assignor and its Subsidiaries (as defined in the Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.

9.Nothing in this Assignment shall be construed as an attempt to assign, and Assignee shall not assume any liability or obligation with respect to the Lease that by its terms is nonassignable without the consent of the other party or parties thereto if such party or parties assert in writing that such assignment is a breach of such Lease.

10.This Assignment is made, executed and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions and conditions thereof.  Assignor and Assignee acknowledge and agree that none of the rights, obligations or remedies of any party under the Purchase Agreement shall be deemed to be modified or altered in any way by this Assignment. To the extent of any conflict between the terms of the Purchase Agreement and this Assignment, the Purchase Agreement shall be controlling.

11.This Assignment shall be construed and enforced in accordance with the internal laws of the state where the Premises are located without giving effect to conflicts of law principles.

2

12.This Assignment shall be binding upon, and inure to the benefit of, the respective parties hereto and their respective successors and permitted assigns.

13.Assignor and Assignee each hereby represents and warrants to the other that it has the full power and authority to execute and deliver this Assignment and to consummate the transactions contemplated herein, and the persons signing this Assignment on its behalf have been duly authorized to do so.

14.This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one document. For convenience purposes, this Assignment may be executed in facsimile or portable document file (PDF) form, all of which shall be deemed, when taken together, to be originals.

15.Each party shall execute and deliver such documents and take such other actions as the other party reasonably requests to carry out the provisions hereof and give effect to any of the transactions contemplated by this Assignment.

[Signature page follows]

3

IN WITNESS WHEREOF, the parties have executed this Assignment the day and year first above written.

ASSIGNOR:	ASSIGNEE:

H&E Equipment Services, Inc., a Delaware corporation	MGX Equipment Services, LLC, a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made as of ___________, 2021 (the “Effective Date”), by and between H&E Equipment Services, Inc., a Delaware corporation (“Assignor”) and MGX Equipment Services, LLC, a Delaware limited liability company (“Assignee”).

recitals:

A.By Lease Agreement, dated as of November 30, 1999, by and among John and Linda Fleming (“Landlord”) and Head & Engquist Equipment, LLC (predecessor-in-interest to H&E Equipment Services, L.L.C., predecessor-in-interest to Assignor), as amended by that certain Lease Amendment and Lease Extension, dated as of September 12, 2002, and as amended by that certain Lease Amendment and Lease Extension, dated as of August 25, 2005, and as amended by that certain Lease Amendment and Lease Extension, dated as of December 1, 2008, and as amended by that certain Amendment and Extension of Commercial Lease, dated as of November 1, 2012 (collectively, the “Lease”), Landlord leased to Assignor certain premises located at 4871 Commerce Drive, Trussville, AL (the “Premises”), as more specifically described in the Lease. Capitalized terms used and not defined herein shall have the meanings set forth in the Lease.

B.Assignor and Assignee are parties to the Asset Purchase Agreement dated ___________ (the “Purchase Agreement”), pursuant to which Assignor has agreed to assign the Lease to Assignee and Assignee has agreed to assume the Lease from Assignor.

C.In connection with the Purchase Agreement, Assignor desires to assign, and Assignee desires to assume, the Lease, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Assignor does hereby assign, sell, transfer, convey, and set over to Assignee all of its right, title, and interest in and to the Lease, and the Premises for the balance of the term of the Lease (including any extensions and renewals thereof), including, without limitation, all rights related to options to extend or renew such Lease, options purchase and options to terminate, if any, and Assignor’s interest, if any, in any easements, appurtenances and other rights in favor of or benefitting the Premises.

2.Assignee hereby accepts and assumes all of the obligations, responsibilities, and liabilities which accrue under the Lease on or after the Effective Date, and agrees to perform said obligations and responsibilities according to their terms, covenants, and conditions.

3.[As of the Effective Date, Assignor shall have no obligations, responsibilities, and/or liabilities under the Lease and Assignor shall not remain liable to perform in accordance with any provision therein with the same force and effect as though the Effective Date was the expiration date under the Lease.]

OR

[Assignee shall not amend, modify or supplement the Lease to expand the Premises or to extend the term of the Lease or amend, modify or supplement the Lease in any other manner whatsoever which would increase the obligations or liabilities of “Tenant” thereunder without the prior written consent of Assignor to be granted or withheld in Assignor’s sole and absolute discretion.]

4.Assignee shall pay the Rent due and owing to Landlord under the Lease from and after the Effective Date. Assignor shall remain liable for payment of all Rent owed under the Lease and attributable to the period before the Effective Date. Assignor shall be entitled to receive any refunds, credits or other amounts owed by Landlord to the tenant under the Lease and attributable to the period before the Effective Date and Assignee shall pay any such amounts to Assignor upon receipt of cash or credit from Landlord.  On the Effective Date, Assignee shall pay to Assignor the amount of Rent paid by Assignor to Landlord for the period on and after the Effective Date through the end of the month for the month in which the Effective Date occurs.  As used herein, “Rent” means Base Rent and any other amounts due and payable under the Lease.

5.Assignee hereby indemnifies and agrees to protect, defend and hold Assignor harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignor in connection with the Lease and first arising and accruing on or after the Effective Date.  Assignor hereby indemnifies and agrees to protect, defend and hold Assignee harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignee in connection with the Lease and first arising or accruing before the Effective Date. The provisions of this Section shall survive the termination of the Lease.

6.Assignee shall deliver to Landlord certificates of insurance evidencing the insurance required by the Lease on or before the Effective Date.

7.Upon Assignee’s execution hereof, Assignee shall pay the sum of $8,333.00 to Assignor, which amount is equal to the Deposit under the Lease. As of the Effective Date, Assignor assigns all of its right, title and interest in and to the Deposit under the Lease to Assignee.

8.Subject to the provisions of the Lease, Assignee acknowledges and agrees that Assignee may use the Premises only for the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Divested Business”), other machinery and equipment in Assignee’s product or service lines from time to time (other than product or service lines included in the Seller-Retained Business), and uses ancillary thereto. “Seller-Retained Business” means the business of Assignor and its Subsidiaries (as defined in the Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.

9.Nothing in this Assignment shall be construed as an attempt to assign, and Assignee shall not assume any liability or obligation with respect to the Lease that by its terms is nonassignable without the consent of the other party or parties thereto if such party or parties assert in writing that such assignment is a breach of such Lease.

10.This Assignment is made, executed and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions and conditions thereof.  Assignor and Assignee acknowledge and agree that none of the rights, obligations or remedies of any party under the Purchase Agreement shall be deemed to be modified or altered in any way by this Assignment. To the extent of any conflict between the terms of the Purchase Agreement and this Assignment, the Purchase Agreement shall be controlling.

11.This Assignment shall be construed and enforced in accordance with the internal laws of the state where the Premises are located without giving effect to conflicts of law principles.

2

12.This Assignment shall be binding upon, and inure to the benefit of, the respective parties hereto and their respective successors and permitted assigns.

13.Assignor and Assignee each hereby represents and warrants to the other that it has the full power and authority to execute and deliver this Assignment and to consummate the transactions contemplated herein, and the persons signing this Assignment on its behalf have been duly authorized to do so.

14.This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one document. For convenience purposes, this Assignment may be executed in facsimile or portable document file (PDF) form, all of which shall be deemed, when taken together, to be originals.

15.Each party shall execute and deliver such documents and take such other actions as the other party reasonably requests to carry out the provisions hereof and give effect to any of the transactions contemplated by this Assignment.

[Signature page follows]

3

IN WITNESS WHEREOF, the parties have executed this Assignment the day and year first above written.

ASSIGNOR:	ASSIGNEE:

H&E Equipment Services, Inc., a Delaware corporation	MGX Equipment Services, LLC, a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made as of ___________, 2021 (the “Effective Date”), by and between H&E Equipment Services, Inc., a Delaware corporation (“Assignor”) and MGX Equipment Services, LLC, a Delaware limited liability company (“Assignee”).

recitals:

A.By Lease Agreement, dated as of March 20, 2020, by and between Oakwood Capital, LP (“Landlord”) and Assignor (the “Lease”), Landlord leased to Assignor certain premises located at 3510 Roy Orr Boulevard, Grand Prairie, TX (the “Premises”), as more specifically described in the Lease. Capitalized terms used and not defined herein shall have the meanings set forth in the Lease.

B.Assignor and Assignee are parties to the Asset Purchase Agreement dated ___________ (the “Purchase Agreement”), pursuant to which Assignor has agreed to assign the Lease to Assignee and Assignee has agreed to assume the Lease from Assignor.

C.In connection with the Purchase Agreement, Assignor desires to assign, and Assignee desires to assume, the Lease, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Assignor does hereby assign, sell, transfer, convey, and set over to Assignee all of its right, title, and interest in and to the Lease, and the Premises for the balance of the term of the Lease (including any extensions and renewals thereof), including, without limitation, all rights related to options to extend or renew such Lease, options purchase and options to terminate, if any, and Assignor’s interest, if any, in any easements, appurtenances and other rights in favor of or benefitting the Premises.

2.Assignee hereby accepts and assumes all of the obligations, responsibilities, and liabilities which accrue under the Lease on or after the Effective Date, and agrees to perform said obligations and responsibilities according to their terms, covenants, and conditions.

3.[As of the Effective Date, Assignor shall have no obligations, responsibilities, and/or liabilities under the Lease and Assignor shall not remain liable to perform in accordance with any provision therein with the same force and effect as though the Effective Date was the expiration date under the Lease.]

OR

[Assignee shall not amend, modify or supplement the Lease to expand the Premises or to extend the term of the Lease or amend, modify or supplement the Lease in any other manner whatsoever which would increase the obligations or liabilities of “Tenant” thereunder without the prior written consent of Assignor to be granted or withheld in Assignor’s sole and absolute discretion.]

4.Assignee shall pay the Rent due and owing to Landlord under the Lease from and after the Effective Date. Assignor shall remain liable for payment of all Rent owed under the Lease and attributable to the period before the Effective Date. Assignor shall be entitled to receive any refunds, credits or other amounts owed by Landlord to the tenant under the Lease and attributable to the period before the Effective Date and Assignee shall pay any such amounts to Assignor upon receipt of cash or credit from Landlord.  On the Effective Date, Assignee shall pay to Assignor the amount of Rent paid by Assignor to Landlord for the period on and after the Effective Date through the end of the month for the month in which the Effective Date occurs.  As used herein, “Rent” means Base Rent and any other amounts due and payable under the Lease.

5.Assignee hereby indemnifies and agrees to protect, defend and hold Assignor harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignor in connection with the Lease and first arising and accruing on or after the Effective Date.  Assignor hereby indemnifies and agrees to protect, defend and hold Assignee harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignee in connection with the Lease and first arising or accruing before the Effective Date. The provisions of this Section shall survive the termination of the Lease.

6.Assignee shall deliver to Landlord certificates of insurance evidencing the insurance required by the Lease on or before the Effective Date.

7.Subject to the provisions of the Lease, Assignee acknowledges and agrees that Assignee may use the Premises only for the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Divested Business”), other machinery and equipment in Assignee’s product or service lines from time to time (other than product or service lines included in the Seller-Retained Business), and uses ancillary thereto. “Seller-Retained Business” means the business of Assignor and its Subsidiaries (as defined in the Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.

8.Nothing in this Assignment shall be construed as an attempt to assign, and Assignee shall not assume any liability or obligation with respect to the Lease that by its terms is nonassignable without the consent of the other party or parties thereto if such party or parties assert in writing that such assignment is a breach of such Lease.

9.This Assignment is made, executed and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions and conditions thereof.  Assignor and Assignee acknowledge and agree that none of the rights, obligations or remedies of any party under the Purchase Agreement shall be deemed to be modified or altered in any way by this Assignment. To the extent of any conflict between the terms of the Purchase Agreement and this Assignment, the Purchase Agreement shall be controlling.

10.This Assignment shall be construed and enforced in accordance with the internal laws of the state where the Premises are located without giving effect to conflicts of law principles.

11.This Assignment shall be binding upon, and inure to the benefit of, the respective parties hereto and their respective successors and permitted assigns.

12.Assignor and Assignee each hereby represents and warrants to the other that it has the full power and authority to execute and deliver this Assignment and to consummate the transactions contemplated herein, and the persons signing this Assignment on its behalf have been duly authorized to do so.

13.This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one document. For convenience purposes, this Assignment may

2

be executed in facsimile or portable document file (PDF) form, all of which shall be deemed, when taken together, to be originals.

14.Each party shall execute and deliver such documents and take such other actions as the other party reasonably requests to carry out the provisions hereof and give effect to any of the transactions contemplated by this Assignment.

[Signature page follows]

3

IN WITNESS WHEREOF, the parties have executed this Assignment the day and year first above written.

ASSIGNOR:	ASSIGNEE:

H&E Equipment Services, Inc., a Delaware corporation	MGX Equipment Services, LLC, a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made as of ___________, 2021 (the “Effective Date”), by and between H&E Equipment Services, Inc., a Delaware corporation (“Assignor”) and MGX Equipment Services, LLC, a Delaware limited liability company (“Assignee”).

recitals:

A.By Lease Agreement, dated as of April 15, 2004, by and between GSL Investments, Inc. (predecessor-in-interest to GSL Partners Sub Twelve, L.P. (“Landlord”)) and H&E Equipment Services, L.L.C. (predecessor-in-interest to Assignor), as assigned by the Letter Agreement, by and between GSL Investments, Inc., as assignor, and Landlord, as assignee, dated as of March 9, 2005, as amended by the Landlord’s Waiver Agreement, by and among Landlord, General Electric Capital Corporation, and Assignor, as amended by that certain Amendment to the Lease Agreement, dated as of September 18, 2006, and as amended by that certain Second Amendment to the Lease Agreement, dated as of September 1, 2018 (collectively, the “Lease”), Landlord leased to Assignor certain premises located at 1700 S. Sam Houston Parkway West, Houston, TX (the “Premises”), as more specifically described in the Lease. Capitalized terms used and not defined herein shall have the meanings set forth in the Lease.

B.Assignor and Assignee are parties to the Asset Purchase Agreement dated ___________ (the “Purchase Agreement”), pursuant to which Assignor has agreed to assign the Lease to Assignee and Assignee has agreed to assume the Lease from Assignor.

C.In connection with the Purchase Agreement, Assignor desires to assign, and Assignee desires to assume, the Lease, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Assignor does hereby assign, sell, transfer, convey, and set over to Assignee all of its right, title, and interest in and to the Lease, and the Premises for the balance of the term of the Lease (including any extensions and renewals thereof), including, without limitation, all rights related to options to extend or renew such Lease, options purchase and options to terminate, if any, and Assignor’s interest, if any, in any easements, appurtenances and other rights in favor of or benefitting the Premises.

2.Assignee hereby accepts and assumes all of the obligations, responsibilities, and liabilities which accrue under the Lease on or after the Effective Date, and agrees to perform said obligations and responsibilities according to their terms, covenants, and conditions.

3.[As of the Effective Date, Assignor shall have no obligations, responsibilities, and/or liabilities under the Lease and Assignor shall not remain liable to perform in accordance with any provision therein with the same force and effect as though the Effective Date was the expiration date under the Lease.]

OR

[Assignee shall not amend, modify or supplement the Lease to expand the Premises or to extend the term of the Lease or amend, modify or supplement the Lease in any other manner whatsoever which would increase the obligations or liabilities of “Tenant” thereunder without the prior written consent of Assignor to be granted or withheld in Assignor’s sole and absolute discretion.]

4.Assignee shall pay the Rent due and owing to Landlord under the Lease from and after the Effective Date. Assignor shall remain liable for payment of all Rent owed under the Lease and attributable to the period before the Effective Date. Assignor shall be entitled to receive any refunds, credits or other amounts owed by Landlord to the tenant under the Lease and attributable to the period before the Effective Date and Assignee shall pay any such amounts to Assignor upon receipt of cash or credit from Landlord.  On the Effective Date, Assignee shall pay to Assignor the amount of Rent paid by Assignor to Landlord for the period on and after the Effective Date through the end of the month for the month in which the Effective Date occurs.  As used herein, “Rent” means Base Rental and any other amounts due and payable under the Lease.

5.Assignee hereby indemnifies and agrees to protect, defend and hold Assignor harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignor in connection with the Lease and first arising and accruing on or after the Effective Date.  Assignor hereby indemnifies and agrees to protect, defend and hold Assignee harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignee in connection with the Lease and first arising or accruing before the Effective Date. The provisions of this Section shall survive the termination of the Lease.

6.Assignee shall deliver to Landlord certificates of insurance evidencing the insurance required by the Lease on or before the Effective Date.

7.Upon Assignee’s execution hereof, Assignee shall pay the sum of $27,000.00 to Assignor, which amount is equal to the Security Deposit under the Lease. As of the Effective Date, Assignor assigns all of its right, title and interest in and to the Security Deposit under the Lease to Assignee.

8.Subject to the provisions of the Lease, Assignee acknowledges and agrees that Assignee may use the Premises only for the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Divested Business”), other machinery and equipment in Assignee’s product or service lines from time to time (other than product or service lines included in the Seller-Retained Business), and uses ancillary thereto. “Seller-Retained Business” means the business of Assignor and its Subsidiaries (as defined in the Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.

9.Nothing in this Assignment shall be construed as an attempt to assign, and Assignee shall not assume any liability or obligation with respect to the Lease that by its terms is nonassignable without the consent of the other party or parties thereto if such party or parties assert in writing that such assignment is a breach of such Lease.

10.This Assignment is made, executed and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions and conditions thereof.  Assignor and Assignee acknowledge and agree that none of the rights, obligations or remedies of any party under the Purchase Agreement shall be deemed to be modified or altered in any way by this Assignment. To the extent of any conflict between the terms of the Purchase Agreement and this Assignment, the Purchase Agreement shall be controlling.

11.This Assignment shall be construed and enforced in accordance with the internal laws of the state where the Premises are located without giving effect to conflicts of law principles.

2

12.This Assignment shall be binding upon, and inure to the benefit of, the respective parties hereto and their respective successors and permitted assigns.

13.Assignor and Assignee each hereby represents and warrants to the other that it has the full power and authority to execute and deliver this Assignment and to consummate the transactions contemplated herein, and the persons signing this Assignment on its behalf have been duly authorized to do so.

14.This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one document. For convenience purposes, this Assignment may be executed in facsimile or portable document file (PDF) form, all of which shall be deemed, when taken together, to be originals.

15.Each party shall execute and deliver such documents and take such other actions as the other party reasonably requests to carry out the provisions hereof and give effect to any of the transactions contemplated by this Assignment.

[Signature page follows]

3

IN WITNESS WHEREOF, the parties have executed this Assignment the day and year first above written.

ASSIGNOR:	ASSIGNEE:

H&E Equipment Services, Inc., a Delaware corporation	MGX Equipment Services, LLC, a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made as of ___________, 2021 (the “Effective Date”), by and between H&E Equipment Services, Inc., a Delaware corporation (“Assignor”) and MGX Equipment Services, LLC, a Delaware limited liability company (“Assignee”).

recitals:

A.By Apartment Lease Contract, dated as of August 5, 2020, by and between Midland Wildflower Associates LP (“Landlord”) and Assignor (the “Lease”), Landlord leased to Assignor certain premises located at 4301 Raleigh Court #916, Midland, TX (the “Premises”), as more specifically described in the Lease. Capitalized terms used and not defined herein shall have the meanings set forth in the Lease.

B.Assignor and Assignee are parties to the Asset Purchase Agreement dated ___________ (the “Purchase Agreement”), pursuant to which Assignor has agreed to assign the Lease to Assignee and Assignee has agreed to assume the Lease from Assignor.

C.In connection with the Purchase Agreement, Assignor desires to assign, and Assignee desires to assume, the Lease, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Assignor does hereby assign, sell, transfer, convey, and set over to Assignee all of its right, title, and interest in and to the Lease, and the Premises for the balance of the term of the Lease (including any extensions and renewals thereof), including, without limitation, all rights related to options to extend or renew such Lease, options purchase and options to terminate, if any, and Assignor’s interest, if any, in any easements, appurtenances and other rights in favor of or benefitting the Premises.

2.Assignee hereby accepts and assumes all of the obligations, responsibilities, and liabilities which accrue under the Lease on or after the Effective Date, and agrees to perform said obligations and responsibilities according to their terms, covenants, and conditions.

3.[As of the Effective Date, Assignor shall have no obligations, responsibilities, and/or liabilities under the Lease and Assignor shall not remain liable to perform in accordance with any provision therein with the same force and effect as though the Effective Date was the expiration date under the Lease.]

OR

[Assignee shall not amend, modify or supplement the Lease to expand the Premises or to extend the term of the Lease or amend, modify or supplement the Lease in any other manner whatsoever which would increase the obligations or liabilities of “Tenant” thereunder without the prior written consent of Assignor to be granted or withheld in Assignor’s sole and absolute discretion.]

4.Assignee shall pay the Rent due and owing to Landlord under the Lease from and after the Effective Date. Assignor shall remain liable for payment of all Rent owed under the Lease and attributable to the period before the Effective Date. Assignor shall be entitled to receive any refunds, credits or other amounts owed by Landlord to the tenant under the Lease and attributable to the period before the Effective Date and Assignee shall pay any such amounts to Assignor upon receipt of cash or credit from Landlord.  On the Effective Date, Assignee shall pay to Assignor the amount of Rent paid by Assignor to Landlord for the period on and after the Effective Date through the end of the month for the month in which the Effective Date occurs.  As used herein, “Rent” means Base Rent and any other amounts due and payable under the Lease.

5.Assignee hereby indemnifies and agrees to protect, defend and hold Assignor harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignor in connection with the Lease and first arising and accruing on or after the Effective Date.  Assignor hereby indemnifies and agrees to protect, defend and hold Assignee harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignee in connection with the Lease and first arising or accruing before the Effective Date. The provisions of this Section shall survive the termination of the Lease.

6.Assignee shall deliver to Landlord certificates of insurance evidencing the insurance required by the Lease on or before the Effective Date.

7.Upon Assignee’s execution hereof, Assignee shall pay the sum of $1,525.00 to Assignor, which amount is equal to the Security Deposit under the Lease. As of the Effective Date, Assignor assigns all of its right, title and interest in and to the Security Deposit under the Lease to Assignee.

8.Subject to the provisions of the Lease, Assignee acknowledges and agrees that Assignee may use the Premises only for the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Divested Business”), other machinery and equipment in Assignee’s product or service lines from time to time (other than product or service lines included in the Seller-Retained Business), and uses ancillary thereto. “Seller-Retained Business” means the business of Assignor and its Subsidiaries (as defined in the Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.

9.Nothing in this Assignment shall be construed as an attempt to assign, and Assignee shall not assume any liability or obligation with respect to the Lease that by its terms is nonassignable without the consent of the other party or parties thereto if such party or parties assert in writing that such assignment is a breach of such Lease.

10.This Assignment is made, executed and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions and conditions thereof.  Assignor and Assignee acknowledge and agree that none of the rights, obligations or remedies of any party under the Purchase Agreement shall be deemed to be modified or altered in any way by this Assignment. To the extent of any conflict between the terms of the Purchase Agreement and this Assignment, the Purchase Agreement shall be controlling.

11.This Assignment shall be construed and enforced in accordance with the internal laws of the state where the Premises are located without giving effect to conflicts of law principles.

12.This Assignment shall be binding upon, and inure to the benefit of, the respective parties hereto and their respective successors and permitted assigns.

13.Assignor and Assignee each hereby represents and warrants to the other that it has the full power and authority to execute and deliver this Assignment and to consummate the transactions

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contemplated herein, and the persons signing this Assignment on its behalf have been duly authorized to do so.

14.This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one document. For convenience purposes, this Assignment may be executed in facsimile or portable document file (PDF) form, all of which shall be deemed, when taken together, to be originals.

15.Each party shall execute and deliver such documents and take such other actions as the other party reasonably requests to carry out the provisions hereof and give effect to any of the transactions contemplated by this Assignment.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Assignment the day and year first above written.

ASSIGNOR:	ASSIGNEE:

H&E Equipment Services, Inc., a Delaware corporation	MGX Equipment Services, LLC, a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made as of ___________, 2021 (the “Effective Date”), by and between H&E Equipment Services, Inc., a Delaware corporation (“Assignor”) and MGX Equipment Services, LLC, a Delaware limited liability company (“Assignee”).

recitals:

A.By Lease Agreement, dated as of July 20, 2009, by and between Koppens Way LLC (“Landlord”) and Assignor, as amended by that certain Lease Modification Agreement, dated as of April 7, 2020, and as amended by that certain Lease Modification Agreement, dated as of September 23, 2020, and as affected by that certain License Agreement, dated as of May 20, 2020, by and among Landlord, as licensor, Geoquip, Inc., as licensee, and Assignor, as lessee (collectively, the “Lease”), Landlord leased to Assignor certain premises located at 3601 Koppens Road, Chesapeake, VA (the “Premises”), as more specifically described in the Lease. Capitalized terms used and not defined herein shall have the meanings set forth in the Lease.

B.Assignor and Assignee are parties to the Asset Purchase Agreement dated ___________ (the “Purchase Agreement”), pursuant to which Assignor has agreed to assign the Lease to Assignee and Assignee has agreed to assume the Lease from Assignor.

C.In connection with the Purchase Agreement, Assignor desires to assign, and Assignee desires to assume, the Lease, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Assignor does hereby assign, sell, transfer, convey, and set over to Assignee all of its right, title, and interest in and to the Lease, and the Premises for the balance of the term of the Lease (including any extensions and renewals thereof), including, without limitation, all rights related to options to extend or renew such Lease, options purchase and options to terminate, if any, and Assignor’s interest, if any, in any easements, appurtenances and other rights in favor of or benefitting the Premises.

2.Assignee hereby accepts and assumes all of the obligations, responsibilities, and liabilities which accrue under the Lease on or after the Effective Date, and agrees to perform said obligations and responsibilities according to their terms, covenants, and conditions.

3.[As of the Effective Date, Assignor shall have no obligations, responsibilities, and/or liabilities under the Lease and Assignor shall not remain liable to perform in accordance with any provision therein with the same force and effect as though the Effective Date was the expiration date under the Lease.]

OR

[Assignee shall not amend, modify or supplement the Lease to expand the Premises or to extend the term of the Lease or amend, modify or supplement the Lease in any other manner whatsoever which would increase the obligations or liabilities of “Tenant” thereunder without the prior written consent of Assignor to be granted or withheld in Assignor’s sole and absolute discretion.]

4.Assignee shall pay the Rent due and owing to Landlord under the Lease from and after the Effective Date. Assignor shall remain liable for payment of all Rent owed under the Lease and attributable to the period before the Effective Date. Assignor shall be entitled to receive any refunds, credits or other amounts owed by Landlord to the tenant under the Lease and attributable to the period before the Effective Date and Assignee shall pay any such amounts to Assignor upon receipt of cash or credit from Landlord.  On the Effective Date, Assignee shall pay to Assignor the amount of Rent paid by Assignor to Landlord for the period on and after the Effective Date through the end of the month for the month in which the Effective Date occurs.  As used herein, “Rent” means Base Rent and any other amounts due and payable under the Lease.

5.Assignee hereby indemnifies and agrees to protect, defend and hold Assignor harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignor in connection with the Lease and first arising and accruing on or after the Effective Date.  Assignor hereby indemnifies and agrees to protect, defend and hold Assignee harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignee in connection with the Lease and first arising or accruing before the Effective Date. The provisions of this Section shall survive the termination of the Lease.

6.Assignee shall deliver to Landlord certificates of insurance evidencing the insurance required by the Lease on or before the Effective Date.

7.Subject to the provisions of the Lease, Assignee acknowledges and agrees that Assignee may use the Premises only for the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Divested Business”), other machinery and equipment in Assignee’s product or service lines from time to time (other than product or service lines included in the Seller-Retained Business), and uses ancillary thereto. “Seller-Retained Business” means the business of Assignor and its Subsidiaries (as defined in the Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.

8.Nothing in this Assignment shall be construed as an attempt to assign, and Assignee shall not assume any liability or obligation with respect to the Lease that by its terms is nonassignable without the consent of the other party or parties thereto if such party or parties assert in writing that such assignment is a breach of such Lease.

9.This Assignment is made, executed and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions and conditions thereof.  Assignor and Assignee acknowledge and agree that none of the rights, obligations or remedies of any party under the Purchase Agreement shall be deemed to be modified or altered in any way by this Assignment. To the extent of any conflict between the terms of the Purchase Agreement and this Assignment, the Purchase Agreement shall be controlling.

10.This Assignment shall be construed and enforced in accordance with the internal laws of the state where the Premises are located without giving effect to conflicts of law principles.

11.This Assignment shall be binding upon, and inure to the benefit of, the respective parties hereto and their respective successors and permitted assigns.

12.Assignor and Assignee each hereby represents and warrants to the other that it has the full power and authority to execute and deliver this Assignment and to consummate the transactions

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contemplated herein, and the persons signing this Assignment on its behalf have been duly authorized to do so.

13.This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one document. For convenience purposes, this Assignment may be executed in facsimile or portable document file (PDF) form, all of which shall be deemed, when taken together, to be originals.

14.Each party shall execute and deliver such documents and take such other actions as the other party reasonably requests to carry out the provisions hereof and give effect to any of the transactions contemplated by this Assignment.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Assignment the day and year first above written.

ASSIGNOR:	ASSIGNEE:

H&E Equipment Services, Inc., a Delaware corporation	MGX Equipment Services, LLC, a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made as of ___________, 2021 (the “Effective Date”), by and between H&E Equipment Services, Inc., a Delaware corporation (“Assignor”) and MGX Equipment Services, LLC, a Delaware limited liability company (“Assignee”).

recitals:

A.By Lease Agreement, dated as of June 30, 2006, by and between Financial Futures, LLC (“Landlord”) and J.W. Burress, Inc., as amended by the certain Amendment to Lease Agreement, dated as of May 1, 2020, and as amended by that certain Assignment and Assumption of Lease Agreement, dated as of July 16, 2021, by and among H&E Equipment Services (Mid-Atlantic), Inc. (f/k/a J.W. Burress, Inc.), Assignor, and Landlord (collectively, the “Lease”), Landlord leased to Assignor certain premises located at 3760 North Liberty Street, Winston-Salem, NC (the “Premises”), as more specifically described in the Lease. Capitalized terms used and not defined herein shall have the meanings set forth in the Lease.

B.Assignor and Assignee are parties to the Asset Purchase Agreement dated ___________ (the “Purchase Agreement”), pursuant to which Assignor has agreed to assign the Lease to Assignee and Assignee has agreed to assume the Lease from Assignor.

C.In connection with the Purchase Agreement, Assignor desires to assign, and Assignee desires to assume, the Lease, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.Assignor does hereby assign, sell, transfer, convey, and set over to Assignee all of its right, title, and interest in and to the Lease, and the Premises for the balance of the term of the Lease (including any extensions and renewals thereof), including, without limitation, all rights related to options to extend or renew such Lease, options purchase and options to terminate, if any, and Assignor’s interest, if any, in any easements, appurtenances and other rights in favor of or benefitting the Premises.

2.Assignee hereby accepts and assumes all of the obligations, responsibilities, and liabilities which accrue under the Lease on or after the Effective Date, and agrees to perform said obligations and responsibilities according to their terms, covenants, and conditions.

3.[As of the Effective Date, Assignor shall have no obligations, responsibilities, and/or liabilities under the Lease and Assignor shall not remain liable to perform in accordance with any provision therein with the same force and effect as though the Effective Date was the expiration date under the Lease.]

OR

[Assignee shall not amend, modify or supplement the Lease to expand the Premises or to extend the term of the Lease or amend, modify or supplement the Lease in any other manner whatsoever which would increase the obligations or liabilities of “Tenant” thereunder without the prior written consent of Assignor to be granted or withheld in Assignor’s sole and absolute discretion.]

4.Assignee shall pay the Rent due and owing to Landlord under the Lease from and after the Effective Date. Assignor shall remain liable for payment of all Rent owed under the Lease and attributable to the period before the Effective Date. Assignor shall be entitled to receive any refunds, credits or other amounts owed by Landlord to the tenant under the Lease and attributable to the period before the Effective Date and Assignee shall pay any such amounts to Assignor upon receipt of cash or credit from Landlord.  On the Effective Date, Assignee shall pay to Assignor the amount of Rent paid by Assignor to Landlord for the period on and after the Effective Date through the end of the month for the month in which the Effective Date occurs.  As used herein, “Rent” means Base Rent and any other amounts due and payable under the Lease.

5.Assignee hereby indemnifies and agrees to protect, defend and hold Assignor harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignor in connection with the Lease and first arising and accruing on or after the Effective Date.  Assignor hereby indemnifies and agrees to protect, defend and hold Assignee harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred or suffered by Assignee in connection with the Lease and first arising or accruing before the Effective Date. The provisions of this Section shall survive the termination of the Lease.

6.Assignee shall deliver to Landlord certificates of insurance evidencing the insurance required by the Lease on or before the Effective Date.

7.Upon Assignee’s execution hereof, Assignee shall pay the sum of $19,500.00 to Assignor, which amount is equal to the Security Deposit under the Lease. As of the Effective Date, Assignor assigns all of its right, title and interest in and to the Security Deposit under the Lease to Assignee.

8.Subject to the provisions of the Lease, Assignee acknowledges and agrees that Assignee may use the Premises only for the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Divested Business”), other machinery and equipment in Assignee’s product or service lines from time to time (other than product or service lines included in the Seller-Retained Business), and uses ancillary thereto. “Seller-Retained Business” means the business of Assignor and its Subsidiaries (as defined in the Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.

9.Nothing in this Assignment shall be construed as an attempt to assign, and Assignee shall not assume any liability or obligation with respect to the Lease that by its terms is nonassignable without the consent of the other party or parties thereto if such party or parties assert in writing that such assignment is a breach of such Lease.

10.This Assignment is made, executed and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions and conditions thereof.  Assignor and Assignee acknowledge and agree that none of the rights, obligations or remedies of any party under the Purchase Agreement shall be deemed to be modified or altered in any way by this Assignment. To the extent of any conflict between the terms of the Purchase Agreement and this Assignment, the Purchase Agreement shall be controlling.

11.This Assignment shall be construed and enforced in accordance with the internal laws of the state where the Premises are located without giving effect to conflicts of law principles.

12.This Assignment shall be binding upon, and inure to the benefit of, the respective parties hereto and their respective successors and permitted assigns.

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13.Assignor and Assignee each hereby represents and warrants to the other that it has the full power and authority to execute and deliver this Assignment and to consummate the transactions contemplated herein, and the persons signing this Assignment on its behalf have been duly authorized to do so.

14.This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one document. For convenience purposes, this Assignment may be executed in facsimile or portable document file (PDF) form, all of which shall be deemed, when taken together, to be originals.

15.Each party shall execute and deliver such documents and take such other actions as the other party reasonably requests to carry out the provisions hereof and give effect to any of the transactions contemplated by this Assignment.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Assignment the day and year first above written.

ASSIGNOR:	ASSIGNEE:

H&E Equipment Services, Inc., a Delaware corporation	MGX Equipment Services, LLC, a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is dated and effective as of _____________, 2021 (the “Effective Date”), by and between H&E Equipment Services, Inc., a Delaware corporation (“Sublandlord”), and MGX Equipment Services, LLC, a Delaware limited liability company (“Subtenant”).

W I T N E S S E T H :

WHEREAS, Sublandlord is tenant under a Land and “Build-to-Suit” Lease Agreement dated as of October 8, 2013 (as amended by a First Lease Amendment dated September 5, 2014 and a Second Amendment to Lease dated October 2, 2015, as the same may be further amended or amended and restated, the “Prime Lease”), by and between 17 Christina Court LLC, a Maryland limited liability company (as successor to Gaulin Properties LLC), as landlord (“Prime Landlord”), and Sublandlord, as tenant, with respect to the real property located at 2111 Grays Road, Baltimore, MD 21222, consisting of approximately 15.09 acres of real property and all of the buildings and improvements thereon, all as more specifically described in the Prime Lease (the “Premises”); and

WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to rent from Sublandlord, a portion of the Premises containing approximately (i) 2.34 acres of yard space, 8 bays of shop space, and 350 square feet of parts space, as depicted on Exhibit A-1 attached hereto, (ii) 4 offices and 2 cubicles, as shown on Exhibit A-2 attached hereto, and (iii) the use of the warehouse space and equipment listed on Exhibit A-3 (collectively, the Subleased Premises”), on and subject to the terms herein set forth.

NOW, THEREFORE, in consideration of the terms and provisions hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, IT IS AGREED AS FOLLOWS:

1.Prime Lease.  Sublandlord represents and warrants to Subtenant that: (i) Sublandlord has delivered to Subtenant a full, accurate and complete copy of the Prime Lease and all other agreements between Prime Landlord and Sublandlord relating to the leasing, use and occupancy of the Subleased Premises; (ii) the Prime Lease is, as of the date hereof, in full force and effect; (iii) all consents required under the Prime Lease in connection with this Sublease have been obtained; and (iv) no event of default has occurred under the Prime Lease and, to Sublandlord’s knowledge, no event has occurred and is continuing which would constitute an event of default but for the giving of notice and/or the passage of time.

2.Demise.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby rents from Sublandlord, the Subleased Premises, upon the terms, covenants and conditions set forth herein.  In addition, Subtenant shall have the right to use, in common with Sublandlord, those common driveways, sidewalks, walkways, elevators and other areas providing access to the Subleased Premises, and such areas available for shared use, including, without limitation, training rooms, lunch rooms, conference rooms, and restrooms.  Subtenant shall have the right to use 10 parking spaces, consisting of 8 employee parking spaces and 2 parking space for visitors.

3.Term.  The term of this Sublease (the “Term”) shall be for a period of two (2) years commencing on the Effective Date (the “Commencement Date”), and ending at 11:59 p.m. on the day immediately preceding the second anniversary of the Commencement Date (the “Expiration Date”), unless extended or sooner terminated as provided in this Sublease.

a.Early Termination.  Subtenant shall have the right to terminate this Sublease upon six (6) months’ prior written notice to Sublandlord.

b.Renewal Rights.  Subtenant shall have the right to extend the Term of this Sublease for one (1) period of one (1) year (the “Initial Renewal Term”), upon at least ninety (90) days’ prior written notice to Sublandlord.  The rent during the Initial Renewal Term shall be 125% of the rent in effect on the last day of the initial Term.  After the Initial Rental Term, Subtenant shall have the right to extend the Term of this Sublease for one (1) additional period of six (6) months (the “Second Renewal Term”), upon at least ninety (90) days’ prior written notice to Sublandlord.  The rent during the Second Renewal Term shall be 200% of the rent in effect on the last day of the Initial Renewal Term.

4.Gross Rent.  During the Term, Subtenant shall pay Sublandlord a monthly rent in the amount of $34,507.00 per month, payable in advance, without demand, notice or offset, commencing on the Commencement Date and on or before the first day of each month thereafter during the Term.  Rent shall be paid by wire transfer or ACH transfer in accordance with payment instructions provided by Sublandlord. Rent shall be prorated for any partial months occurring during the Term hereof.  This Sublease is and shall be a “gross” sublease and any costs and expenses in connection with, arising out of, or with respect to the Premises not specifically stated herein as the responsibility of Subtenant shall be the sole responsibility of Sublandlord and Sublandlord shall be liable therefor, including, without limitation, use of the compressed air system, all maintenance and repair costs, utility expenses, property insurance and real estate taxes. Notwithstanding the foregoing, if, pursuant to any provisions of the Prime Lease, any payments to Prime Landlord for services or other charges allocable in whole or in part to the Subleased Premises shall be payable because of services ordered by Subtenant, activities undertaken by or on behalf of Subtenant, Subtenant’s use or occupancy of the Subleased Premises or Subtenant’s breach of, or default under, the Prime Lease, then Subtenant shall promptly pay to Sublandlord or Prime Landlord, as appropriate, all such payments or other charges to the extent allocable to the Subleased Premises or to Subtenant. In addition to and not in limitation of any other remedies for non-payment of rent or other charges, any payment of rent or other charges not received within ten (10) calendar days after the date it is due shall bear interest from the due date until paid at a rate equal to the lesser of (a) the prime commercial rate being published in the Wall Street Journal on the date due plus two percent (2%) per annum or (b) the highest rate permitted by applicable law.  In addition, Subtenant shall be obligated to reimburse Sublandlord for any reasonable costs of collection (including reasonable attorney’s fees) in connection with such unpaid amounts. All of Subtenant’s obligations to pay all rental or monies due in or under this Sublease shall survive the expiration or earlier termination of this Sublease.

5.Shared Equipment.  During the Term, Subtenant shall have the right to use the equipment listed on Exhibit B attached hereto (the “Shared Equipment”) at no additional charge.  Sublandlord and Subtenant agree to use good faith efforts to allocate usage of the Shared Equipment to accommodate the business operations of Sublandlord and Subtenant.  The Shared

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Equipment shall remain the property of Sublandlord and will remain at the Premises at the expiration of the Term. Subtenant will be liable for environmental impacts to the extent caused by or during its use of Shared Equipment.  Sublandlord is responsible for all maintenance and repairs of any Shared Equipment unless any repair or replacement is caused by the acts, omissions or negligence of Subtenant, its agents, contractors or employees.

6.Possession; Condition.  Sublandlord covenants and agrees to deliver exclusive possession of the entire Subleased Premises to Subtenant on the Commencement Date. Subtenant acknowledges that it has inspected the Subleased Premises and agrees to accept possession of the Subleased Premises in its “As-Is/Where Is/With All Faults” condition, without any obligation on the part of Sublandlord to make any alterations, decorations, installations or improvements. Subtenant acknowledges that Sublandlord has made no representations with respect to the Subleased Premises or the Premises and Sublandlord shall not be deemed to be providing to Subtenant any of the representations or warranties provided by Prime Landlord to Sublandlord under the Prime Lease.  Notwithstanding the foregoing, nothing in this Sublease shall be deemed to release, limit or waive any representations or warranties of Sublandlord set forth in that certain Asset Purchase Agreement, by and among MGX Equipment Services, LLC and Sublandlord, dated [●], 2021 (the “Asset Purchase Agreement”).

7.Maintenance.

a.Maintenance and Surrender by Subtenant.  During the Term, Subtenant shall, at its sole cost and expense, maintain and repair, or arrange for the maintenance and repair of, the Subleased Premises in good condition and repair, reasonable wear and tear and damage by casualty excepted, and shall keep the Subleased Premises in neat and clean condition.  Subtenant shall be responsible for the cost of any repairs or replacements to the Premises required due to the acts, omissions or negligence of Subtenant, its agents, contractors or employees.  Upon the expiration of the Sublease Term, or upon any earlier termination of Subtenant’s right to possession: (i) subject to Sublandlord’s obligations pursuant to Section 7(b) below, Subtenant shall surrender the Subleased Premises in good condition and repair, ordinary wear and tear excepted and (ii) Subtenant shall remove its equipment, trade fixtures and other personal property from the Subleased Premises.  Subtenant shall be liable to Sublandlord for the cost of repairing any damage caused to the Subleased Premises by reason of any such removal.

b.Maintenance by Sublandlord.  Except as such maintenance, repair and replacement are the responsibility of Prime Landlord under the Prime Lease, Sublandlord shall maintain and repair, or arrange for the maintenance and repair of, the remainder of the Premises (i.e., the Premises less the Subleased Premises) and the Shared Equipment (subject to Section 5 above) in good condition and repair and in compliance with the terms of the Prime Lease, including but not limited to the maintenance and repair of any concrete pits utilized by Subtenant and located at the Premises; provided, however, that Subtenant shall be responsible at its sole cost and expense for the repair of any damage to such concrete pits to the extent caused by Subtenant’s use thereof. If Sublandlord is required to make repairs or replacements to the Premises or the Shared Equipment by reason of the acts, omissions or negligence of Subtenant, its agents, contractors or employees, Sublandlord may make such repairs or replacements without liability to Subtenant for any loss or damage that may occur to Subtenant’s merchandise, fixtures or other property or to Subtenant’s business by reason thereof (provided that Sublandlord will use commercially reasonable efforts to

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minimize interruptions to Subtenant’s business operations).  Upon completion thereof, Subtenant shall reimburse Sublandlord’s reasonable costs for making such repairs or replacements upon presentation of a bill thereof, as additional rent.

8.Alterations.  Subtenant shall not make any additions, alterations, improvements or changes (collectively, “Alterations”) in or to the Subleased Premises without the prior written consent Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed by Sublandlord provided, however, that (a) no Alterations shall be undertaken until Subtenant shall have procured and paid for all necessary permits and authorizations of all municipal departments and governmental authorities having jurisdiction over the Subleased Premises, (b) any Alterations permitted hereunder shall be completed promptly, in a good and workmanlike manner, and in compliance with all governmental requirements and rating bureau recommendations and all other applicable terms, conditions and provisions of the Prime Lease, and (c) Sublandlord shall have the right to require that any such Alterations be removed and/or the Subleased Premises restored upon the expiration or earlier termination of the Term if Prime Landlord has the right under the Prime Lease to cause such removal and/or restoration. Subtenant shall be liable to Sublandlord for the cost of repairing any damage caused to the Subleased Premises by reason of any such removal and/or restoration.  To the extent that consent for an Alteration is also required from Prime Landlord under the Prime Lease, such consent will be given or denied in accordance with the Prime Lease.

9.Use of Premises.  Subject to the provisions of the Prime Lease, Subtenant may use the Subleased Premises only for the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Divested Business”), other machinery and equipment in Subtenant’s product or service lines from time to time (other than product or service lines included in the Seller-Retained Business), and uses ancillary thereto (the “Permitted Use”).  “Seller-Retained Business” means the business of Sublandlord and its Subsidiaries (as defined in the Asset Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Asset Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.  Subtenant shall not use the Subleased Premises, permit anything to be done in or about the Subleased Premises or bring or keep anything on the Subleased Premises that may:  (a) constitute a public or private nuisance or waste; (b) materially increase the cost of or invalidate any insurance now or hereafter carried by Sublandlord on the Premises or the Shared Equipment; or (c) violate the provisions of the Prime Lease.

10.Laws and Permits.

a.Compliance by Subtenant:  Subtenant shall comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof (collectively, “Laws”) related to Subtenant’s use of the Subleased Premises.  Subject to Section 18(e) with respect to environmental permits, Subtenant shall obtain and maintain at all times during the Term all licenses and permits required for Subtenant to conduct or operate its business in and upon the Subleased Premises which are required by any applicable governmental body or agency having jurisdiction over the Subleased Premises and shall pay the fee or charge imposed for issuance of such license or permit. Sublandlord shall use commercially reasonable efforts to cooperate with

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Subtenant in connection with such permits, including, without limitation, using commercially reasonable efforts to provide any information in Sublandlord’s possession that is reasonably requested by subtenant and necessary for subtenant to obtain and maintain such permits.

b.Compliance by Sublandlord. Sublandlord shall comply with all Laws related to the Premises and Sublandlord’s use of the Premises and, to the extent required under the Prime Lease, shall comply with any orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs and alterations applicable to the Premises.  Notwithstanding any contrary provisions of the Prime Lease or this Sublease, Sublandlord shall be responsible for any violations of Laws (other than violations of Environmental Law) (i) existing as of the Commencement Date, or (ii) not related to Subtenant’s activities or operations on the Subleased Premises.

11.Subordination to Prime Lease.  This Sublease is subject and subordinate to the Prime Lease, except to the extent this Sublease allocates responsibility between the Subtenant and the Sublandlord.  Subtenant, in its use and occupancy of the Premises, shall not cause a violation of the Prime Lease.  Subtenant shall have no right to, and shall not, take any action that may cause a default under the Prime Lease (or that could result in a default under the Prime Lease but for the passage of time, the giving of notice or both) or that may allow Prime Landlord to exercise any recapture, termination or similar rights under the Prime Lease. Sublandlord shall not suffer or permit a default, breach or voluntary termination of the Prime Lease (except in the case of rights expressly granted in the Prime Lease to terminate the Prime Lease in the case of casualty, condemnation or otherwise). Sublandlord shall have the right to modify the Prime Lease in any manner, provided Subtenant’s rights under this Sublease are not adversely affected in any material manner. Upon Subtenant’s request therefor, Sublandlord shall seek the consent of Prime Landlord for those matters over which Prime Landlord has consent rights under the Prime Lease. Subtenant understands that the supplying of heat, light, water, air conditioning, electricity and other utilities, janitorial, cleaning, window washing and elevator services, the provision of any other services, the construction or replacement of any improvements, and Premises maintenance and repair are the obligations of Prime Landlord (except as provided herein), and that Sublandlord has no control with respect to the same, shall have no responsibility in connection therewith (except to the extent of its active interference), and shall not be liable in any way with respect to the failure of or interference with any of such services or facilities (except to the extent of its active interference). Sublandlord shall use commercially reasonable efforts to ensure the performance by Prime Landlord of Prime Landlord’s obligations under the Prime Lease if requested by Subtenant in writing; provided that in no event shall Sublandlord be obligated to take any action other than at the written request of Subtenant, expend any amounts (other than de minimis amounts) in connection therewith or institute any cause of action or other proceedings with respect to the Prime Lease. In all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Subtenant shall be required to obtain the approval or consent of Sublandlord hereunder, and of Prime Landlord and it shall be deemed reasonable for Sublandlord to withhold its consent or approval with respect to any matter for which Prime Landlord has withheld its consent or approval under the provisions of the Prime Lease.

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12.Insurance.

a.Sublandlord.  Sublandlord shall carry and maintain insurance required under the Prime Lease, and shall comply with all obligations under the Prime Lease with respect thereto.

b.Subtenant.  Subtenant, at its expense, shall maintain at all times during the Term, or any renewal, extension, or holding over thereof, a policy or policies of commercial general liability insurance, insuring Subtenant against all claims for personal injury, including death, and property damage, in the amount of not less than $2,000,000 per occurrence, $5,000,000 general aggregate, and such other insurance as is required to be obtained by Sublandlord under the Prime Lease, all in accordance with the terms, conditions and provisions of the Prime Lease.  Such policy or policies of insurance shall contain a provision for not less than thirty (30) days’ prior written notice to Sublandlord in the event of cancellation or material modification of the terms and conditions thereof and a certificate of insurance in conformity with these terms shall be delivered to Sublandlord upon request. Subtenant shall name Sublandlord (and such other entities as are required by Prime Landlord) as an additional insured on each such insurance policy.

c.Waiver of Subrogation.  Each of Sublandlord and Subtenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured under policies of insurance covering such property as required hereunder or under the Prime Lease (or, if a party hereto shall fail to carry the insurance required hereunder, this release shall apply to any loss or damage that would have been covered under such insurance policies had they been carried by the party responsible therefor), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

13.Indemnity.

a.Mutual Indemnity.  Each of Sublandlord and Subtenant shall and hereby does indemnify, hold harmless and defend the other party from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) incurred in connection with loss of life, personal injury or damage to property arising in, on or about the Premises, to the extent the same arises from or out of the negligence or willful misconduct of such indemnifying party, its agents, contractors or employees first occurring on or after the Commencement Date.

b.Sublandlord Indemnity.  Sublandlord hereby indemnifies and holds Subtenant harmless from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) arising out of the condition, use or occupancy of the Premises by Sublandlord prior to the Commencement Date, provided, however, that this Subsection 13.b shall not apply to environmental matters.

14.Casualty.  If, during the Term, (a) the Subleased Premises are totally or partially damaged or destroyed by fire or other casualty or (b) the Prime Lease is terminated due

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to damage or casualty to the Premises, then either Sublandlord or, if such damage or destruction was not caused by the gross negligence or willful misconduct of Subtenant, its agents, contractors or employees, Subtenant may elect to terminate this Sublease upon giving notice of such election in writing to the other party within forty-five (45) days after the occurrence of the event causing the damage.  If the Sublease is not so terminated, Sublandlord shall rebuild the damaged areas of the Subleased Premises with due diligence, provided that Sublandlord shall have no responsibility to rebuild or restore any alterations or improvements constructed or installed by Subtenant or damaged by the gross negligence or willful misconduct of Subtenant, its agents, contractors or employees.  If the casualty or the repairing or rebuilding shall render the Subleased Premises untenantable in whole or in part and the damage or destruction was not caused by the gross negligence or willful misconduct of Subtenant, its agents, contractors or employees, the monthly rent shall be proportionally abated from the date when the damage occurred until the date when the Subleased Premises have been restored by Sublandlord, said proportion to be computed on the basis that the area of the portion of the Subleased Premises rendered untenantable and not occupied by Subtenant bears to the total area of the Subleased Premises.

15.Condemnation.  If, during the Term, the entire Subleased Premises shall be taken by any public or quasi-public authority under its power of condemnation or eminent domain (or is sold under threat thereof), then this Sublease shall terminate and be of no further force and effect as of the date possession shall be taken by the acquiring authority or as of the date of sale.  If any part of the Subleased Premises shall be so taken as to render the remainder thereof unsuitable for the continued conduct of Subtenant’s activities on the Subleased Premises, then Sublandlord or Subtenant may elect, by written notice given to the other party within forty-five (45) days after the date of such taking, to terminate this Sublease.  If this Sublease shall terminate or be terminated, then the rental and all other amounts payable by Subtenant under this Sublease shall, if and as necessary, be prorated to the date possession is taken by the acquiring authority.  In the event of any condemnation, the proceeds of any condemnation award shall be the sole property of Sublandlord (subject to the terms of the Prime Lease), provided that nothing contained in this Sublease shall be construed to preclude Subtenant from prosecuting a separate claim directly against the condemning authority in such condemnation proceedings for relocation payments.

16.Default.

a.Default by Subtenant.  It shall be an event of default hereunder by Subtenant if Subtenant:  (i) fails to pay any amount due under this Sublease within five (5) business days after written notice from Sublandlord; provided that Sublandlord shall not be required to deliver more than two (2) written notices to Subtenant in any twelve (12) month-period; (ii) fails to perform any of its other obligations under this Sublease within thirty (30) days after written notice by Sublandlord to Subtenant setting forth such failure, unless such default is of a type that cannot be reasonably cured within thirty (30) days, then Subtenant shall have a reasonable time to accomplish the cure, provided Subtenant proceeds with due diligence to do so; or (iii) performs any act which constitutes a default under the Prime Lease subject to the notice and cure periods provided thereunder.  If an event of default by Subtenant occurs, then Sublandlord shall have the right, but not the obligation, in addition to all other remedies available to Prime Landlord in the Prime Lease or at law or in equity, to cure such Subtenant’s default under the Sublease and Subtenant shall be responsible for all reasonable costs and expenses incurred by Sublandlord in

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connection therewith and Subtenant shall pay all such amounts within fifteen (15) days after demand therefor.

b.Default by Sublandlord.  It shall be an event of default by Sublandlord hereunder if Sublandlord fails in the performance of any of its obligations under this Sublease within thirty (30) days after written notice by Subtenant to Sublandlord setting forth such failure, unless such default is of a type that cannot be reasonably cured within thirty (30) days, then Sublandlord shall have a reasonable time to accomplish the cure, provided Sublandlord proceeds with due diligence to do so.  If an event of default by Sublandlord occurs, then Subtenant shall have the right, but not the obligation, in addition to all other remedies at law or in equity, to cure such Sublandlord’s default under this Sublease (provided, however, that if any such default results in an emergency situation or a material disruption to Subtenant’s business operations that lasts for at least five (5) consecutive days, then Subtenant, after making reasonable efforts to notify Sublandlord, shall have the right, but not the obligation, to immediately commence to cure such default without waiting for the passage of any notice or cure period) and Sublandlord shall be responsible for all reasonable costs and expenses incurred by Subtenant in connection therewith and Sublandlord shall pay all such amounts within fifteen (15) days after written demand therefor.

17.Quiet Enjoyment.  Sublandlord covenants and agrees that, so long as Subtenant shall duly and punctually perform and observe all of its obligations under this Sublease, Subtenant shall peaceably and quietly have, hold and enjoy the Subleased Premises without any hindrance or molestation.

18.Environmental Provisions.

a.Compliance with Environmental Laws.  Subtenant, at Subtenant’s expense, shall comply with all environmental provisions of the Prime Lease and all applicable federal, state and local laws, rules, regulations, requirements, permits or ordinances pertaining to protection of the environment (including, without limitation, air and water quality), Hazardous Materials (as defined below), waste disposal, air emissions and other environmental matters (“Environmental Laws”) with respect to Subtenant’s use and occupancy of the Subleased Premises.  As used in this Lease, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste, including, without limitation, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, and such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including, without limitation, petroleum and petroleum byproducts, mold, asbestos and polychlorinated biphenyls (PCBs).

b.Use of Hazardous Material by Subtenant.  Subtenant agrees that, during the term of this Sublease, Subtenant shall not use, generate, manufacture, produce, process, treat, store or dispose of any Hazardous Materials on, at, under or from the Premises, except: (i) as specifically disclosed to and first approved by Sublandlord in writing, which approval shall not be unreasonably withheld; or (ii), to the extent permitted by the Prime Lease, for the use of a Hazardous Material in a limited quantity necessary for the operation or maintenance of equipment in the ordinary course of the business of Subtenant, including cleaners, cleaning supplies and other materials used for normal and routine maintenance of real property like the Premises or for treating,

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cleaning, coating, lubricating or servicing equipment or other assets or inventory of Subtenant on the Premises or (iii) the maintenance of a reasonable inventory for sale of a Hazardous Material which is typically sold in the ordinary course of the Divested Business.  Subtenant shall not install any underground storage tanks at the Premises.

c.Indemnification by Subtenant.  Subtenant shall and hereby does indemnify, defend and hold Sublandlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, reasonable attorneys’ fees, consultant fees and expert fees) to the extent arising from:  (i) the presence of Hazardous Material on the Subleased Premises or the Premises caused or permitted by Subtenant, or its agents, contractors,  employees, customers, invitees or licensees, that results in the release of any Hazardous Material on, under or from the Subleased Premises or the Premises in violation of Environmental Law or that requires investigation or remediation under Environmental Law; (ii) the violation of Environmental Law by Subtenant or its agents, contractors,  employees, customers, invitees or licensees that occurs on or following the Commencement Date; (iii) the breach by Subtenant or its agents, contractors, employees, customers, invitees or licensees of the provisions of Section 18 of this Sublease or the environmental provisions of the Prime Lease that occurs on or following the Commencement Date.   Without limiting the foregoing, if the presence of any Hazardous Material on the Subleased Premises or the Premises solely caused or permitted by Subtenant results in any contamination of the Subleased Premises or the Premises, Subtenant shall promptly take all actions required under applicable law to investigate and remediate such contamination; provided that Prime Landlord’s and Sublandlord’s reasonable approval of such actions shall first be obtained, which approval shall not be unreasonably withheld.  The foregoing indemnity shall survive the expiration or earlier termination of this Sublease.

d.Indemnification by Sublandlord.  Sublandlord, at Sublandlord’s expense, shall comply with all applicable Environmental Laws with respect to Sublandlord’s use and occupancy of the Premises.  Sublandlord shall and hereby does indemnify, defend and hold Subtenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, reasonable attorneys’ fees, consultant fees and expert fees) to the extent arising from any of the following first occurring after the Commencement Date:  (i) non-compliance by Sublandlord or its agents, contractors,  employees, customers, invitees or licensees with applicable Environmental Laws with respect to Sublandlord’s use and occupancy of the Premises; or (2) the release on, under or from the Premises of Hazardous Materials to the environment by Sublandlord or its agents, contractors, employees, customers, invitees or licensees. Sublandlord shall be solely responsible for the maintenance and repair of any concrete pits on the Premises provided, however, that Subtenant shall be responsible at its sole cost and expense for the repair of any damage to such concrete pits to the extent caused by Subtenant’s use thereof. The foregoing indemnities shall survive the expiration or earlier termination of this Sublease.

e.Existing Environmental Matters & Waiver of Claims.  Notwithstanding any provision of this Section 18 or any other provision of this Sublease, Sublandlord shall have no obligation or liability pursuant to this Sublease for any violation of Environmental Law that occurred or existed on or prior to the Commencement Date or any environmental conditions existing at, on or under the Premises as of the Commencement Date since such matters are the subject of an indemnity from Sublandlord or its affiliates pursuant to

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that Asset Purchase Agreement, by and among MGX Equipment Services, LLC and H&E Equipment Services, Inc., dated [●], 2021 (the “Asset Purchase Agreement”) (the “Existing Environmental Matters”) and nothing in this Sublease shall abrogate, abridge, amend, enlarge or otherwise modify the obligation or liability of Sublandlord or its affiliates for and related to the Existing Environmental Matters pursuant to the Asset Purchase Agreement or otherwise.  Subtenant agrees that its sole and exclusive remedy concerning Existing Environmental Matters will be the indemnification provided in the Asset Purchase Agreement and hereby waives any and all claims, liabilities, damages, losses, warranties, debts, obligations, costs, expenses, demands and causes of action of any kind or nature (including but not limited to known, unknown, foreseen, unforeseen, fixed, contingent, matured or unmatured) that it has or may in the future have against Sublandlord or its affiliates related in any way to the Existing Environmental Matters and arising pursuant to contract, statute, common law or otherwise, except for the indemnification provided in the Asset Purchase Agreement.

f.Environmental Permits and Reporting.  Subtenant shall obtain and operate in compliance with all permits, licenses and approvals required by applicable Environmental Law (including, without limitation, with respect to air, wastewater discharge or stormwater discharge, and hazardous waste disposal) for Subtenant’s operations at the Subleased Premises (the “Environmental Permits”).   Sublandlord shall use commercially reasonable efforts to cooperate with Subtenant in connection with such permits, including, without limitation, using commercially reasonable efforts to provide any information in Sublandlord’s possession that is reasonably requested by Subtenant and necessary for Subtenant to obtain and maintain such permits. Where applicable law does not allow Subtenant to obtain and operate pursuant to its own Environmental Permit or where Sublandlord and Subtenant otherwise agree, the parties hereto shall operate pursuant to a shared Environmental Permit (“Shared Environmental Permit”) obtained by Sublandlord.  Subtenant and Subandlord shall each be responsible for their respective compliance with such Shared Environmental Permit.  Subtenant shall keep and provide Sublandlord with timely and reasonable access to all records related to its operations subject to any Shared Environmental Permit necessary for Sublandlord to comply with such Shared Environmental Permit, including the filing of periodic compliance reports and similar documents with governmental entities. Subtenant shall pay a proportional fee or charge imposed for issuance or maintenance of such Shared Environmental Permits.

g.Notices.  Subtenant shall immediately notify Sublandlord of any of the following and provide Sublandlord with all related documents: (i) any correspondence or communication from any governmental entity regarding the application of Environmental Laws to the Premises or Subtenant's operation at the Premises (including any Environmental Permits); (ii) any change in Subtenant's operations on the Premises that will change or has the potential to change Subtenant's obligations or liabilities under any Environmental Laws; or (iii) material releases, discharges or spills in any form, of any and all Hazardous Material at, on, under or about the Premises in violation of Environmental Law or that could reasonably be expected to require notice to any governmental entity, investigation or remediation under Environmental Law.

h.Right of Entry.  Sublandlord shall have the right to enter the Subleased Premises upon reasonable notice to Subtenant for the purpose of conducting an environmental audit or assessment to assure that the Subleased Premises is in compliance with all

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applicable Environmental Laws, the Prime Lease and this Sublease. Sublandlord agrees to use commercially reasonable efforts not to disturb Subtenant during such inspection.

i.The provisions of this Section 18 shall be the only provisions of this Sublease applicable to matters related to Environmental Law or Hazardous Materials.

19.Assignment and Subletting. Subtenant shall not, directly or indirectly, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Sublease or any interest hereunder, permit any assignment or other such foregoing transfer of this Sublease or any interest hereunder by operation of law, change of control or otherwise, or sublet the Subleased Premises or any part thereof, or permit the use of the Subleased Premises by any persons other than Subtenant, its employees, invitees, and clients, nor shall it engage in any transaction that would require Prime Landlord’s consent or give Prime Landlord a termination, recapture or similar right under the Prime Lease.  Any such assignment, sublease or other act or transaction described in this Section shall be subject to the consent of Sublandlord prior to Subtenant seeking the consent of Prime Landlord, which consent of Sublandlord may be withheld in its sole and absolute discretion.

20.Sublandlord’s Right of Access. Sublandlord reserves for itself and its agents and employees the right to enter the Subleased Premises at all reasonable times during (except in the case of an emergency) business hours on business days (upon two business days’ prior written notice, except telephonic notice may be required, if practicable, in the case of emergency), and, except in an emergency, with a representative of Subtenant present (if one is made available), to inspect the Subleased Premises, and to determine whether Subtenant is complying with its obligations under this Sublease; provided, however, Sublandlord shall not exercise any right to access unless Sublandlord has a reasonable basis for a belief that Subtenant is not in compliance with its obligations under this Sublease in a manner that would affect Sublandlord. Sublandlord shall minimize interference with Subtenant’s use of the Subleased Premises in connection with the exercise of such right hereunder.

21.No Liens. Subtenant shall keep the Subleased Premises free and clear of all liens, including, without limitation, liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Subtenant. Such obligation may be fulfilled by Subtenant paying money to have liens removed or posting a bond or establishing a title indemnity account.

22.No Holdovers. Subtenant understands that under no circumstances can Subtenant holdover in the Subleased Premises.  Subtenant agrees that time shall be of the essence with respect to Subtenant’s obligation to surrender possession of the Subleased Premises to Sublandlord upon the expiration or earlier termination of this Sublease, and further agrees that if Subtenant does not promptly surrender possession of the Subleased Premises to Sublandlord upon such expiration or earlier termination, Sublandlord, in addition to any other rights and remedies Sublandlord may have against Subtenant for such holding over, the rent shall be 200% of the rent specified in Section 4 plus all other damages claimed by Prime Landlord.  Sublandlord shall be

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entitled to bring summary proceedings against Subtenant, and Subtenant agrees to reimburse Sublandlord for all Sublandlord’s damages sustained by reason of such holding over.

23.Sublandlord Lien Waiver.  Sublandlord waives any lien which shall otherwise exist in Subtenant’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises (the “Subtenant Personal Property”), and Sublandlord agrees to execute from time-to-time reasonable waivers in favor of Subtenant’s lender providing financing for the Subtenant Personal Property.

24.Miscellaneous.

a.Notices.  In the event any notice from Prime Landlord or otherwise relating to the Prime Lease is delivered to Sublandlord, Sublandlord shall, as soon thereafter as possible deliver such notice to Subtenant in writing.  Notices and other communications with respect to this Sublease or the Subleased Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with receipt requested, by recognized national or local courier service with confirmation of receipt requested, or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Subtenant, to: The Manitowoc Company, Inc. 11270 West Park Place, Suite 1000 Milwaukee, Wisconsin 53224 Attention: Thomas L. Doerr, Jr. Email: thomas.doerr@manitowoc.com	With a copy to: Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Bryan S. Schultz Email: brschultz@foley.com
If to Sublandlord, to: H&E Equipment Services 7500 Pecue Ln Baton Rouge, LA 70809 Attention: Corporate Counsel Email: jberry@he-equipment.com	With a copy to: Dechert LLP 1095 Avenue of the Americas New York, NY 10036 Attention: Derek Winokur Email: derek.winokur@dechert.com

b.Governing Law; Headings.  This Sublease shall be interpreted in accordance with, and governed by, the internal laws of the State where the Subleased Premises are located without giving effect to conflict of laws principles. The topical headings of the paragraphs herein are for convenience only and do not define, limit or construe the content thereof.

c.Relationship of Parties.  The relationship of Sublandlord and Subtenant created by this Sublease shall not constitute or be construed as a partnership, principal‑agent relationship, joint venture or other cooperative enterprise.

d.Entire Agreement.  This Sublease and the Asset Purchase Agreement contain all agreements of the parties with respect to the subleasing of the Subleased Premises and supersedes all previous negotiations and communications.

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e.Severability.  If any provision of this Sublease is proven to be illegal or unenforceable, it shall be deemed modified to the minimum extent and for the minimum amount of time necessary to eliminate the illegality or unenforceability.  If the intent of any provision of this Sublease so indicates, the parties’ respective obligations under the provision shall survive expiration or earlier termination of the Sublease.

f.Binding Effect; Amendment.  This Sublease, and all of the terms, conditions and covenants herein contained, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither this Sublease nor any of the terms, conditions or covenants herein may be modified or amended, except by a written agreement duly executed and delivered by both Sublandlord and Subtenant.

g.Time of Essence. Time is of the essence of this Sublease and each of its provisions.

h.Authority.  Each party warrants that it has the power and authority to enter into this Sublease, and shall furnish to the other on reasonable demand evidence of this power and authority.

i.Counterparts.  This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and any signatures to counterparts may be delivered by electronic transmission and shall have the same force and effect as original signatures

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first set forth above.

SUBLANDLORD:

H&E Equipment Services, Inc., a Delaware corporation

By:
Name:
Title:

SUBTENANT:

MGX Equipment Services, LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Sublease Agreement]

CONSENT TO SUBLEASE

The undersigned Landlord hereby consents to the foregoing Sublease.  Landlord acknowledges that the Prime Lease between Landlord and Sublandlord is in full force and effect and, to Landlord’s knowledge, Sublandlord is not in default under the Prime Lease and, to Landlord’s knowledge, no circumstances exist under which Sublandlord may be deemed to be in default under the Prime Lease by the passage of time, the giving of notice or both.  Landlord agrees that, notwithstanding anything to the contrary contained in the Prime Lease:  (i) Subtenant’s Permitted Use of the Subleased Premises pursuant to Section 9 of the Sublease is permitted under the Prime Lease; and (ii) Landlord waives on behalf of itself, and any others claiming under it, including any insurer, all claims against Subtenant, including all rights of subrogation for loss or damage to the Subleased Premises which are covered by insurance carried by Landlord and for which recovery from such insurer is made and (iii) Landlord waives any lien which shall otherwise exist in Subtenant’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises.

Notwithstanding anything to the contrary, however, this consent shall not be or be deemed to be a consent on the part of Landlord to any further subleasing under the Prime Lease or the Sublease or to any assignment of the Prime Lease or the Sublease or a waiver of any of the provisions of the Prime Lease concerning any such consent.  No such sublease or assignment shall be made without Landlord’s written consent thereto, if required under the terms of the Prime Lease, and any further assignment of the Prime Lease by Sublandlord or subletting by Sublandlord of the Premises demised under the Prime Lease shall be subject to the provisions of the Prime Lease.

LANDLORD:

17 Christina Court LLC, a Maryland limited liability company

By:
Name:
Title:

[Consent to Sublease]

EXHIBIT A-1

DEPICTION OF YARD AND SHOP SPACE

QTY	Description
2.34	Allocated Yard Space in acres
8	Overhead Door
0	Shared Space Acres
350	Parts warhouse Sq. Ft.
10	Parking Spots (Shared Spaces)
	8-Employees
	2-Visitors

H&E Equipment Services

EXHIBIT A-2

DEPICTION OF OFFICE SPACE

EXHIBIT A-3

WAREHOUSE SPACE

•	10 Vidmar Cabinets (180" X 4')
•	3 shelving units

EXHIBIT B

SHARED EQUIPMENT

•	Wash Bays
•	Overhead Cranes
•	Welders
•	Hydraulic presses
•	Portable Loading Docs
•	Forklifts
•	Office Equipment
•	Conference Room Equipment

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is dated and effective as of _____________, 2021 (the “Effective Date”), by and between H&E Equipment Services, Inc., a Delaware corporation (“Sublandlord”), and MGX Equipment Services, LLC, a Delaware limited liability company (“Subtenant”).

W I T N E S S E T H :

WHEREAS, Sublandlord is tenant under a Land and “Build-to-Suit” Lease Agreement dated as of April 3, 2012 (as amended from time to time, the “Prime Lease”), by and between Mike and Karen Rippetoe, d/b/a Rippetoe Properties, as landlord (“Prime Landlord”), and Sublandlord, as tenant, with respect to the real property located at 2927 Brick Church Pike, Nashville, TN 37207, consisting of approximately 6.20 acres of real property and all of the buildings and improvements thereon, all as more specifically described in the Prime Lease (the “Premises”); and

WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to rent from Sublandlord, a portion of the Premises containing approximately 0.5 acres of yard space and 1 bay of shop space, as shown on Exhibit A attached hereto (the Subleased Premises”), on and subject to the terms herein set forth.

NOW, THEREFORE, in consideration of the terms and provisions hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, IT IS AGREED AS FOLLOWS:

1.Prime Lease.  Sublandlord represents and warrants to Subtenant that: (i) Sublandlord has delivered to Subtenant a full, accurate and complete copy of the Prime Lease and all other agreements between Prime Landlord and Sublandlord relating to the leasing, use and occupancy of the Subleased Premises; (ii) the Prime Lease is, as of the date hereof, in full force and effect; (iii) all consents required under the Prime Lease in connection with this Sublease have been obtained; and (iv) no event of default has occurred under the Prime Lease and, to Sublandlord’s knowledge, no event has occurred and is continuing which would constitute an event of default but for the giving of notice and/or the passage of time.

2.Demise.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby rents from Sublandlord, the Subleased Premises, upon the terms, covenants and conditions set forth herein.  In addition, Subtenant shall have the right to use, in common with Sublandlord, those common driveways, sidewalks, walkways, elevators and other areas providing access to the Subleased Premises, and such areas available for shared use.  Subtenant shall have the right to use 15 parking spaces.

3.Term.  The term of this Sublease (the “Term”) shall be for a period of two (2) years commencing on the Effective Date (the “Commencement Date”), and ending at 11:59

p.m. on the day immediately preceding the second anniversary of the Commencement Date (the “Expiration Date”), unless extended or sooner terminated as provided in this Sublease.

a.Early Termination.  Subtenant shall have the right to terminate this Sublease upon six (6) months’ prior written notice to Sublandlord.

b.Renewal Rights.  Subtenant shall have the right to extend the Term of this Sublease for one (1) period of one (1) year (the “Initial Renewal Term”), upon at least ninety (90) days’ prior written notice to Sublandlord.  The rent during the Initial Renewal Term shall be 125% of the rent in effect on the last day of the initial Term.  After the Initial Rental Term, Subtenant shall have the right to extend the Term of this Sublease for one (1) additional period of six (6) months (the “Second Renewal Term”), upon at least ninety (90) days’ prior written notice to Sublandlord.  The rent during the Second Renewal Term shall be 200% of the rent in effect on the last day of the Initial Renewal Term.

4.Gross Rent.  During the Term, Subtenant shall pay Sublandlord a monthly rent in the amount of $4,500.00 per month, payable in advance, without demand, notice or offset, commencing on the Commencement Date and on or before the first day of each month thereafter during the Term.  Rent shall be paid by wire transfer or ACH transfer in accordance with payment instructions provided by Sublandlord. Rent shall be prorated for any partial months occurring during the Term hereof.  This Sublease is and shall be a “gross” sublease and any costs and expenses in connection with, arising out of, or with respect to the Premises not specifically stated herein as the responsibility of Subtenant shall be the sole responsibility of Sublandlord and Sublandlord shall be liable therefor, including, without limitation, use of the compressed air system, all maintenance and repair costs, utility expenses, property insurance and real estate taxes. Notwithstanding the foregoing, if, pursuant to any provisions of the Prime Lease, any payments to Prime Landlord for services or other charges allocable in whole or in part to the Subleased Premises shall be payable because of services ordered by Subtenant, activities undertaken by or on behalf of Subtenant, Subtenant’s use or occupancy of the Subleased Premises or Subtenant’s breach of, or default under, the Prime Lease, then Subtenant shall promptly pay to Sublandlord or Prime Landlord, as appropriate, all such payments or other charges to the extent allocable to the Subleased Premises or to Subtenant. In addition to and not in limitation of any other remedies for non-payment of rent or other charges, any payment of rent or other charges not received within ten (10) calendar days after the date it is due shall bear interest from the due date until paid at a rate equal to the lesser of (a) the prime commercial rate being published in the Wall Street Journal on the date due plus two percent (2%) per annum or (b) the highest rate permitted by applicable law.  In addition, Subtenant shall be obligated to reimburse Sublandlord for any reasonable costs of collection (including reasonable attorney’s fees) in connection with such unpaid amounts. All of Subtenant’s obligations to pay all rental or monies due in or under this Sublease shall survive the expiration or earlier termination of this Sublease.

5.Shared Equipment.  During the Term, Subtenant shall have the right to use the equipment listed on Exhibit B attached hereto (the “Shared Equipment”) at no additional charge.  Sublandlord and Subtenant agree to use good faith efforts to allocate usage of the Shared Equipment to accommodate the business operations of Sublandlord and Subtenant.  The Shared Equipment shall remain the property of Sublandlord and will remain at the Premises at the expiration of the Term. Subtenant will be liable for environmental impacts to the extent caused

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by or during its use of Shared Equipment.  Sublandlord is responsible for all maintenance and repairs of any Shared Equipment unless any repair or replacement is caused by the acts, omissions or negligence of Subtenant, its agents, contractors or employees.

6.Possession; Condition.  Sublandlord covenants and agrees to deliver exclusive possession of the entire Subleased Premises to Subtenant on the Commencement Date. Subtenant acknowledges that it has inspected the Subleased Premises and agrees to accept possession of the Subleased Premises in its “As-Is/Where Is/With All Faults” condition, without any obligation on the part of Sublandlord to make any alterations, decorations, installations or improvements. Subtenant acknowledges that Sublandlord has made no representations with respect to the Subleased Premises or the Premises and Sublandlord shall not be deemed to be providing to Subtenant any of the representations or warranties provided by Prime Landlord to Sublandlord under the Prime Lease.  Notwithstanding the foregoing, nothing in this Sublease shall be deemed to release, limit or waive any representations or warranties of Sublandlord set forth in that certain Asset Purchase Agreement, by and among MGX Equipment Services, LLC and Sublandlord, dated [●], 2021 (the “Asset Purchase Agreement”).

7.Maintenance.

a.Maintenance and Surrender by Subtenant.  During the Term, Subtenant shall, at its sole cost and expense, maintain and repair, or arrange for the maintenance and repair of, the Subleased Premises in good condition and repair, reasonable wear and tear and damage by casualty excepted, and shall keep the Subleased Premises in neat and clean condition.  Subtenant shall be responsible for the cost of any repairs or replacements to the Premises required due to the acts, omissions or negligence of Subtenant, its agents, contractors or employees.  Upon the expiration of the Sublease Term, or upon any earlier termination of Subtenant’s right to possession: (i) subject to Sublandlord’s obligations pursuant to Section 7(b) below, Subtenant shall surrender the Subleased Premises in good condition and repair, ordinary wear and tear excepted and (ii) Subtenant shall remove its equipment, trade fixtures and other personal property from the Subleased Premises.  Subtenant shall be liable to Sublandlord for the cost of repairing any damage caused to the Subleased Premises by reason of any such removal.

b.Maintenance by Sublandlord.  Except as such maintenance, repair and replacement are the responsibility of Prime Landlord under the Prime Lease, Sublandlord shall maintain and repair, or arrange for the maintenance and repair of, the remainder of the Premises (i.e., the Premises less the Subleased Premises) and the Shared Equipment (subject to Section 5 above) in good condition and repair and in compliance with the terms of the Prime Lease, including but not limited to the maintenance and repair of any concrete pits utilized by Subtenant and located at the Premises; provided, however, that Subtenant shall be responsible at its sole cost and expense for the repair of any damage to such concrete pits to the extent caused by Subtenant’s use thereof. If Sublandlord is required to make repairs or replacements to the Premises or the Shared Equipment by reason of the acts, omissions or negligence of Subtenant, its agents, contractors or employees, Sublandlord may make such repairs or replacements without liability to Subtenant for any loss or damage that may occur to Subtenant’s merchandise, fixtures or other property or to Subtenant’s business by reason thereof (provided that Sublandlord will use commercially reasonable efforts to minimize interruptions to Subtenant’s business operations).  Upon completion thereof, Subtenant

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shall reimburse Sublandlord’s reasonable costs for making such repairs or replacements upon presentation of a bill thereof, as additional rent.

8.Alterations.  Subtenant shall not make any additions, alterations, improvements or changes (collectively, “Alterations”) in or to the Subleased Premises without the prior written consent Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed by Sublandlord provided, however, that (a) no Alterations shall be undertaken until Subtenant shall have procured and paid for all necessary permits and authorizations of all municipal departments and governmental authorities having jurisdiction over the Subleased Premises, (b) any Alterations permitted hereunder shall be completed promptly, in a good and workmanlike manner, and in compliance with all governmental requirements and rating bureau recommendations and all other applicable terms, conditions and provisions of the Prime Lease, and (c) Sublandlord shall have the right to require that any such Alterations be removed and/or the Subleased Premises restored upon the expiration or earlier termination of the Term if Prime Landlord has the right under the Prime Lease to cause such removal and/or restoration. Subtenant shall be liable to Sublandlord for the cost of repairing any damage caused to the Subleased Premises by reason of any such removal and/or restoration.  To the extent that consent for an Alteration is also required from Prime Landlord under the Prime Lease, such consent will be given or denied in accordance with the Prime Lease.

9.Use of Premises.  Subject to the provisions of the Prime Lease, Subtenant may use the Subleased Premises only for the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Divested Business”), other machinery and equipment in Subtenant’s product or service lines from time to time (other than product or service lines included in the Seller-Retained Business), and uses ancillary thereto (the “Permitted Use”).  “Seller-Retained Business” means the business of Sublandlord and its Subsidiaries (as defined in the Asset Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Asset Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.  Subtenant shall not use the Subleased Premises, permit anything to be done in or about the Subleased Premises or bring or keep anything on the Subleased Premises that may:  (a) constitute a public or private nuisance or waste; (b) materially increase the cost of or invalidate any insurance now or hereafter carried by Sublandlord on the Premises or the Shared Equipment; or (c) violate the provisions of the Prime Lease.

10.Laws and Permits.

a.Compliance by Subtenant:  Subtenant shall comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof (collectively, “Laws”) related to Subtenant’s use of the Subleased Premises.  Subject to Section 18(e) with respect to environmental permits, Subtenant shall obtain and maintain at all times during the Term all licenses and permits required for Subtenant to conduct or operate its business in and upon the Subleased Premises which are required by any applicable governmental body or agency having jurisdiction over the Subleased Premises and shall pay the fee or charge imposed for issuance of such license or permit. Sublandlord shall use commercially reasonable efforts to cooperate with Subtenant in connection with such permits, including, without limitation, using commercially

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reasonable efforts to provide any information in Sublandlord’s possession that is reasonably requested by subtenant and necessary for subtenant to obtain and maintain such permits.

b.Compliance by Sublandlord. Sublandlord shall comply with all Laws related to the Premises and Sublandlord’s use of the Premises and, to the extent required under the Prime Lease, shall comply with any orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs and alterations applicable to the Premises.  Notwithstanding any contrary provisions of the Prime Lease or this Sublease, Sublandlord shall be responsible for any violations of Laws (other than violations of Environmental Law) (i) existing as of the Commencement Date, or (ii) not related to Subtenant’s activities or operations on the Subleased Premises.

11.Subordination to Prime Lease.  This Sublease is subject and subordinate to the Prime Lease, except to the extent this Sublease allocates responsibility between the Subtenant and the Sublandlord.  Subtenant, in its use and occupancy of the Premises, shall not cause a violation of the Prime Lease.  Subtenant shall have no right to, and shall not, take any action that may cause a default under the Prime Lease (or that could result in a default under the Prime Lease but for the passage of time, the giving of notice or both) or that may allow Prime Landlord to exercise any recapture, termination or similar rights under the Prime Lease. Sublandlord shall not suffer or permit a default, breach or voluntary termination of the Prime Lease (except in the case of rights expressly granted in the Prime Lease to terminate the Prime Lease in the case of casualty, condemnation or otherwise). Sublandlord shall have the right to modify the Prime Lease in any manner, provided Subtenant’s rights under this Sublease are not adversely affected in any material manner. Upon Subtenant’s request therefor, Sublandlord shall seek the consent of Prime Landlord for those matters over which Prime Landlord has consent rights under the Prime Lease. Subtenant understands that the supplying of heat, light, water, air conditioning, electricity and other utilities, janitorial, cleaning, window washing and elevator services, the provision of any other services, the construction or replacement of any improvements, and Premises maintenance and repair are the obligations of Prime Landlord (except as provided herein), and that Sublandlord has no control with respect to the same, shall have no responsibility in connection therewith (except to the extent of its active interference), and shall not be liable in any way with respect to the failure of or interference with any of such services or facilities (except to the extent of its active interference). Sublandlord shall use commercially reasonable efforts to ensure the performance by Prime Landlord of Prime Landlord’s obligations under the Prime Lease if requested by Subtenant in writing; provided that in no event shall Sublandlord be obligated to take any action other than at the written request of Subtenant, expend any amounts (other than de minimis amounts) in connection therewith or institute any cause of action or other proceedings with respect to the Prime Lease. In all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Subtenant shall be required to obtain the approval or consent of Sublandlord hereunder, and of Prime Landlord and it shall be deemed reasonable for Sublandlord to withhold its consent or approval with respect to any matter for which Prime Landlord has withheld its consent or approval under the provisions of the Prime Lease.

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12.Insurance.

a.Sublandlord.  Sublandlord shall carry and maintain insurance required under the Prime Lease, and shall comply with all obligations under the Prime Lease with respect thereto.

b.Subtenant.  Subtenant, at its expense, shall maintain at all times during the Term, or any renewal, extension, or holding over thereof, a policy or policies of commercial general liability insurance, insuring Subtenant against all claims for personal injury, including death, and property damage, in the amount of not less than $2,000,000 per occurrence, $5,000,000 general aggregate, and such other insurance as is required to be obtained by Sublandlord under the Prime Lease, all in accordance with the terms, conditions and provisions of the Prime Lease.  Such policy or policies of insurance shall contain a provision for not less than thirty (30) days’ prior written notice to Sublandlord in the event of cancellation or material modification of the terms and conditions thereof and a certificate of insurance in conformity with these terms shall be delivered to Sublandlord upon request. Subtenant shall name Sublandlord (and such other entities as are required by Prime Landlord) as an additional insured on each such insurance policy.

c.Waiver of Subrogation.  Each of Sublandlord and Subtenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured under policies of insurance covering such property as required hereunder or under the Prime Lease (or, if a party hereto shall fail to carry the insurance required hereunder, this release shall apply to any loss or damage that would have been covered under such insurance policies had they been carried by the party responsible therefor), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

13.Indemnity.

a.Mutual Indemnity.  Each of Sublandlord and Subtenant shall and hereby does indemnify, hold harmless and defend the other party from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) incurred in connection with loss of life, personal injury or damage to property arising in, on or about the Premises, to the extent the same arises from or out of the negligence or willful misconduct of such indemnifying party, its agents, contractors or employees first occurring on or after the Commencement Date.

b.Sublandlord Indemnity.  Sublandlord hereby indemnifies and holds Subtenant harmless from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) arising out of the condition, use or occupancy of the Premises by Sublandlord prior to the Commencement Date, provided, however, that this Subsection 13.b shall not apply to environmental matters.

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14.Casualty.  If, during the Term, (a) the Subleased Premises are totally or partially damaged or destroyed by fire or other casualty or (b) the Prime Lease is terminated due to damage or casualty to the Premises, then either Sublandlord or, if such damage or destruction was not caused by the gross negligence or willful misconduct of Subtenant, its agents, contractors or employees, Subtenant may elect to terminate this Sublease upon giving notice of such election in writing to the other party within forty-five (45) days after the occurrence of the event causing the damage.  If the Sublease is not so terminated, Sublandlord shall rebuild the damaged areas of the Subleased Premises with due diligence, provided that Sublandlord shall have no responsibility to rebuild or restore any alterations or improvements constructed or installed by Subtenant or damaged by the gross negligence or willful misconduct of Subtenant, its agents, contractors or employees.  If the casualty or the repairing or rebuilding shall render the Subleased Premises untenantable in whole or in part and the damage or destruction was not caused by the gross negligence or willful misconduct of Subtenant, its agents, contractors or employees, the monthly rent shall be proportionally abated from the date when the damage occurred until the date when the Subleased Premises have been restored by Sublandlord, said proportion to be computed on the basis that the area of the portion of the Subleased Premises rendered untenantable and not occupied by Subtenant bears to the total area of the Subleased Premises.

15.Condemnation.  If, during the Term, the entire Subleased Premises shall be taken by any public or quasi-public authority under its power of condemnation or eminent domain (or is sold under threat thereof), then this Sublease shall terminate and be of no further force and effect as of the date possession shall be taken by the acquiring authority or as of the date of sale.  If any part of the Subleased Premises shall be so taken as to render the remainder thereof unsuitable for the continued conduct of Subtenant’s activities on the Subleased Premises, then Sublandlord or Subtenant may elect, by written notice given to the other party within forty-five (45) days after the date of such taking, to terminate this Sublease.  If this Sublease shall terminate or be terminated, then the rental and all other amounts payable by Subtenant under this Sublease shall, if and as necessary, be prorated to the date possession is taken by the acquiring authority.  In the event of any condemnation, the proceeds of any condemnation award shall be the sole property of Sublandlord (subject to the terms of the Prime Lease), provided that nothing contained in this Sublease shall be construed to preclude Subtenant from prosecuting a separate claim directly against the condemning authority in such condemnation proceedings for relocation payments.

16.Default.

a.Default by Subtenant.  It shall be an event of default hereunder by Subtenant if Subtenant:  (i) fails to pay any amount due under this Sublease within five (5) business days after written notice from Sublandlord; provided that Sublandlord shall not be required to deliver more than two (2) written notices to Subtenant in any twelve (12) month-period; (ii) fails to perform any of its other obligations under this Sublease within thirty (30) days after written notice by Sublandlord to Subtenant setting forth such failure, unless such default is of a type that cannot be reasonably cured within thirty (30) days, then Subtenant shall have a reasonable time to accomplish the cure, provided Subtenant proceeds with due diligence to do so; or (iii) performs any act which constitutes a default under the Prime Lease subject to the notice and cure periods provided thereunder.  If an event of default by Subtenant occurs, then Sublandlord shall have the right, but not the obligation, in addition to all other remedies available to Prime Landlord in the Prime Lease or at law or in equity, to cure such Subtenant’s default under the Sublease and

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Subtenant shall be responsible for all reasonable costs and expenses incurred by Sublandlord in connection therewith and Subtenant shall pay all such amounts within fifteen (15) days after demand therefor.

b.Default by Sublandlord.  It shall be an event of default by Sublandlord hereunder if Sublandlord fails in the performance of any of its obligations under this Sublease within thirty (30) days after written notice by Subtenant to Sublandlord setting forth such failure, unless such default is of a type that cannot be reasonably cured within thirty (30) days, then Sublandlord shall have a reasonable time to accomplish the cure, provided Sublandlord proceeds with due diligence to do so.  If an event of default by Sublandlord occurs, then Subtenant shall have the right, but not the obligation, in addition to all other remedies at law or in equity, to cure such Sublandlord’s default under this Sublease (provided, however, that if any such default results in an emergency situation or a material disruption to Subtenant’s business operations that lasts for at least five (5) consecutive days, then Subtenant, after making reasonable efforts to notify Sublandlord, shall have the right, but not the obligation, to immediately commence to cure such default without waiting for the passage of any notice or cure period) and Sublandlord shall be responsible for all reasonable costs and expenses incurred by Subtenant in connection therewith and Sublandlord shall pay all such amounts within fifteen (15) days after written demand therefor.

17.Quiet Enjoyment.  Sublandlord covenants and agrees that, so long as Subtenant shall duly and punctually perform and observe all of its obligations under this Sublease, Subtenant shall peaceably and quietly have, hold and enjoy the Subleased Premises without any hindrance or molestation.

18.Environmental Provisions.

a.Compliance with Environmental Laws.  Subtenant, at Subtenant’s expense, shall comply with all environmental provisions of the Prime Lease and all applicable federal, state and local laws, rules, regulations, requirements, permits or ordinances pertaining to protection of the environment (including, without limitation, air and water quality), Hazardous Materials (as defined below), waste disposal, air emissions and other environmental matters (“Environmental Laws”) with respect to Subtenant’s use and occupancy of the Subleased Premises.  As used in this Lease, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste, including, without limitation, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, and such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including, without limitation, petroleum and petroleum byproducts, mold, asbestos and polychlorinated biphenyls (PCBs).

b.Use of Hazardous Material by Subtenant.  Subtenant agrees that, during the term of this Sublease, Subtenant shall not use, generate, manufacture, produce, process, treat, store or dispose of any Hazardous Materials on, at, under or from the Premises, except: (i) as specifically disclosed to and first approved by Sublandlord in writing, which approval shall not be unreasonably withheld; or (ii), to the extent permitted by the Prime Lease, for the use of a Hazardous Material in a limited quantity necessary for the operation or maintenance of equipment in the ordinary course of the business of Subtenant, including cleaners, cleaning supplies and other

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materials used for normal and routine maintenance of real property like the Premises or for treating, cleaning, coating, lubricating or servicing equipment or other assets or inventory of Subtenant on the Premises or (iii) the maintenance of a reasonable inventory for sale of a Hazardous Material which is typically sold in the ordinary course of the Divested Business.  Subtenant shall not install any underground storage tanks at the Premises.

c.Indemnification by Subtenant.  Subtenant shall and hereby does indemnify, defend and hold Sublandlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, reasonable attorneys’ fees, consultant fees and expert fees) to the extent arising from:  (i) the presence of Hazardous Material on the Subleased Premises or the Premises caused or permitted by Subtenant, or its agents, contractors,  employees, customers, invitees or licensees, that results in the release of any Hazardous Material on, under or from the Subleased Premises or the Premises in violation of Environmental Law or that requires investigation or remediation under Environmental Law; (ii) the violation of Environmental Law by Subtenant or its agents, contractors,  employees, customers, invitees or licensees that occurs on or following the Commencement Date; (iii) the breach by Subtenant or its agents, contractors, employees, customers, invitees or licensees of the provisions of Section 18 of this Sublease or the environmental provisions of the Prime Lease that occurs on or following the Commencement Date.   Without limiting the foregoing, if the presence of any Hazardous Material on the Subleased Premises or the Premises solely caused or permitted by Subtenant results in any contamination of the Subleased Premises or the Premises, Subtenant shall promptly take all actions required under applicable law to investigate and remediate such contamination; provided that Prime Landlord’s and Sublandlord’s reasonable approval of such actions shall first be obtained, which approval shall not be unreasonably withheld.  The foregoing indemnity shall survive the expiration or earlier termination of this Sublease.

d.Indemnification by Sublandlord.  Sublandlord, at Sublandlord’s expense, shall comply with all applicable Environmental Laws with respect to Sublandlord’s use and occupancy of the Premises.  Sublandlord shall and hereby does indemnify, defend and hold Subtenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, reasonable attorneys’ fees, consultant fees and expert fees) to the extent arising from any of the following first occurring after the Commencement Date:  (i) non-compliance by Sublandlord or its agents, contractors,  employees, customers, invitees or licensees with applicable Environmental Laws with respect to Sublandlord’s use and occupancy of the Premises; or (2) the release on, under or from the Premises of Hazardous Materials to the environment by Sublandlord or its agents, contractors, employees, customers, invitees or licensees. Sublandlord shall be solely responsible for the maintenance and repair of any concrete pits on the Premises provided, however, that Subtenant shall be responsible at its sole cost and expense for the repair of any damage to such concrete pits to the extent caused by Subtenant’s use thereof. The foregoing indemnities shall survive the expiration or earlier termination of this Sublease.

e.Existing Environmental Matters & Waiver of Claims.  Notwithstanding any provision of this Section 18 or any other provision of this Sublease, Sublandlord shall have no obligation or liability pursuant to this Sublease for any violation of Environmental Law that occurred or existed on or prior to the Commencement Date or any environmental conditions existing at, on or under the Premises as of the Commencement Date

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since such matters are the subject of an indemnity from Sublandlord or its affiliates pursuant to that Asset Purchase Agreement, by and among MGX Equipment Services, LLC and H&E Equipment Services, Inc., dated [●], 2021 (the “Asset Purchase Agreement”) (the “Existing Environmental Matters”) and nothing in this Sublease shall abrogate, abridge, amend, enlarge or otherwise modify the obligation or liability of Sublandlord or its affiliates for and related to the Existing Environmental Matters pursuant to the Asset Purchase Agreement or otherwise.  Subtenant agrees that its sole and exclusive remedy concerning Existing Environmental Matters will be the indemnification provided in the Asset Purchase Agreement and hereby waives any and all claims, liabilities, damages, losses, warranties, debts, obligations, costs, expenses, demands and causes of action of any kind or nature (including but not limited to known, unknown, foreseen, unforeseen, fixed, contingent, matured or unmatured) that it has or may in the future have against Sublandlord or its affiliates related in any way to the Existing Environmental Matters and arising pursuant to contract, statute, common law or otherwise, except for the indemnification provided in the Asset Purchase Agreement.

f.Environmental Permits and Reporting.  Subtenant shall obtain and operate in compliance with all permits, licenses and approvals required by applicable Environmental Law (including, without limitation, with respect to air, wastewater discharge or stormwater discharge, and hazardous waste disposal) for Subtenant’s operations at the Subleased Premises (the “Environmental Permits”).   Sublandlord shall use commercially reasonable efforts to cooperate with Subtenant in connection with such permits, including, without limitation, using commercially reasonable efforts to provide any information in Sublandlord’s possession that is reasonably requested by Subtenant and necessary for Subtenant to obtain and maintain such permits. Where applicable law does not allow Subtenant to obtain and operate pursuant to its own Environmental Permit or where Sublandlord and Subtenant otherwise agree, the parties hereto shall operate pursuant to a shared Environmental Permit (“Shared Environmental Permit”) obtained by Sublandlord.  Subtenant and Subandlord shall each be responsible for their respective compliance with such Shared Environmental Permit.  Subtenant shall keep and provide Sublandlord with timely and reasonable access to all records related to its operations subject to any Shared Environmental Permit necessary for Sublandlord to comply with such Shared Environmental Permit, including the filing of periodic compliance reports and similar documents with governmental entities. Subtenant shall pay a proportional fee or charge imposed for issuance or maintenance of such Shared Environmental Permits.

g.Notices.  Subtenant shall immediately notify Sublandlord of any of the following and provide Sublandlord with all related documents: (i) any correspondence or communication from any governmental entity regarding the application of Environmental Laws to the Premises or Subtenant's operation at the Premises (including any Environmental Permits); (ii) any change in Subtenant's operations on the Premises that will change or has the potential to change Subtenant's obligations or liabilities under any Environmental Laws; or (iii) material releases, discharges or spills in any form, of any and all Hazardous Material at, on, under or about the Premises in violation of Environmental Law or that could reasonably be expected to require notice to any governmental entity, investigation or remediation under Environmental Law.

h.Right of Entry.  Sublandlord shall have the right to enter the Subleased Premises upon reasonable notice to Subtenant for the purpose of conducting an environmental audit or assessment to assure that the Subleased Premises is in compliance with all

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applicable Environmental Laws, the Prime Lease and this Sublease. Sublandlord agrees to use commercially reasonable efforts not to disturb Subtenant during such inspection.

i.The provisions of this Section 18 shall be the only provisions of this Sublease applicable to matters related to Environmental Law or Hazardous Materials.

19.Assignment and Subletting. Subtenant shall not, directly or indirectly, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Sublease or any interest hereunder, permit any assignment or other such foregoing transfer of this Sublease or any interest hereunder by operation of law, change of control or otherwise, or sublet the Subleased Premises or any part thereof, or permit the use of the Subleased Premises by any persons other than Subtenant, its employees, invitees, and clients, nor shall it engage in any transaction that would require Prime Landlord’s consent or give Prime Landlord a termination, recapture or similar right under the Prime Lease.  Any such assignment, sublease or other act or transaction described in this Section shall be subject to the consent of Sublandlord prior to Subtenant seeking the consent of Prime Landlord, which consent of Sublandlord may be withheld in its sole and absolute discretion.

20.Sublandlord’s Right of Access. Sublandlord reserves for itself and its agents and employees the right to enter the Subleased Premises at all reasonable times during (except in the case of an emergency) business hours on business days (upon two business days’ prior written notice, except telephonic notice may be required, if practicable, in the case of emergency), and, except in an emergency, with a representative of Subtenant present (if one is made available), to inspect the Subleased Premises, and to determine whether Subtenant is complying with its obligations under this Sublease; provided, however, Sublandlord shall not exercise any right to access unless Sublandlord has a reasonable basis for a belief that Subtenant is not in compliance with its obligations under this Sublease in a manner that would affect Sublandlord. Sublandlord shall minimize interference with Subtenant’s use of the Subleased Premises in connection with the exercise of such right hereunder.

21.No Liens. Subtenant shall keep the Subleased Premises free and clear of all liens, including, without limitation, liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Subtenant. Such obligation may be fulfilled by Subtenant paying money to have liens removed or posting a bond or establishing a title indemnity account.

22.No Holdovers. Subtenant understands that under no circumstances can Subtenant holdover in the Subleased Premises.  Subtenant agrees that time shall be of the essence with respect to Subtenant’s obligation to surrender possession of the Subleased Premises to Sublandlord upon the expiration or earlier termination of this Sublease, and further agrees that if Subtenant does not promptly surrender possession of the Subleased Premises to Sublandlord upon such expiration or earlier termination, Sublandlord, in addition to any other rights and remedies Sublandlord may have against Subtenant for such holding over, the rent shall be 200% of the rent specified in Section 4 plus all other damages claimed by Prime Landlord.  Sublandlord shall be

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entitled to bring summary proceedings against Subtenant, and Subtenant agrees to reimburse Sublandlord for all Sublandlord’s damages sustained by reason of such holding over.

23.Sublandlord Lien Waiver.  Sublandlord waives any lien which shall otherwise exist in Subtenant’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises (the “Subtenant Personal Property”), and Sublandlord agrees to execute from time-to-time reasonable waivers in favor of Subtenant’s lender providing financing for the Subtenant Personal Property.

24.Miscellaneous.

a.Notices.  In the event any notice from Prime Landlord or otherwise relating to the Prime Lease is delivered to Sublandlord, Sublandlord shall, as soon thereafter as possible deliver such notice to Subtenant in writing.  Notices and other communications with respect to this Sublease or the Subleased Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with receipt requested, by recognized national or local courier service with confirmation of receipt requested, or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Subtenant, to: The Manitowoc Company, Inc. 11270 West Park Place, Suite 1000 Milwaukee, Wisconsin 53224 Attention: Thomas L. Doerr, Jr. Email: thomas.doerr@manitowoc.com	With a copy to: Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Bryan S. Schultz Email: brschultz@foley.com
If to Sublandlord, to: H&E Equipment Services 7500 Pecue Ln Baton Rouge, LA 70809 Attention: Corporate Counsel Email: jberry@he-equipment.com	With a copy to: Dechert LLP 1095 Avenue of the Americas New York, NY 10036 Attention: Derek Winokur Email: derek.winokur@dechert.com

b.Governing Law; Headings.  This Sublease shall be interpreted in accordance with, and governed by, the internal laws of the State where the Subleased Premises are located without giving effect to conflict of laws principles. The topical headings of the paragraphs herein are for convenience only and do not define, limit or construe the content thereof.

c.Relationship of Parties.  The relationship of Sublandlord and Subtenant created by this Sublease shall not constitute or be construed as a partnership, principal‑agent relationship, joint venture or other cooperative enterprise.

d.Entire Agreement.  This Sublease and the Asset Purchase Agreement contain all agreements of the parties with respect to the subleasing of the Subleased Premises and supersedes all previous negotiations and communications.

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e.Severability.  If any provision of this Sublease is proven to be illegal or unenforceable, it shall be deemed modified to the minimum extent and for the minimum amount of time necessary to eliminate the illegality or unenforceability.  If the intent of any provision of this Sublease so indicates, the parties’ respective obligations under the provision shall survive expiration or earlier termination of the Sublease.

f.Binding Effect; Amendment.  This Sublease, and all of the terms, conditions and covenants herein contained, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither this Sublease nor any of the terms, conditions or covenants herein may be modified or amended, except by a written agreement duly executed and delivered by both Sublandlord and Subtenant.

g.Time of Essence. Time is of the essence of this Sublease and each of its provisions.

h.Authority.  Each party warrants that it has the power and authority to enter into this Sublease, and shall furnish to the other on reasonable demand evidence of this power and authority.

i.Counterparts.  This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and any signatures to counterparts may be delivered by electronic transmission and shall have the same force and effect as original signatures

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first set forth above.

SUBLANDLORD:

H&E Equipment Services, Inc., a Delaware corporation

By:
Name:
Title:

SUBTENANT:

MGX Equipment Services, LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Sublease Agreement]

CONSENT TO SUBLEASE

The undersigned Landlord hereby consents to the foregoing Sublease.  Landlord acknowledges that the Prime Lease between Landlord and Sublandlord is in full force and effect and, to Landlord’s knowledge, Sublandlord is not in default under the Prime Lease and, to Landlord’s knowledge, no circumstances exist under which Sublandlord may be deemed to be in default under the Prime Lease by the passage of time, the giving of notice or both.  Landlord agrees that, notwithstanding anything to the contrary contained in the Prime Lease:  (i) Subtenant’s Permitted Use of the Subleased Premises pursuant to Section 9 of the Sublease is permitted under the Prime Lease; and (ii) Landlord waives on behalf of itself, and any others claiming under it, including any insurer, all claims against Subtenant, including all rights of subrogation for loss or damage to the Subleased Premises which are covered by insurance carried by Landlord and for which recovery from such insurer is made and (iii) Landlord waives any lien which shall otherwise exist in Subtenant’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises.

Notwithstanding anything to the contrary, however, this consent shall not be or be deemed to be a consent on the part of Landlord to any further subleasing under the Prime Lease or the Sublease or to any assignment of the Prime Lease or the Sublease or a waiver of any of the provisions of the Prime Lease concerning any such consent.  No such sublease or assignment shall be made without Landlord’s written consent thereto, if required under the terms of the Prime Lease, and any further assignment of the Prime Lease by Sublandlord or subletting by Sublandlord of the Premises demised under the Prime Lease shall be subject to the provisions of the Prime Lease.

LANDLORD:

Mike and Karen Rippetoe

d/b/a Rippetoe Properties

Mike Rippetoe

Karen Rippetoe

[Consent to Sublease]

EXHIBIT A

SUBLEASED PREMISES

EXHIBIT B

SHARED EQUIPMENT

•	Wash Bay

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is dated and effective as of _____________, 2021 (the “Effective Date”), by and between H&E Equipment Services, Inc., a Delaware corporation (“Sublandlord”), and MGX Equipment Services, LLC, a Delaware limited liability company (“Subtenant”).

W I T N E S S E T H :

WHEREAS, Sublandlord is tenant under a Lease Agreement dated as of January 26, 2017 (the “Prime Lease”), by and between Tuff UT, LLC, a Delaware limited liability company, as landlord (“Prime Landlord”), and Sublandlord, as tenant, with respect to the real property located at 5052 West 2400 South, Salt Lake City, UT 84120, consisting of approximately 9.95 acres of real property and all of the buildings and improvements thereon, all as more specifically described in the Prime Lease (the “Premises”); and

WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to rent from Sublandlord, a portion of the Premises containing approximately (i) 1.84 acres of yard space, 0.13 acres of outdoor part storage space and 2,075 square feet of indoor part storage space, as shown on Exhibit A-1 attached hereto, (ii) all of the building depicted as “Building B” on Exhibit A-1 attached hereto, and (ii) the use of the warehouse space and equipment listed on Exhibit A-2 (collectively, the Subleased Premises”), on and subject to the terms herein set forth.

NOW, THEREFORE, in consideration of the terms and provisions hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, IT IS AGREED AS FOLLOWS:

1.Prime Lease.  Sublandlord represents and warrants to Subtenant that: (i) Sublandlord has delivered to Subtenant a full, accurate and complete copy of the Prime Lease and all other agreements between Prime Landlord and Sublandlord relating to the leasing, use and occupancy of the Subleased Premises; (ii) the Prime Lease is, as of the date hereof, in full force and effect; (iii) all consents required under the Prime Lease in connection with this Sublease have been obtained; and (iv) no event of default has occurred under the Prime Lease and, to Sublandlord’s knowledge, no event has occurred and is continuing which would constitute an event of default but for the giving of notice and/or the passage of time.

2.Demise.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby rents from Sublandlord, the Subleased Premises, upon the terms, covenants and conditions set forth herein.  In addition, Subtenant shall have the right to use, in common with Sublandlord, those common driveways, sidewalks, walkways, elevators and other areas providing access to the Subleased Premises, and such areas available for shared use, including, without limitation, training rooms, lunch rooms, conference rooms, and restrooms.  The shared space shall include 0.65 acres of yard space depicted on Exhibit A-1.  Subtenant shall have the right to use 29 parking spaces, consisting of 28 employee parking spaces and 1 parking space for visitors.

3.Term.  The term of this Sublease (the “Term”) shall be for a period of two (2) years commencing on the Effective Date (the “Commencement Date”), and ending at 11:59

p.m. on the day immediately preceding the second anniversary of the Commencement Date (the “Expiration Date”), unless extended or sooner terminated as provided in this Sublease.

a.Early Termination.  Subtenant shall have the right to terminate this Sublease upon six (6) months’ prior written notice to Sublandlord.

b.Renewal Rights.  Subtenant shall have the right to extend the Term of this Sublease for one (1) period of one (1) year (the “Initial Renewal Term”), upon at least ninety (90) days’ prior written notice to Sublandlord.  The rent during the Initial Renewal Term shall be 125% of the rent in effect on the last day of the initial Term.  After the Initial Rental Term, Subtenant shall have the right to extend the Term of this Sublease for one (1) additional period of six (6) months (the “Second Renewal Term”), upon at least ninety (90) days’ prior written notice to Sublandlord.  The rent during the Second Renewal Term shall be 200% of the rent in effect on the last day of the Initial Renewal Term.

4.Gross Rent.  During the Term, Subtenant shall pay Sublandlord a monthly rent in the amount of $27,057.00 per month, payable in advance, without demand, notice or offset, commencing on the Commencement Date and on or before the first day of each month thereafter during the Term.  Rent shall be paid by wire transfer or ACH transfer in accordance with payment instructions provided by Sublandlord. Rent shall be prorated for any partial months occurring during the Term hereof.  This Sublease is and shall be a “gross” sublease and any costs and expenses in connection with, arising out of, or with respect to the Premises not specifically stated herein as the responsibility of Subtenant shall be the sole responsibility of Sublandlord and Sublandlord shall be liable therefor, including, without limitation, use of the compressed air system, all maintenance and repair costs, utility expenses, property insurance and real estate taxes. Notwithstanding the foregoing, if, pursuant to any provisions of the Prime Lease, any payments to Prime Landlord for services or other charges allocable in whole or in part to the Subleased Premises shall be payable because of services ordered by Subtenant, activities undertaken by or on behalf of Subtenant, Subtenant’s use or occupancy of the Subleased Premises or Subtenant’s breach of, or default under, the Prime Lease, then Subtenant shall promptly pay to Sublandlord or Prime Landlord, as appropriate, all such payments or other charges to the extent allocable to the Subleased Premises or to Subtenant. In addition to and not in limitation of any other remedies for non-payment of rent or other charges, any payment of rent or other charges not received within ten (10) calendar days after the date it is due shall bear interest from the due date until paid at a rate equal to the lesser of (a) the prime commercial rate being published in the Wall Street Journal on the date due plus two percent (2%) per annum or (b) the highest rate permitted by applicable law.  In addition, Subtenant shall be obligated to reimburse Sublandlord for any reasonable costs of collection (including reasonable attorney’s fees) in connection with such unpaid amounts. All of Subtenant’s obligations to pay all rental or monies due in or under this Sublease shall survive the expiration or earlier termination of this Sublease.

5.Shared Equipment.  During the Term, Subtenant shall have the right to use the equipment listed on Exhibit B attached hereto (the “Shared Equipment”) at no additional charge.  Sublandlord and Subtenant agree to use good faith efforts to allocate usage of the Shared Equipment to accommodate the business operations of Sublandlord and Subtenant.  The Shared Equipment shall remain the property of Sublandlord and will remain at the Premises at the expiration of the Term. Subtenant will be liable for environmental impacts to the extent caused

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by or during its use of Shared Equipment.  Sublandlord is responsible for all maintenance and repairs of any Shared Equipment unless any repair or replacement is caused by the acts, omissions or negligence of Subtenant, its agents, contractors or employees.

6.Possession; Condition.  Sublandlord covenants and agrees to deliver exclusive possession of the entire Subleased Premises to Subtenant on the Commencement Date. Subtenant acknowledges that it has inspected the Subleased Premises and agrees to accept possession of the Subleased Premises in its “As-Is/Where Is/With All Faults” condition, without any obligation on the part of Sublandlord to make any alterations, decorations, installations or improvements. Subtenant acknowledges that Sublandlord has made no representations with respect to the Subleased Premises or the Premises and Sublandlord shall not be deemed to be providing to Subtenant any of the representations or warranties provided by Prime Landlord to Sublandlord under the Prime Lease.  Notwithstanding the foregoing, nothing in this Sublease shall be deemed to release, limit or waive any representations or warranties of Sublandlord set forth in that certain Asset Purchase Agreement, by and among MGX Equipment Services, LLC and Sublandlord, dated [●], 2021 (the “Asset Purchase Agreement”).

7.Maintenance.

a.Maintenance and Surrender by Subtenant.  During the Term, Subtenant shall, at its sole cost and expense, maintain and repair, or arrange for the maintenance and repair of, the Subleased Premises in good condition and repair, reasonable wear and tear and damage by casualty excepted, and shall keep the Subleased Premises in neat and clean condition.  Subtenant shall be responsible for the cost of any repairs or replacements to the Premises required due to the acts, omissions or negligence of Subtenant, its agents, contractors or employees.  Upon the expiration of the Sublease Term, or upon any earlier termination of Subtenant’s right to possession: (i) subject to Sublandlord’s obligations pursuant to Section 7(b) below, Subtenant shall surrender the Subleased Premises in good condition and repair, ordinary wear and tear excepted and (ii) Subtenant shall remove its equipment, trade fixtures and other personal property from the Subleased Premises.  Subtenant shall be liable to Sublandlord for the cost of repairing any damage caused to the Subleased Premises by reason of any such removal.

b.Maintenance by Sublandlord.  Except as such maintenance, repair and replacement are the responsibility of Prime Landlord under the Prime Lease, Sublandlord shall maintain and repair, or arrange for the maintenance and repair of, the remainder of the Premises (i.e., the Premises less the Subleased Premises) and the Shared Equipment (subject to Section 5 above) in good condition and repair and in compliance with the terms of the Prime Lease, including but not limited to the maintenance and repair of any concrete pits utilized by Subtenant and located at the Premises; provided, however, that Subtenant shall be responsible at its sole cost and expense for the repair of any damage to such concrete pits to the extent caused by Subtenant’s use thereof. If Sublandlord is required to make repairs or replacements to the Premises or the Shared Equipment by reason of the acts, omissions or negligence of Subtenant, its agents, contractors or employees, Sublandlord may make such repairs or replacements without liability to Subtenant for any loss or damage that may occur to Subtenant’s merchandise, fixtures or other property or to Subtenant’s business by reason thereof (provided that Sublandlord will use commercially reasonable efforts to minimize interruptions to Subtenant’s business operations).  Upon completion thereof, Subtenant

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shall reimburse Sublandlord’s reasonable costs for making such repairs or replacements upon presentation of a bill thereof, as additional rent.

8.Alterations.  Subtenant shall not make any additions, alterations, improvements or changes (collectively, “Alterations”) in or to the Subleased Premises without the prior written consent Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed by Sublandlord provided, however, that (a) no Alterations shall be undertaken until Subtenant shall have procured and paid for all necessary permits and authorizations of all municipal departments and governmental authorities having jurisdiction over the Subleased Premises, (b) any Alterations permitted hereunder shall be completed promptly, in a good and workmanlike manner, and in compliance with all governmental requirements and rating bureau recommendations and all other applicable terms, conditions and provisions of the Prime Lease, and (c) Sublandlord shall have the right to require that any such Alterations be removed and/or the Subleased Premises restored upon the expiration or earlier termination of the Term if Prime Landlord has the right under the Prime Lease to cause such removal and/or restoration. Subtenant shall be liable to Sublandlord for the cost of repairing any damage caused to the Subleased Premises by reason of any such removal and/or restoration.  To the extent that consent for an Alteration is also required from Prime Landlord under the Prime Lease, such consent will be given or denied in accordance with the Prime Lease.

9.Use of Premises.  Subject to the provisions of the Prime Lease, Subtenant may use the Subleased Premises only for the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks and related attachments, parts, accessories and equipment (collectively, the “Divested Business”), other machinery and equipment in Subtenant’s product or service lines from time to time (other than product or service lines included in the Seller-Retained Business), and uses ancillary thereto (the “Permitted Use”).  “Seller-Retained Business” means the business of Sublandlord and its Subsidiaries (as defined in the Asset Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Asset Purchase Agreement); for the avoidance of doubt, the Seller-Retained Business excludes the Divested Business.  Subtenant shall not use the Subleased Premises, permit anything to be done in or about the Subleased Premises or bring or keep anything on the Subleased Premises that may:  (a) constitute a public or private nuisance or waste; (b) materially increase the cost of or invalidate any insurance now or hereafter carried by Sublandlord on the Premises or the Shared Equipment; or (c) violate the provisions of the Prime Lease.

10.Laws and Permits.

a.Compliance by Subtenant:  Subtenant shall comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof (collectively, “Laws”) related to Subtenant’s use of the Subleased Premises.  Subject to Section 18(e) with respect to environmental permits, Subtenant shall obtain and maintain at all times during the Term all licenses and permits required for Subtenant to conduct or operate its business in and upon the Subleased Premises which are required by any applicable governmental body or agency having jurisdiction over the Subleased Premises and shall pay the fee or charge imposed for issuance of such license or permit. Sublandlord shall use commercially reasonable efforts to cooperate with Subtenant in connection with such permits, including, without limitation, using commercially

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reasonable efforts to provide any information in Sublandlord’s possession that is reasonably requested by subtenant and necessary for subtenant to obtain and maintain such permits.

b.Compliance by Sublandlord. Sublandlord shall comply with all Laws related to the Premises and Sublandlord’s use of the Premises and, to the extent required under the Prime Lease, shall comply with any orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs and alterations applicable to the Premises.  Notwithstanding any contrary provisions of the Prime Lease or this Sublease, Sublandlord shall be responsible for any violations of Laws (other than violations of Environmental Law) (i) existing as of the Commencement Date, or (ii) not related to Subtenant’s activities or operations on the Subleased Premises.

11.Subordination to Prime Lease.  This Sublease is subject and subordinate to the Prime Lease, except to the extent this Sublease allocates responsibility between the Subtenant and the Sublandlord.  Subtenant, in its use and occupancy of the Premises, shall not cause a violation of the Prime Lease.  Subtenant shall have no right to, and shall not, take any action that may cause a default under the Prime Lease (or that could result in a default under the Prime Lease but for the passage of time, the giving of notice or both) or that may allow Prime Landlord to exercise any recapture, termination or similar rights under the Prime Lease. Sublandlord shall not suffer or permit a default, breach or voluntary termination of the Prime Lease (except in the case of rights expressly granted in the Prime Lease to terminate the Prime Lease in the case of casualty, condemnation or otherwise). Sublandlord shall have the right to modify the Prime Lease in any manner, provided Subtenant’s rights under this Sublease are not adversely affected in any material manner. Upon Subtenant’s request therefor, Sublandlord shall seek the consent of Prime Landlord for those matters over which Prime Landlord has consent rights under the Prime Lease. Subtenant understands that the supplying of heat, light, water, air conditioning, electricity and other utilities, janitorial, cleaning, window washing and elevator services, the provision of any other services, the construction or replacement of any improvements, and Premises maintenance and repair are the obligations of Prime Landlord (except as provided herein), and that Sublandlord has no control with respect to the same, shall have no responsibility in connection therewith (except to the extent of its active interference), and shall not be liable in any way with respect to the failure of or interference with any of such services or facilities (except to the extent of its active interference). Sublandlord shall use commercially reasonable efforts to ensure the performance by Prime Landlord of Prime Landlord’s obligations under the Prime Lease if requested by Subtenant in writing; provided that in no event shall Sublandlord be obligated to take any action other than at the written request of Subtenant, expend any amounts (other than de minimis amounts) in connection therewith or institute any cause of action or other proceedings with respect to the Prime Lease. In all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Subtenant shall be required to obtain the approval or consent of Sublandlord hereunder, and of Prime Landlord and it shall be deemed reasonable for Sublandlord to withhold its consent or approval with respect to any matter for which Prime Landlord has withheld its consent or approval under the provisions of the Prime Lease.

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12.Insurance.

a.Sublandlord.  Sublandlord shall carry and maintain insurance required under the Prime Lease, and shall comply with all obligations under the Prime Lease with respect thereto.

b.Subtenant.  Subtenant, at its expense, shall maintain at all times during the Term, or any renewal, extension, or holding over thereof, a policy or policies of commercial general liability insurance, insuring Subtenant against all claims for personal injury, including death, and property damage, in the amount of not less than $2,000,000 per occurrence, $5,000,000 general aggregate, and such other insurance as is required to be obtained by Sublandlord under the Prime Lease, all in accordance with the terms, conditions and provisions of the Prime Lease.  Such policy or policies of insurance shall contain a provision for not less than thirty (30) days’ prior written notice to Sublandlord in the event of cancellation or material modification of the terms and conditions thereof and a certificate of insurance in conformity with these terms shall be delivered to Sublandlord upon request. Subtenant shall name Sublandlord (and such other entities as are required by Prime Landlord) as an additional insured on each such insurance policy.

c.Waiver of Subrogation.  Each of Sublandlord and Subtenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured under policies of insurance covering such property as required hereunder or under the Prime Lease (or, if a party hereto shall fail to carry the insurance required hereunder, this release shall apply to any loss or damage that would have been covered under such insurance policies had they been carried by the party responsible therefor), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

13.Indemnity.

a.Mutual Indemnity.  Each of Sublandlord and Subtenant shall and hereby does indemnify, hold harmless and defend the other party from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) incurred in connection with loss of life, personal injury or damage to property arising in, on or about the Premises, to the extent the same arises from or out of the negligence or willful misconduct of such indemnifying party, its agents, contractors or employees first occurring on or after the Commencement Date.

b.Sublandlord Indemnity.  Sublandlord hereby indemnifies and holds Subtenant harmless from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) arising out of the condition, use or occupancy of the Premises by Sublandlord prior to the Commencement Date, provided, however, that this Subsection 13.b shall not apply to environmental matters.

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14.Casualty.  If, during the Term, (a) the Subleased Premises are totally or partially damaged or destroyed by fire or other casualty or (b) the Prime Lease is terminated due to damage or casualty to the Premises, then either Sublandlord or, if such damage or destruction was not caused by the gross negligence or willful misconduct of Subtenant, its agents, contractors or employees, Subtenant may elect to terminate this Sublease upon giving notice of such election in writing to the other party within forty-five (45) days after the occurrence of the event causing the damage.  If the Sublease is not so terminated, Sublandlord shall rebuild the damaged areas of the Subleased Premises with due diligence, provided that Sublandlord shall have no responsibility to rebuild or restore any alterations or improvements constructed or installed by Subtenant or damaged by the gross negligence or willful misconduct of Subtenant, its agents, contractors or employees.  If the casualty or the repairing or rebuilding shall render the Subleased Premises untenantable in whole or in part and the damage or destruction was not caused by the gross negligence or willful misconduct of Subtenant, its agents, contractors or employees, the monthly rent shall be proportionally abated from the date when the damage occurred until the date when the Subleased Premises have been restored by Sublandlord, said proportion to be computed on the basis that the area of the portion of the Subleased Premises rendered untenantable and not occupied by Subtenant bears to the total area of the Subleased Premises.

15.Condemnation.  If, during the Term, the entire Subleased Premises shall be taken by any public or quasi-public authority under its power of condemnation or eminent domain (or is sold under threat thereof), then this Sublease shall terminate and be of no further force and effect as of the date possession shall be taken by the acquiring authority or as of the date of sale.  If any part of the Subleased Premises shall be so taken as to render the remainder thereof unsuitable for the continued conduct of Subtenant’s activities on the Subleased Premises, then Sublandlord or Subtenant may elect, by written notice given to the other party within forty-five (45) days after the date of such taking, to terminate this Sublease.  If this Sublease shall terminate or be terminated, then the rental and all other amounts payable by Subtenant under this Sublease shall, if and as necessary, be prorated to the date possession is taken by the acquiring authority.  In the event of any condemnation, the proceeds of any condemnation award shall be the sole property of Sublandlord (subject to the terms of the Prime Lease), provided that nothing contained in this Sublease shall be construed to preclude Subtenant from prosecuting a separate claim directly against the condemning authority in such condemnation proceedings for relocation payments.

16.Default.

a.Default by Subtenant.  It shall be an event of default hereunder by Subtenant if Subtenant:  (i) fails to pay any amount due under this Sublease within five (5) business days after written notice from Sublandlord; provided that Sublandlord shall not be required to deliver more than two (2) written notices to Subtenant in any twelve (12) month-period; (ii) fails to perform any of its other obligations under this Sublease within thirty (30) days after written notice by Sublandlord to Subtenant setting forth such failure, unless such default is of a type that cannot be reasonably cured within thirty (30) days, then Subtenant shall have a reasonable time to accomplish the cure, provided Subtenant proceeds with due diligence to do so; or (iii) performs any act which constitutes a default under the Prime Lease subject to the notice and cure periods provided thereunder.  If an event of default by Subtenant occurs, then Sublandlord shall have the right, but not the obligation, in addition to all other remedies available to Prime Landlord in the Prime Lease or at law or in equity, to cure such Subtenant’s default under the Sublease and

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Subtenant shall be responsible for all reasonable costs and expenses incurred by Sublandlord in connection therewith and Subtenant shall pay all such amounts within fifteen (15) days after demand therefor.

b.Default by Sublandlord.  It shall be an event of default by Sublandlord hereunder if Sublandlord fails in the performance of any of its obligations under this Sublease within thirty (30) days after written notice by Subtenant to Sublandlord setting forth such failure, unless such default is of a type that cannot be reasonably cured within thirty (30) days, then Sublandlord shall have a reasonable time to accomplish the cure, provided Sublandlord proceeds with due diligence to do so.  If an event of default by Sublandlord occurs, then Subtenant shall have the right, but not the obligation, in addition to all other remedies at law or in equity, to cure such Sublandlord’s default under this Sublease (provided, however, that if any such default results in an emergency situation or a material disruption to Subtenant’s business operations that lasts for at least five (5) consecutive days, then Subtenant, after making reasonable efforts to notify Sublandlord, shall have the right, but not the obligation, to immediately commence to cure such default without waiting for the passage of any notice or cure period) and Sublandlord shall be responsible for all reasonable costs and expenses incurred by Subtenant in connection therewith and Sublandlord shall pay all such amounts within fifteen (15) days after written demand therefor.

17.Quiet Enjoyment.  Sublandlord covenants and agrees that, so long as Subtenant shall duly and punctually perform and observe all of its obligations under this Sublease, Subtenant shall peaceably and quietly have, hold and enjoy the Subleased Premises without any hindrance or molestation.

18.Environmental Provisions.

a.Compliance with Environmental Laws.  Subtenant, at Subtenant’s expense, shall comply with all environmental provisions of the Prime Lease and all applicable federal, state and local laws, rules, regulations, requirements, permits or ordinances pertaining to protection of the environment (including, without limitation, air and water quality), Hazardous Materials (as defined below), waste disposal, air emissions and other environmental matters (“Environmental Laws”) with respect to Subtenant’s use and occupancy of the Subleased Premises.  As used in this Lease, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste, including, without limitation, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, and such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including, without limitation, petroleum and petroleum byproducts, mold, asbestos and polychlorinated biphenyls (PCBs).

b.Use of Hazardous Material by Subtenant.  Subtenant agrees that, during the term of this Sublease, Subtenant shall not use, generate, manufacture, produce, process, treat, store or dispose of any Hazardous Materials on, at, under or from the Premises, except: (i) as specifically disclosed to and first approved by Sublandlord in writing, which approval shall not be unreasonably withheld; or (ii), to the extent permitted by the Prime Lease, for the use of a Hazardous Material in a limited quantity necessary for the operation or maintenance of equipment in the ordinary course of the business of Subtenant, including cleaners, cleaning supplies and other

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materials used for normal and routine maintenance of real property like the Premises or for treating, cleaning, coating, lubricating or servicing equipment or other assets or inventory of Subtenant on the Premises or (iii) the maintenance of a reasonable inventory for sale of a Hazardous Material which is typically sold in the ordinary course of the Divested Business.  Subtenant shall not install any underground storage tanks at the Premises.

c.Indemnification by Subtenant.  Subtenant shall and hereby does indemnify, defend and hold Sublandlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, reasonable attorneys’ fees, consultant fees and expert fees) to the extent arising from:  (i) the presence of Hazardous Material on the Subleased Premises or the Premises caused or permitted by Subtenant, or its agents, contractors,  employees, customers, invitees or licensees, that results in the release of any Hazardous Material on, under or from the Subleased Premises or the Premises in violation of Environmental Law or that requires investigation or remediation under Environmental Law; (ii) the violation of Environmental Law by Subtenant or its agents, contractors,  employees, customers, invitees or licensees that occurs on or following the Commencement Date; (iii) the breach by Subtenant or its agents, contractors, employees, customers, invitees or licensees of the provisions of Section 18 of this Sublease or the environmental provisions of the Prime Lease that occurs on or following the Commencement Date.   Without limiting the foregoing, if the presence of any Hazardous Material on the Subleased Premises or the Premises solely caused or permitted by Subtenant results in any contamination of the Subleased Premises or the Premises, Subtenant shall promptly take all actions required under applicable law to investigate and remediate such contamination; provided that Prime Landlord’s and Sublandlord’s reasonable approval of such actions shall first be obtained, which approval shall not be unreasonably withheld.  The foregoing indemnity shall survive the expiration or earlier termination of this Sublease.

d.Indemnification by Sublandlord.  Sublandlord, at Sublandlord’s expense, shall comply with all applicable Environmental Laws with respect to Sublandlord’s use and occupancy of the Premises.  Sublandlord shall and hereby does indemnify, defend and hold Subtenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, reasonable attorneys’ fees, consultant fees and expert fees) to the extent arising from any of the following first occurring after the Commencement Date:  (i) non-compliance by Sublandlord or its agents, contractors,  employees, customers, invitees or licensees with applicable Environmental Laws with respect to Sublandlord’s use and occupancy of the Premises; or (2) the release on, under or from the Premises of Hazardous Materials to the environment by Sublandlord or its agents, contractors, employees, customers, invitees or licensees. Sublandlord shall be solely responsible for the maintenance and repair of any concrete pits on the Premises provided, however, that Subtenant shall be responsible at its sole cost and expense for the repair of any damage to such concrete pits to the extent caused by Subtenant’s use thereof. The foregoing indemnities shall survive the expiration or earlier termination of this Sublease.

e.Existing Environmental Matters & Waiver of Claims.  Notwithstanding any provision of this Section 18 or any other provision of this Sublease, Sublandlord shall have no obligation or liability pursuant to this Sublease for any violation of Environmental Law that occurred or existed on or prior to the Commencement Date or any environmental conditions existing at, on or under the Premises as of the Commencement Date

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since such matters are the subject of an indemnity from Sublandlord or its affiliates pursuant to that Asset Purchase Agreement, by and among MGX Equipment Services, LLC and H&E Equipment Services, Inc., dated [●], 2021 (the “Asset Purchase Agreement”) (the “Existing Environmental Matters”) and nothing in this Sublease shall abrogate, abridge, amend, enlarge or otherwise modify the obligation or liability of Sublandlord or its affiliates for and related to the Existing Environmental Matters pursuant to the Asset Purchase Agreement or otherwise.  Subtenant agrees that its sole and exclusive remedy concerning Existing Environmental Matters will be the indemnification provided in the Asset Purchase Agreement and hereby waives any and all claims, liabilities, damages, losses, warranties, debts, obligations, costs, expenses, demands and causes of action of any kind or nature (including but not limited to known, unknown, foreseen, unforeseen, fixed, contingent, matured or unmatured) that it has or may in the future have against Sublandlord or its affiliates related in any way to the Existing Environmental Matters and arising pursuant to contract, statute, common law or otherwise, except for the indemnification provided in the Asset Purchase Agreement.

f.Environmental Permits and Reporting.  Subtenant shall obtain and operate in compliance with all permits, licenses and approvals required by applicable Environmental Law (including, without limitation, with respect to air, wastewater discharge or stormwater discharge, and hazardous waste disposal) for Subtenant’s operations at the Subleased Premises (the “Environmental Permits”).   Sublandlord shall use commercially reasonable efforts to cooperate with Subtenant in connection with such permits, including, without limitation, using commercially reasonable efforts to provide any information in Sublandlord’s possession that is reasonably requested by Subtenant and necessary for Subtenant to obtain and maintain such permits. Where applicable law does not allow Subtenant to obtain and operate pursuant to its own Environmental Permit or where Sublandlord and Subtenant otherwise agree, the parties hereto shall operate pursuant to a shared Environmental Permit (“Shared Environmental Permit”) obtained by Sublandlord.  Subtenant and Subandlord shall each be responsible for their respective compliance with such Shared Environmental Permit.  Subtenant shall keep and provide Sublandlord with timely and reasonable access to all records related to its operations subject to any Shared Environmental Permit necessary for Sublandlord to comply with such Shared Environmental Permit, including the filing of periodic compliance reports and similar documents with governmental entities. Subtenant shall pay a proportional fee or charge imposed for issuance or maintenance of such Shared Environmental Permits.

g.Notices.  Subtenant shall immediately notify Sublandlord of any of the following and provide Sublandlord with all related documents: (i) any correspondence or communication from any governmental entity regarding the application of Environmental Laws to the Premises or Subtenant's operation at the Premises (including any Environmental Permits); (ii) any change in Subtenant's operations on the Premises that will change or has the potential to change Subtenant's obligations or liabilities under any Environmental Laws; or (iii) material releases, discharges or spills in any form, of any and all Hazardous Material at, on, under or about the Premises in violation of Environmental Law or that could reasonably be expected to require notice to any governmental entity, investigation or remediation under Environmental Law.

h.Right of Entry.  Sublandlord shall have the right to enter the Subleased Premises upon reasonable notice to Subtenant for the purpose of conducting an environmental audit or assessment to assure that the Subleased Premises is in compliance with all

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applicable Environmental Laws, the Prime Lease and this Sublease. Sublandlord agrees to use commercially reasonable efforts not to disturb Subtenant during such inspection.

i.The provisions of this Section 18 shall be the only provisions of this Sublease applicable to matters related to Environmental Law or Hazardous Materials.

19.Assignment and Subletting. Subtenant shall not, directly or indirectly, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Sublease or any interest hereunder, permit any assignment or other such foregoing transfer of this Sublease or any interest hereunder by operation of law, change of control or otherwise, or sublet the Subleased Premises or any part thereof, or permit the use of the Subleased Premises by any persons other than Subtenant, its employees, invitees, and clients, nor shall it engage in any transaction that would require Prime Landlord’s consent or give Prime Landlord a termination, recapture or similar right under the Prime Lease.  Any such assignment, sublease or other act or transaction described in this Section shall be subject to the consent of Sublandlord prior to Subtenant seeking the consent of Prime Landlord, which consent of Sublandlord may be withheld in its sole and absolute discretion.

20.Sublandlord’s Right of Access. Sublandlord reserves for itself and its agents and employees the right to enter the Subleased Premises at all reasonable times during (except in the case of an emergency) business hours on business days (upon two business days’ prior written notice, except telephonic notice may be required, if practicable, in the case of emergency), and, except in an emergency, with a representative of Subtenant present (if one is made available), to inspect the Subleased Premises, and to determine whether Subtenant is complying with its obligations under this Sublease; provided, however, Sublandlord shall not exercise any right to access unless Sublandlord has a reasonable basis for a belief that Subtenant is not in compliance with its obligations under this Sublease in a manner that would affect Sublandlord. Sublandlord shall minimize interference with Subtenant’s use of the Subleased Premises in connection with the exercise of such right hereunder.

21.No Liens. Subtenant shall keep the Subleased Premises free and clear of all liens, including, without limitation, liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Subtenant. Such obligation may be fulfilled by Subtenant paying money to have liens removed or posting a bond or establishing a title indemnity account.

22.No Holdovers. Subtenant understands that under no circumstances can Subtenant holdover in the Subleased Premises.  Subtenant agrees that time shall be of the essence with respect to Subtenant’s obligation to surrender possession of the Subleased Premises to Sublandlord upon the expiration or earlier termination of this Sublease, and further agrees that if Subtenant does not promptly surrender possession of the Subleased Premises to Sublandlord upon such expiration or earlier termination, Sublandlord, in addition to any other rights and remedies Sublandlord may have against Subtenant for such holding over, the rent shall be 200% of the rent specified in Section 4 plus all other damages claimed by Prime Landlord.  Sublandlord shall be

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entitled to bring summary proceedings against Subtenant, and Subtenant agrees to reimburse Sublandlord for all Sublandlord’s damages sustained by reason of such holding over.

23.Sublandlord Lien Waiver.  Sublandlord waives any lien which shall otherwise exist in Subtenant’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises (the “Subtenant Personal Property”), and Sublandlord agrees to execute from time-to-time reasonable waivers in favor of Subtenant’s lender providing financing for the Subtenant Personal Property.

24.Miscellaneous.

a.Notices.  In the event any notice from Prime Landlord or otherwise relating to the Prime Lease is delivered to Sublandlord, Sublandlord shall, as soon thereafter as possible deliver such notice to Subtenant in writing.  Notices and other communications with respect to this Sublease or the Subleased Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with receipt requested, by recognized national or local courier service with confirmation of receipt requested, or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Subtenant, to: The Manitowoc Company, Inc. 11270 West Park Place, Suite 1000 Milwaukee, Wisconsin 53224 Attention: Thomas L. Doerr, Jr. Email: thomas.doerr@manitowoc.com	With a copy to: Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Bryan S. Schultz Email: brschultz@foley.com
If to Sublandlord, to: H&E Equipment Services 7500 Pecue Ln Baton Rouge, LA 70809 Attention: Corporate Counsel Email: jberry@he-equipment.com	With a copy to: Dechert LLP 1095 Avenue of the Americas New York, NY 10036 Attention: Derek Winokur Email: derek.winokur@dechert.com

b.Governing Law; Headings.  This Sublease shall be interpreted in accordance with, and governed by, the internal laws of the State where the Subleased Premises are located without giving effect to conflict of laws principles. The topical headings of the paragraphs herein are for convenience only and do not define, limit or construe the content thereof.

c.Relationship of Parties.  The relationship of Sublandlord and Subtenant created by this Sublease shall not constitute or be construed as a partnership, principal‑agent relationship, joint venture or other cooperative enterprise.

d.Entire Agreement.  This Sublease and the Asset Purchase Agreement contain all agreements of the parties with respect to the subleasing of the Subleased Premises and supersedes all previous negotiations and communications.

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e.Severability.  If any provision of this Sublease is proven to be illegal or unenforceable, it shall be deemed modified to the minimum extent and for the minimum amount of time necessary to eliminate the illegality or unenforceability.  If the intent of any provision of this Sublease so indicates, the parties’ respective obligations under the provision shall survive expiration or earlier termination of the Sublease.

f.Binding Effect; Amendment.  This Sublease, and all of the terms, conditions and covenants herein contained, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither this Sublease nor any of the terms, conditions or covenants herein may be modified or amended, except by a written agreement duly executed and delivered by both Sublandlord and Subtenant.

g.Time of Essence. Time is of the essence of this Sublease and each of its provisions.

h.Authority.  Each party warrants that it has the power and authority to enter into this Sublease, and shall furnish to the other on reasonable demand evidence of this power and authority.

i.Counterparts.  This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and any signatures to counterparts may be delivered by electronic transmission and shall have the same force and effect as original signatures

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first set forth above.

SUBLANDLORD:

H&E Equipment Services, Inc., a Delaware corporation

By:
Name:
Title:

SUBTENANT:

MGX Equipment Services, LLC, a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Sublease Agreement]

CONSENT TO SUBLEASE

The undersigned Landlord hereby consents to the foregoing Sublease.  Landlord acknowledges that the Prime Lease between Landlord and Sublandlord is in full force and effect and, to Landlord’s knowledge, Sublandlord is not in default under the Prime Lease and, to Landlord’s knowledge, no circumstances exist under which Sublandlord may be deemed to be in default under the Prime Lease by the passage of time, the giving of notice or both.  Landlord agrees that, notwithstanding anything to the contrary contained in the Prime Lease:  (i) Subtenant’s Permitted Use of the Subleased Premises pursuant to Section 9 of the Sublease is permitted under the Prime Lease; and (ii) Landlord waives on behalf of itself, and any others claiming under it, including any insurer, all claims against Subtenant, including all rights of subrogation for loss or damage to the Subleased Premises which are covered by insurance carried by Landlord and for which recovery from such insurer is made and (iii) Landlord waives any lien which shall otherwise exist in Subtenant’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises.

Notwithstanding anything to the contrary, however, this consent shall not be or be deemed to be a consent on the part of Landlord to any further subleasing under the Prime Lease or the Sublease or to any assignment of the Prime Lease or the Sublease or a waiver of any of the provisions of the Prime Lease concerning any such consent.  No such sublease or assignment shall be made without Landlord’s written consent thereto, if required under the terms of the Prime Lease, and any further assignment of the Prime Lease by Sublandlord or subletting by Sublandlord of the Premises demised under the Prime Lease shall be subject to the provisions of the Prime Lease.

LANDLORD:

Tuff UT, LLC, a Delaware limited liability company

By:
Name:
Title:

[Consent to Sublease]

EXHIBIT A-1

DEPICTION OF YARD AND SHOP SPACE

QTY	Description
1.84	Allocated Yard Space in acres
16	Overhead Door
0.65	Shared Yard Space
2,075	Inside Parts Warehouse in Sq. Ft.
0.13	Outside Part Storage Acres
29	Parking Spots (Shared Spaces)
	28-Employees
	1-Visitors Shared

H&E Equipment Services
Cranes
Building B
B
5052 W 2400
Salt Lake City, UT
W 2400 S
Shared Space
Need to share the center space between buildings. Flow at this location is not ideal at all.
Yard Space
Conex container area parts area.

EXHIBIT A-2

WAREHOUSE SPACE

•	24 Vidmars (30” x 61”)
•	5 Lg Racks (25’ x 9’ x 36” with 5 shelves)
•	4 Sm Shelves (3’ x7’ x 18” with 5 shelves)

Outside

•	13’ x 8’ x 42”
•	18’ x 8’ x 42”

Service Dept

•	32’ x 8’ x 42”

EXHIBIT B

SHARED EQUIPMENT

•	Wash Bays

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is dated and effective as of _____________, 2021 (the “Effective Date”), by and between MGX Equipment Services, LLC, a Delaware limited liability company (“Sublandlord”), and H&E Equipment Services, Inc., a Delaware corporation (“Subtenant”).

W I T N E S S E T H :

WHEREAS, Subtenant was the original tenant under a Lease Agreement dated as of June 30, 2006 (the “Prime Lease”), by and between Financial Futures, LLC, a North Carolina limited liability company, as landlord (“Prime Landlord”), and Subtenant (as successor in interest to J.W. Burress, Incorporated), as tenant, with respect to the real property located at 3760 N Liberty Street, Winston-Salem, NC 27105, consisting of approximately 2.21 acres of real property and all of the buildings and improvements thereon, all as more specifically described in the Prime Lease (the “Premises”);

WHEREAS, Subtenant assigned all of its rights and obligations as tenant under the Prime Lease to Sublandlord pursuant to an Assignment and Assumption of Lease dated as of ________________, 2021; and

WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to rent from Sublandlord, a portion of the Premises containing (i) 4 service bays depicted on Exhibit A-1 attached hereto, (ii) and the space on the first-floor of the building depicted on Exhibit A-1 attached hereto (collectively, the Subleased Premises”), on and subject to the terms herein set forth.

NOW, THEREFORE, in consideration of the terms and provisions hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, IT IS AGREED AS FOLLOWS:

1.Prime Lease.  Subtenant represents and warrants to Sublandlord that: (i) Subtenant has delivered to Sublandlord a full, accurate and complete copy of the Prime Lease and all other agreements between Prime Landlord and Subtenant relating to the leasing, use and occupancy of the Premises; (ii) the Prime Lease is, as of the date hereof, in full force and effect; (iii) all consents required under the Prime Lease in connection with this Sublease have been obtained; and (iv) no event of default has occurred under the Prime Lease and no event has occurred and is continuing which would constitute an event of default but for the giving of notice and/or the passage of time.

2.Demise.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby rents from Sublandlord, the Subleased Premises, upon the terms, covenants and conditions set forth herein.  In addition, Subtenant shall have the right to use, in common with Sublandlord, those common driveways, sidewalks, walkways, elevators and other areas providing access to the Subleased Premises, and such areas available for shared use, including, without limitation, training rooms, lunch rooms, conference rooms, restrooms and parking areas.  The shared space shall include the Wash Bay depicted on Exhibit A-1 and 1.35 acres of yard space depicted on Exhibit A-2.

3.Term.  The term of this Sublease (the “Term”) shall be for a period of one (1) year commencing on the Effective Date (the “Commencement Date”), and ending at 11:59 p.m. on the day immediately preceding the first anniversary of the Commencement Date (the “Expiration Date”), unless sooner terminated as provided in this Sublease.

4.Gross Rent.  During the Term, Subtenant shall pay Sublandlord a monthly rent in the amount set forth below, payable in advance, without demand, notice or offset, commencing on the Commencement Date and on or before the first day of each month thereafter during the Term.

Period	Monthly Rent
Commencement Date – June 30, 2021	$11,250
July 1, 2021 – Expiration Date	$12,000

Rent shall be paid by wire transfer or ACH transfer in accordance with payment instructions provided by Sublandlord. Rent shall be prorated for any partial months occurring during the Term hereof.  This Sublease is and shall be a “gross” sublease and any costs and expenses in connection with, arising out of, or with respect to the Premises not specifically stated herein as the responsibility of Subtenant shall be the sole responsibility of Sublandlord and Sublandlord shall be liable therefor, including, without limitation, use of the compressed air system, all maintenance and repair costs, utility expenses, property insurance and real estate taxes. In addition to and not in limitation of any other remedies for non-payment of rent or other charges, any payment of rent or other charges not received within ten (10) calendar days after the date it is due shall bear interest from the due date until paid at a rate equal to the lesser of (a) the prime commercial rate being published in the Wall Street Journal on the date due plus two percent (2%) per annum or (b) the highest rate permitted by applicable law.  In addition, Subtenant shall be obligated to reimburse Sublandlord for any costs of collection (including reasonable attorney’s fees) in connection with such unpaid amounts. All of Subtenant’s obligations to pay all rental or monies due in or under this Sublease shall survive the expiration or earlier termination of this Sublease.

5.Shared Equipment.  Subtenant owns the equipment listed on Exhibit B attached hereto (the “Shared Equipment”).  During the Term, Sublandlord shall have the right to use the Shared Equipment at no additional charge.  Sublandlord and Subtenant agree to use good faith efforts to allocate usage of the Shared Equipment to accommodate the business operations of Sublandlord and Subtenant.  The Shared Equipment shall remain the property of Subtenant and any Shared Equipment that does not constitute a fixture may be removed from the Premises at the expiration of the Term, subject to the terms of the Prime Lease. Sublandlord will be liable for environmental impacts to the extent caused by or during its use of Shared Equipment.  Subtenant is responsible for all maintenance and repairs of any Shared Equipment and the Wash Bay unless any repair or replacement is caused by the acts, omissions or negligence of Sublandlord, its agents, contractors or employees.

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6.Possession; Condition.  Sublandlord covenants and agrees to deliver exclusive possession of the entire Subleased Premises to Subtenant on the Commencement Date. Subtenant acknowledges that it has inspected the Subleased Premises and agrees to accept possession of the Subleased Premises in its “As-Is/Where Is/With All Faults” condition, without any obligation on the part of Sublandlord to make any alterations, decorations, installations or improvements. Subtenant acknowledges that Sublandlord has made no representations with respect to the Subleased Premises or the Premises and Sublandlord shall not be deemed to be providing to Subtenant any of the representations or warranties provided by Prime Landlord to Sublandlord under the Prime Lease.

7.Maintenance.

a.Maintenance and Surrender by Subtenant.  During the Term, Subtenant shall, at its sole cost and expense, maintain and repair, or arrange for the maintenance and repair of, the Subleased Premises and the Shared Equipment in good condition and repair, reasonable wear and tear and damage by casualty excepted, and shall keep the Subleased Premises in neat and clean condition.  Subtenant shall be responsible for the cost of any repairs or replacements to the Premises required due to the acts, omissions or negligence of Subtenant, its agents, contractors or employees.  Upon the expiration of the Sublease Term, or upon any earlier termination of Subtenant’s right to possession: (i) subject to Sublandlord’s obligations pursuant to Section 7(b) below, Subtenant shall surrender the Subleased Premises in good condition and repair, ordinary wear and tear excepted and (ii) Subtenant shall remove its equipment, trade fixtures and other personal property from the Subleased Premises.  Subtenant shall be liable to Sublandlord for the cost of repairing any damage caused to the Subleased Premises by reason of any such removal.

b.Maintenance by Sublandlord  Except as such maintenance, repair and replacement are the responsibility of Prime Landlord under the Prime Lease, Sublandlord shall maintain and repair, or arrange for the maintenance and repair of, the remainder of the Premises (i.e., the Premises less the Subleased Premises) in good condition and repair and in compliance with the terms of the Prime Lease.  Sublandlord shall be responsible for compliance with any governmental statute, rule or regulation related to the Premises in accordance with the Prime Lease.  If Sublandlord is required to make repairs or replacements to the Premises or the Shared Equipment by reason of the acts, omissions or negligence of Subtenant, its agents, contractors or employees, Sublandlord may make such repairs or replacements without liability to Subtenant for any loss or damage that may occur to Subtenant’s merchandise, fixtures or other property or to Subtenant’s business by reason thereof (provided that Sublandlord will use commercially reasonable efforts to minimize interruptions to Subtenant’s business operations).  Upon completion thereof, Subtenant shall reimburse Sublandlord’s reasonable costs for making such repairs or replacements upon presentation of a bill thereof, as additional rent.

8.Alterations. Subtenant shall not make any additions, alterations, improvements or changes (collectively, “Alterations”) in or to the Subleased Premises without the prior written consent of Prime Landlord and Sublandlord, which consent shall be given or denied in accordance with the Prime Lease and provided, however, that (a) no Alterations shall be undertaken until Subtenant shall have procured and paid for all necessary permits and authorizations of all municipal departments and governmental authorities having jurisdiction over the Subleased Premises, (b) any Alterations permitted hereunder shall be completed promptly, in

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a good and workmanlike manner, and in compliance with all governmental requirements and rating bureau recommendations and all other applicable terms, conditions and provisions of the Prime Lease, and (c) Sublandlord shall have the right to require that any such Alterations be removed and/or the Subleased Premises restored upon the expiration or earlier termination of the Term if Prime Landlord has the right under the Prime Lease to cause such removal and/or restoration. Subtenant shall be liable to Sublandlord for the cost of repairing any damage caused to the Subleased Premises by reason of any such removal and/or restoration.

9.Use of Premises.  Subject to the provisions of the Prime Lease, Subtenant may use the Subleased Premises only for the business of Subtenant and its Subsidiaries (as defined in the Asset Purchase Agreement) as of, but immediately after giving effect to, the Closing (as defined in the Asset Purchase Agreement) (the “Seller-Retained Business”).  For the avoidance of doubt, the Seller-Retained Business excludes the assembly, marketing, lease, sale, service and repair of new and used cranes, boom trucks and related attachments, parts, accessories and equipment (the “Divested Business”).  Subtenant shall not use the Subleased Premises, permit anything to be done in or about the Subleased Premises or bring or keep anything on the Subleased Premises that may:  (a) constitute a public or private nuisance or waste; (b) materially increase the cost of or invalidate any insurance now or hereafter carried by Sublandlord on the Premises or the Shared Equipment; or (c) violate the provisions of the Prime Lease.

10.Laws and Permits.

a.Compliance by Subtenant:  Subtenant shall comply with all laws and ordinances and the orders, rules and regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards, and officers thereof (collectively, “Laws”) related to Subtenant’s use of the Subleased Premises.  Subtenant shall obtain and maintain at all times during the Term, all licenses and permits required for Subtenant to conduct or operate its business in and upon the Subleased Premises which are required by any applicable governmental body or agency having jurisdiction over the Subleased Premises, except that where allowed by applicable statute or regulation, and where mutually acceptable to Subtenant and Sublandlord, Sublandlord shall obtain and maintain such licenses and permits, and shall pay the fee or charge imposed for issuance of such license or permit. Subtenant and Sublandlord agree to use commercially reasonable efforts to cooperate with each other relating to any information the other requires in relation to any licenses and permits required to conduct or operate such party’s business.

b.Compliance by Sublandlord. Sublandlord shall comply with all Laws related to the Premises and Sublandlord’s use of the Premises and, to the extent required under the Prime Lease, shall comply with any orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising similar functions, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same require structural repairs and alterations applicable to the Premises.  Notwithstanding any contrary provisions of the Prime Lease or this Sublease, Subtenant shall be responsible for any violations of Laws (other than violations of Environmental Law) existing as of the Commencement Date.

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11.Subordination to Prime Lease.  This Sublease is subject and subordinate to the Prime Lease, except to the extent this Sublease allocates responsibility between the Subtenant and the Sublandlord.  Subtenant, in its use and occupancy of the Premises, shall not cause a violation of the Prime Lease.  Subtenant shall have no right to, and shall not, take any action that may cause a default under the Prime Lease (or that could result in a default under the Prime Lease but for the passage of time, the giving of notice or both) or that may allow Prime Landlord to exercise any recapture, termination or similar rights under the Prime Lease. Sublandlord shall not suffer or permit a default, breach or voluntary termination of the Prime Lease (except in the case of rights expressly granted in the Prime Lease to terminate the Prime Lease in the case of casualty, condemnation or otherwise). Sublandlord shall have the right to modify the Prime Lease in any manner, provided Subtenant’s rights under this Sublease are not adversely affected in any material manner. Upon Subtenant’s request therefor, Sublandlord shall seek the consent of Prime Landlord for those matters over which Prime Landlord has consent rights under the Prime Lease. Subtenant understands that the supplying of heat, light, water, air conditioning, electricity and other utilities, janitorial, cleaning, window washing and elevator services, the provision of any other services, the construction or replacement of any improvements, and Premises maintenance and repair are the obligations of Prime Landlord (except as provided herein), and that Sublandlord has no control with respect to the same, shall have no responsibility in connection therewith (except to the extent of its active interference), and shall not be liable in any way with respect to the failure of or interference with any of such services or facilities (except to the extent of its active interference). Sublandlord shall use commercially reasonable efforts to ensure the performance by Prime Landlord of Prime Landlord’s obligations under the Prime Lease if requested by Subtenant in writing; provided that in no event shall Sublandlord be obligated to take any action other than at the written request of Subtenant, expend any amounts (other than de minimis amounts) in connection therewith or institute any cause of action or other proceedings with respect to the Prime Lease. In all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Subtenant shall be required to obtain the approval or consent of Sublandlord hereunder, and of Prime Landlord and it shall be deemed reasonable for Sublandlord to withhold its consent or approval with respect to any matter for which Prime Landlord has withheld its consent or approval under the provisions of the Prime Lease.

12.Insurance.

a.Sublandlord.  Sublandlord shall carry and maintain insurance required under the Prime Lease, and shall comply with all obligations under the Prime Lease with respect thereto.

b.Subtenant.  Subtenant, at its expense, shall maintain at all times during the Term, or any renewal, extension, or holding over thereof, a policy or policies of commercial general liability insurance, insuring Subtenant against all claims for personal injury, including death, and property damage, in the amount of not less than $2,000,000 per occurrence, $5,000,000 general aggregate, and such other insurance as is required to be obtained by Sublandlord under the Prime Lease, all in accordance with the terms, conditions and provisions of the Prime Lease.  Such policy or policies of insurance shall contain a provision for not less than thirty (30) days’ prior written notice to Sublandlord in the event of cancellation or material modification of the terms and conditions thereof and a certificate of insurance in conformity with these terms shall be delivered to Sublandlord upon request. Subtenant shall name Sublandlord (and

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such other entities as are required by Prime Landlord) as an additional insured on each such insurance policy.

c.Waiver of Subrogation.  Each of Sublandlord and Subtenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured under policies of insurance covering such property as required hereunder or under the Prime Lease (or, if a party hereto shall fail to carry the insurance required hereunder, this release shall apply to any loss or damage that would have been covered under such insurance policies had they been carried by the party responsible therefor), even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

13.Indemnity.

a.Mutual Indemnity. Each of Sublandlord and Subtenant shall and hereby does indemnify, hold harmless and defend the other party from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) incurred in connection with loss of life, personal injury or damage to property arising in, on or about the Premises, to the extent the same arises from or out of the negligence or willful misconduct of such indemnifying party, its agents, contractors or employees first occurring on or after the Commencement Date.

b.Subtenant Indemnity.  Subtenant hereby indemnifies and holds Sublandlord harmless from and against any and all claims, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) arising out of the condition, use or occupancy of the Premises by Subtenant prior to the Commencement Date,provided, however, that this Subsection 13.b shall not apply to environmental matters.

14.Casualty.  If, during the Term, (a) the Subleased Premises are totally or partially damaged or destroyed by fire or other casualty or (b) the Prime Lease is terminated due to damage or casualty to the Premises, then either Sublandlord or, if such damage or destruction was not caused by the gross negligence or willful misconduct of Subtenant, its agents, contractors or employees, Subtenant may elect to terminate this Sublease upon giving notice of such election in writing to the other party within forty-five (45) days after the occurrence of the event causing the damage.  If the Sublease is not so terminated, Sublandlord shall rebuild the damaged areas of the Subleased Premises with due diligence, provided that Sublandlord shall have no responsibility to rebuild or restore any alterations or improvements constructed or installed by Subtenant or damaged by the gross negligence or willful misconduct of Subtenant, its agents, contractors or employees.  If the casualty or the repairing or rebuilding shall render the Subleased Premises untenantable in whole or in part and the damage or destruction was not caused by the gross negligence or willful misconduct of Subtenant, its agents, contractors or employees, the monthly rent shall be proportionally abated from the date when the damage occurred until the date when the Subleased Premises have been restored by Sublandlord, said proportion to be computed on the basis that the area of the portion of the Subleased Premises rendered untenantable and not occupied by Subtenant bears to the total area of the Subleased Premises.

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15.Condemnation.  If, during the Term, the entire Subleased Premises shall be taken by any public or quasi-public authority under its power of condemnation or eminent domain (or is sold under threat thereof), then this Sublease shall terminate and be of no further force and effect as of the date possession shall be taken by the acquiring authority or as of the date of sale.  If any part of the Subleased Premises shall be so taken as to render the remainder thereof unsuitable for the continued conduct of Subtenant’s activities on the Subleased Premises, then Sublandlord or Subtenant may elect, by written notice given to the other party within forty-five (45) days after the date of such taking, to terminate this Sublease.  If this Sublease shall terminate or be terminated, then the rental and all other amounts payable by Subtenant under this Sublease shall, if and as necessary, be prorated to the date possession is taken by the acquiring authority.  In the event of any condemnation, the proceeds of any condemnation award shall be the sole property of Sublandlord (subject to the terms of the Prime Lease), provided that nothing contained in this Sublease shall be construed to preclude Subtenant from prosecuting a separate claim directly against the condemning authority in such condemnation proceedings for relocation payments.

16.Default.

a.Default by Subtenant.  It shall be an event of default hereunder by Subtenant if Subtenant:  (i) fails to pay any amount due under this Sublease within five (5) business days after written notice from Sublandlord; provided that Sublandlord shall not be required to deliver more than two (2) written notices to Subtenant in any twelve (12) month-period; (ii) fails to perform any of its other obligations under this Sublease within thirty (30) days after written notice by Sublandlord to Subtenant setting forth such failure, unless such default is of a type that cannot be reasonably cured within thirty (30) days, then Subtenant shall have a reasonable time to accomplish the cure, provided Subtenant proceeds with due diligence to do so; or (iii) performs any act which constitutes a default under the Prime Lease subject to the notice and cure periods provided thereunder.  If an event of default by Subtenant occurs, then Sublandlord shall have the right, but not the obligation, in addition to all other remedies available to Prime Landlord in the Prime Lease or at law or in equity, to cure such Subtenant’s default under the Sublease and Subtenant shall be responsible for all reasonable costs and expenses incurred by Sublandlord in connection therewith and Subtenant shall pay all such amounts within fifteen (15) days after demand therefor.

b.Default by Sublandlord.  It shall be an event of default by Sublandlord hereunder if Sublandlord fails in the performance of any of its obligations under this Sublease within thirty (30) days after written notice by Subtenant to Sublandlord setting forth such failure, unless such default is of a type that cannot be reasonably cured within thirty (30) days, then Sublandlord shall have a reasonable time to accomplish the cure, provided Sublandlord proceeds with due diligence to do so.  If an event of default by Sublandlord occurs, then Subtenant shall have the right, but not the obligation, in addition to all other remedies at law or in equity, to cure such Sublandlord’s default under this Sublease (provided, however, that if any such default results in an emergency situation or a material disruption to Subtenant’s business operations that lasts for at least five (5) consecutive days, then Subtenant, after making reasonable efforts to notify Sublandlord, shall have the right, but not the obligation, to immediately commence to cure such default without waiting for the passage of any notice or cure period) and Sublandlord shall be responsible for all reasonable costs and expenses incurred by Subtenant in connection therewith and Sublandlord shall pay all such amounts within fifteen (15) days after written demand therefor.

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17.Quiet Enjoyment.  Sublandlord covenants and agrees that, so long as Subtenant shall duly and punctually perform and observe all of its obligations under this Sublease, Subtenant shall peaceably and quietly have, hold and enjoy the Subleased Premises without any hindrance or molestation.

18.Environmental Provisions.

a.Compliance with Environmental Laws & Prime Lease.  Subtenant, at Subtenant’s expense, shall comply with all environmental provisions of the Prime Lease and all applicable federal, state and local laws, rules, regulations, requirements, permits or ordinances pertaining to protection of the environment (including, without limitation, air and water quality), Hazardous Materials (as defined below), waste disposal, air emissions and other environmental matters (“Environmental Laws”) with respect to Subtenant’s use and occupancy of the Subleased Premises.  As used in this Lease, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste, including, without limitation, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, and such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including, without limitation, petroleum and petroleum byproducts, mold, asbestos and polychlorinated biphenyls (PCBs).

b.Use of Hazardous Material by Subtenant.   Subtenant agrees that, during the term of this Sublease, Subtenant shall not use, generate, manufacture, produce, process, treat, store or dispose of any Hazardous Materials on, at, under or from the Premises, except: (i) as specifically disclosed to and first approved by Sublandlord in writing, which approval shall not be unreasonably withheld; or (ii), to the extent permitted by the Prime Lease, for the use of a Hazardous Material in a limited quantity necessary for the operation or maintenance of equipment in the ordinary course of the business of Subtenant, including cleaners, cleaning supplies and other materials used for normal and routine maintenance of real property like the Premises or for treating, cleaning, coating, lubricating or servicing equipment or other assets or inventory of Subtenant on the Premises or (iii) the maintenance of a reasonable inventory for sale of a Hazardous Material which is typically sold in the ordinary course of Subtenant’s business.  Subtenant shall not install any underground storage tanks at the Premises.

c.Indemnification by Subtenant.  Subtenant shall and hereby does indemnify, defend and hold Sublandlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, reasonable attorneys’ fees, consultant fees and expert fees) to the extent arising from any of the following that occurs on or following the Commencement Date:  (i) the presence of Hazardous Material on the Subleased Premises or the Premises caused or permitted by Subtenant or its agents, contractors, employees, customers, invitees or licensees, that results in the release of any Hazardous Material on, under or from the Subleased Premises or the Premises in violation of Environmental Law or that requires investigation or remediation under Environmental Law, (ii) the violation of Environmental Law by Subtenant or its agents, contractors,  employees, customers, invitees or licensees; (iii) the breach by Subtenant or its agents, contractors, employees, customers, invitees or licensees of the provisions of Section 18 of this Sublease or the environmental provisions of the Prime Lease  Without limiting the foregoing, if the presence of any Hazardous Material on the

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Subleased Premises or the Premises solely caused or permitted by Subtenant results in any contamination of the Subleased Premises or the Premises, Subtenant shall promptly take all actions required under applicable law to investigate and remediate such contamination; provided that Prime Landlord’s and Sublandlord’s reasonable approval of such actions shall first be obtained, which approval shall not be unreasonably withheld.  The foregoing indemnity shall survive the expiration or earlier termination of this Sublease.

d.Indemnification by Sublandlord.  Sublandlord, at Sublandlord’s expense, shall comply with all applicable Environmental Laws with respect to Sublandlord’s use and occupancy of the Premises.  Sublandlord shall and hereby does indemnify, defend and hold Subtenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, reasonable attorneys’ fees, consultant fees and expert fees) to the extent arising from any of the following first occurring after the Commencement Date:  (i) non-compliance by Sublandlord or its agents, contractors,  employees, customers, invitees or licensees with applicable Environmental Laws with respect to Sublandlord’s use and occupancy of the Premises; or (2) the release on, under or from the Premises of Hazardous Materials to the environment by Sublandlord or its agents, contractors,  employees, customers, invitees or licensees.    The foregoing indemnities shall survive the expiration or earlier termination of this Sublease.

e.Existing Environmental Matters & Waiver of Claims.  Notwithstanding any provision of this Section 18 or any other provision of this Lease, Subtenant shall have no obligation or liability pursuant to this Sublease for any violation of Environmental Law that occurred or existed on or prior to the Commencement Date or any environmental conditions existing at, on or under the Premises as of the Commencement Date since such matters are the subject of an indemnity from Subtenant or its affiliates pursuant to that Asset Purchase Agreement, by and among MGX Equipment Services, LLC and H&E Equipment Services, Inc., dated [●], 2021 (the “Asset Purchase Agreement”) (the “Existing Environmental Matters”) and nothing in this Sublease shall abrogate, abridge, amend, enlarge or otherwise modify the obligation or liability of Subtenant or its affiliates for and related to the Existing Environmental Matters pursuant to the Asset Purchase Agreement or otherwise.  Sublandlord agrees that its sole and exclusive remedy concerning Existing Environmental Matters will be the indemnification provided in the Asset Purchase Agreement and hereby waives any and all claims, liabilities, damages, losses, warranties, debts, obligations, costs, expenses, demands and causes of action of any kind or nature (including but not limited to known, unknown, foreseen, unforeseen, fixed, contingent, matured or unmatured) that it has or may in the future have against Subtenant or its affiliates related in any way to the Existing Environmental Matters and arising pursuant to contract, statute, common law or otherwise, except for the indemnification provided in the Asset Purchase Agreement.

f.Environmental Permits.  Subtenant may continue to operate under and shall comply with any existing permits, licenses and approvals required by applicable Environmental Law (including, without limitation, with respect to air, wastewater discharge or stormwater discharge, and hazardous waste disposal) (the “Environmental Permits”) for Subtenant’s operations at the Subleased Premises.  Sublandlord shall obtain and operate in compliance with all Environmental Permits required for Sublandlord’s operations at the Premises.  Sublandlord and Subtenant shall use commercially reasonable efforts to cooperate with each other

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in connection with such permits, including, without limitation, using commercially reasonable efforts to provide any information in their possession that is reasonably requested by the other party and necessary for such party to obtain and maintain such permits.  Where Subtenant possesses an Environmental Permit and applicable law does not allow Sublandlord to obtain and operate pursuant to its own version of such Environmental Permit, or where Sublandlord and Subtenant otherwise agree, the parties hereto shall operate pursuant to a shared Environmental Permit (“Shared Environmental Permit”) obtained by Subtenant.  Subtenant and Sublandlord shall each be responsible for their respective compliance with such Shared Environmental Permit.  Sublandlord shall keep and provide Subtenant with timely and reasonable access to all records related to its operations subject to any Shared Environmental Permit necessary for Subtenant to comply with such Shared Environmental Permit, including the filing of periodic compliance reports and similar documents with governmental entities.  Sublandlord shall pay a proportional fee or charge imposed for issuance or maintenance of such Shared Environmental Permits.

g.Notices.  Subtenant shall immediately notify Sublandlord of any of the following and provide Sublandlord with all related documents: (i) any correspondence or communication from any governmental entity regarding the application of Environmental Laws to the Premises or Subtenant's operation at the Premises (including any Environmental Permits); (ii) any change in Subtenant's operations on the Premises that will change or has the potential to change Subtenant's obligations or liabilities under any Environmental Laws; or (iii) material releases, discharges or spills in any form, of any and all Hazardous Material at, on, under or about the Premises in violation of Environmental Law or that could reasonably be expected to require notice to any governmental entity, investigation or remediation under Environmental Law.

h.Right of Entry.  Sublandlord shall have the right to enter the Subleased Premises upon reasonable notice to Subtenant for the purpose of conducting an environmental audit or assessment to assure that the Subleased Premises is in compliance with all applicable Environmental Laws, the Prime Lease and this Sublease. Sublandlord agrees to use commercially reasonable efforts not to disturb Subtenant during such inspection.

i.The provisions of this Section 18 shall be the only provisions of this Sublease applicable to matters related to Environmental Law or Hazardous Materials.

19.Assignment and Subletting. Subtenant shall not, directly or indirectly, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Sublease or any interest hereunder, permit any assignment or other such foregoing transfer of this Sublease or any interest hereunder by operation of law, change of control or otherwise, or sublet the Subleased Premises or any part thereof, or permit the use of the Subleased Premises by any persons other than Subtenant, its employees, invitees, and clients, nor shall it engage in any transaction that would require Prime Landlord’s consent or give Prime Landlord a termination, recapture or similar right under the Prime Lease.  Any such assignment, sublease or other act or transaction described in this Section shall be subject to the consent of Sublandlord prior to Subtenant seeking the consent of Prime Landlord, which consent of Sublandlord may be withheld in its sole and absolute discretion.

20.Sublandlord’s Right of Access. Sublandlord reserves for itself and its agents and employees the right to enter the Subleased Premises at all reasonable times during (except in

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the case of an emergency) business hours on business days (upon two business days’ prior written notice, except telephonic notice may be required, if practicable, in the case of emergency), and, except in an emergency, with a representative of Subtenant present (if one is made available), to inspect the Subleased Premises, and to determine whether Subtenant is complying with its obligations under this Sublease; provided, however, Sublandlord shall not exercise any right to access unless Sublandlord has a reasonable basis for a belief that Subtenant is not in compliance with its obligations under this Sublease in a manner that would affect Sublandlord. Sublandlord shall minimize interference with Subtenant’s use of the Subleased Premises in connection with the exercise of such right hereunder.

21.No Liens. Subtenant shall keep the Subleased Premises free and clear of all liens, including, without limitation, liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Subtenant. Such obligation may be fulfilled by Subtenant paying money to have liens removed or posting a bond or establishing a title indemnity account.

22.No Holdovers. Subtenant understands that under no circumstances can Subtenant holdover in the Subleased Premises.  Subtenant agrees that time shall be of the essence with respect to Subtenant’s obligation to surrender possession of the Subleased Premises to Sublandlord upon the expiration or earlier termination of this Sublease, and further agrees that if Subtenant does not promptly surrender possession of the Subleased Premises to Sublandlord upon such expiration or earlier termination, Sublandlord, in addition to any other rights and remedies Sublandlord may have against Subtenant for such holding over, the rent shall be 200% of the rent specified in Section 4 plus all other damages claimed by Prime Landlord.  Sublandlord shall be entitled to bring summary proceedings against Subtenant, and Subtenant agrees to reimburse Sublandlord for all Sublandlord’s damages sustained by reason of such holding over.

23.Sublandlord Lien Waiver.  Sublandlord waives any lien which shall otherwise exist in Subtenant’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises (the “Subtenant Personal Property”), and Sublandlord agrees to execute from time-to-time reasonable waivers in favor of Subtenant’s lender providing financing for the Subtenant Personal Property.

24.Miscellaneous.

a.Notices.  In the event any notice from Prime Landlord or otherwise relating to the Prime Lease is delivered to Sublandlord, Sublandlord shall, as soon thereafter as possible deliver such notice to Subtenant in writing.  Notices and other communications with respect to this Sublease or the Subleased Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with receipt requested, by

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recognized national or local courier service with confirmation of receipt requested, or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to Sublandlord, to: The Manitowoc Company, Inc. 11270 West Park Place, Suite 1000 Milwaukee, Wisconsin 53224 Attention: Thomas L. Doerr, Jr. Email: thomas.doerr@manitowoc.com	With a copy to: Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Bryan S. Schultz Email: brschultz@foley.com
If to Subtenant, to: H&E Equipment Services 7500 Pecue Ln Baton Rouge, LA 70809 Attention: Corporate Counsel Email: jberry@he-equipment.com	With a copy to: Dechert LLP 1095 Avenue of the Americas New York, NY 10036 Attention: Derek Winokur Email: derek.winokur@dechert.com

b.Governing Law; Headings.  This Sublease shall be interpreted in accordance with, and governed by, the internal laws of the State where the Subleased Premises are located without giving effect to conflict of laws principles. The topical headings of the paragraphs herein are for convenience only and do not define, limit or construe the content thereof.

c.Relationship of Parties.  The relationship of Sublandlord and Subtenant created by this Sublease shall not constitute or be construed as a partnership, principal‑agent relationship, joint venture or other cooperative enterprise.

d.Entire Agreement.  This Sublease and the Asset Purchase Agreement contain all agreements of the parties with respect to the subleasing of the Subleased Premises and supersedes all previous negotiations and communications.

e.Severability.  If any provision of this Sublease is proven to be illegal or unenforceable, it shall be deemed modified to the minimum extent and for the minimum amount of time necessary to eliminate the illegality or unenforceability.  If the intent of any provision of this Sublease so indicates, the parties’ respective obligations under the provision shall survive expiration or earlier termination of the Sublease.

f.Binding Effect; Amendment.  This Sublease, and all of the terms, conditions and covenants herein contained, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither this Sublease nor any of the terms, conditions or covenants herein may be modified or amended, except by a written agreement duly executed and delivered by both Sublandlord and Subtenant.

g.Time of Essence. Time is of the essence of this Sublease and each of its provisions.

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h.Authority.  Each party warrants that it has the power and authority to enter into this Sublease, and shall furnish to the other on reasonable demand evidence of this power and authority.

i.Counterparts.  This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and any signatures to counterparts may be delivered by electronic transmission and shall have the same force and effect as original signatures

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first set forth above.

SUBLANDLORD:

MGX Equipment Services, LLC, a Delaware limited liability company

By:
Name:
Title:

SUBTENANT:

H&E Equipment Services, Inc., a Delaware corporation

By:
Name:
Title:

[Signature Page to Sublease Agreement]

EXHIBIT A-1

DEPICTION OF SUBLEASED SPACE

Wash Bay (Shared)
Subleased Premises
Parts Warehouse Space (excluded from Subleased Premises
SHOP AREA
FIRST FLOOR PLAN

EXHIBIT A-2

SHARED YARD SPACE

EXHIBIT B

SHARED EQUIPMENT

•	Overhead Cranes
•	Welders
•	Hydraulic presses
•	Portable Loading Docs
•	Forklifts
•	Office Equipment
•	Conference Room Equipment

LANDLORD CONSENT AND ESTOPPEL CERTIFICATE

_____________, 2021

MGX Equipment Services, LLC

c/o The Manitowoc Company, Inc.

11270 West Park Place, Suite 1000

Milwaukee, Wisconsin 53224

To whom it may concern:

Reference is made to Lease Agreement, dated as of July 15, 2010, by and between C&C Iron Works, L.L.C. (predecessor-in-interest to TWH Investments, LLC, predecessor-in-interest to Delta Southern Resource, L.L.C., a Louisiana limited liability company (“Landlord”)) and H&E Equipment Services, Inc., a Delaware corporation (“Seller”), as amended by that certain First Amendment to the Lease Agreement, dated as of September 26, 2017, and as amended by that certain Rent Adjustment Letter, dated as of January 17, 2019, and as assigned by that certain Assignment and Assumption of Leases, dated as of December 23, 2019, by and between TWH Investments, LLC, as assignor, and Landlord, as assignee (collectively, the “Lease”), pursuant to which Seller leases the real property and improvements located at 2617 Engineers Road, Belle Chasse, LA (the “Premises”).

Seller has requested that Landlord execute and deliver this Landlord Consent and Estoppel Certificate (this “Consent”) to MGX Equipment Services, LLC, a Delaware limited liability company (“Purchaser”), in connection with the proposed sale to Purchaser of the portion of Seller’s business that includes the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks, and related attachments, parts, accessories and equipment (the “Transaction”).

Landlord hereby acknowledges that the Purchaser and its lenders, mortgagees, successors and assigns, will rely upon the certifications by Landlord in this Consent and certifies as follows:

1.Landlord hereby consents to the assignment of the Lease by Seller to Purchaser in connection with the Transaction and agrees that no additional consideration will be due to Landlord as a result of the Transaction.

2.Except for the Lease, there are no agreements (written or oral) or documents which are binding on Seller in connection with its lease or occupancy of the Premises.  The Lease is valid, binding and in full force and effect, and has not been modified or amended in any manner whatsoever except as described above.

3.The current monthly base rent payable under the Lease is $_______________, and the current monthly additional rent payable under the Lease on a monthly basis is: $ ________________.  Except for the amounts set forth in the immediately preceding sentences, no other sums are due Landlord under the terms of the Lease.  Rent and all other charges payable under the Lease on or before the date hereof have been paid.  No amounts of rent payable under the Lease have been prepaid except through the end of the current calendar month, and no other charges payable under the Lease have been prepaid for any period.

4.Landlord is holding a security deposit in the amount of $30,000.00.

5.Landlord has no current claims against Seller under the terms of the Lease requiring Seller to perform any improvements or repairs to the Premises, and all allowances, reimbursements, Seller build outs or other obligations of Seller for the payment of monies to or for the benefit of Landlord have been fully paid, all in accordance with the terms of the Lease.

6.Neither Landlord nor Seller is in default in the performance of any covenant, agreement or condition contained in the Lease, including but not limited to the payment of rent, and to the knowledge of Landlord, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party under the Lease.  There are no charges which the Landlord claims against Seller that would constitute a lien on the Premises.

7.From and after the closing of the Transaction, Seller is hereby released from its obligations under the Lease.

8.From and after the closing of the Transaction, Landlord hereby waives any lien which shall otherwise exist in Purchaser’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises.

9.The individual executing this Consent has the authority to do so on behalf of Landlord and to bind Landlord to the terms hereof.

Capitalized terms not otherwise defined herein shall having the meaning assigned such terms in the Lease.

LANDLORD:

Delta Southern Resource, L.L.C., a Louisiana limited liability company

By:

Name:

Title:

Dated:	_______________, 2021

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LANDLORD CONSENT AND ESTOPPEL CERTIFICATE

_____________, 2021

MGX Equipment Services, LLC

c/o The Manitowoc Company, Inc.

11270 West Park Place, Suite 1000

Milwaukee, Wisconsin 53224

To whom it may concern:

Reference is made to Lease Agreement, dated as of November 30, 1999, by and among John and Linda Fleming (“Landlord”) and Head & Engquist Equipment, LLC (predecessor-in-interest to H&E Equipment Services, L.L.C., predecessor-in-interest to H&E Equipment Services, Inc., a Delaware corporation (“Seller”)), as amended by that certain Lease Amendment and Lease Extension, dated as of September 12, 2002, and as amended by that certain Lease Amendment and Lease Extension, dated as of August 25, 2005, and as amended by that certain Lease Amendment and Lease Extension, dated as of December 1, 2008, and as amended by that certain Amendment and Extension of Commercial Lease, dated as of November 1, 2012 (collectively, the “Lease”), pursuant to which Seller leases the real property and improvements located at 4871 Commerce, Drive, Trussville, AL (the “Premises”).

Seller has requested that Landlord execute and deliver this Landlord Consent and Estoppel Certificate (this “Consent”) to MGX Equipment Services, LLC, a Delaware limited liability company (“Purchaser”), in connection with the proposed sale to Purchaser of the portion of Seller’s business that includes the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks, and related attachments, parts, accessories and equipment (the “Transaction”).

Landlord hereby acknowledges that the Purchaser and its lenders, mortgagees, successors and assigns, will rely upon the certifications by Landlord in this Consent and certifies as follows:

1.Landlord hereby consents to the assignment of the Lease by Seller to Purchaser in connection with the Transaction and agrees that no additional consideration will be due to Landlord as a result of the Transaction.

2.Except for the Lease, there are no agreements (written or oral) or documents which are binding on Seller in connection with its lease or occupancy of the Premises.  The Lease is valid, binding and in full force and effect, and has not been modified or amended in any manner whatsoever except as described above.

3.The current monthly base rent payable under the Lease is $_______________, and the current monthly additional rent payable under the Lease on a monthly basis is: $ ________________.  Except for the amounts set forth in the immediately preceding sentences, no other sums are due Landlord under the terms of the Lease.  Rent and all other charges payable under the Lease on or before the date hereof have been paid.  No amounts of rent payable under the Lease have been prepaid except through the end of the current calendar month, and no other charges payable under the Lease have been prepaid for any period.

4.Landlord is holding a security deposit in the amount of $8,333.00

5.Landlord has no current claims against Seller under the terms of the Lease requiring Seller to perform any improvements or repairs to the Premises, and all allowances, reimbursements, Seller build outs or other obligations of Seller for the payment of monies to or for the benefit of Landlord have been fully paid, all in accordance with the terms of the Lease.

6.Neither Landlord nor Seller is in default in the performance of any covenant, agreement or condition contained in the Lease, including but not limited to the payment of rent, and to the knowledge of Landlord, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party under the Lease.  There are no charges which the Landlord claims against Seller that would constitute a lien on the Premises.

7.From and after the closing of the Transaction, Seller is hereby released from its obligations under the Lease.

8.From and after the closing of the Transaction, Landlord hereby waives any lien which shall otherwise exist in Purchaser’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises.

9.The individual executing this Consent has the authority to do so on behalf of Landlord and to bind Landlord to the terms hereof.

Capitalized terms not otherwise defined herein shall having the meaning assigned such terms in the Lease.

LANDLORD:

John Fleming

Linda Fleming

Dated:	_______________, 2021

4

LANDLORD CONSENT AND ESTOPPEL CERTIFICATE

_____________, 2021

MGX Equipment Services, LLC

c/o The Manitowoc Company, Inc.

11270 West Park Place, Suite 1000

Milwaukee, Wisconsin 53224

To whom it may concern:

Reference is made to Lease Agreement, dated as of March 20, 2020, by and between Oakwood Capital, LP (“Landlord”) and H&E Equipment Services, Inc. (“Seller”) (the “Lease”), pursuant to which Seller leases the real property and improvements located at 3510 Roy Orr Boulevard, Grand Prairie, TX (the “Premises”).

Seller has requested that Landlord execute and deliver this Landlord Consent and Estoppel Certificate (this “Consent”) to MGX Equipment Services, LLC, a Delaware limited liability company (“Purchaser”), in connection with the proposed sale to Purchaser of the portion of Seller’s business that includes the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks, and related attachments, parts, accessories and equipment (the “Transaction”).

Landlord hereby acknowledges that the Purchaser and its lenders, mortgagees, successors and assigns, will rely upon the certifications by Landlord in this Consent and certifies as follows:

1.Landlord hereby consents to the assignment of the Lease by Seller to Purchaser in connection with the Transaction and agrees that no additional consideration will be due to Landlord as a result of the Transaction.

2.Except for the Lease, there are no agreements (written or oral) or documents which are binding on Seller in connection with its lease or occupancy of the Premises.  The Lease is valid, binding and in full force and effect, and has not been modified or amended in any manner whatsoever except as described above.

3.The current monthly base rent payable under the Lease is $_______________, and the current monthly additional rent payable under the Lease on a monthly basis is: $ ________________.  Except for the amounts set forth in the immediately preceding sentences, no other sums are due Landlord under the terms of the Lease.  Rent and all other charges payable under the Lease on or before the date hereof have been paid.  No amounts of rent payable under the Lease have been prepaid except through the end of the current calendar month, and no other charges payable under the Lease have been prepaid for any period.

4.Landlord is not holding a security deposit.

5.Landlord has no current claims against Seller under the terms of the Lease requiring Seller to perform any improvements or repairs to the Premises, and all allowances, reimbursements,

Seller build outs or other obligations of Seller for the payment of monies to or for the benefit of Landlord have been fully paid, all in accordance with the terms of the Lease.

6.Neither Landlord nor Seller is in default in the performance of any covenant, agreement or condition contained in the Lease, including but not limited to the payment of rent, and to the knowledge of Landlord, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party under the Lease.  There are no charges which the Landlord claims against Seller that would constitute a lien on the Premises.

7.From and after the closing of the Transaction, Seller is hereby released from its obligations under the Lease.

8.From and after the closing of the Transaction, Landlord hereby waives any lien which shall otherwise exist in Purchaser’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises.

9.The individual executing this Consent has the authority to do so on behalf of Landlord and to bind Landlord to the terms hereof.

Capitalized terms not otherwise defined herein shall having the meaning assigned such terms in the Lease.

LANDLORD:

Oakwood Capital, LP, a California limited partnership

By:

Name:

Title:

Dated:	_______________, 2021

2

LANDLORD CONSENT AND ESTOPPEL CERTIFICATE

_____________, 2021

MGX Equipment Services, LLC

c/o The Manitowoc Company, Inc.

11270 West Park Place, Suite 1000

Milwaukee, Wisconsin 53224

To whom it may concern:

Reference is made to Lease Agreement, dated as of April 15, 2004, by and between GSL Investments, Inc. (predecessor-in-interest to GSL Partners Sub Twelve, L.P. (“Landlord”)) and H&E Equipment Services, L.L.C. (predecessor-in-interest to H&E Equipment Services, Inc. (“Seller”)), as assigned by the Letter Agreement, by and between GSL Investments, Inc., as assignor, and Landlord, as assignee, dated as of March 9, 2005, as amended by the Landlord’s Waiver Agreement, by and among Landlord, General Electric Capital Corporation,  and Seller, as amended by that certain Amendment to the Lease Agreement, dated as of September 18, 2006, and as amended by that certain Second Amendment to the Lease Agreement, dated as of September 1, 2018 (collectively, the “Lease”), pursuant to which Seller leases the real property and improvements located at 1700 S. Sam Houston Parkway West, Houston, TX (the “Premises”).

Seller has requested that Landlord execute and deliver this Landlord Consent and Estoppel Certificate (this “Consent”) to MGX Equipment Services, LLC, a Delaware limited liability company (“Purchaser”), in connection with the proposed sale to Purchaser of the portion of Seller’s business that includes the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks, and related attachments, parts, accessories and equipment (the “Transaction”).

Landlord hereby acknowledges that the Purchaser and its lenders, mortgagees, successors and assigns, will rely upon the certifications by Landlord in this Consent and certifies as follows:

1.Landlord hereby consents to the assignment of the Lease by Seller to Purchaser in connection with the Transaction and agrees that no additional consideration will be due to Landlord as a result of the Transaction.

2.Except for the Lease, there are no agreements (written or oral) or documents which are binding on Seller in connection with its lease or occupancy of the Premises.  The Lease is valid, binding and in full force and effect, and has not been modified or amended in any manner whatsoever except as described above.

3.The current monthly base rent payable under the Lease is $_______________, and the current monthly additional rent payable under the Lease on a monthly basis is: $ ________________.  Except for the amounts set forth in the immediately preceding sentences, no other sums are due Landlord under the terms of the Lease.  Rent and all other charges payable under the Lease on or before the date hereof have been paid.  No amounts of rent payable under the Lease have been prepaid except through the end of the current calendar month, and no other charges payable under the Lease have been prepaid for any period.

4.Landlord is holding a security deposit in the amount of $27,000.00

5.Landlord has no current claims against Seller under the terms of the Lease requiring Seller to perform any improvements or repairs to the Premises, and all allowances, reimbursements, Seller build outs or other obligations of Seller for the payment of monies to or for the benefit of Landlord have been fully paid, all in accordance with the terms of the Lease.

6.Neither Landlord nor Seller is in default in the performance of any covenant, agreement or condition contained in the Lease, including but not limited to the payment of rent, and to the knowledge of Landlord, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party under the Lease.  There are no charges which the Landlord claims against Seller that would constitute a lien on the Premises.

7.From and after the closing of the Transaction, Seller is hereby released from its obligations under the Lease.

8.From and after the closing of the Transaction, Landlord hereby waives any lien which shall otherwise exist in Purchaser’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises.

9.The individual executing this Consent has the authority to do so on behalf of Landlord and to bind Landlord to the terms hereof.

Capitalized terms not otherwise defined herein shall having the meaning assigned such terms in the Lease.

LANDLORD:

GSL Partners Sub Twelve, L.P., a Texas limited partnership

By:

Name:

Title:

Dated:	_______________, 2021

2

LANDLORD CONSENT AND ESTOPPEL CERTIFICATE

_____________, 2021

MGX Equipment Services, LLC

c/o The Manitowoc Company, Inc.

11270 West Park Place, Suite 1000

Milwaukee, Wisconsin 53224

To whom it may concern:

Reference is made to Apartment Lease Contract, dated as of August 5, 2020, by and between Midland Wildflower Associates LP (“Landlord”) and H&E Equipment Services, Inc., a Delaware corporation (“Seller”) (the “Lease”), pursuant to which Seller leases the real property and improvements located at 4301 Raleigh Court #916, Midland, TX (the “Premises”).

Seller has requested that Landlord execute and deliver this Landlord Consent and Estoppel Certificate (this “Consent”) to MGX Equipment Services, LLC, a Delaware limited liability company (“Purchaser”), in connection with the proposed sale to Purchaser of the portion of Seller’s business that includes the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks, and related attachments, parts, accessories and equipment (the “Transaction”).

Landlord hereby acknowledges that the Purchaser and its lenders, mortgagees, successors and assigns, will rely upon the certifications by Landlord in this Consent and certifies as follows:

1.Landlord hereby consents to the assignment of the Lease by Seller to Purchaser in connection with the Transaction and agrees that no additional consideration will be due to Landlord as a result of the Transaction.

2.Except for the Lease, there are no agreements (written or oral) or documents which are binding on Seller in connection with its lease or occupancy of the Premises.  The Lease is valid, binding and in full force and effect, and has not been modified or amended in any manner whatsoever except as described above.

3.The current monthly base rent payable under the Lease is $_______________, and the current monthly additional rent payable under the Lease on a monthly basis is: $ ________________.  Except for the amounts set forth in the immediately preceding sentences, no other sums are due Landlord under the terms of the Lease.  Rent and all other charges payable under the Lease on or before the date hereof have been paid.  No amounts of rent payable under the Lease have been prepaid except through the end of the current calendar month, and no other charges payable under the Lease have been prepaid for any period.

4.Landlord is holding a security deposit in the amount of $1,525.00

5.Landlord has no current claims against Seller under the terms of the Lease requiring Seller to perform any improvements or repairs to the Premises, and all allowances, reimbursements,

Seller build outs or other obligations of Seller for the payment of monies to or for the benefit of Landlord have been fully paid, all in accordance with the terms of the Lease.

6.Neither Landlord nor Seller is in default in the performance of any covenant, agreement or condition contained in the Lease, including but not limited to the payment of rent, and to the knowledge of Landlord, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party under the Lease.  There are no charges which the Landlord claims against Seller that would constitute a lien on the Premises.

7.From and after the closing of the Transaction, Seller is hereby released from its obligations under the Lease.

8.From and after the closing of the Transaction, Landlord hereby waives any lien which shall otherwise exist in Purchaser’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises.

9.The individual executing this Consent has the authority to do so on behalf of Landlord and to bind Landlord to the terms hereof.

Capitalized terms not otherwise defined herein shall having the meaning assigned such terms in the Lease.

LANDLORD:

Midland Wildflower Associates LP, a ___________ limited partnership

By:

Name:

Title:

Dated:	_______________, 2021

2

LANDLORD CONSENT AND ESTOPPEL CERTIFICATE

_____________, 2021

MGX Equipment Services, LLC

c/o The Manitowoc Company, Inc.

11270 West Park Place, Suite 1000

Milwaukee, Wisconsin 53224

To whom it may concern:

Reference is made to Lease Agreement, dated as of July 20, 2009, by and between Koppens Way LLC (“Landlord”) and H&E Equipment Services, Inc. (“Seller”), as amended by that certain Lease Modification Agreement, dated as of April 7, 2020, and as amended by that certain Lease Modification Agreement, dated as of September 23, 2020, and as affected by that certain License Agreement, dated as of May 20, 2020, by and among Landlord, as licensor, Geoquip, Inc., as licensee, and Seller, as lessee (collectively, the “Lease”), pursuant to which Seller leases the real property and improvements located at 3601 Koppens Road, Chesapeake, VA (the “Premises”).

Seller has requested that Landlord execute and deliver this Landlord Consent and Estoppel Certificate (this “Consent”) to MGX Equipment Services, LLC, a Delaware limited liability company (“Purchaser”), in connection with the proposed sale to Purchaser of the portion of Seller’s business that includes the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks, and related attachments, parts, accessories and equipment (the “Transaction”).

Landlord hereby acknowledges that the Purchaser and its lenders, mortgagees, successors and assigns, will rely upon the certifications by Landlord in this Consent and certifies as follows:

1.Landlord hereby consents to the assignment of the Lease by Seller to Purchaser in connection with the Transaction and agrees that no additional consideration will be due to Landlord as a result of the Transaction.

2.Except for the Lease, there are no agreements (written or oral) or documents which are binding on Seller in connection with its lease or occupancy of the Premises.  The Lease is valid, binding and in full force and effect, and has not been modified or amended in any manner whatsoever except as described above.

3.The current monthly base rent payable under the Lease is $_______________, and the current monthly additional rent payable under the Lease on a monthly basis is: $ ________________.  Except for the amounts set forth in the immediately preceding sentences, no other sums are due Landlord under the terms of the Lease.  Rent and all other charges payable under the Lease on or before the date hereof have been paid.  No amounts of rent payable under the Lease have been prepaid except through the end of the current calendar month, and no other charges payable under the Lease have been prepaid for any period.

4.Landlord is not holding a security deposit.

5.Landlord has no current claims against Seller under the terms of the Lease requiring Seller to perform any improvements or repairs to the Premises, and all allowances, reimbursements, Seller build outs or other obligations of Seller for the payment of monies to or for the benefit of Landlord have been fully paid, all in accordance with the terms of the Lease.

6.Neither Landlord nor Seller is in default in the performance of any covenant, agreement or condition contained in the Lease, including but not limited to the payment of rent, and to the knowledge of Landlord, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party under the Lease.  There are no charges which the Landlord claims against Seller that would constitute a lien on the Premises.

7.From and after the closing of the Transaction, Seller is hereby released from its obligations under the Lease.

8.From and after the closing of the Transaction, Landlord hereby waives any lien which shall otherwise exist in Purchaser’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises.

9.The individual executing this Consent has the authority to do so on behalf of Landlord and to bind Landlord to the terms hereof.

Capitalized terms not otherwise defined herein shall having the meaning assigned such terms in the Lease.

LANDLORD:

Koppens Way LLC, a Virginia limited liability company

By:

Name:

Title:

Dated:	_______________, 2021

2

LANDLORD CONSENT AND ESTOPPEL CERTIFICATE

_____________, 2021

MGX Equipment Services, LLC

c/o The Manitowoc Company, Inc.

11270 West Park Place, Suite 1000

Milwaukee, Wisconsin 53224

To whom it may concern:

Reference is made to a Lease Agreement dated as of June 30, 2006 (the “Lease”), by and between Financial Futures, LLC, a North Carolina limited liability company (“Landlord”), and H&E Equipment Services, Inc., a Delaware corporation (“Seller”), pursuant to which Seller leases the real property and improvements located at 3760 N Liberty Street, Winston-Salem, NC 27105 (the “Premises”).

Seller has requested that Landlord execute and deliver this Landlord Consent and Estoppel Certificate (this “Consent”) to MGX Equipment Services, LLC, a Delaware limited liability company (“Purchaser”), in connection with the proposed sale to Purchaser of the portion of Seller’s business that includes the assembly, marketing, lease, sale, service and repair of new and used cranes with any capacity, boom trucks, and related attachments, parts, accessories and equipment (the “Transaction”).  In connection with the Transaction, Seller intends to assign the Lease to Purchaser (the “Assignment”), and Purchaser intends to sublease a portion of the Premises back to Seller (the “Sublease”)

Landlord hereby acknowledges that the Purchaser and its lenders, mortgagees, successors and assigns, will rely upon the certifications by Landlord in this Consent and certifies as follows:

1.Landlord hereby consents to the Assignment and the Sublease and agrees that no additional consideration will be due to Landlord as a result of the Transaction, the Assignment or the Sublease.

2.Except for the Lease, there are no agreements (written or oral) or documents which are binding on Seller in connection with its lease or occupancy of the Premises.  The Lease is valid, binding and in full force and effect, and has not been modified or amended in any manner whatsoever except as described above.

3.The current monthly base rent payable under the Lease is $_______________, and the current monthly additional rent payable under the Lease on a monthly basis is: $ ________________.  Except for the amounts set forth in the immediately preceding sentences, no other sums are due Landlord under the terms of the Lease.  Rent and all other charges payable under the Lease on or before the date hereof have been paid.  No amounts of rent payable under the Lease have been prepaid except through the end of the current calendar month, and no other charges payable under the Lease have been prepaid for any period.

4.Landlord is holding a security deposit in the amount of $_____________.

5.Landlord has no current claims against Seller under the terms of the Lease requiring Seller to perform any improvements or repairs to the Premises, and all allowances, reimbursements, Seller build outs or other obligations of Seller for the payment of monies to or for the benefit of Landlord have been fully paid, all in accordance with the terms of the Lease.

6.Neither Landlord nor Seller is in default in the performance of any covenant, agreement or condition contained in the Lease, including but not limited to the payment of rent, and to the knowledge of Landlord, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party under the Lease.  There are no charges which the Landlord claims against Seller that would constitute a lien on the Premises.

7.From and after the closing of the Transaction, Seller is hereby released from its obligations as tenant under the Lease.

8.From and after the closing of the Transaction, Landlord hereby waives any lien which shall otherwise exist in Purchaser’s equipment, inventory, trade fixtures, signs furniture, and other personal property located on the Premises.

9.The individual executing this Consent has the authority to do so on behalf of Landlord and to bind Landlord to the terms hereof.

Capitalized terms not otherwise defined herein shall having the meaning assigned such terms in the Lease.

LANDLORD:

Financial Futures, LLC, a North Carolina limited liability company

By:

Name:

Title:

Dated:	_______________, 2021

2

EXHIBIT 9.2(d)

FORM OF TRANSITION SERVICES AGREEMENT

See attached.

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is effective as of [__________] between MGX Equipment Services, LLC, a Delaware limited liability company (“Buyer”), and H&E Equipment Services, Inc., a Delaware corporation (“Seller”).

WHEREAS, Seller is engaged in the Business;

WHEREAS, Seller and Buyer are Parties to that certain Asset Purchase Agreement, dated as of July 19, 2021 (as amended from time to time, the “Purchase Agreement”), pursuant to which, on the date of this Agreement, Buyer is purchasing all right, title and interest of Seller in and to substantially all of the assets used or held for use in the conduct of the Business;

WHEREAS, following the consummation of the transactions contemplated by the Purchase Agreement, Buyer will operate the Business; and

WHEREAS, to assist Buyer in the operation of the Business, Buyer wishes to engage Seller to perform, and Seller wishes to perform for the benefit of Buyer, the transition services described in the attached Exhibit A, as it may be amended from to time by written agreement of the Parties (the “Performance Exhibit”), upon the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties agree as follows:

1.Services.

(a)General.  Seller shall provide Buyer with the services described, and for the periods set forth, in the Performance Exhibit (collectively, the “Services”).

(b)Additional Services.  Upon Buyer’s request, Seller shall consider and respond in good faith to a written request on the part of Buyer for additional services and/or to extend the term during which Seller must provide particular Services under this Agreement, in each case that are reasonably necessary for Buyer to operate the Business in a manner consistent with Seller’s operation of the Business during the 12-month period immediately preceding the date of this Agreement (such period, the “Lookback Period”) and that Seller can reasonably provide to Buyer under the circumstances (including time requirements) (such services, “Additional Services”). Any such Additional Services to be provided by Seller shall be provided on terms and conditions (including Reimbursement (as defined below)) to be agreed upon after good faith negotiations between the Parties (but only if such terms and conditions are mutually agreed upon by the Parties).  Upon the Parties agreeing on the provision of an Additional Service, including the associated Reimbursement and other terms and conditions applicable to the provision of such Additional Service, the Parties shall add such Additional Service to the scope of the Services by executing a written amendment to the Performance Exhibit and such amendment shall be deemed to be part of this Agreement from and after the date of the amendment.

(c)Subcontracting of Services. Buyer acknowledges and agrees that the Seller (a) may have subcontracted and may continue to subcontract, with unaffiliated third parties to provide services in connection with all or any portion of the Services to be provided under this Agreement (each a “Third-Party Provider”), and (b) shall be entitled to, as it reasonably deems necessary and appropriate, employ the services of Third-Party Providers to provide the Services that are, as of the date of this Agreement, provided by Seller or a different Third-Party Provider; provided that no subcontracting shall relieve the Seller of any of its obligations under this Agreement and Seller shall in all cases retain responsibility for the provision to Buyer of Services to be performed by any Third-Party Provider or subcontractor or by any of Seller’s Affiliates.

2.Service Parameters; Performance.

(a)Parameters.  Seller shall provide, or cause each subsidiary and, to the extent practicable, any other Third-Party Provider, to provide, the Services at levels and with degrees of care, diligence, skill, and quality of service substantially similar to the levels and degrees of care, diligence, skill, and quality of service that Seller practiced during the Lookback Period when providing, or causing to be provided, the services described on the Performance Exhibit (and any other services added to the Performance Exhibit pursuant to Section 1(b) or Section 1(c)), to the extent and degree such services were provided during the Lookback Period.  Without limitation, Seller shall provide, or cause each subsidiary and, to the extent practicable, any other Third-Party Provider, to provide, the Services with at least the substantially similar (and no less than a reasonable) standard of care, diligence, skill, and attention that Seller provides similar services to its own businesses and at levels sufficient to permit Buyer to conduct the Business consistent in all material respects with the historical manner of conduct of the Business during the Lookback Period; provided, however, that Seller’s obligations under this Agreement shall not vary whether the Services are provided to Buyer or to another Person designated by Buyer to receive the Services.

(b)Information.  Buyer shall provide to Seller all data reasonably necessary for Seller to perform the Services in a reasonably timely manner.  Buyer shall provide all such data in the form the Business made such data available to Seller during the Lookback Period or as otherwise agreed by the Parties.

(c)Staffing.  Seller shall be responsible for selecting, employing, supervising, directing and discharging all of the personnel providing Services on its behalf hereunder.

3.Fees; Payment.

(a)Fees.  In consideration for the performance of the Services in accordance with this Agreement, Buyer shall pay to Seller the fees described in the Performance Exhibit (the “Fees”) that are applicable to the Services performed for Buyer in accordance with this Agreement (the “Reimbursement”). Notwithstanding anything to the contrary contained in this Agreement, Seller may adjust the Fees from time to time or pass through reasonable and documented increases in the costs incurred in the provision of the Services provided by third-party vendors (but excluding payments made to employees of Seller or any of its Affiliates), and shall provide Buyer with prior written notice of such adjustments.

(b)Vendors. With respect to charges for Services that are billed directly by Seller’s vendors, as identified on the Performance Exhibit, Seller and Buyer shall reasonably

2

cooperate to enable Buyer to pay such vendors directly and Buyer shall directly pay such vendors.

(c)Payment.  Within fifteen (15) days after the first day of each month during the term of this Agreement (and the first month following the expiration or termination of this Agreement), Seller shall provide Buyer with an invoice specifying the Services performed for Buyer in accordance with this Agreement in the immediately preceding month and the Reimbursements due in connection therewith (the “Invoice”).  Buyer shall pay the Reimbursements reflected on all Invoices within thirty (30) days after its receipt thereof. Seller shall afford Buyer, upon reasonable notice, access to such information, records and documentation as Buyer may reasonably request in order to verify the Reimbursements in the Invoice.

(d)Invoice Disputes.  In the event of a dispute regarding an Invoice, Buyer shall deliver a written statement to Seller prior to the date payment is due on such disputed Invoice listing the disputed items and providing a reasonably detailed description of each. All amounts not so disputed are to be deemed accepted and Buyer shall pay all such undisputed amounts, notwithstanding disputes on other items, in accordance with Section 3(c). The Parties shall seek to resolve all such disputes expeditiously and in good faith.

(e)Taxes.  Buyer shall be responsible for all sales, goods, use, services, excise, value added, or other similar taxes (excluding any taxes on the income of Seller), if any, imposed or assessed as a result of the provision of Services by Seller.

4.Certain Other Obligations.

(a)Cooperation.  Each Party shall promptly appoint one or more employees who shall have primary responsibility for the coordination and performance of the Services under this Agreement (collectively, the “Service Managers” and each a “Service Manager”).  Either Party may remove one or more of the Service Managers appointed by it, or may designate additional Service Managers, at any time by providing written notice to the other Party, setting forth the name of (i) the Service Manager to be replaced and (ii) the replacement.  The Parties shall use good faith efforts to cooperate with one another in all matters relating to the coordination and performance of the Services under this Agreement.

(b)System Migration.  The Parties shall use commercially reasonable efforts to cooperate with and assist each other in connection with the transition from the performance of the Services by Seller to the performance of the Services by Buyer or Buyer’s designee (in any event prior to the expiration or termination of this Agreement), taking into account the need to minimize both the cost of such transition and the disruption to the ongoing business activities of the Parties. The Parties acknowledge that the foregoing may include, among other things, the provision by Seller of additional services requested by Buyer in connection with the transition, including migration of historical data, transfer of knowledge, implementation of migration-specific enhancements and cooperation with and assistance to third party consultants engaged by Buyer in connection with the transition.  Seller shall provide such services subject to the cost allocation in the Performance Exhibit.

(c)Assignment of Intellectual Property.  Buyer shall be the sole and exclusive owner of all deliverables, embodiments and other work product that relate solely to

3

the Business resulting from the performance of the Services (collectively, “Work Product”).  Seller hereby assigns all of its right, title and interest in and to all Work Product to Buyer.  Seller shall execute such additional documents as Buyer reasonably requests to vest in Buyer sole ownership of all Work Product.  All Work Product shall constitute Confidential Information of Buyer.

(d)Confidentiality.

(i)Unauthorized Disclosure and Use.  Neither Party shall, directly or indirectly, (A) disclose any Confidential Information of the other Party to any third party, (B) use any Confidential Information of the other Party for any purpose, (C) keep or make copies of any documents, records or property of any nature whatsoever containing any Confidential Information of the other Party or (D) assist any third party in engaging in any of the foregoing, except to the extent necessary to comply with the express terms of this Agreement or as approved in advance in writing by the other Party.  Nothing in this Agreement shall reduce either Party’s obligation to comply with all applicable Laws, including those relating to trade secrets, confidential information and unfair competition.

(ii)Legal Obligation to Disclose.  Notwithstanding the provisions of Section 4(d)(i), each Party may disclose the Confidential Information of the other Party at such times, in such manner and to the extent required by applicable Law, provided that, in such circumstances and insofar as is practicable, the disclosing Party (A) gives the other Party prior written notice of such disclosure so as to permit such other Party to seek a protective order or other appropriate remedy, (B) limits such disclosure to what is strictly required and (C) attempts to preserve the confidentiality of any such Confidential Information so disclosed.

(iii)Definition of Confidential Information.  As used in this Agreement, “Confidential Information” means all information relating generally or specifically to a Party’s business that is supplied to or obtained by the other Party pursuant to or as a result of this Agreement and that is not generally known in the trade or industry.  Notwithstanding the foregoing, “Confidential Information” shall not mean or include information that (A) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party in violation of this Agreement or any other agreement between the Parties, (B) was known to the receiving Party on a nonconfidential basis prior to its disclosure by the disclosing Party, provided that the source of such information was not, to the receiving Party’s knowledge, bound by any contractual, legal or fiduciary obligation of confidentiality to the disclosing Party, (C) becomes available to the receiving Party on a nonconfidential basis from a third party (other than the disclosing Party) who is not, to the receiving Party’s knowledge, bound by any contractual, legal or fiduciary obligation of confidentiality to the disclosing Party or (D) is independently developed by the receiving Party without reference to any Confidential Information of the disclosing Party.

(e)Third Party Consents.  Seller shall use commercially reasonable efforts to obtain or maintain any required rights, consents, licenses, approvals, and permissions (“Third Party Consents”), if any, that are necessary for the performance of the Services. Buyer shall be responsible for paying any fee or other payment for such Third-Party Consents (“Third

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Party Consent Fees”) to the extent necessary for the provision or receipt of Services. Notwithstanding the foregoing, (i) where the provision of any such Third Party Consent is conditioned on the applicable third party receiving a Third Party Consent Fee, the Seller shall not be required to obtain, or cause its Subsidiaries to obtain, as applicable, such Third Party Consent unless the Buyer consents in writing to pay the Third Party Consent Fee in addition to the amount otherwise payable for each Service to which such Third Party Consent relates, and (ii) without limiting its obligation to use commercially reasonable efforts to arrange for alternative methods of delivering such Services, Seller shall not be obligated to provide, or cause its Subsidiaries to provide, as applicable, that portion of any Services to the extent any Third Party Consent is necessary in connection therewith until such Third Party Consent has been obtained or ceases to be necessary for the provision of the applicable portion of such Service, or an alternative method of delivering that portion of such Service has been agreed upon by the Parties in accordance with this Section 4(e). Seller shall not pay any Third Party Consent Fee without Buyer’s prior written consent. In the event that any Third Party Consent cannot be obtained despite Seller’s commercially reasonable efforts, or because Buyer does not consent to payment therefor, then Seller shall use commercially reasonable efforts to cooperate in good faith to assist Buyer in obtaining alternative arrangements. Seller shall afford Buyer, upon written request, access to such information, records, and documentation as Buyer may reasonably request in order to verify the Third Party Consent Fees or payments related to alternative arrangements.

(f)Information Technology.  Each Party shall cooperate as necessary to effectuate the performance of the Services related to information technology, including:  (i) granting software licenses as required and to the extent permitted; (ii) with respect to Seller, obtaining Third Party Consents as required; (iii) providing, installing and maintaining network locations and telecommunications lines and equipment required to access such locations; (iv) to the extent a Party requires access to the other Party’s computer systems, facilities, networks, databases or software in connection with the performance or receipt of Services, entering into the other Party’s standard network security agreement, abiding by the other Party’s policies directed to network security and taking such other actions as required to comply with applicable Law; and (v) employing reasonable and appropriate technical and administrative safeguards to protect the other Party’s data and information, including industry-standard virus protection software and maintaining existing environments with respect to business continuation and disaster recovery and implementing disaster recovery plans as appropriate.

(g)Data Protection.  Each Party hereto shall (i) establish and maintain appropriate technical and organizational security measures to ensure that the other Party’s data, including data that a Party collects, develops, produces or provides in connection with the Services (collectively, the “Data”), is protected against, and shall be liable for, any loss, destruction, damage, unauthorized access, use, modification or disclosure, or other misuse, and (ii) ensure that only Persons with a specific need and authorized by the other Party have access to the Data.  Promptly upon discovery of any breach or suspected breach of the privacy or security of the Data, any violation or suspected violation of any data security requirement or other applicable Law with respect to the Data or any loss, destruction, damage, unauthorized activity or disclosure of the Data by a given Party (the “Disclosing Party”), such Disclosing Party shall provide the other Party (the “Affected Party”) with written notice explaining the nature and scope of the incident and reasonably assist and cooperate in any investigation deemed necessary by the Affected Party (including any forensic investigation), and the Disclosing Party shall support the Affected Party, at the Disclosing Party’s sole expense, with

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respect to any breach notification, breach remediation and identity protection services that the Affected Party determines need to be furnished to affected Persons.

(h)Data.  Notwithstanding anything to the contrary, Seller shall make all of the data relating to the Business that are included in the Purchased Assets, including data that Seller collects, develops, produces or provides in connection with the Services that relate solely to the Business (the “Buyer Business Data”), available at any time during the term of this Agreement and for a period of 6 months thereafter to Buyer and its authorized agents at no additional charge upon Buyer’s reasonable request.  Upon expiration or termination of this Agreement, upon receipt of a written request of Buyer with respect to Buyer Business Data not previously transferred to Seller, Seller shall use commercially reasonable efforts to deliver to Buyer such Buyer Business Data in the form and manner requested by Buyer in exchange for payment of the actual cost (excluding any profit or mark-up) incurred by Seller for providing such data to Buyer.  The parties agree that Buyer shall be the sole and exclusive owner of all Buyer Business Data, and all Buyer Business Data shall be considered Confidential Information of Buyer.  Seller shall access and use the Buyer Business Data only in connection with the performance of this Agreement.  Seller shall not use (other than in the performance of Services), sell, assign, disseminate, license or otherwise dispose of, market, transfer, give access to, or disclose (other than as permitted under Section 4(d)(ii)) any of the Buyer Business Data to any Person, and Seller shall not commercially exploit any part of the Buyer Business Data.

(i)Employees and Subcontractors.  Seller shall retain employees or, with Buyer’s prior written consent and at no cost to Buyer (other than as part of Reimbursements paid to Seller), contract with third party subcontractors and other vendors (such third party subcontractors and vendors, collectively, the “Subcontractors”), to perform the Services in accordance with this Agreement.  As between Seller and Buyer, Seller shall remain responsible for the performance or non-performance of its Subcontractors.  Without limitation, Seller shall cause each of its Subcontractors to enter into a valid, legal and binding agreement under which Seller will require each such Subcontractor that receives Confidential Information of Buyer, including Buyer Business Data, to be bound by provisions at least as protective as those set forth in Section 4(d) and to comply with all applicable Laws in connection with the provision of the Services or the performance of this Agreement.

(j)Compliance with Law.  Each Party shall comply with all applicable Laws with respect to the provision of the Services and the performance of this Agreement.

5.Indemnification.  Each Party (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the other Party and its Affiliates, together with their respective directors, officers and employees (collectively, the “Indemnified Parties”), from and against Losses arising from the Indemnifying Party’s breach of, or failure to perform, any representation, warranty or covenant of such party set forth in this Agreement. Notwithstanding the foregoing, the total aggregate amount of the liability of each Party with respect to any claims made for losses or damages pursuant to this Agreement shall be limited to $500,000, other than with respect to any claims made for Losses arising from or relating to (i) any claim or cause of action by an Indemnified Party against an Indemnifying Party based on actual and intentional fraud of the Indemnifying Party under Delaware common law with respect to the Services and transactions contemplated by this Agreement or (ii) any willful misconduct or gross negligence on the part of the Indemnifying Party in connection with the performance of the obligations of such party under this Agreement. “Losses” means all losses,

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liabilities, damages, judgments, awards, penalties, settlements, demands, claims, suits, actions, causes of action, proceedings or assessments, and all costs and expenses of investigating, defending or asserting any of the foregoing or enforcing this Agreement; provided that “Losses” shall not include (i) any consequential, indirect, incidental, special, remote or other similar damages, in each case, except to the extent such damages are reasonably foreseeable or are paid or payable to third parties; or (ii) any treble, exemplary, punitive or other similar damages, except to the extent paid or payable to third parties.  Except for the remedies set forth in this Section 5, the sole and exclusive remedy of either Party for any breach or default under, or any other actual or alleged matter arising out of or in connection with this Agreement shall be specific performance in accordance with Section 7(l).

6.Term; Termination.

(a)Term.  The term of this Agreement shall commence on the date hereof and, subject to the provisions of Section 6(b) and Section 6(c), shall continue for a period of six (6) months thereafter; provided, however, that if Buyer reasonably requires the Services after such expiration date, then the Parties shall, upon Buyer’s request, negotiate in good faith with respect to extending the term of this Agreement on a month-to-month basis thereafter.

(b)Early Termination by Buyer.  Buyer shall have the right to terminate Seller’s performance of (i) all or any portion of the Services at such time or times as Buyer determines in its sole discretion, provided that Buyer provides Seller with written notice of such termination at least thirty (30) days in advance or such shorter period as is reasonable under the circumstances, taking into account the time reasonably required by Seller to discontinue the performance of the applicable Services (which shall not be less than five Business Days), or (ii) all, but not less than all, of the Services if Seller breaches its obligations under this Agreement and such breach is not cured within thirty (30) days after Seller’s receipt of written notice thereof from Buyer.  If Buyer terminates performance of all of the Services pursuant to this Section 6(b), then such termination shall constitute the termination of this Agreement.

(c)Early Termination by Seller.  Seller shall have the right to terminate Seller’s performance of all, but not less than all, of the Services if Buyer breaches its obligations under this Agreement and such breach is not cured within thirty (30) days after Buyer’s receipt of written notice thereof from Seller.  If Seller terminates its performance of all of the Services pursuant to this Section 6(c), then such termination shall constitute the termination of this Agreement.

(d)Mutual Termination. This Agreement may be terminated (such termination shall also terminate all Services hereunder) or any Service may be terminated, in each case, by mutual written agreement of the Parties.

(e)Liquidation. This Agreement may be terminated (such termination shall also terminate all Services hereunder), by any Party upon written notice to the other Party if the other Party (i) files a petition in bankruptcy, (ii) becomes or is declared insolvent, or becomes the subject of any proceedings (not dismissed within sixty (60) days) related to such Party’s liquidation, insolvency, or the appointment of a receiver, (iii) makes an assignment of all or substantially all of such Party’s assets for the benefit of its creditors, or (iv) takes any corporate action for such Party’s winding up or dissolution.

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(f)Effect of Termination.  Upon the expiration or termination of this Agreement, each Party shall immediately cease all use of, and return to the other Party, any Confidential Information of the other Party in its possession or under its control.

(g)Non-Exclusive Rights.  The expiration or termination of this Agreement (or the termination of all or a portion of the Services pursuant to Section 6(b) or Section 6(c)) shall not affect the respective rights and obligations of the Parties that accrued prior to such expiration or termination.  The termination rights set forth in this Section 6 (including each Party’s right to terminate all or a portion of the Services pursuant to Section 6(b) or Section 6(c)) shall be in addition, and without prejudice, to all other rights and remedies to which the terminating Party may be entitled, including any right to specific performance or injunctive relief.

(h)Survival.  Notwithstanding anything to the contrary in this Agreement, the provisions set forth in Sections 4(c), 4(d), 4(g), 4(h), 5, 6(f), 6(g), and 7 shall survive the expiration or termination of this Agreement; provided that Section 5 shall survive only until the twelve-month anniversary of this Agreement.

7.Miscellaneous.

(a)Definitions.  Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

(b)Independent Contractor.  Seller is not an employee or other agent of Buyer, and this Agreement creates neither a joint venture nor a partnership between Seller and Buyer.  Seller is not authorized to perform, assume or create any obligation or responsibility on behalf or in the name of Buyer.  Seller is solely responsible for persons performing the Services pursuant to this Agreement.  Such persons shall not be subject to the discretion or control of Buyer for any purpose and shall remain at all times employees or other agents of Seller.  Without limitation, Seller shall (i) pay all costs and expenses of its employees and other agents providing Services pursuant to this Agreement, (ii) process all payrolls for such employees and other agents, (iii) pay all workers’ compensation, unemployment compensation and other withholding, payroll and other taxes relating to such employees and other agents and (iv) pay for and administer all fringe benefit programs for which such employees and other agents may be eligible, all in the same manner as with Seller’s other employees and agents.

(c)Assignment. No Party shall assign, transfer or encumber this Agreement, or its rights or obligations hereunder, in whole or in part, voluntarily or by operation of Law (including by virtue of a merger or similar transaction), without the prior written consent of the other Party, and any attempted assignment, transfer or encumbrance without such consent shall be void and without effect. Notwithstanding the foregoing, either Party may assign any or all of its rights and obligations under this Agreement in connection with a sale or disposition of a majority of the voting equity interests or all or substantially all of the assets of the assigning Party upon advance written notice of the same to the non-assigning Party; provided that the transferee of such equity interests or assets shall agree in writing prior to any such assignment to be bound by the terms of this Agreement as if named as a “Party” hereto.

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(d)Parties in Interest.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and permitted assigns. Except for the provisions of Section 5 (Indemnification), nothing in this Agreement, express or implied, shall confer any rights or remedies upon any Person other than the Parties and their respective permitted successors and permitted assigns.

(e)Law Governing Agreement; Consent to Jurisdiction; No Jury Trial.

(i) This Agreement and all matters arising from, or relating to, this Agreement (whether in contract, tort or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. Each Party stipulates that, if there is any dispute or disagreement between or among any of the Parties as to the interpretation of any provision of, or the performance of obligations under, this Agreement (a “Dispute”), such Dispute shall be commenced and prosecuted in its entirety in, and each Party consents to the exclusive jurisdiction and proper venue of, the Delaware Court of Chancery (unless such court lacks subject matter jurisdiction, in which case, in any state or federal court located in the State of Delaware). Each Party consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of their present or future domiciles or by any other reason. The Parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries. Process in any such Dispute may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such Party as provided in Section 11.11 of the Purchase Agreement shall be deemed effective service of process on such Party.

(ii)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY ANCILLARY DOCUMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ANCILLARY DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY DOCUMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH ANCILLARY DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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(f)Amendment.  This Agreement may be amended or supplemented only pursuant to a written instrument executed and delivered by the Parties.

(g)Waiver.  No waiver by a Party of any of the provisions of this Agreement shall be effective unless expressly set forth in a written instrument executed by the Party so waiving.  Except to the extent set forth in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of a Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties or covenants set forth herein and in any documents delivered or to be delivered pursuant hereto.  The waiver by a Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(h)Notice.  All notices, requests, demands and other communications under this Agreement shall be given, and shall be deemed to be delivered, in the manner and as provided in Section 11.11 of the Purchase Agreement.

(i)Entire Agreement.  This Agreement (including the exhibits attached hereto) supersedes all prior agreements, and constitutes a complete and exclusive statement of the terms of the agreement, between the Parties with respect to its subject matter.  There have been and are no covenants, representations or warranties between the Parties with respect to the subject matter of this Agreement other than those set forth or provided for in this Agreement.

(j)Interpretative Provisions.  For purposes of this Agreement, (a) the words “including” and “include” shall be deemed to be followed by the words “without limitation,” and (b) the words “herein,” “hereof,” “hereby,” “hereto” or “hereunder” refer to this Agreement as a whole. The Exhibits referred to in this Agreement shall be construed with and as an integral part of this Agreement. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each of the Parties confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. This Agreement may be executed by signatures exchanged via electronic means and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Notwithstanding anything to the contrary herein, all payments required to be made hereunder, or as a result of a breach or violation hereof, shall be made in United States Dollars.

(k)Force Majeure.  No Party shall bear any responsibility or liability for any Losses arising out of any delay, inability to perform or interruption of its performance of its obligations under this Agreement due to (a) any acts or omissions of the other Party or (b) any of the following causes outside such Party’s reasonable control: acts of God, acts of governmental authorities (including in response to the COVID-19 pandemic), acts of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack of or shortage of electrical power, or any other cause beyond the reasonable control of such Party (subclauses (a) and (b) together, a “Force Majeure Event”); provided that the Party invoking the Force Majeure Event shall (i) promptly resume or begin

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to resume performance after the cause of the Force Majeure Event is removed and (ii) during such Force Majeure Event use commercially reasonable efforts in avoiding further delay.  A Party whose performance may be affected by a Force Majeure Event shall promptly give written notice to the other Party of the occurrence or circumstance upon which it intends to rely on to excuse its performance.

(l)Equitable Relief.  The Parties agree that if any of the provisions of this Agreement were not to be performed by any Party to this Agreement as required by their specific terms or were to be otherwise breached, irreparable damage will occur to the non-breaching Party and no adequate remedy at Law would exist and damages would be difficult to determine, and that each Party shall be entitled to an injunction or injunctions to prevent breaches, and to specific performance of the terms, of this Agreement (including causing the transactions contemplated by this Agreement to be consummated on the terms and subject to the conditions set forth in this Agreement) without posting any bond and without proving that monetary damages would be inadequate, in addition to any other remedy at Law or equity. No Party shall oppose, argue, contend or otherwise be permitted to raise as a defense that an adequate remedy at Law exists or that specific performance or equitable or injunctive relief is inappropriate or unavailable. If either Party institutes an Action for injunctive relief or specific performance and a court of competent jurisdiction does not award injunctive relief or specific performance to such Party in a judgment in accordance with this Section 7(l), then such Party may institute an Action for monetary damages. The prevailing Party in any Action arising under this Section 7(l) shall be entitled to reimbursement from the other Party of reasonable fees, costs and expenses.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Transition Services Agreement to be executed by their duly authorized representatives as of the day and year first set written above.

MGX EQUIPMENT SERVICES, LLC

By:
Name:
Title:

H&E EQUIPMENT SERVICES, INC.

By:
Name:
Title:

EXHIBIT A

PERFORMANCE EXHIBIT

See attached.

EXHIBIT A

PERFORMANCE EXHIBIT

Services to be provided by Seller are divided into two service categories: Transition Services and Transition Assistance.  With regard to Transition Services, such services shall be billed at the fixed monthly rate listed opposite such Transition Service on this Exhibit A.  If the Transition Services category is terminated in accordance with Section 6(b) or Section 6(c) of the Transition Services Agreement prior to the end of a month (“Termination Month”), the fee for that particular service category for the Termination Month shall be prorated based on the days elapsed in the Termination Month up to and including the date of termination.  With regard to Transition Assistance, services will be provided at no charge except for third party charges incurred by Seller and passed through to Buyer in accordance with Section 3(a) of the Transition Services Agreement.

TRANSITION SERVICES:	Fee:	Term:
HR

Provide general transition assistance with respect to payroll support and travel reimbursement:

•     Buyer understands that Seller pays its Active Transferred Employees travel expense through payroll, not through an independent software like Buyer. It is conceivable that Seller will not have completed all expense reimbursement through their payroll at the time of closing. Seller and Buyer will need to agree on how this will be handled.

•     Provide Buyer with a list, to the extent available, of any trailing costs/expenses that will be submitted by Active Transferred Employees manually after the Closing Date and that are the responsibility of the Seller (i.e. travel and expense reimbursements, special pay arrangements or situations, garnishments, contracts, etc.).

Provide assistance and clarification through arranged phone calls designed to address Buyer’s questions regarding variable compensation plans.

	N/A	Up to 6 months

IT Services

Assist with network connectivity at each of the 6 shared facilities, including, collaborate with Buyer on the completion of a network evaluation for a network migration which provides appropriate employees access to Buyer applications and phone systems to perform their daily tasks.

•     The preferred solutions in order are: (a) separate Buyer network and telecommunication lines at the shared facilities providing access to Buyer applications and telecommunications system; (b) temporary subnetwork on Seller’s network for a period of 6 months; and (c) subnetwork on Seller’s network for so long as Buyer is sharing the applicable facility with Seller; provided that this solution (c) will only occur if, and for so long as, only a single network and set of telecommunication lines can be installed at the facility.

•     To install and maintain a separate Buyer network the following would be required at each facility: (a) separate securely locked network room or closet large enough for 1 rack or cabinet or space within an existing network room or closet large enough for 1 additional locking cabinet; (b) demarcation point in the network closet or conduit from the demarcation point to the closet for primary and backup SD-WAN lines along with teleco PRI for local and emergency calls; and (c) some type of cooling system in the room (building), but not necessarily a dedicated cooling system. In the shared-room scenario, Seller and Buyer will have access to the room and each will provide their own separate locking cabinet to house networking equipment.

	N/A	Up to 6 months (subject to timing requirements of option (c) (permanent subnetwork))

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Assist Buyer to migrate Microsoft user accounts (including but limited to exchange email box, onedrive, one note, etc.) from Microsoft’s Seller tenant to Buyer’s tenant. This will move the users content (including historical email data and files of the users) to Buyer along with the user themselves. However, a mechanism needs to remain in place for 6 months that captures user emails sent to the Seller domain address (*@HE-equipment.com) and forward to the Buyer’s users address.

N/A	Up to 6 months

Assist in transferring crane customer/marketing contact lists or databases for email and direct mail solicitations.

Assist in transferring the following information:

•     Historical crane data (machine, revenue, service, costs) for the time period from January 1, 2011 through July [19], 2021 in an agreed upon format between Seller and Buyer.

Assist with questions and/or issues concerning source data migrations.

N/A	Up to 6 months

TRANSITION ASSISTANCE:
Seller will provide the transition assistance described below, in each case, with respect to the Business:
Sales, Service, Operations	• Provide historical crane files, service records, sales records, and warranty records by serial number and customer
General Insurance

•     Provide loss reports and historical loss information regarding the pre-Closing loss history with respect to the Business.

•     Provide copies of any documentation related to historical facility loss prevention and/or safety programs or issues with respect to the Business.

•     Provide information required by Buyer’s insurance underwriters by coverage line, including (i) replacement cost and business income information by location (property coverage), (ii) exposure data, payroll, vehicle list and historical product information (casualty coverage) and (iii) the identities of local employees responsible for reporting workers’ compensation claims, managing vehicle fleets and communicating with insurers, in each case, with respect to the Business.

•     Assist in identifying insurance contracts and certificates of insurance of Seller with respect to the Business that will require replacement with contracts and certificates of insurance of Buyer.

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Marketing

•     Assist in transferring Seller website content with respect to the Business to Buyer for Buyer’s use in creating its own standalone crane-only website. This includes access to Seller’s agency to understand website platform and wireframe.

•     Assist Buyer in maintaining continued promotion of products and services to the established customer base as follows:

o     Provide pre-existing crane-specific documentation used for email, print, and direct mail; and

o     Cancel or transfer the Crane Network contract.

•     Assist in transferring active advertisement contracts/placements with printed crane publication and digital advertisements as follows:

o     Cancel or transfer all crane-specific agreements; and

o     Provide a list of publication and advertisement partners used currently and recently.

•     Assist in transferring Google Ads subscription information (if any) as follows:

o     Provide Seller’s current crane-specific Google Ads campaign keywords, geography, and reporting data.

Accounts Payable / Accounts Receivable / Assumed Cutoff Timing Accruals / Assumed GRIR

•     On or prior to the date that is sixty (60) calendar days following the Closing, Seller shall use commercially reasonable efforts consistent with past practice to pay the accounts payable assumed by Buyer pursuant to Section 1.3(a) of the Purchase Agreement (the aggregate amount of such accounts payable, the “Assumed Business Accounts Payable”).

•     On or prior to the date that is one hundred twenty (120) calendar days following the Closing, Seller shall use commercially reasonable efforts consistent with past practice to process and pay the cutoff timing accruals assumed by Buyer pursuant to Section 1.3(a) of the Purchase Agreement (the aggregate amount of such cutoff timing accruals, the “Assumed Cutoff Timing Accruals”).

•     On or prior to the date that is one hundred twenty (120) calendar days following the Closing, Seller shall use commercially reasonable efforts consistent with past practice to process and pay the GRIR assumed by Buyer pursuant to Section 1.3(a) of the Purchase Agreement (the aggregate amount of such GRIR, the “Assumed GRIR”).

•     Until the date that is sixty (60) calendar days following the Closing, Seller shall use commercially reasonable efforts consistent with past practice to process and collect the accounts receivable acquired by Buyer pursuant to Section 1.1(e) of the Purchase Agreement (the aggregate amount of such accounts receivable, the “Accounts Receivable Amount”).

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On the fifteenth (15th) calendar day following the end of each calendar month or, if such day is not a Business Day, then on the next Business Day (each such date, the “Monthly Statement Date” and each such end of calendar month, the “Month End”), beginning with the first calendar month after Closing, Seller shall provide Buyer with a statement (the “Monthly Statement”) setting forth (a) the aggregate amount of Assumed Business Accounts Payable paid as of the Month End, (b) the aggregate amount of Assumed Business Accounts Payable remaining unpaid as of the Month End, (c) the aggregate amount of Assumed Cutoff Timing Accruals processed and/ or paid as of the Month End, (d) the aggregate amount of Assumed Cutoff Timing Accruals remaining unprocessed and/ or unpaid as of the Month End, (e) the aggregate amount of Assumed GRIR processed and paid as of the Month End, (f) the aggregate amount of Assumed GRIR remaining unprocessed and/ or unpaid as of the Month End, (g) the aggregate amount of the Accounts Receivable Amount collected as of the Month End (such aggregate amount of the Accounts Receivable Amount that had been received as of the Month End, the “Monthly Accounts Receivable Amount”), (h) the aggregate amount of the Accounts Receivable Amount remaining uncollected as of the Month End, and (i) the Monthly Net Settlement Amount.

“Monthly Net Settlement Amount” means the amount equal to (a) the Monthly Accounts Receivable Amount minus (b) the paid Assumed Business Accounts Payable minus (c) the paid Assumed Cutoff Timing Accruals minus (d) the paid Assumed GRIR minus (e) the paid Assumed Amount of Sales Tax Included in Receivables.

If, during the sixty (60) day servicing period for Accounts Receivable Amount and Assumed Business Accounts Payable, the Monthly Net Settlement Amount set forth on the Monthly Statement is a positive amount, then Seller shall pay to Buyer the Monthly Net Settlement Amount, which shall be paid on the date that is three (3) Business Days after the Monthly Statement Date. If the Monthly Net Settlement Amount set forth on the Monthly Statement is a negative amount, then the Monthly Net Settlement Amount shall be applied to the balance of the Monthly Net Settlement Amount for the subsequent Monthly Settlement Period. If, at the end of the one-hundred twenty (120) day servicing period for the Assumed Cutoff Timing Accruals and Assumed GRIR, the Monthly Net Settlement Amount is a negative amount, then, within three (3) Business Days after delivery of the final Monthly Statement, Buyer shall pay such amount to Seller in cash by wire transfer of immediately available funds to an account designated by Seller.

If, at the end of (i) the sixty (60) day servicing period for Assumed Business Accounts Payable and Accounts Receivable Amount and (ii) the one hundred twenty (120) day servicing period for the Assumed Cutoff Timing Accruals and Assumed GRIR, a balance remains in any of the accounts, Seller shall provide Buyer, within fifteen (15) calendar days after the applicable servicing period, with reasonably detailed support allowing Buyer to service the remaining amounts.  Detailed support includes invoices to customers or from suppliers, any related communications with customers or suppliers and any other information supporting the remaining amounts.

Finance

•     Seller will use commercially reasonable efforts to provide customer credit files for all accounts with an open balance at the end of the sixty (60) day servicing period, including the following:

o     most recent credit applications, customer analysis, D&B reports

o     payment history, aging analysis and collection notes

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Tax

•     Provide sales/use tax filing data currently maintained by Seller or an affiliate of Seller with respect to the Business.

•     Subsequent to Closing Date, provide any sales/ use tax audit resolution information impacting the Business for a period of two years.

HR (references to employees in this section shall generally mean Active Transferred Employees and Non-Active Transferred Employees)

•     Provide final updated employee census as of the day before Closing Date, within 7 days after Closing Date.

•     Provide pay hour file for 90 days period immediately preceding closing for Buyer to use in completing payroll.

•     Provide 2 years of employee payroll history to enable Buyer team to support Verification of Employment (VOE) requests for our future employees.

•     Provide 2020 and 2021 complete payroll data for all transferred employees.

•     Provide vacation balance for all transferred employees (hours/days and $’s). Provide detail of accrual methodology and work with Buyer team to develop a communication document explaining how vacation balances will be handled in transition.

•     Provide complete details and supporting documents for all special circumstances related to transferred employees. List would include but not be limited to:

o     Active Tax delinquencies – Federal, State, Local

o     Loans

o     Special taxing situations (e.g., resident aliens or visa holders)

o     Advances to employees

o     Individuals on LOA or FMLA

o     Any legal action underway

o     CARES Act employee or employer SS deferral

o     Loans on 401k Retirement Plans

•     At least 30 days before the Closing Date, provide access to employees and employee data to (i) prepare new hire paperwork and conduct onboarding, and (ii) enroll employees into new time & attendance system and set employees up on new time clocks.  This will ensure employee payroll can be processed beginning on Day 1.

•     Provide employee Flexible Spending Account (FSA) information to enable Buyer to administer FSA plan through end of year.  For payroll purposes, Buyer will need to know employee deduction information.

•     Provide detailed claims experience for medical and dental plans for the last 24 months.

•     Provide year-to-date employee health benefits deductibles met, out of pocket expenses, employee enrollment data and level of coverage, before the Closing Date.

•     Provide employee direct deposit and tax withholding information, so Buyer can arrange new hire direct deposit and tax withholdings.

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